Exhibit  2.1
AGREEMENT OF PURCHASE AND SALE
BY AND BETWEEN
DRA FUND VI LLC
and
UDR, INC.
UNITED DOMINION REALTY, L.P.
UDR TEXAS PROPERTIES LLC
UDR WESTERN RESIDENTIAL, INC.
UDR SOUTH CAROLINA TRUST
UDR OHIO PROPERTIES, LLC
UDR OF TENNESSEE, L.P.
UDR OF NC, LIMITED PARTNERSHIP
HERITAGE COMMUNITIES L.P.
GOVERNOUR’S SQUARE OF COLUMBUS CO.
FOUNTAINHEAD APARTMENTS LIMITED PARTNERSHIP
AAC VANCOUVER I, L.P.
AAC FUNDING PARTNERSHIP III
AND
AAC FUNDING PARTNERSHIP II
Dated as of January 23, 2008

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TABLE OF CONTENTS

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11.17	State Specific Disclosures	31
11.18	Confidentiality	33

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EXHIBITS AND SCHEDULES
Schedule 1 — Sellers and Projects Owned
Exhibits A-1 — A-86 — Legal Descriptions
Exhibit B — Service Contracts
Exhibit C1 — C-12 — Forms of Deed
Exhibit D — Form Bill of Sale and Assignment
Exhibit F — Form of Promissory Note
Exhibit G — Form of Pledge and Security Agreement
Exhibit H — Notices of Violations
Exhibit I — Pending Litigation
Exhibit J — Form of Guaranty
Exhibit K — Form of Bring Down Certificate
Exhibit L — Missing and/or Illegible Title Documents
Exhibit M — Certain Non-Permitted Title Objections
Exhibit N — Missing and/or Illegible Existing Surveys
Exhibit O — Assignee Ownership Structure
Exhibit P — Amortization Schedule for Note
Exhibit Q — Title Issues
Index of Defined Terms

AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale (the “Agreement”) is made and entered into as of January 23, 2008 (the “Effective Date”), by and between DRA Fund VI LLC, a Delaware limited liability company (“Purchaser”), and UDR, Inc., a Maryland corporation, United Dominion Realty, L.P., a Delaware limited partnership, UDR Texas Properties LLC, a Delaware limited liability company, UDR Western Residential, Inc., a Virginia corporation, UDR South Carolina Trust, a Maryland business trust, UDR Ohio Properties, LLC, a Virginia limited liability company, UDR of Tennessee, L.P., a Virginia limited partnership, UDR of NC, Limited Partnership, a North Carolina limited partnership, Heritage Communities L.P., a Delaware limited partnership, Governour’s Square of Columbus Co., an Ohio limited partnership, Fountainhead Apartments Limited Partnership, an Ohio limited partnership, AAC Vancouver I, L.P., a Washington limited partnership, AAC Funding Partnership III, a Delaware general partnership, and AAC Funding Partnership II, a Delaware general partnership (each a “Seller” and collectively, the “Sellers”).
This Agreement is entered into with respect to the purchase and sale of 86 multi-family apartment projects located in the States or Commonwealths, as applicable, of Arkansas, Delaware, Florida, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas, Virginia and Washington. The Portfolio Properties and the Seller that is selling such Portfolio Property, are more fully described or set forth on Schedule 1 attached hereto.
IN CONSIDERATION of the respective agreements set forth in this Agreement, Sellers and Purchaser agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.01 Purchase and Sale. Sellers agree to sell and convey to Purchaser, and Purchaser agrees to purchase from Sellers, on the terms and conditions set forth in this Agreement, the following (collectively, the “Property”):
          (a) those certain parcels of land, more particularly described on Exhibits A-1 through A-86 attached hereto (together with all parcels of land adjacent thereto owned by Sellers or entities affiliated with Sellers not already included on Exhibits A-1 through A-86) which legal descriptions shall, when plotted on an accurate survey, reflect that each Portfolio Property’s legal description is substantially similar to the corresponding site plan boundary lines for such Portfolio Property, delivered or made available to Purchaser, together with all interest, if any, of Sellers in easements and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to the referenced land, any appurtenant development rights

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or water, gas, oil or mineral rights (including subsurface mineral rights with respect to Portfolio Properties), strips or gores, if any, between the referenced land and abutting properties, and any land lying in or under the bed of any public street on or adjacent to the land (the “Land”);
          (b) all improvements located on the Land (collectively, the “Improvements” and together with the Land, in aggregate the “Portfolio Properties” and each complex (Land and Improvements) a “Portfolio Property”);
          (c) all equipment, appliances, furniture, furnishings, and other personal property owned by Sellers and located, placed, or installed on or about the Land or the Improvements or used as part of or in connection with the Portfolio Properties or the operations thereon, excluding any software programs and any capital equipment related to air conditioning systems (e.g. compressors or condensers) located on a Portfolio Property but not installed, but including all computer hardware located at a Portfolio Property (collectively, the “Personal Property”);
          (d) to the extent assignable, Sellers’ rights, title and interest in all trademarks, tradenames (other than the words “Dominion” or “UDR”), permits, licenses, approvals, guaranties, warranties, plans, specifications, drawings, and entitlements and other intangible property used in connection with the Portfolio Properties (collectively, the “Intangible Property”); and
          (e) all leases for the rental of space in the Improvements that are in effect on the Effective Date or that Sellers enter into prior to Settlement pursuant to the terms of this Agreement (collectively, the “Leases”) and Sellers’ right, title and interest in the agreements relating to the ownership, management or operation of the Portfolio Properties listed on Exhibit B (the “Service Contracts”), which Service Contracts shall be assumed by Purchaser at Settlement, unless, prior to the end of the Due Diligence Period Purchaser notifies Seller in writing of Purchaser’s desire to have the Service Contracts terminated at Settlement in which case Seller shall to the extent such Service Contracts may by their terms be terminated, send notice of termination with respect to such Service Contracts at Settlement. Purchaser shall pay any termination, transfer or assignment/assumption charges required to be paid with respect to the Service Contracts.
     1.02 Purchase Price. The purchase price of the Property shall be One Billion Seven Hundred Ten Million and No/100s Dollars ($1,710,000,000.00) (the “Purchase Price”). The Purchase Price for each Portfolio Property (and the Property directly associated therewith) shall be equal to the amount set forth on Schedule 1 for such Portfolio Property. The Purchase Price, plus or minus prorations and other adjustments pursuant to this Agreement, shall be paid to Seller as follows:
          (a) (i) Within two (2) business days after the Effective Date, Purchaser shall deposit with Fidelity National Title Insurance Company, 9110 East Union Avenue, Suite 400, Denver, CO 80237 (“Title Company”), as escrow agent (the “Escrow Agent”), an earnest money deposit in the amount of Five Million and No/100s Dollars ($5,000,000.00) in immediately available funds (the “Initial Deposit”) and deliver to Sellers One Hundred and

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No/100s Dollars ($100.00) as consideration for Sellers entering into this Agreement (the “Independent Consideration”) which Independent Consideration will not be refundable but if Settlement occurs will be credited against the Purchase Price.
               (ii) In the event Purchaser does not terminate this Agreement as provided for in this Agreement, within two (2) business days following the expiration of the Due Diligence Period Purchaser shall deposit an additional Twenty Million and No/100s Dollars ($20,000,000.00) (the “Additional Deposit” and, together with the Initial Deposit, the “Deposit”) with Escrow Agent.
               (iii) If Purchaser or a Seller instructs Title Company to return any portion of the Deposit, Title Company shall notify the other party of such demand, and, unless Title Company receives, within five (5) business days of the date of Title Company’s notice, a notice from such party objecting to such demand, Title Company shall distribute the Deposit to the party instructing the Title Company to return same. Except as provided to the contrary in this Agreement, if a party makes a demand for return of the Deposit and Title Company does receive such a notice from the other party within such time period, then Title Company shall hold the Deposit in escrow in an interest bearing account until the dispute as to which party is entitled to the proceeds of the Deposit is resolved. Interest on the Deposit shall belong to the party to whom the Deposit is distributed pursuant to this Agreement and shall be distributed concurrently with the Deposit in the event Settlement does not occur. In the event the sale of any portion of the Property as contemplated hereunder is consummated, the Deposit shall be delivered to Sellers at Settlement and the Deposit and the interest earned thereon shall be credited against the Purchase Price.
          (b) At Settlement Purchaser, or, at Purchaser’s election, an entity (the “Note Holding Entity”) which owns directly or indirectly the holding companies that following Settlement will own the Portfolio Properties as set forth on Exhibit O (collectively, the “Title Holding Entities”), shall deliver a promissory note(s) (collectively, the “Note”) in the form of Exhibit F (subject to any non-material changes requested by the Senior Lender (as defined in the Note) provided that such non-material changes are reasonably acceptable to Sellers) in the initial principal balance of Two Hundred Million and No/100s Dollars ($200,000,000.00) to Sellers.
          (c) The balance of the Purchase Price plus or minus prorations and adjustments in accordance with the terms of this Agreement shall be paid to the Title Company for credit to Sellers at Settlement by wire transfer in immediately available federal funds.
          (d) At Settlement Sellers shall direct Purchaser and the Title Company as to the payment of the cash portion of the Purchase Price to be paid to each Seller and the Sellers who will be lenders under the Note (the “Allocation Notice”).
     1.03 Closing Costs.
          (a) Seller will pay for the cost of preparing and recording the Deeds, the cost of the standard A.L.T.A. (or in Texas TLTA) coverage premium for an owner’s title commitment and title policy in the amount of the Purchase Price with respect to each Portfolio Property, all

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franchise and excise taxes, one-half (1/2) of any escrow fees, transfer and documentary taxes associated with the recording of the Deeds as set forth in Section 1.03(c) and Sellers’ attorneys’ fees.
          (b) Purchaser will pay for the cost of its inspections, any costs or premiums to upgrade its owner’s title policy (whether to extend coverage, add endorsements and survey exception coverage or otherwise), the cost of the updates to the existing Survey, transfer and documentary taxes associated with the recording of the Deeds as set forth in Section 1.03(c), any costs or expenses, including diligence costs and expenses, incurred by Sellers in connection with the financing for the purchase of the Property other than fees or expenses (other than Purchaser’s attorneys’ fees and costs) related to the Note which shall be paid by Sellers, one-half (1/2) of any escrow fees, and any other costs it may incur with respect to the transaction contemplated hereby, and Purchaser’s attorneys’ fees. Further, at Settlement Purchaser shall reimburse Sellers for Sellers’ actual out-of-pocket costs incurred in connection with Sellers and Red Mortgage Capital, Inc. obtaining any third party reports in connection with the Portfolio Properties.
          (c) Seller and Purchaser shall each pay the percentage of the transfer and documentary taxes associated with the recording of the Deeds set forth below for each state, or commonwealth, in which a Portfolio Property is located and with respect to Portfolio Properties (and the associated Property) located in Washington State Purchaser and Seller shall reasonably agree upon the allocation of the amount of the Purchase Price to be paid with respect to such Property between real and personal property:

State/Commonwealth	Responsible Party
Arkansas	1/2 Purchaser; 1/2 Sellers
Delaware	1/2 Purchaser; 1/2 Sellers
Florida	Sellers
Maryland	1/2 Purchaser; 1/2 Sellers
North Carolina	Sellers
Ohio	Sellers
Oregon	Sellers
South Carolina	Sellers
Tennessee	Purchaser

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State/Commonwealth	Responsible Party
Texas	Sellers
Virginia	Seller: State and local tax Purchaser: Grantor’s Tax
Washington	Sellers
ARTICLE II
DUE DILIGENCE
     2.01 Due Diligence Period. Purchaser shall have until February 1, 2008 (the “Due Diligence Period”) to conduct its various inspections of the Property. If, during the Due Diligence Period, as a result of its inspections and reviews, Purchaser shall determine, in its sole discretion, that it is not satisfied with the Property for any or no reason, then Purchaser shall have the right to terminate this Agreement on written notice to Seller, in which event the Initial Deposit shall be released to Sellers and neither party shall have any further liability to the other under this Agreement, except for the obligations and indemnities set forth in this Agreement that specifically survive termination. Purchaser may elect to waive its right to terminate this Agreement pursuant to this Section 2.01 and proceed to Settlement. Purchaser shall give written notice to Sellers of its election to terminate this Agreement prior to 5:00 p.m., New York, New York time on or prior to the expiration date of the Due Diligence Period. In the event Purchaser fails to give said notice, Purchaser shall be deemed to have waived its right to terminate this Agreement in accordance with this Section 2.01, Purchaser shall deposit the Additional Deposit as set forth in Section 1.02(a)(ii) and the Additional Deposit shall become nonrefundable to Purchaser other than as set forth in this Agreement, including, without limitation, Section 2.03 and Articles IV and VIII.
     2.02 Access and Inspection. Purchaser and Sellers have entered into an access agreement dated as of January 9, 2008 (the “Access Agreement”) which Access Agreement shall remain in full force and effect.
     2.03 Title Commitment; Title Policy.
          (a) Sellers have caused to be ordered and made available to Purchaser commitments for an Owner’s Title Insurance Policy issued by Title Company for each Portfolio Property (each a “Commitment” and collectively, the “Commitments”) and copies of all exceptions and restrictions of record including deed restrictions, liens and covenants with copies of all documents affecting the Property reflected in the Commitment other than the documents or the title commitments set forth on Exhibit L annexed hereto (“Title Documents”). Purchaser hereby confirms that (i) all Title Documents other than the Non-Permitted Title Objections (as defined below), and (ii) any encroachments shown in the Existing Survey shall be “Permitted Exceptions” for all purposes of this Agreement. In the event that from and after the Effective

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Date, Purchaser becomes aware, whether by way of an updated Commitment, commitments for previously unsearched portions of the Portfolio Properties or otherwise, of title conditions, defects, claims, easements, covenants, encumbrances or liens that are not reflected in the Title Documents or the Existing Survey, which renders title unmarketable or that has a material adverse impact on the ability of the owner of the Portfolio Property to operate such Portfolio Property as a multi-family apartment project in its current manner and to which Purchaser objects and Purchaser gives Seller notice thereof within ten (10) days of becoming aware of such items, the items shall be considered, collectively, a “Title Defect” and the cure provisions set forth in Section 2.03(c) shall apply, provided, that Purchaser shall have no obligation to give Seller notice of Non-Permitted Title Objections, it being understood by the parties that Seller shall be obligated to satisfy the Non-Permitted Title Objections such that they do not appear in the final owner’s policies to be issued at Closing in accordance with Section 2.03(c) below. For purposes of this Agreement, standard pre-printed exceptions (other than an exception for tenants under leases as tenants only with no purchase options or rights of first refusal to purchase), judgments, delinquent state, county and city ad valorem taxes and assessments (unless adjusted), monetary liens (including tax liens and other government liens, mechanics’ liens and mortgage liens), lis pendens, notices of commencement, the items set forth on Exhibit M annexed hereto and any encumbrance voluntarily created or caused by Seller on or after the effective date of the Commitments shall be defined as the “Non-Permitted Title Objections”. To the extent any affirmative title insurance coverage is required with respect to any item set forth on Exhibit M such coverage shall be a Sellers’ expense, it being acknowledged that if the Surveys do not include the items set forth on Exhibit M no affirmative coverage will be required notwithstanding the terms of Exhibit M.
          (b) Sellers have provided Purchaser and Purchaser’s attorney with the most recent surveys of the Portfolio Properties (other than with respect to the Portfolio Properties set forth on Exhibit N) in their possession or control (collectively, the “Existing Survey”) and Sellers have ordered current or updated surveys of the Portfolio Properties (collectively, the “Survey”) including that the Survey shall be certified to the applicable Seller, Purchaser, lender and Title Company. As soon as practicable following the Effective Date, Seller shall cause to be furnished to Purchaser a copy of the Survey. If the Survey indicates the presence of any title issue, encumbrance, encroachment, material legal description discrepancy, zoning issue or other item or issue affecting the Property, that is not shown on the Existing Survey and which renders title unmarketable or that has a material adverse impact on the ability of the owner of the Portfolio Property to operate such Portfolio Property as a multi-family apartment project in its current manner and which is objectionable to Purchaser, and Purchaser gives Seller notice of such matters on or before the day ten (10) days following receipt of the Survey, such matters shall be considered “Survey Defects” (the Title Defects and the Survey Defects, collectively, the “Defects”), and the cure provisions set forth in Section 2.03(c) shall apply.
          (c) If Purchaser gives timely written notice of objections to the Defects as required in Sections 2.03(a) and (b) (“Title Objections”), Sellers shall have the option, but not the obligation to cure the same. Sellers shall have until seven (7) days after the date of receipt by Sellers of the Title Objections or, if such day is not a business day, the next business day (“Seller’s Response Period”), in which to indicate to Purchaser in writing which of the Defects Sellers will cure (“Seller’s Cure Notice”). If Sellers have not notified Purchaser in writing of

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Sellers’ agreement to cure any Title Objection within Seller’s Response Period, Sellers will be deemed to have declined to cure the Title Objections. If Sellers decline, or are deemed to decline, to so cure or remove any Title Objections, Purchaser shall have until five (5) days after the receipt of Seller’s Cure Notice or the termination of Seller’s Response Period, as applicable, to notify Sellers in writing of its election to either (i) terminate this (A) entire Agreement if the Defects exist at Portfolio Properties which, in the aggregate, are valued at Three Hundred Fifty Million Dollars ($350,000,000) or more as set forth on Schedule 1, in which event the Deposit shall be refunded to Purchaser and neither party shall have any further liability to the other hereunder except with respect to the obligations and indemnities set forth in this Agreement that specifically survive termination or (B) Agreement with respect to the affected Portfolio Property (and the Property associated therewith) in which event Settlement shall occur provided that the cash portion of the Purchase Price shall be reduced by the amount set forth on Schedule 1 with respect to such Portfolio Property and neither party shall have any further liability to the other hereunder with respect to such Portfolio Property (and the Property associated therewith) except with respect to the obligations and indemnities set forth in this Agreement that specifically survive termination or (ii) waive such requirements in which event such Defects shall be deemed Permitted Exceptions and proceed to Settlement. If Purchaser fails to give said notice, Purchaser shall be deemed to have waived its right to terminate this Agreement with respect to such Portfolio Property in accordance with this Section 2.03 in which event such Defects shall be deemed Permitted Exceptions. Notwithstanding the foregoing, if Seller (i) indicates in a Seller’s Cure Notice that it will cure Defects, but fails to do so by Settlement, or (ii) fails to cure Non-Permitted Title Objections, such failure shall be deemed a default of Seller under this Agreement and the provisions of Section 8.04 shall control. In addition, Purchaser shall have the right, at its option, to waive such failure(s) in which event such Title Objections and/or Non-Permitted Title Objections shall be deemed Permitted Exceptions and Purchaser shall receive a credit from Seller equal to the amount required, as reasonably determined by the parties, to remove, discharge, remedy and cure the Title Objections and/or Non-Permitted Title Objections and proceed to Settlement.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.01 Representations and Warranties of Seller. Sellers represent and warrant as of the Effective Date and as of Settlement the following:
          (a) each Seller is a duly formed and validly existing entity under the laws of the jurisdiction of its formation. Sellers have the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the conveyance of the Property contemplated by this Agreement;
          (b) this Agreement has been duly authorized, executed and delivered by all necessary action on the part of Sellers, constitutes the valid and binding agreement of Sellers, and is enforceable against Sellers in accordance with its terms;

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          (c) the execution and delivery of this Agreement and the performance by Sellers of their obligations under this Agreement do not and will not contravene, or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on Sellers or result in the creation of any lien or other encumbrance on the Property except for the liens or encumbrances contemplated by this Agreement;
          (d) Sellers have not granted, nor does there currently exist, any third party right of first refusal or any other right to acquire all or any portion of the Property;
          (e) Sellers are not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended;
          (f) each Portfolio Property is owned in fee simple by the Seller corresponding to such Portfolio Property as set forth on Schedule 1;
          (g) except for the Service Contracts, the Leases referenced on the Rent Rolls, and the Permitted Exceptions there are no other contracts or agreements binding on Sellers with respect to a Portfolio Property or any Portfolio Property or which will be binding on Purchaser following Settlement. Sellers have not received any written notice of, and have no knowledge of, any default by Sellers under any Service Contract, which default has not been cured;
          (h) true and complete copies (including any and all amendments or supplements thereto) of the Service Contracts and Leases have been made available for Purchaser’s or its representatives’ review;
          (i) except as disclosed on Exhibit H, Sellers have not received any written notice from any governmental authority or insurance underwriter providing insurance coverage for a Portfolio Property, as applicable, of any condemnation or threatened (and has no knowledge of same) taking or of any violation of any zoning, building or fire code, fair housing, environmental law, or other law, regulation or insurance requirement applicable (or alleged to be applicable) to the Portfolio Properties or any part thereof, that has not been corrected to the satisfaction of any issuing governmental authority or insurance underwriter. Sellers have delivered to Purchaser or made available for Purchaser’s or its representatives’ review true and complete copies of all environmental reports prepared with respect to the Property in Sellers’ possession or control;
          (j) except as set forth on Exhibit I, Sellers have not received written notice of any pending or threatened litigation, action or proceeding against Sellers related to the Property or the Property and Sellers have no knowledge of same;
          (k) Sellers have not received any written notice from any governmental authority with jurisdiction over such matters or from neighboring property owners of violations of any Hazardous Materials Law with respect to Hazardous Materials being on, in or under the Portfolio Properties in quantities that violate applicable environmental laws and regulations or require remediation or response action, the Portfolio Properties have never been used by Sellers to generate, treat, store, dispose, transport or in any manner deal with Hazardous Materials other

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than in compliance in all material respects with all applicable environmental laws and there are no underground storage tanks installed by Sellers, or to Sellers’ knowledge, any third party at the Portfolio Properties;
          (l) there is not pending any case, proceeding or other action voluntarily commenced by Sellers seeking reorganization, arrangement, adjustment, liquidation, dissolution or re-composition of Sellers, or the debts of Sellers, under any law relating to bankruptcy, insolvency, reorganization or the relief of debtors, or seeking the appointment of a receiver, trustee, custodian or other similar official for Sellers or any Portfolio Property, nor to Sellers’ knowledge, have any third parties commenced involuntary proceedings with respect to any of the foregoing;
          (m) the statements of operations provided or made available to Purchaser or its representative are the statements of operations used by Sellers in the operation of the Property;
          (n) with respect to each Portfolio Property, each of the Leases affecting the corresponding Portfolio Property as of the date of the Rent Roll is identified in the rent roll delivered in connection with the execution of this Agreement (the “Rent Roll”), such Leases are in full force and effect (and have not been modified except as has been provided or made available to Purchaser or its representative or disclosed in writing to Purchaser), the Rent Roll is the rent roll used by Sellers in connection with its operation of the Portfolio Property, except as set forth on the Rent Roll, there are no other leases, licenses, tenancies, possession agreements or occupancy agreements to which any Seller is a party affecting such Portfolio Property, and Sellers, as lessors under such Leases, have not received any notice of default by Sellers, and have no knowledge of default by Sellers under any Lease;
          (o) there are no employees of Sellers or at the Property for which Purchaser will be responsible after Settlement other than those individuals that Purchaser or Stephen D. Bell may hire or extend an offer of employment to pursuant to Section 3.05;
          (p) other than a notice from Franklin County of a tenant complaint regarding mold at the Portfolio Property known as Britton Woods, Sellers have received no written notice from a governmental authority of the presence of fungi (including, without limitation, mold) or other microbial contamination at the Portfolio Properties;
          (q) to Sellers’ knowledge, there has been no organized rent strike by the tenants or joint action by a tenant group to withhold rent from any Seller;
          (r) no Seller (nor any entity affiliated with Sellers) owns any property whether developed or undeveloped adjacent to any Portfolio Property; and
          (s) Sellers have received no written notice of a violation of any easement, covenant, condition, restriction or agreement contained in any covenants, conditions or restrictions or similar instruments including, without limitation, any planned community instrument, encumbering or benefiting the Property (any such instruments herein called a “CCR”). Seller has not granted in writing any rights to adjoining land owners which will be binding upon Purchaser other than as shown on the Commitments.

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All representations and warranties set forth in this Section 3.01 to be to “Seller’s knowledge” are based only on the actual knowledge of Seller’s “Designated Employees” (as hereinafter defined) without investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof. For purposes of this Agreement, the term “Designated Employees” shall refer to the Area Director with responsibility for the area in which the Property is located and the District Manager with responsibility for the area in which the Property is located. The Designated Employees shall have no personal liability for any of the representations, warranties, covenants or obligations of Sellers hereunder.
     3.02 Survival of and Limitations on Sellers’ Representations and Warranties. The representations and warranties of Sellers set forth in Section 3.01, as modified by Sellers’ Closing Certification (as defined below) which modifications shall only be permitted to the extent expressly contemplated by this Agreement, shall survive the Settlement for a period of nine (9) months, other than the representation and warranty set forth in Section 3.01(f), which shall terminate at Settlement (the “Survival Period”); provided, however, that Purchaser must give the applicable Seller written notice of any claim Purchaser may have against Sellers for breach of any such representations and warranties set forth in Section 3.01 prior to the expiration of the Survival Period. Any such claim which Purchaser may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Sellers shall have no liability with respect thereto.
          3.03 Representations and Warranties of Purchaser. Purchaser represents and warrants as of the Effective Date and as of Settlement the following:
          (a) Purchaser is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and is or will be at Settlement duly qualified to transact business in each jurisdiction in which the Portfolio Properties are located;
          (b) this Agreement and the Note and Purchaser’s performance of its obligations pursuant to this Agreement and the Note have been duly authorized, executed and delivered by all necessary action on the part of Purchaser, and this Agreement and the Note constitute the valid and binding agreements of Purchaser, and are enforceable against Purchaser in accordance with their terms;
          (c) the execution and delivery of and the performance by Purchaser of its obligations hereunder and under the Note do not and will not contravene, or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser;
          (d) Purchaser has available without restriction or the necessity for any third party or other approval at least Two Hundred Eighty Million and No/100s Dollars ($280,000,000) to be used to pay a portion of the Purchase Price; and

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          (e) each of the Title Holding Entities is a disregarded entity from its owner for federal income tax purposes and the Note Holding Entity is a disregarded entity from its owner for federal income tax purposes.
     3.04 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 3.03 shall survive Settlement for the Survival Period and with respect to the Note until payment in full of all amounts due thereunder provided, however, that Seller must give the applicable Purchaser written notice of any claim Seller may have against such Purchaser for breach of any such representations and warranties set forth in Section 3.03 prior to the expiration of such period. Any such claim which Seller may have which is not so asserted prior to the expiration of such period shall not be valid or effective, and Purchaser shall have no liability with respect thereto.
     3.05 Employee Protection. Sellers and Purchaser agree that during the Due Diligence Period, Purchaser will have contact with Sellers’ property managers and various employees of Sellers or their affiliates in order to conduct Purchaser’s inspections and diligence. Purchaser agrees that Purchaser will not, without Sellers’ prior consent, solicit for employment (by Purchaser and its affiliates) any of Sellers’ or their affiliates’ employees unless and until the Due Diligence Period expires and the Additional Deposit is deposited with the Title Company and Purchaser will not, without Sellers’ prior consent, hire any of Sellers’ or their affiliates’ employees with respect to a Portfolio Property unless and until Purchaser is prepared to close and Settlement actually occurs with respect to such Portfolio Property in accordance with this Agreement. If for any reason (including Sellers’ failure to close due to default) Settlement does not occur as to all of the Property, Purchaser agrees that Purchaser and its affiliates will not, and Purchaser and its affiliates will not cause a third party to, without Sellers’ prior consent in each instance, solicit for employment any of Sellers’ or its affiliates’ employees at a Portfolio Property for at least one (1) year after the termination of this Agreement as to such Portfolio Property.
     3.06 Covenants.
          (a) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Sellers covenant and agree to operate, repair, and maintain the Property in substantially the same manner as operated immediately prior to the Effective Date (including curing any violations noted by a governmental authority prior to Settlement). During such period Seller will not remove any Personal Property except as may be required for necessary repair or replacement, and replacement shall be of equal quality and quantity as existed as of the time of its removal. Sellers shall not enter into, materially modify or, except as requested by Purchaser pursuant to Section 1.01(a), terminate any Service Contracts following the date which is five (5) business days prior to the end of the Due Diligence Period which are not cancelable upon thirty (30) days’ notice except with the written consent of Purchaser and Seller shall provide notice of such actions to Purchaser within two (2) days thereof. For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Seller will enter into new Leases (i) only for terms no longer than thirteen (13) months, (ii) substantially in the standard form used by Seller (as provided to Purchaser prior to the Effective Date) and (iii) at the market terms in effect on the date of entering into each such Lease.

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          (b) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, each Seller agrees to promptly notify Purchaser of any fact of which such Seller becomes aware that would cause any of the representations or warranties of such Seller set forth in Section 3.01 to become false.
          (c) For the period from the Effective Date until Settlement or earlier termination of this Agreement, no Seller shall knowingly and intentionally take any action, or knowingly and intentionally omit to take any action, which action or omission would have the effect of violating any of the representations and warranties of such Seller contained in this Agreement.
          (d) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, each Seller shall maintain all insurance coverage currently carried by such Seller with respect to the Portfolio Properties.
          (e) Sellers shall deliver the Portfolio Properties to Purchaser at Settlement with all vacant units that were vacated five (5) or more days prior to the date on which Settlement occurs in ready-to-rent condition, which shall include, without limitation, clean carpets, freshly painted walls, working kitchen appliances, water heaters and HVAC, and no material damage to doors, walls, ceilings, floors or windows which have not been repaired. Representatives of the Sellers and Purchaser shall inspect the vacant units two (2) days prior to Settlement, and for any unit that was vacated by a tenant five (5) or more days prior to Settlement and is not in a ready-to-rent condition during such inspection, Purchaser shall receive a credit against the Purchase Price in the amount of Three Hundred and No/100s Dollars ($300.00).
          (f) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Seller shall not apply or return a security deposit except to a tenant who has surrendered its Lease and vacated possession.
          (g) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Sellers shall not enter into any agreement, or amend, terminate or grant concessions regarding any existing agreement granting to any person or entity any rights with respect to Seller or the Property or any part thereof or any interest whatsoever therein, other than non-material agreements or amendments, terminations or concessions to existing agreements entered into in the ordinary course of business consistent with past practices or apply to amend the zoning of any Portfolio Property.
          (h) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Seller will not solicit or make or accept any offers to sell the Property or any Portfolio Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of any of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.
          (i) For the period from the Effective Date until the Settlement or earlier termination of this Agreement, Seller will not commence any tax protest proceedings with

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respect to the Property except in the ordinary course of business consistent with past practice and Seller shall not settle any tax protest proceedings with respect to tax years prior to and in which Settlement occurs if such tax settlement would have a material adverse impact on Purchaser.
          (j) Seller shall use commercially reasonable efforts to cause Sellers’ existing Property appraisals and environmental reports to be certified to Purchaser or as Purchaser instructs.
          (k) In addition, at Settlement, each Seller shall provide Purchaser a certification in the form annexed hereto as Exhibit K certifying to the accuracy of the representations and warranties of such Seller set forth in Section 3.01, including any exceptions or qualifications thereto as of such date which shall only be permitted to the extent expressly contemplated by this Agreement (“Seller’s Closing Certification”).
          (l) Sellers shall reasonably cooperate (at no cost, other than de minimus) with Purchaser in connection with Purchaser (i) obtaining estoppel certificates and subordination agreements in form and substance satisfactory to Purchaser and its lender from (a) service providers under any laundry lease and cable and technology provider agreements and other similar revenue sharing agreements recorded against a Portfolio Property and (b) parties to or associations created by, the CCRs and (ii) causing the existing debt at the Portfolio Properties to be assigned to Purchaser’s lender to the extent such assignment would result in a mortgage recording tax (or similar) savings.
          (m) From and after Settlement, Purchaser will cooperate with Sellers, including by providing Sellers with access to or copies of documentation located on the Portfolio Properties prior to Settlement, in connection with any resolution of any matter occurring prior to Settlement for which a Seller is responsible.
          (n) Sellers and Purchaser covenant and agree to treat the transaction contemplated by this Agreement as a single sale within the meaning of Section 857(b)(6)(E)(vi) of the Internal Revenue Code of 1986. Purchaser agrees to cooperate, to the extent necessary, with the Sellers to effectuate such tax treatment.
ARTICLE IV
CONDITIONS PRECEDENT
     4.01 Purchaser’s Conditions Precedent. Purchaser’s obligation to purchase the Property is subject to satisfaction of the following conditions on or before Settlement, which conditions may be waived in writing by Purchaser in Purchaser’s sole and absolute discretion, provided that if the conditions are not fully satisfied by the Seller by Settlement, Purchaser may elect to terminate this Agreement in accordance with Section 4.02 below:
          (a) Representations and Warranties. All representations and warranties of each Seller set forth in this Agreement shall be true and correct in all material respects as if made on Settlement such that a failure of this condition would not have a material adverse affect on a Portfolio Property.

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          (b) Deed. Seller shall convey to Purchaser, at Settlement, fee simple title to the Portfolio Properties by special warranty deed (or like instrument) in substantially the form attached hereto, for the applicable state, as Exhibit C-1 through C-12 (each a “Deed” and, collectively, the “Deeds”), subject only to the Permitted Exceptions. The written and unconditional agreement of the Title Company (with co-insurers designated by Purchaser and reasonably acceptable to Seller) to issue an owner’s title policy to Purchaser at Settlement consistent with the Title Commitment most recently issued prior to the end of the Due Diligence Period shall be conclusive evidence as to the satisfaction of the condition set forth in this Section 4.01 provided such Title Commitment lists only the Permitted Exceptions.
          (c) Phase II. Purchaser’s Phase II inspection with respect to the Portfolio Property known as Bay Cove, shall reveal that Bay Cove is free from environmental issues that materially and adversely affect the applicable Portfolio Property.
          (d) Zoning. Purchaser’s inspections shall reveal that the (i) use of the Portfolio Properties as multi-family housing is legally conforming or legally non-conforming; and (ii) physical aspects (limited to parking, density, setback lines and building size) of the Portfolio Properties do not violate applicable governmental laws, ordinances, statutes, covenants or restrictions such that such violation would have a material and adverse affect on a Portfolio Property.
          (e) Title Issues. Seller will provide the documentation set forth on Exhibit Q with respect to the referenced Portfolio Properties.
     4.02 Remedy. In the event that any condition precedent to Settlement set forth in Section 4.01 has not been satisfied on or before Settlement, then Purchaser shall give notice to Seller of the condition that Purchaser asserts are not satisfied. In such notice Purchaser shall also elect to (a) extend Settlement for a reasonable period of time (not to exceed twenty (20) days) to allow Seller to satisfy the condition, (b) terminate (i) the entire Agreement if the failed condition relates to Portfolio Properties for which the allocated Purchase Price as set forth on Schedule 1 is greater than Three Hundred Fifty Million Dollars ($350,000,000.00), in the aggregate in which even the Deposit shall be returned to Purchaser or (ii) this Agreement only as to the particular Portfolio Property for which a condition was not met, whereupon neither party shall have any further rights or obligations hereunder with respect to such Portfolio Property (other than any obligations of either party that expressly survive termination), and/or (iii) close on Portfolio Properties for which all conditions are satisfied (or waived) and preserve Purchaser’s rights pursuant to Section 8.04 of this Agreement if such failure of a condition is due to a default by Seller, or (c) waive such failed condition in writing delivered to Escrow Agent and Seller and proceed to Settlement as contemplated hereunder. If Purchaser fails to give the notice required by this Section 4.02, Purchaser shall be deemed to have elected to waive the condition and proceed to Settlement with respect to all Property. In addition, if Purchaser does not elect to extend Settlement as provided in subsection (a) above, Sellers may, by written notice to Purchaser, extend Settlement for up to twenty (20) days to allow Sellers to satisfy the condition, provided such adjournment is acceptable to Purchaser’s lender.

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ARTICLE V
“AS-IS” SALE
     5.01 As-Is Sale.
          (a) Seller acknowledges and agrees that it will have given Purchaser, before the expiration of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser’s choosing. Purchaser’s failure to terminate this Agreement prior to the expiration of the Due Diligence Period shall conclusively constitute approval of each and every aspect of the Property, except as otherwise specifically provided in this Agreement. The provisions of this Article V shall survive Settlement and the delivery of the Deeds.
          (b) Except as specifically set forth in Section 3.01 or in the Deeds, Purchaser acknowledges and agrees that Sellers have not made, do not make and specifically negate and disclaim any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, including, but not limited to, representations, warranties, promises, covenants, agreements or guaranties as to, concerning or with respect to (i) the value, nature, quality, structural integrity or condition of the Property, including, without limitation, the water (including groundwater), soil (including repairs, additions or condition thereof), geology and susceptibility to landslides of the Portfolio Properties, (ii) the income to be derived from the Property, the expenses or operations of the Property or the economics of the operation of the Property, (iii) the suitability of the Portfolio Properties or any component or system thereof or thereon for any and all activities and uses which Purchaser may conduct thereon, (iv) the compliance of or by the Property or its operation with any codes, laws, rules, ordinances, regulations, covenants or conditions of any applicable governmental or quasi-governmental authority or body or of any other person or entity, including building or zoning code requirements, (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Portfolio Properties, (vi) the manner or quality of the construction or materials, incorporated into the Portfolio Properties or the Improvements, (vii) the manner, quality, status of repair or lack of repair of the Portfolio Properties or the Improvements, (viii) the conformity of the Improvements to any plans or specifications for the Portfolio Properties (including any plans and specifications that may have been or which may be provided to Purchaser by Seller); (ix) the sufficiency of any undershoring; (x) the sufficiency of any drainage; (xi) whether the Portfolio Properties are located wholly or partially in any flood plain or flood hazard boundary or similar area; (xii) the existence or non-existence of underground storage tanks; (xiii) any other matter affecting the stability or integrity of the Portfolio Properties or any buildings or improvements situated on or as part of the Improvements; (xiv) the existence or non-existence of any mold, fungus, bacteria and/or biological growth or biological growth factors on or at the Portfolio Properties; (xv) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Portfolio Properties; (xvi) the potential for further development of the Portfolio Properties; (xvii) the existence of vested land use, zoning or building entitlements affecting the Portfolio Properties; (xviii) the quality, nature, adequacy and physical condition of the Portfolio Properties, including the structural elements, foundations, roofs, appurtenances, access,

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landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (xix) the zoning or other legal status of the Portfolio Properties or any other public or private restrictions on use of the Property; (xx) the presence of any Hazardous Materials on, in, under or about the Portfolio Properties or any nearby property; (xxi) the condition of title to the Property; (xxii) the Leases, Service Contracts or other agreements affecting the Property; or (xxiii) any other matter. Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property and all of the other qualities, characteristics and items set forth in the previous sentence, Purchaser is relying solely on its own investigation of the Property and all of the other qualities, characteristics and items set forth in the previous sentence and not on any information provided or to be provided by Seller, except for the representations and warranties specifically set forth in Section 3.01 and in the Deeds. Further, except to the extent specifically set forth in Section 3.01 and the Deeds, Sellers make no representation or warranty regarding such information. Purchaser further acknowledges and agrees that any information provided or to be provided by Sellers to Purchaser with respect to the Property was obtained from a variety of sources and Sellers made no representation or warranty as to such information except to the extent specifically set forth in Section 3.01 and in the Deeds. Sellers are not liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Property, or the operations thereof, furnished by any real estate broker, agent, or employee or servant thereof. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLERS AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.
As used in this Agreement, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law, including, but not limited to, mold or other organic contaminants, petroleum and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. As used in this Agreement, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Portfolio Properties or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), and all similar state or local laws.

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ARTICLE VI
INDEMNIFICATION AND LIMITATION OF LIABILITY
     6.01 Release and Indemnification by Purchaser.
          (a) Without limiting the provisions of Section 5.01, Purchaser on behalf of itself and its affiliates waives its right to recover from the Sellers and their affiliates and their respective managers, members, partners, directors, officers, employees and agents (collectively the “Seller-Related Parties”), and forever releases, covenants not to sue and discharges the Sellers and the Seller-Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the condition or operation of the Property, including, but not limited to, claims relating to the presence of any Hazardous Materials on, in, under or about the Portfolio Properties, claims relating to latent or patent construction defects and claims relating to the qualities, characteristics and other items set forth in Section 5.01(b) and claims relating to the failure of Sellers to disclose any information, except (i) for any liability of Sellers for any breach of any representation or warranty set forth in Section 3.01 which liability shall survive the Settlement only for the Survival Period and which shall be subject to the limitations on liability set forth in Section 6.03, (ii) as set forth in Section 6.02, (iii) for the fraudulent acts of Sellers, and (iv) for third party tort claims relating to acts or omissions of Seller or the Seller-Related Parties with respect to the Portfolio Properties prior to Settlement which liability shall survive the Settlement only for the Survival Period and which shall be subject to the limitations on liability set forth in Section 6.03.
          (b) Purchaser hereby agrees to indemnify, protect, defend, save and hold harmless Sellers and the Seller-Related Parties from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, actions, causes of action, damages, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and court costs) in any way relating to, connected with or arising out of (i) Purchaser’s failure to perform its obligations under the Leases and Service Contracts from and after Settlement or (ii) the ownership, leasing, use, operation, maintenance or management of the Property from and after Settlement.
          (c) The release set forth in Section 6.01(a), and the indemnification set forth in Section 6.01(b), may include claims, liabilities and other matters of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s willingness to enter into the release and indemnification of the Sellers and the Seller-Related Parties set forth in Sections 6.01(a) and 6.01(b). In this connection and to the fullest extent permitted by law, Purchaser hereby agrees, represents and warrants on behalf of itself and its affiliates and their respective managers, members, partners, directors, officers, employees and agents (the “Purchaser Related Parties”) that Purchaser realizes and acknowledges that factual matters now unknown to it may have given

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or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, loses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants on behalf of itself and the Purchaser Related Parties that the release and indemnification set forth in Sections 6.01(a) and 6.01(b) have been negotiated and agreed upon in light of that realization and that Purchaser on behalf of itself and the Purchaser Related Parties nevertheless hereby intends to release, discharge and acquit the Sellers and the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, except as set forth in this Agreement.
     6.02 Indemnification by Seller. Subject to the provisions set forth in Section 5.01, notwithstanding anything contained herein to the contrary, Sellers hereby agree to indemnify, protect, defend, save and hold harmless Purchaser and the Purchaser Related Parties, their managers, members, partners, directors, officers, employees and agents, from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, actions, causes of action, damages, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and courts costs) in any way relating to, connected with or arising out of (a) third party tort claims relating to acts or omissions with respect to the Portfolio Properties prior to Settlement, (b) litigations, claims or proceedings naming any Sellers with respect to acts or omissions of Sellers or the Seller-Related Parties with respect to the Portfolio Properties prior to Settlement and (c) Sellers’ failure to perform its obligations under the Leases and Service Contracts. This indemnification by each Seller shall survive the Settlement for the Survival Period and no claim shall be made by Purchaser against Seller thereafter.
     6.03 Limitation of Liability.
          (a) Purchaser shall look solely to the assets of Sellers for the enforcement or collection of any claim against Sellers in connection with this Agreement or the transactions contemplated by this Agreement. Neither any affiliate of Sellers nor any Seller-Related Party shall have any liability to Purchaser hereunder.
          (b) Notwithstanding any provision of this Agreement or any document delivered to Purchaser at Settlement pursuant to this Agreement to the contrary other than transfer tax/documentary stamp tax and State specific withholding tax liabilities, Seller’s liability under this Agreement shall be limited to Purchaser’s actual damages (excluding any punitive, consequential, exemplary or special damages), and in no event shall Sellers’ liability under this Agreement exceed on a Portfolio Property-by-Portfolio Property (and the Property associated therewith) basis one percent (1.0%) of the amount set forth on Schedule 1 for such Portfolio Property or one-half of one percent (0.50%) of the Purchase Price in the aggregate.
The provisions of this Article VI shall survive the Settlement and the delivery of the Deed.

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ARTICLE VII
SETTLEMENT
     7.01 Settlement. Closing of the transaction contemplated by this Agreement (such action, “Settlement”) shall be held through the Escrow Agent on March 3, 2008 or such earlier date as the parties may otherwise mutually agree. Possession of the Property shall be delivered to Purchaser at Settlement, subject only to the Permitted Exceptions. Notwithstanding the foregoing, Purchaser shall have the right to adjourn Settlement for up to ninety (90) days in the event Purchaser’s lender is not prepared to close its loan to Purchaser, other than as a result of Purchaser’s acts or omissions, on the date originally scheduled for Settlement.
     7.02 Prorations. All rents and other recurring revenue from the Property, real estate and personal property ad valorem taxes and other operating expenses from the Property (excluding any amount received by Sellers in connection with executing or entering into any Service Contract) shall be prorated on the basis of a 365 or 366, as applicable, day year through the day preceding the day of Settlement. Sellers shall deliver to Purchaser a draft Settlement Statement showing all prorations and allocations contemplated in this Agreement (including, without limitation, Sections 1.03 and 7.02) at least two (2) business days prior to Settlement which will be prepared on a Portfolio Property-by-Portfolio Property basis. If Settlement is extended by mutual agreement, all prorations shall be made as of the day prior to the extended date. Those revenues and expenses for which actual bills are available at Settlement, shall be prorated at Settlement based on such actual bills. Those items for which actual bills were not available at Settlement, shall be prorated based upon Seller’s and Purchaser’s good faith estimates of the previous month’s or year’s bill(s), as applicable, and shall be adjusted after Settlement as set forth below. Sellers shall be responsible for all real estate taxes due or accrued to Settlement. Any post-closing adjustments shall be made within ninety (90) days after the Settlement, except post-closing adjustments related to real estate and personal ad valorem taxes which shall be made within ten (10) days after written demand therefor is made by either party hereto to the other party with a copy of the actual tax bill(s) attached. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 7.02 shall survive Settlement. The following items shall be adjusted or prorated between Seller and Purchaser as set forth below:
          (a) Amounts payable under Service Contracts and utility charges shall be determined through the day preceding the Settlement and either (i) such charges shall be paid by the applicable Seller or (ii) appropriate prorations shall be made. Purchaser shall use commercially reasonable efforts to transfer all utilities to its name as of Settlement, where necessary, post deposits with the utility companies, and provide Sellers with written evidence of the transfer at or prior to Settlement. Sellers shall be entitled to recover any and all deposits held by any utility company as of the day of Settlement.
          (b) In the event that, at the time of Settlement, there are any past due or delinquent rents owing by any tenants of the Portfolio Properties, Sellers agree not to attempt to collect such amounts prior to December 31, 2008, provided that Purchaser agrees to bill tenants who owe past due or delinquent rents (it being understood that Purchaser has no obligation to file suit or incur collection expenses in excess of de minimus amounts) and shall remit to Seller its

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pro-rata share thereof less any reasonable and necessary amounts expended by Purchaser to collect such past due or delinquent rents. Rent collected after the Settlement shall be applied as follows: (i) first to rent due for periods after the month in which the Settlement occurs, (ii) then to rent due for the month in which the Settlement occurs, and (iii) then to rent due for periods prior to the month in which the Settlement occurs. Purchaser shall forward to Seller, Seller’s portion of any such rent receipts as soon as practicable following Purchaser’s receipt thereof. Except as provided in the preceding sentence, Purchaser shall have no obligation to collect or enforce collection of any such past due or delinquent rents from or against any tenant. In the event that, after Settlement, a Seller receives any payments of rent or other sums due from tenants under Leases that relate to periods from and after Settlement, such Seller shall forward to Purchaser, Purchaser’s portion of such payments as soon as practicable following its receipt thereof.
          (c) All prepaid rents and refundable security deposits, under any Lease for periods after the Settlement shall be paid to Purchaser at Settlement.
          (d) Purchaser shall receive a credit against the Purchase Price in an amount equal to all amounts paid to Sellers with respect to easement agreements (or like agreements) entered into by Sellers between November 1, 2007 and Settlement.
          (e) National Water and Power (“Utility Biller”) provides water, sewer, and trash services to one or more of the Portfolio Properties, in accordance with the terms of one or more Service Contracts between Utility Biller and a Seller. Utility Biller’s billing is done at least sixty (60) days in arrears. Notwithstanding the fact that Purchaser will assume the Service Contracts at Settlement, the parties agree that Utility Biller will bill tenants of the Property for two thirty (30)-day periods after the Settlement in order to recover amounts paid by the applicable Seller to the local water district for water and sewer service and to the applicable municipality for trash pickup prior to the Settlement. Payments for utilities are collected at the Property in arrears and Purchaser agrees for a period beginning on the day of Settlement and ending on the last day of the second (2nd) calendar month following the day of Settlement to collect such amounts (to the extent paid by tenants with their rent) and to remit the collected amounts, together with a copy of Utility Biller’s report showing amounts collected, to the applicable Seller as soon as possible following the end of the first (1st) two (2) calendar months following the date of Settlement. Regardless of when they are billed or collected, all Utility Biller receipts covering any utility charges incurred at the Property from and after Settlement will belong to Purchaser and all fees owed to Utility Biller for utility charges incurred at the Property from and after the Settlement will be the obligation of Purchaser, and all Utility Biller receipts covering any utility charges incurred at the Property prior to the Settlement will belong to the applicable Seller and all fees owed to Utility Biller for utility charges incurred at the Property prior to the Settlement will be the obligation of the applicable Seller.
          (f) There are 19 down units at the property known as Forest Hills that are currently damaged due to past flooding at such Portfolio Property. Seller shall credit Purchaser at Settlement an amount that the parties reasonably determine (based on a quote from a mutually agreed upon contractor) will reimburse Purchaser for bringing the units to market ready condition and for the associated building repair.

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     7.03 Seller’s Deliveries. Each Seller shall deliver the following (fully executed and notarized where appropriate) to the Escrow Agent (except as set forth below) for delivery to Purchaser at Settlement:
          (a) the Deed conveying the Land in fee simple utilizing the legal description for the Land attached to this Agreement (or other legal description reasonably acceptable to Seller, Purchaser and the Title Company) subject only to the Permitted Exceptions;
          (b) quit claim deeds based upon the Survey legal description and/or other legal descriptions used in deeds conveyed to Seller by way of quit claim deed, if requested by Purchaser;
          (c) a rent roll updated to a date no earlier than three (3) business days prior to Settlement certified to be the rent roll currently in use by Seller with respect to such Portfolio Property;
          (d) a Bill of Sale and Assignment Agreement in the form attached as Exhibit D (the “Bill of Sale”);
          (e) an affidavit in form acceptable to the Title Company sufficient to remove any exception for mechanics’ and materialmen’s liens and parties in possession (except tenants under unrecorded, written residential leases, or parties to written laundry leases or written cable television leases) and other standard exceptions;
          (f) to be delivered to Purchaser at each Portfolio Property, each of the Leases (including any amendments) in effect at the applicable Portfolio Property as of the Settlement, all files for existing tenants under such Leases in the applicable Seller’s possession or control and all the Service Contracts along with all warranties and permits, books and records of account, contracts, receipts for deposit, unpaid bills and other papers or documents which pertain to the Property, “as-built” plans and specifications and all other available plans and specifications, all to the extent in Seller’s possession or control;
          (g) an affidavit certifying that such Seller is not a foreign entity under the Foreign Investment in Real Property Act;
          (h) a notice letter to all tenants under Leases in the form attached as Exhibit E;
          (i) a “Settlement Statement” mutually agreeable to the parties;
          (j) the Seller’s Closing Certification;
          (k) for each Portfolio Property constructed prior to 1978, a lead-based paint disclosure form pursuant to 42 U.S.C. § 4852d;

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          (l) all keys in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any;
          (m) possession of the Property;
          (n) an assignment of Seller’s rights, to the extent such rights are assignable, to all pending tax protest proceedings filed with respect to each Portfolio Property, as applicable, affecting the tax year in which Settlement occurs and Purchaser and Seller agree to pay to the other party its pro-rata portion of any refund collected by Purchaser and/or Seller, as applicable, after Settlement based on Seller’s and Purchaser’s respective period of ownership of each applicable Portfolio Property;
          (o) a “gap indemnity” or other similar indemnity agreement reasonably acceptable to the Title Company and Sellers so that Title Company may remove the “gap” exception;
          (p) the Allocation Notice; and
          (q) all such other documents that are normally executed at Settlement in the jurisdiction in which the Portfolio Properties are located, required by this Agreement or are reasonably requested by the Purchaser, its counsel or the Title Company.
     7.04 Purchaser’s Deliveries. Purchaser shall deliver the following (fully executed and notarized where appropriate) to the Escrow Agent for delivery to Sellers at Settlement:
          (a) the Purchase Price by wire transfer in immediately available funds as provided in Article I of this Agreement;
          (b) the Bill of Sale;
          (c) a “Settlement Statement” mutually agreeable to the parties;
          (d) the Note;
          (e) a duly and validly executed pledge and security agreement in the form of Exhibit G (subject to any changes requested by the Senior Lender (as defined in the Note) provided they are reasonably acceptable to Seller) with respect to the Note;
          (f) a duly and validly executed guaranty in the form of Exhibit J (subject to any changes requested by the Senior Lender (as defined in the Note) provided they are reasonably acceptable to Seller); and
          (g) all such other documents that are normally executed at Settlement in the jurisdiction in which the Portfolio Properties are located, required by this Agreement or are reasonably requested by the Sellers, their counsel or the Title Company.

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ARTICLE VIII
RISK OF LOSS; CONDEMNATION AND CASUALTY; TERMINATION RIGHTS
     8.01 Damage. If, prior to Settlement, a Portfolio Property is destroyed or damaged by fire or other casualty to any material extent, then Purchaser shall have the option, which must be exercised by it before Settlement, to (a) terminate this Agreement solely with respect to such Portfolio Property (and the Property associated therewith) by giving written notice thereof to the applicable Seller before Settlement, in which event the Purchase Price will be reduced by the amount set forth on Schedule 1 for such Portfolio Property, or (b) proceed with the Settlement with respect to all Property. If Purchaser elects to proceed with the Settlement with respect to all Property then the Settlement shall proceed, without any reduction in the Purchase Price and subject to the other provisions hereof, but Purchaser shall be entitled to any and all insurance proceeds (including rent loss insurance applicable to periods after Settlement) previously paid or payable to such Seller as a result of such damage (plus a credit against the Purchase Price for the amount of any deductible maintained by such Seller with respect to such policy and any self insured amount, up to the amount reasonably necessary to repair such damage or casualty as determined by the parties, less any amount previously expended to repair such damage or casualty) and, to the extent the same may be necessary or appropriate, such Seller shall assign to Purchaser, at Settlement, all of such Seller’s rights to such proceeds and deliver to Purchaser a letter from the insurance provider confirming the full insurability of the casualty. If, prior to Settlement, a Portfolio Property is destroyed or damaged, but not to a material extent, then the Settlement shall proceed without any reduction in the Purchase Price and subject to the other provisions of this Agreement, but Purchaser shall be entitled to any and all insurance proceeds (including rent loss insurance applicable to periods after Settlement) payable to the applicable Seller as a result of such damages and destruction (plus a credit against the cash portion of the Purchase Price for the amount of any deductible maintained by such Seller with respect to such policy and any self insured amount, up to the amount reasonably necessary to repair such damage or casualty as determined by the parties, less any amount previously expended to repair such damage or casualty), as set forth above. Damages to or destruction of a Portfolio Property shall be deemed material if: (i) a Portfolio Property cannot be repaired or replaced for a cost which is less than five percent (5%) of the amount set forth on Schedule 1 for such Portfolio Property, (ii) it prevents or materially interferes with the use of such Portfolio Property as a multifamily apartment project, (iii) it adversely effects access to the Portfolio Property, or (iv) it adversely effects the number of parking spaces at such Portfolio Property (it being understood that if the applicable Portfolio Property has such number of parking spaces as are required by the applicable zoning regulations subsequent to such damage, such Portfolio Property shall be deemed not to be adversely effected by such damage); provided that notwithstanding the above in no event may Purchaser terminate this Agreement with respect to that certain Portfolio Property known as Fountainhead unless this Agreement is terminated as to all Property as set forth in the next sentence. Notwithstanding the foregoing, if the material damage or destruction relates to Portfolio Properties which, in the aggregate, are valued at Three Hundred Fifty Million and No/100s Dollars ($350,000,000.00) or more, Purchaser shall have the right to terminate this Agreement, in which event the Deposit shall be refunded to Purchaser and neither party shall have any further liability to the other hereunder except with respect to the obligations and indemnities set forth in this Agreement that specifically survive termination. With respect to the

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casualties at the Portfolio Properties known as Forest Hills located in Wilmington, Delaware and Evergreen located in Vancouver, Washington, Purchaser shall be entitled to any and all insurance proceeds, including rent loss insurance applicable to periods after Settlement, previously paid or payable to the applicable Seller as a result of such casualty, less such sums, if any, as shall have been actually and reasonably expended by Seller in connection with the repair or restoration of such casualty (plus a credit against the Purchase Price for the amount of any deductible maintained by such Seller with respect to such policy and any self insured amount, up to the amount reasonably necessary to repair such damage or casualty as determined by the parties, less any amount previously expended to repair such damage or casualty), and such Seller shall assign to Purchaser, at Settlement, all of such Seller’s rights to such proceeds.
     8.02 Condemnation. If, prior to Settlement, all or any portion of a Portfolio Property is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking (i) prevents or materially interferes with the use of such Portfolio Property as a multifamily apartment project, (ii) adversely effects access to the Portfolio Property or (iii) adversely effects the number of parking spaces at such Portfolio Property (it being understood that if the applicable Portfolio Property has such number of parking spaces as are required by the applicable zoning regulations subsequent to such taking, such Portfolio Property shall be deemed not to be adversely effected by such taking), then Purchaser shall have the option, which must be exercised by it before Settlement, to (a) terminate this Agreement solely with respect to such Portfolio Property (and the Property associated therewith) by giving written notice thereof to the applicable Seller before Settlement, in which event the Purchase Price will be reduced by the amount set forth on Schedule 1 for such Portfolio Property, or (b) proceed with the Settlement with respect to all Property. If Purchaser elects to proceed with the Settlement with respect to all Property, there shall be no reduction in the Purchase Price, but Purchaser shall be entitled to any and all amounts payable as a result of such taking, including any condemnation award or amounts paid in lieu of such award and Seller shall assign all of its right, title and interest to such award to Purchaser or if such award shall have been paid to Seller, the Purchase Price shall be reduced by the amount thereof. Notwithstanding the foregoing, if the taking relates to Portfolio Properties which, in the aggregate, are valued at Three Hundred Fifty Million and No/100s Dollars ($350,000,000.00) or more, Purchaser shall have the right to terminate this Agreement, in which event the Deposit shall be refunded to Purchaser and neither party shall have any further liability to the other hereunder except with respect to the obligations and indemnities set forth in this Agreement that specifically survive termination. If, prior to Settlement, all or any portion of a Portfolio Property is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and such taking does not trigger any of the conditions set forth above in this Section 8.02(i)-(iii), then the Settlement shall proceed subject to the other provisions of this Agreement and Purchaser shall be entitled to any and all amounts payable as a result of such taking, including any condemnation award or amounts paid in lieu of such award and Seller shall assign all of its right, title and interest to such award to Purchaser or if such award shall have been paid to Seller, the Purchase Price shall be reduced by the amount thereof. With respect to the condemnation or threatened condemnation proceedings described on Exhibit H, Purchaser shall be entitled to any and all amounts previously paid or payable as a result of such taking including any condemnation award or amounts paid or payable in lieu of such award, less such sums, if any, actually and reasonably

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expended by Seller to prosecute such claims and restore the applicable Portfolio Properties, and Seller shall assign to Purchaser, at Settlement, all of such Seller’s rights to such award.
     8.03 Purchaser’s Default. If the Settlement does not occur as a result of Purchaser’s default hereunder, Sellers’ sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the Deposit shall be paid to Sellers as liquidated damages and its sole remedy, provided, however, that this provision will not waive or affect any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, and neither party shall have any further liability or obligation to the other hereunder, except for provisions of this Agreement which expressly state that they shall survive the termination of this Agreement. The parties acknowledge and agree that Sellers’ actual damages in the event of Purchaser’s default would be extremely difficult or impracticable to determine. After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damages that Sellers would incur in such event. The payment of the Deposit to Sellers as liquidated damages under the circumstances provided for herein is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Sellers. By placing their initials below, each party specifically confirms the accuracy of the statements made above, the reasonableness of the amount of liquidated damages agreed upon, and the fact that each party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision.

Initials:	/s/ WMW	/s/ JMA

	Seller	Purchaser
     8.04 Default by Sellers.
          (a) If Sellers fail (by way of example, a misrepresentation of Seller discovered by Purchaser prior to Settlement or Seller’s failure to cure a Non-Permitted Title Objection shall be deemed a failure of Seller to consummate the sale of the Property pursuant to this Agreement) or refuse to consummate the sale of the Property to Purchaser pursuant to this Agreement at Settlement for any reason other than Purchaser’s failure to perform Purchaser’s obligations under this Agreement and such failure or refusals relate to Portfolio Properties having an aggregate value of equal to or greater than Three Hundred Fifty Million and No/100s Dollars ($350,000,000.00) (as determined by adding the amounts shown on Schedule 1 for each Portfolio Property affected by Seller’s failure or refusal) (the “Termination Trigger Amount”), then Purchaser shall have the right as its sole and exclusive remedies, notwithstanding any other provisions of this Agreement to the contrary, (a) to specific performance of the Sellers’ obligations under this Agreement as to the Portfolio Properties affected by Seller’s failure (provided that Purchaser brings an action for specific performance within forty-five (45) days following the date Settlement was to occur), (b) to terminate this Agreement as to all Properties or as to just those Portfolio Properties affected by Seller’s failure by giving written notice thereof to Sellers within three (3) days of the scheduled date of Settlement, whereupon neither party hereto shall have any further rights or obligations hereunder (other than with respect to the obligations and indemnities set forth in this Agreement which survive termination), the Escrow Agent shall deliver the Deposit to Purchaser and Seller shall reimburse Purchaser for its third

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party out-of-pocket costs and expenses incurred in connection with this transaction (including loan application and rate lock in fees and commitment fees) not to exceed One Hundred Thousand and No/100s Dollars ($100,000.00) per Portfolio Property or Five Million and No/100 Dollars ($5,000,000.00) in the aggregate, and (c) in the event specific performance is unavailable or impractical as to a Portfolio Property solely due to Seller’s affirmative act (such as the sale of such Portfolio Property), Purchaser shall have all rights and remedies available at law and at equity, including the right to sue for damages with respect to that Portfolio Property.
          (b) If Sellers fail (by way of example, a misrepresentation of Seller discovered by Purchaser prior to Settlement or Seller’s failure to cure a Non-Permitted Title Objection shall be deemed a failure of Seller to consummate the sale of the Property pursuant to this Agreement) or refuse to consummate the sale of the Property to Purchaser pursuant to this Agreement at Settlement for any reason other than Purchaser’s failure to perform its obligations under this Agreement and the value of the Portfolio Properties (as determined by adding the amounts shown on Schedule 1 for each effected Portfolio Property) affected by Seller’s failure or refusal does not constitute a Termination Trigger Amount then Purchaser shall have the right as its sole and exclusive remedies, notwithstanding any other provisions of this Agreement, (a) to specific performance of the Sellers’ obligations under this Agreement with respect to the Property affected by Seller’s failure or refusal (provided that Purchaser bring an action for specific performance within forty-five (45) days following the date Settlement was to occur), (b) to terminate this Agreement with respect to each such Portfolio Property affected by Seller’s failure or refusal by giving written notice thereof to Sellers within three (3) days of the scheduled date of Settlement, whereupon neither party hereto shall have any further rights or obligations hereunder with respect to each such Portfolio Property (other than with respect to the obligations and indemnities set forth in this Agreement which survive termination), Seller shall reimburse Purchaser for its third party out-of-pocket costs and expenses incurred in connection with this transaction, (including loan applicable and rate lock in fees and commitment fees) specifically as it relates to each such Portfolio Property as determined by multiplying the percentage that the amounts set forth on Schedule I with respect to each such Portfolio Property represent of the Purchase Price by any such expenses not to exceed One Hundred Thousand and No/100s Dollars ($100,000.00) per Portfolio Property or Five Million and No/100 Dollars ($5,000,000.00) in the aggregate and Settlement shall occur with respect to all Portfolio Properties not effected by Seller’s failure or refusal and the Purchase Price shall be reduced by the amount shown on Schedule 1 for each such Portfolio Property effected by Seller’s failure or refusal, or (c) in the event specific performance is unavailable or impractical as to a Portfolio Property solely due to Seller’s affirmative act (such as the sale of the Portfolio Property), Purchaser shall have all rights and remedies available at law and at equity, including the right to sue for damages with respect to such Portfolio Property.
ARTICLE IX
BROKERAGE COMMISSION; ADVISORY AND CONSULTING FEE
     9.01 Commissions and Fees. Except for MJC Associates LLC who is being paid an advisory and consulting fee by Sellers in connection with the sale of the Property pursuant to a separate agreement between MJC Associates LLC and Sellers, neither Sellers nor Purchaser has

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engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission, advisory or consulting fee or other amount with respect to the transactions described herein. Each party shall indemnify, defend and hold the other party harmless against all loss, liability and expense, including reasonable attorneys’ fees and costs, suffered by such other party due to a breach of the foregoing representation, covenant, and warranty. This Section 9.01 shall survive Settlement and the delivery of the Deed or the termination of this Agreement.
ARTICLE X
ESCROW AGREEMENT
     10.01 Investment and Use of Funds; Fee. Upon receipt of counterparts of this Agreement executed by Purchaser and Sellers and the Initial Deposit, the Escrow Agent shall promptly (a) invest the Initial Deposit in an interest-bearing escrow account at a federally insured commercial bank satisfactory to Purchaser and Sellers, (b) evidence its receipt and investment of the Deposit by executing the counterparts of the Agreement, and (c) provide Purchaser and Sellers with fully executed counterparts of this Agreement. Upon its receipt of the Additional Deposit, the Escrow Agent shall promptly invest the Additional Deposit in an interest-bearing escrow account at a federally insured commercial bank satisfactory to Purchaser and Sellers and provide Sellers and Purchaser with written notice of Escrow Agent’s receipt of the Additional Deposit. The Escrow Agent shall not commingle the Deposit with any funds of the Escrow Agent or others.
     10.02 Termination of Escrow. Subject to Section 1.02(a), upon not less than five (5) business days prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Deposit to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Deposit, Escrow Agent shall retain the Deposit until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Deposit, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Deposit to a particular party, in which event the Deposit shall be delivered in accordance with such notice, instructions, order, decree or judgment.
     10.03 Interpleader. Sellers and Purchaser mutually agree that in the event of any controversy regarding the Deposit, unless mutual written instructions are received by the Escrow Agent directing the Deposit’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Deposit or, at Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Deposit with a court of competent jurisdiction in which event Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Sellers or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

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ARTICLE XI
MISCELLANEOUS
     11.01 Notice. Any notice, consent, approval or other communication required or permitted to be given under this Agreement or required by law shall be in writing and shall be deemed to have been given upon (a) hand delivery, (b) one (1) business day after being deposited with a reliable overnight courier service, with receipt acknowledgment requested, (c) upon receipt if transmitted by confirmed facsimile, or (d) three (3) business days after deposit if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Purchaser:	c/o DRA Advisors LLC
220 East 2nd Street
New York, New York 10017
Attn: Brian Summers and Adam Breen
Fax No: (212) 697-7403

and to:	Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Fax No. (917) 332-3714
With a concurrent copy to
Attn: Samantha Wallack, Esq.
Fax No. (917) 332-3804

If to Seller:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: W. Mark Wallis
Fax No.: (720) 283-2454

and to:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Mary Ellen Norwood
Fax No.: (720) 283-2454

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with a copy to:	Morrison & Foerster llp
370 17th Street
Suite 5200
Denver, Colorado 80202
Attn: Warren L. Troupe
David G. Thatcher
Fax No.: (303) 592-1510
Phone: (303) 592-1500
or such other address as either party may from time to time specify in writing to the other. Notice given by counsel for any party shall be deemed to be valid notice if addressed and sent in accordance with the provisions of this Section 11.01. Any notice required to be given to Sellers pursuant to this Agreement shall be deemed given to all Sellers if given to UDR, Inc. and its counsel in the manner set forth in this Section.
     11.02 Assignment; Successors and Assigns. Except as otherwise provided below or in Section 11.10, Purchaser may not assign its rights hereunder without the prior written consent of Seller. Notwithstanding the foregoing, after delivery of the Additional Deposit, Purchaser may assign its rights hereunder (which may be limited to a Portfolio Property), without Seller’s prior consent, to any entity or entities in which Purchaser or an entity affiliated with, controlled by or under common control with Purchaser is a member or manager so long as the ownership structure of the assignee(s) subsequent to such assignment is consistent with that set forth on Exhibit O. No assignment shall release Purchaser from liability hereunder. All rights and obligations of Seller and Purchaser under this Agreement shall inure to and be binding on their respective successors and assigns.
     11.03 Severability. If any provision of this Agreement shall be in violation of any applicable law or unenforceable for any reason, the invalidity or unenforceability of any provision shall not invalidate or render unenforceable any other provision hereof, which other provisions shall remain in full force and effect.
     11.04 Entire Agreement. This Agreement, together with that certain Confidentiality Agreement dated as of October 29, 2007 entered into between UDR, Inc. and Purchaser and the Access Agreement, set forth all (and is intended by the parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations of the parties hereto with respect to the transactions contemplated hereby and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein.
     11.05 Amendment; Modification. This Agreement may be amended or modified only by a written instrument duly executed by Purchaser and Sellers, and, with respect to any modification to Article X, Escrow Agent.
     11.06 Incorporation by Reference. All of the exhibits and schedules attached to this Agreement are by this reference incorporated herein and made a part hereof.

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     11.07 Time is of the Essence. Time is of the essence with respect to every provision of this Agreement.
     11.08 No Presumption. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.
     11.09 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal federal holiday, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days. A “business day” shall mean any day other than a Saturday, Sunday or legal federal holiday.
     11.10 Like-Kind Exchange. Each of Purchaser and Sellers reserve the right to assign its rights under this Agreement (but without release of its obligations herein) to a third party who may purchase or sell and thereafter exchange one or more Portfolio Properties in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Such exchange shall be accomplished at no additional expense or delay to the other party and the parties agree to indemnify each other against any claims or liabilities resulting solely from structuring the transaction as an exchange, rather than a direct purchase. Purchaser acknowledges that Sellers may (a) merge by operation of law with and into a direct or indirect subsidiary or affiliate of Seller, or (b) otherwise transfer the Property to a subsidiary of any Seller in order to facilitate the Section 1031 exchange.
     11.11 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. Signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals.
     11.12 Jury Trial Waiver. The parties hereby agree to waive any right to trial by jury with respect to any action or proceeding (a) brought by either party or any other party, relating to (i) this Agreement and/or any understandings or prior dealings between the parties hereto related to this Agreement, or (ii) the Property or any part thereof, or (b) to which any Seller is a party. The parties hereby acknowledge and agree that this Agreement constitutes a written consent to waiver of trial by jury pursuant to any applicable state statutes.
     11.13 Governing Law and Exclusive Jurisdiction. It is the intention of the parties that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties consent to the non-exclusive jurisdiction of such court. Each party

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irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of the State of New York.
     11.14 Joint and Several. The Sellers’ liability under this Agreement, including, without limitation Sections 3.01 and 6.02 shall be joint and several.
     11.15 Attorneys’ Fees. If either party institutes a legal proceeding against the other party in connection with this Agreement, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees paid by the prevailing party in connection with such proceeding. The provisions of this Section 11.15 shall survive Settlement or termination of this Agreement.
     11.16 Third Party Beneficiaries. Other than as specifically set forth in this Agreement with respect to the Seller-Related Parties and the Purchaser Related Parties, nothing in this Agreement is intended to provide any right to any third party.
     11.17 State Specific Disclosures.
          (a) Oregon. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.030, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007.
          (b) Delaware. PURSUANT TO THE PROVISIONS OF 25 DEL C. § 314 (THE “DELAWARE CODE REQUIREMENT”), AN AMORTIZATION SCHEDULE HAS BEEN PREPARED THAT SHOWS THE PER PAYMENT BREAKDOWN OF PRINCIPAL AND INTEREST AND A PER PAYMENT COMPUTATION OF THE UNPAID PRINCIPAL BALANCE REMAINING UNDER THE NOTE, BASED ON AN INTEREST RATE OF SEVEN AND ONE-HALF PERCENT (7.5%) PER ANNUM, SOLELY FOR ILLUSTRATION

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PURPOSES. SUCH AMORTIZATION SCHEDULE IS ATTACHED HERETO AS EXHIBIT P AND IS MADE A PART HEREOF. THE SIGNATURES OF THE PARTIES BELOW SIGNIFY AND CONFIRM THAT PURCHASER AND SELLERS EACH HAVE BOTH READ AND UNDERSTAND SUCH AMORTIZATION SCHEDULE AND THAT THE CONTENTS OF THIS SECTION 11.17(b) AND EXHIBIT P COMPLY WITH THE DELAWARE CODE REQUIREMENT. ADDITIONALLY, PURCHASER AND UDR, INC. EACH HEREBY ACKNOWLEDGE THAT THEY HAVE CAUSED THEIR SEALS TO BE AFFIXED HERETO, AND THAT THIS AGREEMENT SHALL CONSTITUTE A SEALED INSTRUMENT UNDER DELAWARE LAW.
          (c) Florida. RADON GAS. RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO WERE EXPOSED TO IT OVER A TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION CONCERNING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR PUBLIC HEALTH UNIT.
          (d) Lead Warning Statement. EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGES, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE BUYER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER’S POSSESSION AND NOTIFY THE BUYER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE. BY ITS EXECUTION OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT (A) IT HAS READ AND UNDERSTAND THE FOREGOING LEAD WARNING STATEMENT, (B) IT HAS REVIEWED, OR DURING THE DUE DILIGENCE PERIOD WILL REVIEW, THE PROPERTY INFORMATION CONCERNING LEAD-BASED PAINT OR LEAD-BASED PAINT HAZARDS LOCATED ON THE PORTFOLIO PROPERTIES AND (C) SELLERS HAVE PROVIDED, OR PURCHASER HAS INDEPENDENTLY OBTAINED, A LEAD HAZARD INFORMATION PAMPHLET IN THE FORM PRESCRIBED BY THE ENVIRONMENTAL PROTECTION AGENCY UNDER SECTION 406 OF THE TOXIC SUBSTANCES CONTROL ACT. PURCHASER SHALL CONDUCT SUCH STUDIES AND TESTS FOR LEAD-BASED PAINT DURING THE DUE DILIGENCE PERIOD AS PURCHASER DEEMS APPROPRIATE. BY ITS EXECUTION OF THIS AGREEMENT, SELLERS ACKNOWLEDGES THAT, TO THE BEST OF SELLERS’ KNOWLEDGE, THE STATEMENTS CONTAINED HEREIN AND THE INFORMATION PROVIDED, OR TO BE PROVIDED, TO THE PURCHASER PURSUANT TO THE TERMS

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OF THIS AGREEMENT CONCERNING LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS ARE ACCURATE.
          11.18 Confidentiality. Unless otherwise agreed by the parties in writing or as required by applicable law, including the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Purchaser and Sellers agree not to disclose the terms of this Agreement to third parties, other than their advisors or financing sources who have a need to know such terms in connection with the transactions contemplated by this Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties as of the Effective Date.

Sellers:	AAC FUNDING PARTNERSHIP II,
a Delaware general partnership

	By:	AAC FUNDING II, INC.,
a Delaware corporation, its Managing Partner

	By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

AAC FUNDING PARTNERSHIP III,
a Delaware general partnership

	By:	United Dominion Realty, L.P.,
a Delaware limited partnership, its Managing Partner

	By:	UDR, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

AAC VANCOUVER I, L.P.,
a Washington limited partnership

	By:	United Dominion Realty, L.P.,
a Delaware limited partnership, its General Partner

	By:	UDR, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

FOUNTAINHEAD APARTMENTS LIMITED
PARTNERSHIP, an Ohio limited partnership

By:	United Dominion Realty, L.P.,
a Delaware limited partnership, its General Partner

By:	UDR, Inc.,
a Maryland corporation, its General Partner

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

GOVERNOUR’S SQUARE OF COLUMBUS CO.,
an Ohio limited partnership

By:	United Dominion Realty, L.P.,
a Delaware limited partnership, its General Partner

By:	UDR, Inc.
a Maryland corporation, its General Partner

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

HERITAGE COMMUNITIES L.P.,
a Delaware limited partnership

By:	ASR of Delaware LLC,
a Delaware limited liability company, its General Partner

By:	ASR Investments Corporation,
a Maryland corporation, Sole Member

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR of NC, LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	UDRT of Delaware 4 LLC,
a Delaware limited liability company, its General Partner

By:	United Dominion Realty, L.P.,
a Delaware limited partnership, its Sole Member

By:	UDR, Inc.,
a Maryland corporation, its General Partner

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR OF TENNESSEE, L.P.,
a Virginia limited partnership

By:	UDR, Inc.,
a Maryland corporation, its General Partner

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR OHIO PROPERTIES, LLC,
a Virginia limited liability company

By:	UDR, Inc.,
a Maryland corporation, its Sole Member

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR SOUTH CAROLINA TRUST,
a Maryland business trust

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR TEXAS PROPERTIES LLC,
a Delaware limited liability company

By:	UDR Western Residential, Inc.,
a Virginia corporation, its Managing Member

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR WESTERN RESIDENTIAL, INC.,
a Virginia corporation

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UDR, INC.,
a Maryland corporation

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

UNITED DOMINION REALTY, L.P.,
a Delaware limited partnership

By:	UDR, Inc.,
a Maryland corporation, its General Partner

By:	/s/ W. Mark Wallis

W. Mark Wallis
Senior Executive Vice President

Purchaser:	DRA FUND VI LLC, a Delaware limited liability company

	By:	/s/ Brian T. Summers

	Name:	Brian T. Summers

	Title:	Vice President

Escrow Agent:	FIDELITY NATIONAL TITLE INSURANCE COMPANY

	By:	/s/ Darren W. Hone

	Name:	Darren W. Hone

	Title:	Vice President

Schedule 1
Sellers and Portfolio Projects Owned

				Amount of
Property Name	Seller	State	Market	Purchase Price
Alexander Court	United Dominion Realty, L.P.	OH	Columbus	$25,992,284
Anderson Mill	UDR Texas Properties LLC	TX	Austin	$18,800,000
Andover Place I	UDR, Inc.	FL	Orlando	$27,759,702
Arbor Ridge	Heritage Communities L.P.	TX	Houston	$7,695,000
Aspen Court	Heritage Communities L.P.	TX	Dallas/Ft Worth	$6,615,732
Autumnwood	UDR Texas Properties LLC	TX	Dallas/Ft Worth	$16,000,000
Bay Cove	UDR, Inc.	FL	Tampa	$34,065,607
Braesridge	UDR Texas Properties LLC	TX	Houston	$21,349,324
Bramblewood	UDR of NC, Limited Partnership	NC	Goldsboro	$7,377,485
Britton Woods	UDR Ohio Properties, LLC	OH	Columbus	$28,686,660
Brynn Marr Village	UDR of NC, Limited Partnership	NC	Jacksonville NC	$14,679,270
Cape Harbor	UDR of NC, Limited Partnership	NC	Wilmington	$30,046,633
Chelsea Park	Heritage Communities L.P.	TX	Houston	$8,980,480
Clear Run	UDR of NC, Limited Partnership	NC	Wilmington	$25,790,250
Club at Hickory Hollow	United Dominion Realty, L.P.	TN	Nashville	$25,350,000
Cobblestone	UDR Texas Properties LLC	TX	Dallas/Ft Worth	$19,979,881
Colony Village	UDR of NC, Limited Partnership	NC	Jacksonville NC	$8,268,176
Copper Mill	UDR of NC, Limited Partnership	NC	Raleigh	$24,423,657
Country Club Place	Heritage Communities L.P.	TX	Houston	$9,488,112
Courthouse Green	UDR, Inc.	VA	Richmond	$22,958,131
Creek, The	UDR of NC, Limited Partnership	NC	Wilmington	$11,038,038
Crosswinds	UDR of NC, Limited Partnership	NC	Wilmington	$29,961,163
Derby Park	Heritage Communities L.P.	TX	Dallas/Ft Worth	$17,567,364
Dominion at Sharon	UDR of NC, Limited Partnership	NC	Charlotte	$7,650,000
Dominion Courtney Place	UDR of NC, Limited Partnership	NC	Raleigh	$8,586,611
Dominion Crossing	UDR of NC, Limited Partnership	NC	Charlotte	$9,433,903
Dominion Harris Pond	UDR of NC, Limited Partnership	NC	Charlotte	$11,288,823

				Amount of
Property Name	Seller	State	Market	Purchase Price
Dominion Laurel Springs	UDR, Inc.	VA	Richmond	$14,855,070
Dominion Mallard Creek	UDR of NC, Limited Partnership	NC	Charlotte	$9,455,297
Dominion Norcroft	UDR of NC, Limited Partnership	NC	Charlotte	$15,040,685
Dominion On Lake Lynn	UDR of NC, Limited Partnership	NC	Raleigh	$23,376,931
Dominion On Spring Forest	UDR of NC, Limited Partnership	NC	Raleigh	$20,588,018
Dominion Ramsgate	UDR of NC, Limited Partnership	NC	Raleigh	$8,336,258
Dominion Walnut Creek	UDR of NC, Limited Partnership	NC	Raleigh	$33,278,313
Dominion Walnut Ridge	UDR of NC, Limited Partnership	NC	Raleigh	$21,090,090
Dover Country Club	UDR, Inc.	DE	Dover	$17,622,609
Evergreen Park Apartments	AAC Funding Partnership III AAC Vancouver I, L.P.	WA	Portland	$33,081,099
Fisherman’s Village	UDR, Inc.	FL	Orlando	$22,400,000
Forest Hills	UDR of NC, Limited Partnership	NC	Wilmington	$16,900,000
Forestbrook	UDR South Carolina Trust	SC	Columbia	$9,284,582
Fountainhead	Fountainhead Apartments Limited Partnership	OH	Dayton/Toledo	$1,760,617
Gable Hill	UDR South Carolina Trust	SC	Columbia	$8,988,861
Gatewater Landing	UDR, Inc.	MD	Baltimore	$27,360,000
Governour’s Square	Governour’s Square of Columbus Co.	OH	Columbus	$46,628,576
Green Oaks	UDR Texas Properties LLC	TX	Houston	$39,333,191
Greens at Cedar Chase	UDR, Inc.	DE	Dover	$13,786,336
Greens at Hilton Run	UDR, Inc.	MD	Eastern Shore	$29,875,000
Greens at Hollymead	UDR, Inc.	VA	Charlottesville	$15,069,132
Hampton Greene	UDR South Carolina Trust	SC	Columbia	$18,200,000
Heritage Green	United Dominion Realty, L.P.	OH	Columbus	$27,873,000
Heron Lake	UDR, Inc.	FL	Orlando	$21,350,000
Hickory Creek	AAC Funding Partnership III	OH	Columbus	$18,476,765
Jamestown of Toledo	AAC Funding Partnership II	OH	Dayton/Toledo	$12,291,477
LakePointe	UDR, Inc.	FL	Melbourne	$17,607,858
Lancaster Commons	AAC Funding Partnership II	OR	Portland	$20,225,000
Laurel Oaks	UDR, Inc.	FL	Tampa	$15,334,488
Liberty Crossing	UDR, Inc.	NC	Jacksonville NC	$18,057,345

				Amount of
Property Name	Seller	State	Market	Purchase Price
London Park	Heritage Communities L.P.	TX	Houston	$12,552,173
Mallards of Wedgewood	UDR, Inc.	FL	Tampa	$17,106,738
Marymont	Heritage Communities L.P.	TX	Houston	$7,900,694
Meadows at Kildaire, The	UDR of NC, Limited Partnership	NC	Raleigh	$37,814,571
Mill Creek	UDR of NC, Limited Partnership	NC	Wilmington	$33,124,776
Oak Forest	UDR Texas Properties LLC	TX	Dallas/Ft Worth	$50,002,330
Oak Park	UDR Texas Properties LLC	TX	Dallas/Ft Worth	$34,048,800
Oaks at Weston	UDR of NC, Limited Partnership	NC	Raleigh	$42,774,842
Patriot Place	UDR South Carolina Trust	SC	Florence	$5,243,317
Pecan Grove	UDR Texas Properties LLC	TX	Austin	$13,421,472
Providence Court	UDR of NC, Limited Partnership	NC	Charlotte	$40,492,275
Remington on the Green	UDR of NC, Limited Partnership	NC	Raleigh	$15,850,157
Rivergate	UDR South Carolina Trust	SC	Columbia	$18,733,676
Riviera Pines	UDR Texas Properties LLC	TX	Houston	$11,019,472
Shadow Lake	UDR Texas Properties LLC	AR	Little Rock	$19,166,137
Sky Hawk	UDR Texas Properties LLC	TX	Houston	$13,756,943
Skylar Pointe	UDR Texas Properties LLC	TX	Houston	$28,333,230
South Grand at Pecan Grove	UDR Texas Properties LLC	TX	Houston	$36,993,947
St. Andrews Commons	UDR South Carolina Trust	SC	Columbia	$20,700,163
Summit Ridge	UDR Texas Properties LLC	TX	Dallas/Ft Worth	$12,660,691
Sycamore Ridge	UDR, Inc.	OH	Columbus	$24,600,000
Towne Lake	Heritage Communities L.P.	TX	Houston	$9,561,711
Trinity Park	UDR of NC, Limited Partnership	NC	Raleigh	$24,084,023
Turtle Creek	UDR Western Residential, Inc.	AR	Little Rock	$14,451,770
Vinyards, The	UDR, Inc.	FL	Orlando	$32,788,837
Washington Park	UDR, Inc.	OH	Dayton/Toledo	$10,681,063
Waterford	UDR South Carolina Trust	SC	Columbia	$12,373,499
Williamsburg	UDR of Tennessee, L.P.	TN	Nashville	$22,303,809
Woodtrail	UDR Texas Properties LLC	TX	Houston	$10,100,000

Exhibit A
Legal Description

A-1

Exhibit A-1
ALEXANDER COURT
PARCEL I:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF COLUMBUS, QUARTER TOWNSHIP 4, TOWNSHIP 1, RANGE 16, UNITED STATES MILITARY LANDS AND BEING ALL OUT OF THAT 96.090 ACRE TRACT AS CONVEYED TO BROAD STREET LAND, LLC OF RECORD IN INSTRUMENT NUMBER 199710300131341 (ALL DEED REFERENCES REFER TO THE RECORDS OF THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO) AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE EASTERLY RIGHT-OF-WAY LINE OF ROSE HILL ROAD, BEING SOUTH 20 DEG. 30' 12" EAST, A DISTANCE OF 698.19 FEET FROM AN IRON PIN SET AT THE INTERSECTION OF SAID EASTERLY RIGHT-OF-WAY LINE WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF EAST BROAD STREET (STATE ROUTE 16);
THENCE SOUTH 75 DEG. 00' 05" EAST, WITH A NEW DIVISION LINE ACROSS SAID 96.090 ACRE TRACT, A DISTANCE OF 258.75 FEET TO A POINT IN THE CENTERLINE OF BLACKLICK CREEK;
THENCE CONTINUING WITH SAID NEW DIVISION LINE AND SAID CENTERLINE, THE FOLLOWING COURSES:
NORTH 67 DEG. 44' 22" EAST, A DISTANCE OF 281.88 FEET TO A POINT;
SOUTH 81 DEG. 35' 07" EAST, A DISTANCE OF 133.34 FEET TO A POINT;
NORTH 71 DEG. 51' 44" EAST, A DISTANCE OF 211.11 FEET TO A POINT;
NORTH 82 DEG. 28' 16" EAST, A DISTANCE OF 143.42 FEET TO A POINT;
NORTH 62 DEG. 23' 23" EAST, A DISTANCE OF 333.78 FEET TO A POINT;
SOUTH 86 DEG. 49' 47" EAST, A DISTANCE OF 250.46 FEET TO A POINT;
NORTH 38 DEG. 58' 14" EAST, A DISTANCE OF 68.52 FEET TO A POINT;
NORTH 8 DEG. 01' 21" EAST, A DISTANCE OF 107.61 FEET TO A POINT;
NORTH 28 DEG. 19' 03" EAST, A DISTANCE OF 115.41 FEET TO A POINT;
THENCE CONTINUING WITH SAID NEW DIVISION LINE, THE FOLLOWING COURSES:
SOUTH 48 DEG. 38' 55" EAST, A DISTANCE OF 143.54 FEET TO AN IRON PIN SET AT A POINT OF CURVATURE;
THENCE WITH A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 9 DEG. 53' 16", A RADIUS OF 475.00 FEET, WHOSE CHORD BEARS SOUTH 43 DEG. 42' 17" EAST, A CHORD DISTANCE OF 81.87 FEET TO AN IRON PIN SET AT A POINT OF TANGENCY;
THENCE SOUTH 38 DEG. 45' 39" EAST, A DISTANCE OF 285.26 FEET TO AN IRON PIN SET AT A POINT OF CURVATURE;
THENCE WITH A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 69 DEG. 13' 09", A RADIUS OF 360.00 FEET, WHOSE CHORD BEARS SOUTH 73 DEG. 22' 14" EAST, A CHORD DISTANCE OF 408.95 FEET TO AN IRON PIN SET AT A POINT OF TANGENCY;

THENCE NORTH 72 DEG. 01' 12" EAST, A DISTANCE OF 250.88 FEET TO AN IRON PIN SET;
THENCE SOUTH 62 DEG. 58' 48" EAST, A DISTANCE OF 14.14 FEET TO AN IRON PIN SET;
THENCE NORTH 72 DEG. 01' 12" EAST, A DISTANCE OF 62.12 FEET TO AN IRON PIN SET IN THE WESTERLY RIGHT-OF-WAY LINE OF REYNOLDSBURG-NEW ALBANY ROAD (STATE ROUTE 256);
THENCE SOUTH 17 DEG. 28' 58" EAST WITH SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 818.10 FEET TO AN IRON PIN SET AT THE NORTHEASTERLY CORNER OF THAT PLAT ENTITLED INDIAN CREEK SECTION 1, OF RECORD IN PLAT BOOK 64, PAGE 70;
THENCE NORTH 86 DEG. 34' 51" WEST, PARTLY WITH THE NORTHERLY LINE OF SAID INDIAN CREEK SECTION 1 AND PARTLY WITH THE NORTHERLY LINE OF THAT TRACT AS CONVEYED TO THE CITY OF REYNOLDSBURG, OF RECORD IN OFFICIAL RECORD VOLUME 10962, PAGE F03, A DISTANCE OF 3032.74 FEET TO AN IRON PIN SET IN THE EASTERLY RIGHT-OF-WAY LINE OF SAID ROSE HILL ROAD;
THENCE NORTH 10 DEG. 32' 51" EAST, WITH SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 465.39 FEET TO AN IRON PIN SET IN THE WESTERLY LINE OF A 0.207 ACRE TRACT AS CONVEYED TO THE BOARD OF COMMISSIONERS, FRANKLIN COUNTY, OHIO OF RECORD IN DEED BOOK 757, PAGE 232.
THENCE WITH THE PERIMETER OF A PORTION OF SAID 0.207 ACRE TRACT THEFOLLOWING COURSES:
SOUTH 20 DEG. 30' 12" EAST, A DISTANCE OF 28.06 FEET TO AN IRON PIN SET;
NORTH 69 DEG. 29' 48" EAST, A DISTANCE OF 20.00 FEET TO AN IRON PIN SET;
NORTH 20 DEG. 30' 12" WEST, A DISTANCE OF 61.28 FEET TO THE POINT OF BEGINNING AND CONTAINING 45.906 ACRES OF LAND, MORE OR LESS.
THE BASIS OF BEARING FOR THIS DESCRIPTION IS NORTH 81 DEG. 48' 10" EAST FOR THE CENTERLINE OF EAST BROAD STREET (STATE ROUTE 16) AS THE SAME IS SHOWN ON FRANKLIN COUNTY RIGHT-OF-WAY PLANS FRA-16-7.79 10.44.
PARCEL NUMBER: 010-241330
PARCEL II:
BEING A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS OVER THAT CERTAIN 0.722 ACRE PARCEL AS SET FORTH IN INSTRUMENT NUMBER 199710300131357, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO.
PARCEL III:
BEING A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS OVER THAT CERTAIN 0.722 ACRE PARCEL, AS SET FORTH IN INSTRUMENT NUMBER 199710300131357, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO.

Exhibit A-2
ANDERSON MILL
Description of 17.44 acres, more or less, (759,700 square feet, more or less) of land area, being a portion of Lot 1, Block “A” of Village Ten at Anderson Mill, as recorded in Cabinet C, Slides 342-343 of the Williamson County Plat Records, and being more particularly described by metes and bounds as follows:
BEGINNING at an “X” chiseled in the concrete base of a retaining wall for the most Northerly corner of Lot 1 and being in the curving Southeast line of Lake Creek Parkway at the beginning of the cut-back corner of Millwright Parkway;
THENCE with the common line of Lot 1 and the cut-back right-of-way line, South 88 degrees 27 minutes 00 seconds East, 22.37 feet to a 1/2 inch iron rod found in the Southwest right-of-way line of Millwright Parkway;
THENCE with the common line of Lot 1 and Millwright Parkway the following four courses:
1.	South 47 degrees 00 minutes 00 seconds East, 39.65 feet to an 1/2 inch iron rod found;

2.	With a right-breaking curve having the following characteristics: central angle = 38 degrees 10 minutes 00 seconds; radius = 572.01 feet; arc length = 381.04 feet; and a chord which bears South 27 degrees 55 minutes 00 seconds East, 374.03 feet to an 1/2 inch iron found;

3.	South 08 degrees 50 minutes 00 seconds East, 191.77 feet to an 1/2 inch iron rod found; and

4.	With a left-breaking curve having the following characteristics: central angle = 04 degrees 58 minutes 24 seconds; radius = 2075.00 feet; arc length = 180.12 feet; and a chord which bears South 11 degrees 19 minutes 00 seconds East, 180.06 feet to an 1/2 inch iron pipe found at the beginning of a cut-back corner of the right-of-way of Salt Mill Hollow;
THENCE with the common line of Lot 1 and the cut-back right-of-way, South 31 degrees 05 minutes 00 seconds West 21.17 feet to a 1/2 inch iron pipe found in the Northwest right-of-way of Salt Mill Hollow;
THENCE with the common line of Lot 1 and Salt Mill Hallow the following three courses:
1.	South 75 degrees 19 minutes 00 seconds West 767.13 feet to an 1/2 inch iron pipe found;

2.	With a right-breaking curve having the following characteristics: central angle = 55 degrees 41 minutes 00 seconds; radius = 316.00 feet; arc length = 307.10 feet; and a chord which bears North 76 degrees 50 minutes 00 seconds West, 295.16 feet to a 1/2 inch pipe found; and

3.	North 49 degrees 00 minutes 00 seconds West, 250.50 feet to an 1/2 inch iron pipe found for West corner of this tract, being the South corner of a 60 foot wide drainage and landscape easement along the Northwest side of Lot 1;
THENCE crossing Lot 1 with the Southeast line of the easement the following three courses:
1.	North 41 degrees 00 minutes 00 seconds East, 137.93 feet to an 1/2 inch rod found;

2.	With a left-breaking curve having the following characteristics: central angle = 25 degrees 00 minutes 00 seconds; radius = 497.71 feet; arc length = 217.16 feet; and a chord which bears North 28 degrees 30 minutes 00 seconds East, 215.44 feet to a “X” chiseled in concrete; and

3.	North 16 degrees 00 minutes 00 seconds East, 263.17 feet to an 1/2 inch iron rod found for the Northwest corner of this tract, in tote common South right-of-way of Lake Creek Parkway and North line of Lot 1;
THENCE with common line of Lot 1 and Lake Creek Parkway right-of-way, being a left-breaking curve having the following characteristics: central angle = 52 degrees 41 minutes 18 seconds; radius = 778.43 feet; arc length = 715.81 feet; and a chord which bears North 76 degrees 42 minutes 39 seconds East, 690.87 feet to the Place of Beginning. There are contained within these metes and bounds 17.44 acres, more or less (759,700 square feet, more or less) of land area.

Exhibit A-3
ARBOR RIDGE
TRACT I:
Being 4.962 acres of land out of the Manuel Tarin Survey, A-778, the Benjamin Barrow Survey, A-126, and Christopher Walter Survey, A-868, Harris County, Texas, and being all of the Cadeaux II Apartments Replat, according to the map or plat thereof recorded in Volume 309, Page 123 of the Map Records of Harris County, Texas; said 4.962 acre being more particularly described as follows:
BEGINNING at a 5/8 inch iron rod found on the north right-of-way line of Parramatta Lane, 60 feet wide, for the southwest corner of said Cadeaux II Apartments and the southeast corner of Chancellor Apartments, according to the map or plat thereof recorded in Volume 345, Page 80 of said Map Records;
THENCE, N 01 deg. 08 min. 58 sec. E, along the common line of said Cadeaux II Apartments and said Chancellor Apartments, a distance of 431.57 feet to an “X” found in concrete on the south line of that certain called 223.3317 acre tract described in General Warranty Deed with Vendor’s Lien, dated January 30, 1970, from Carl H. Tautenhahn, Sr., et al to Clinton H. Hendricks II, Trustee, recorded under Clerk’s File No D059969 of the Official Real Property Records of Harris County, Texas for the northwest corner of said Cadeaux II Apartments and the northeast corner of said Chancellor Apartments;
THENCE, N 86 deg. 59 min. 42 sec. E, along said south line and the north line of said Cadeaux II Apartments, a distance of 415.16 feet to 3 inch iron pipe found for an angle point in said north line and said south line;
THENCE, N 57 deg. 53 min. 24 sec. E, along the southeast line of said called 223.3317 acre tract and the northwest line of said Cadeaux II Apartments, a distance of 96.94 feet to a 5/8 inch iron rod found on said southeast line for the north corner of said Cadeaux II Apartments and the west corner of that certain called 0.899 acre tract known as Restricted Reserve “H” of North Park Forest, Section II, according to the map or plat thereof recorded in Volume 285, Page 31 of said Map Records;
THENCE, S 16 deg. 23 min. 40 sec. E, along the northeast line of said Cadeaux II Apartments and the southwest line of said Restricted Reserve “H”, a distance of 176.61 feet to an angle point in said northeast line for the south corner of said Restricted Reserve “H” and the west corner of that certain called 0.1971 acre tract described in General Warranty Deed dated June 29, 1981, from North Park Forest, Inc. to North Park Public Utility District, recorded under Clerk’s File No. H037320 of said Real Property Records, and being referenced by a 5/8 inch iron rod found N 72 deg. 21 min. 20 sec. W, a distance of 0.20 feet;
THENCE, S 32 deg. 06 min. 36 sec. E, along the southwest line of said called 0.1971 acre tract and said northeast line, a distance of 45.00 feet to the east corner of said Cadeaux II Apartments and the westerly south corner of said called 0.1971 acre tract and the westerly north corner of Ivystone North Apartments, according to the map or plat thereof recorded in Volume 318, Page 85 of said Map Records and being referenced by a 5/8 inch iron rod found N 80 deg. 23 min. 57 sec. W, a distance of 0.31 feet;
THENCE, S 57 deg. 53 min. 24 sec. W, along the southeast line of said Cadeaux II Apartments and the northwest line of said Ivystone North Apartments, a distance of 181.93 feet to a 5/8 inch iron rod found for an inner corner of said Cadeaux II Apartments and the northwest corner of said Ivystone North Apartments;
THENCE S 01 deg. 08 min. 58 sec. W, along the west line of said Ivystone North Apartments and the east line of said Cadeaux II Apartments, a distance of 209.01 feet to a 5/8 inch iron rod found on said north right-of-way line, for the southwest corner of said Ivystone North Apartments and the southeast corner of said Cadeuax II
Apartments;
THENCE, N 88 deg. 51 min. 02 sec. W, along the south line of said Cadeaux II Apartments and said north right-of-way line a distance of 420.92 feet to the POINT OF BEGINNING and containing 216,126 square feet or 4.962 acres of land.
TRACT II:
Being a 3.464 acre tract situated in the Manuel Tarin Survey, A-778 and the Benjamin Barrow Survey, A-126, in Harris County, Texas, and being the same as that certain tract described by a plat of Ivystone North Apartments, as recorded in Volume 318, Page 85 of the Map Records of Harris County, Texas; said 3.464 acres being more particularly described as follows:
BEGINNING at a 5/8 inch iron rod found on the southwest right-of-way line of Imperial Valley Drive, 80 feet wide, being the northerly point of a cut-back corner at the west corner of said Imperial Valley Drive and Parramatta Lane, 60 feet wide, for an east corner of said Ivystone North Apartments;
THENCE, S 26 deg. 00 min. 50 sec. W, along the said cut-back corner, a distance of 14.56 feet to a point on the northwest right-of-way of said Parramatta Land and the southeast line of said Ivystone North Apartments for the southerly point of said cut-back corner; said point being referenced by a 5/8 inch iron rod found N 37 deg. 43 min. 09 sec. E, a distance of 0.49 feet;
THENCE, S 71 deg. 23 min. 09 sec. W, along said southeast line and said northwest right-of-way, a distance of 200. 21 feet to a point of curvature of a curve to the right; said point being referenced by a 5/8 inch iron rod found N 85 deg. 05 min. 26 sec. E, a distance of 0.48 feet;
THENCE, Westerly, continuing along said southeast line and said northwest right-of-way line with said curve to the right, having a radius of 770.00 feet, a central angle of 19 deg. 45 min. 49 sec., a chord which bears S 81 deg. 16 min. 03 sec. W, a distance of 264.29 feet, for an arc length of 265.60 feet to a 5/8 inch iron rod found for a point of tangency on the north right-of-way line of said Parramatta Lane and the south line of said Ivystone North Apartments;
THENCE, N 88 deg. 51 min. 02 sec. W, along said north right-of-way line and said south line, a distance of 72.50 feet to a 5/8 inch iron rod found on said north right-of-way line for the southwest corner of said Ivystone North Apartments and the southeast corner of the Replat Cadeaux II Apartments, according to the map or plat thereof recorded in Volume 309, Page 123 of said Map Records;
THENCE, N 01 deg. 08 min. 58 sec. E, along the common line of said Cadeaux II Apartments and said Ivystone North Apartments, a distance of 209.01 feet to a 5/8 inch iron rod found for the northwest corner of said Ivystone North Apartments and an inner corner of said Cadeaux II Apartments;
THENCE, N 57 deg. 53 min. 24 sec. E, along the common line of said Cadeaux II Apartments and said Ivystone North Apartments, a distance of 181.93 feet to a point on a southwest line of that certain called 0.041 acre tract described in General Warranty Deed, dated November 23, 1981, from North Park Forest, Inc. to North Park Public Utility District, recorded under Clerk’s File No. H496668 of the Official Real Property Records of Harris County, Texas, for a north corner of said Ivystone North Apartments and a east corner of said Cadeaux II Apartments; said point being referenced by a 5/8 inch iron rod found N 08 deg. 23 min. 57 sec. W, a distance of
0.31 feet;
THENCE, S 31 deg. 19 min. 03 sec. E. along said southwest line and along a northeast line of said Ivystone North Apartments, a distance of 9.83 feet to a point for an inner corner of said Ivystone North Apartments and a south corner of said called 0.041 acre tract; said point being referenced by a 5/8 inch iron rod found N 56 deg. 06 min. 02 sec. W, a distance of 0.27 feet;

THENCE, S 77 deg. 06 min. 36 sec. E, along a northeast line of said Ivystone North Apartments and a southwest line of said called 0.041 acre tract, a distance of 45.40 feet to a 5/8 inch iron rod set for south corner of said called 0.041 acre tract and an inner corner of said Ivystone North Apartments;
THENCE, N 57 deg. 53 min. 24 sec. E, along a southeast line of said called 0.041 acre tract and a northwest line of said Ivystone North Apartments, a distance of 92.90 feet to a point for an inner corner of said Ivystone North Apartments and an east corner of said called 0.041 acre tract; said point being referenced by a 5/8 inch iron rod found N 45 deg. 41 min. 53 sec. W, a distance of 0.28 feet;
THENCE, N 32 deg. 06 min. 36 sec. W, along a southwest line of said Ivystone North Apartments and a northeast line of said called 0.041 acre tract, a distance of 87.00 feet to a 5/8 inch iron rod found for a west corner of said Ivystone North Apartments and an inner corner of said called 0.041 acre tract;
THENCE, N 57 Deg 53 Min 24 Sec E, along a northwest line of said Ivystone North Apartments and a southeast line of said called 0.041 acre tract and of that certain called 0.899 acre tract described in General Warranty Deed, dated June 28, 1979, from North Park Forest, Inc. to North Park Public Utility District, recorded under Clerk’s File No. G608431 of said Real Property Records, a distance of 133.45 feet to a 5/8 inch iron rod set on the southwest right-of-way line of said Imperial Valley Drive, for a north corner of said Ivystone North Apartments and an east corner of said 0.899 acre tract;
THENCE, Southeasterly, along a northeast line of said Ivystone North Apartments and said southwest right-of-way line, with a non-tangent curve to the right, having a radius of 1960.00 feet, a central angle of 11 deg. 53 min. 19 sec., a chord which bears S 25 deg. 48 min. 04 sec. E, a distance of 405.96 feet, for an arc length of 406.69 feet to a POINT OF BEGINNING and containing 150,906 square feet or 3.464 acres of land.

Exhibit A-4
ASPEN COURT
BEING a 6.364 acre tract of land out of the L. Barnes Survey, Abstract No. 1721, and the C.H. McClure Survey, Abstract No. 1058, Tarrant County, Texas, and being all of Lot 2R2, Block 1, Baird Farm Estates, an addition to the City of Arlington, Tarrant County, Texas, according to the Revised Plat recorded in Volume 388-18.3, Page 98, Plat Records, Tarrant County, Texas. Said 6.364 acre tract being more particularly described as follows:
BEGINNING at a found 1/2 inch iron rod, said point being the Northwest corner of said Lot 2R2 and also being located in the East right-of-way line of Baird Farm Road (a 57,50 foot right-of way);
THENCE South 89 degrees 19 minutes 25 seconds East, leaving said East right-of-way line and following along the North line of said Lot 2R2, for a distance of 384.48 feet to a found 112 inch iron rod;
THENCE South 10 degrees 13 minutes 33 seconds East, for a distance of 636.07 feet to a found 112 inch iron rod;
THENCE North 89 degrees 19 minutes 25 seconds West, for a distance of 503.95 feet to a found 112 inch iron rod, located in said East line of Baird Farm Road;
THENCE North 00 degrees 40 minutes 35 seconds East, following along said East line, for a distance of 58959 feet to the point of curvature of a curve to the left, having a delta of 02 degrees 41 minutes 41 seconds, a radius of 744.48 feet and long chord bearing and distance of North 00 degrees 41 minutes 08 seconds West, 3501 feet;
THENCE along said curve and following along said East line, for a distance of 35.01 feet to the Point of Beginning and containing 277,202 square feet or 6.3 64 acres of land, more or less

Exhibit A-5
AUTUMNWOOD
Lot 1A, Block 35 of LOTS 1A THRU 1F, BLOCK 35, SPRINGRIDGE ADDITION, an Addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Cabinet A, Slide 9962, Plat Records, Tarrant County, Texas.

Exhibit A-6
BRAESRIDGE
A tract or parcel of land containing 16.7406 acres being a replat of a Replat of Braesridge Apartments and Braesridge Apartments II in the City of Houston in Harris County, Texas out of the A. S. Varrier Survey, Abstract 824 Harris County, Texas according to the Maps Recorded in Volume 312, Page 126 and Volume 312, Page 127 all in the Harris County Map Records and said 16.7406 acre tract being more particularly described as follows:
BEGINNING at a 5/8 inch iron road marking the Northeast corner of the herein described 16.7406 acre tract being in the West right-of-way line of Braesridge Drive and marking the Southeast corner of a 70 foot wide Harris County Flood Control Drainage Easement as described in Harris County Clerk’s File No. D647722 of the office of Real Property Records of Harris County, Texas which has coordinate value of X=3,107,567.7158 ft. and Y=680,831.1449 ft. based on Texas Coordinate System South Central Zone;
THENCE South 02 degrees 30 minutes 16 seconds East with the West right-of-way line of said Braesridge Drive a distance of 579.00 feet to a 5/8 inch iron rod found at the most Northerly Southeast corner of the herein described tract marking an angle corner and located North 02 degrees 30 minutes 16 seconds West a distance of 471.00 ft. from a 5/8 inch iron rod marking the Southeast corner of parent tract;
THENCE North 47 degrees 30 minutes 16 seconds West a distance of 2.83 ft. to a 5/8 inch iron rod at an angle point;
THENCE South 87 degrees 29 minutes 44 seconds West with a fence line and with North line of the residual tract a distance of 345.00 ft. to a 5/8 inch iron rod found at a re-entrant corner;
THENCE South 42 degrees 29 minutes 44 seconds West with a cut back corner a distance of 21.21 ft. to a 5/8 inch iron rod found at an another re-entrant corner;
THENCE South 02 degrees 30 minutes 16 seconds East with a fence line and with the West line of said residual tract a distance of 458.00 ft. to a 5/8 inch iron rod at the most Southerly Southeast corner of the herein described tract and marking the Southeast corner of a certain 6.4358 acre tract as delineated on plat recorded in Volume 312, Page 126 of the Harris County Map Records;
THENCE South 87 degrees 29 minutes 44 seconds West with the South line of said 6.4358 acre tract delineated on map recorded in Volume 312, Page 126 of the Harris County Map Records and with North line of Reserve B of Fondren Center Section 1 as delineated on map or plat recorded in Volume 204, Page 138 of the Harris County Map Records a distance of 493.00 ft. to a 5/8 inch iron rod found at the Southwest corner of the herein described tract and marking the Northwest corner of said Reserve B and in the East boundary of the Northfield Section 4 as delineated on map or plat recorded in Volume 232, Page 45 of the Harris County Map Records;
THENCE North 02 degrees 30 minutes 16 seconds West with the East line of said Northfield Section 4 and with West line of the herein described 16.7406 acre tract a distance of 1050.00 ft. to a 5/8 inch iron rod at the Northwest corner of the herein described tract which has a coordinate value of X=3,107,153.6350 ft. and Y=680,483.1865 ft.;
THENCE North 87 degrees 29 minutes 44 seconds East with the South right-of-way line of said 70 foot drainage easement as described in instrument recorded in Clerk’s File No. D647722 of the Office of Real Property Records Harris County a distance of 855.00 ft. to the PLACE OF BEGINNING and containing 16.7406 acres of land being known as 11100 Braesridge Drive, Houston, Texas Zip Code 77071.

Exhibit A-7
BRITTON WOODS
PARCEL 1 (8.265 ACRE TRACT CITY OF COLUMBUS, OHIO):
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF COLUMBUS, VIRGINIA MILITARY SURVEY NO. 3011, BEING A 8.265 ACRE TRACT OF LAND CONSISTING OF 3.087 ACRES OF RESERVE “A” AND 5.178 ACRES OF RESERVE “D”, AS SAID RESERVES ARE SHOWN AND DELINEATED UPON THE PLAT “TUTTLE CROSSING NORTHWEST, OF RECORD IN PLAT BOOK 71, PAGES 33 AND 34, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, SAID 8.265 ACRES BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIN FOUND AT THE NORTHWESTERLY CORNER OF SAID RESERVE “D”;
BEING A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS OVER THAT CERTAIN 0.722 ACRE PARCEL AS MORE SET FORTH IN INSTRUMENT NO. 199710300131357, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO. THENCE NORTH 83 DEGREES 24' 31" EAST, ALONG THE NORTHERLY LINE OF SAID RESERVE “D” AND A PORTION OF THE NORTHERLY LINE OF SAID RESERVE “A”, A DISTANCE OF 459.17 FEET TO AN IRON PIN SET IN THE WESTERLY RIGHT-OF WAY LINE OF BRITTON PARKWAY, OF RECORD IN PLAT BOOK 73, PAGE 92;
THENCE ALONG SAID RIGHT OF WAY LINE THE FOLLOWING THREE COURSES.
1. SOUTH 4 DEGREES 59' 01" WEST, A DISTANCE OF 354.82 FEET TO AN IRON PIN SET AT A POINT OF CURVATURE;
2. WITH THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 535.59 FEET, A CENTRAL ANGLE OF 48 DEGREES 36' 18", THE CHORD OF WHICH BEARS SOUTH 19 DEGREES 19' 08" EAST, A CHORD DISTANCE OF 440.85 FEET TO AN IRON PIN SET AT A POINT OF REVERSE CURVATURE;
3. WITH THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 1360.00 FEET, A CENTRAL ANGLE OF 1 DEGREES 01' 01", THE CHORD OF WHICH BEARS SOUTH 43 DEGREES 06' 45" EAST, A CHORD DISTANCE OF 24.14 FEET TO AN
RON PIN SET;
THENCE THROUGH SAID RESERVE “D” THE FOLLOWING TWO COURSES;
1. SOUTH 48 DEGREES 39' 34" WEST, A DISTANCE OF 116.85 FEET TO AN IRON PIN SET;
2. SOUTH 83 DEGREES 18' 56" WEST, A DISTANCE OF 402.05 FEET TO AN IRON PIN SET IN THE WESTERLY LINE OF SAID RESERVE “D”;
THENCE NORTH 6 DEGREES 41' 04" WEST, ALONG SAID WESTERLY LINE, A DISTANCE OF 864.28 FEET TO THE PLACE OF BEGINNING AND CONTAINING 8.265 ACRES OF LAND.
PARCEL 2 (20.887 ACRE TRACT CITY OF DUBLIN, OHIO):
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF DUBLIN, BEING A PART OF VIRGINIA MILITARY SURVEY NO. 3011 AND BEING 6.310 ACRES OUT OF THAT 12.000 ACRE TRACT AS DESCRIBED IN A CERTIFICATE OF TRANSFER TO RITA T. PORTER AND URSULA V. R. MADDOX, OF RECORD IN OFFICIAL RECORD VOLUME 10195, PAGE D20 AND 14.577 ACRES OUT OF THAT 26.368 ACRE TRACT OF LAND AS DESCRIBED IN A DEED TO MYRON AND RITA PORTER, OF RECORD IN OFFICIAL RECORD VOLUME 5143, PAGE E20 (ALL REFERENCES

HEREIN BEING TO THE RECORDS LOCATED IN THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO) AND BEING MORE PARTICULARLY DESCRIBEDAS FOLLOWS:
BEGINNING FOR REFERENCE AT AN IRON PIN FOUND AT THE NORTHWESTERLY CORNER OF SAID 12.000 ACRE TRACT;
THENCE NORTH 83 DEGREES 24' 48" EAST, ALONG THE NORTHERLY LINE OF SAID 12.000 ACRE TRACT, A DISTANCE OF 731.41 FEET TO AN IRON PIN SET AT THE TRUE POINT OF BEGINNING;
THENCE NORTH 83 DEGREES 24' 48" EAST, CONTINUING ALONG SAID NORTHERLY LINE, A DISTANCE OF 629.37 FEET TO AN IRON PIN FOUND AT AN ANGLE POINT;
THENCE NORTH 83 DEGREES 24' 31" EAST, CONTINUING ALONG SAID NORTHERLY LINE, A DISTANCE OF 186.80 FEET TO AN IRON PIN FOUND AT THE NORTHEASTERLY CORNER OF SAID 12.000 ACRE TRACT AND AT THE NORTHWESTERLY CORNER OF RESERVE “D” OF TUTTLE CROSSING NORTHWEST, THE PLAT OF WHICH IS OF RECORD IN PLAT BOOK 71, PAGES 33 AND 34;
THENCE SOUTH 6 DEGREES 41' 04" EAST, ALONG THE WESTERLY LINE OF SAID RESERVE “D”, PASSING AN IRON PIN FOUND AT THE SOUTHEASTERLY CORNER OF SAID 12.000 ACRE TRACT AT 336.66 FEET, A TOTAL DISTANCE OF 1,112.39 FEET TO AN IRON PIN FOUND AT A SOUTHEASTERLY CORNER OF THE AFOREMENTIONED 26.368 ACRE TRACT AND THE NORTHEASTERLY CORNER OF THAT ORIGINAL 3.031 ACRE TRACT AS DESCRIBED IN A DEED TO ALVIN P. AND JANET C. WHITEHEAD, OF RECORD IN DEED BOOK 3410, PAGE 78;
THENCE SOUTH 83 DEGREES 15' 26" WEST, ALONG A SOUTHERLY LINE OF SAID 16.368 ACRE TRACT AND ALONG THE NORTHERLY LINES OF A ROW OF TRACTS WHICH FRONTS ON TUTTLE ROAD, A DISTANCE OF 818.07 FEET TO AN IRON PIN SET;
THENCE NORTH 6 DEGREES 35' 12" WEST, THROUGH SAID 26.368 ACRE TRACT AND SAID 12.000 ACRE TRACT, A DISTANCE OF 1,114.60 FEET TO THE TRUE POINT OF BEGINNING AND CONTAINING 20.887 ACRES OF LAND.
PERIMETER DESCRIPTION OF PARCELS 1 AND 2:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITIES OF COLUMBUS AND DUBLIN, VIRGINIA MILITARY SURVEY NO. 3011, BEING A 29.152 ACRE TRACT OF LAND CONSISTING OF 3.087 ACRES OF RESERVE “A” AND 5.178 ACRES OF RESERVE “D”, AS SAID RESERVES ARE SHOWN AND DELINEATED UPON THE PLAT “TUTTLE CROSSING NORTHWEST”, OF RECORD IN PLAT BOOK 71, PAGES 33AND 34, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, 6.310 ACRES OUT OF THAT 12.000 ACRE TRACT AS DESCRIBED IN A CERTIFICATE OF TRANSFER TO RITA T. PORTER AND URSULA V.R. MADDOX, OF RECORD IN OFFICIAL RECORD VOLUME 10195, PAGE D20 AND 14.577 ACRES OUT OF THAT 26.368 ACRE TRACT OF LAND AS DESCRIBED IN A DEED TO MYRON AND RITA PORTER, OF RECORD IN OFFICIAL RECORD VOLUME 5143, PAGE E26 (ALL REFERENCES HEREIN BEING TO RECORDS LOCATED IN THE RECORDER’S OFFICE FRANKLIN COUNTY, OHIO), SAID 29.152 ACRES BEING MORE PARTICULARLY DESCRIED AS FOLLOWS:
BEGINNING AT AN IRON PIN FOUND IN THE NORTHWESTERLY CORNER OF SAID RESERVE “D”;
THENCE NORTH 83 DEGREES 24' 31" EAST, ALONG THE NORTHERLY LINE OF SAID RESERVE “D” AND A PORTION OF THE NORTHERLY LINE OF SAID RESERVE “A”, A DISTANCE OF 459.17 FEET TO AN IRON PIN SET IN THE NORTHERLYRIGHT-OF-WAY LINE OF BRITTON PARKWAY, OF RECORD IN PLAT BOOK 73, PAGE 92;
THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING THREE COURSES:

1. SOUTH 4 DEGREES 59' 01" WEST, A DISTANCE OF 354.82 FEET TO AN IRON PIN SET AT A POINT OF CURVATURE;
2. WITH THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 535.59 FEET, A CENTRAL ANGLE OF 48 DEGREES 36' 18", THE CHORD WHICH BEARS SOUTH 19 DEGREES 19' 08" EAST, A CHORD DISTANCE OF 440.85 FEET TO AN IRON PIN SET AT A POINT OF REVERSE CURVATURE;
3. WITH THE ARC OF CURVE TO THE RIGHT HAVING A RADIUS OF 1360.00 FEET, A CENTRAL ANGLE OF 01 DEGREES 01' 01", THE CHORD OF WHICH BEARS SOUTH 43 DEGREES 06' 45” EAST, A CHORD DISTANCE OF 24.14 FEET TO AN IRON PIN SET;
THENCE SOUTH 48 DEGREES 39' 34" WEST, A DISTANCE OF 116.85 FEET TO AN IRON PIN SET;
THENCE SOUTH 83 DEGREES 18' 56" WEST, A DISTANCE OF 402.05 FEET TO AN IRON PIN SET IN THE WESTERLY LINE OF SAID RESERVE “D”;
THENCE SOUTH 06 DEGREES 41' 04" EAST, 248.11 FEET TO AN IRON PIN FOUND AT AN ANGLE POINT;
THENCE SOUTH 83 DEGREES 15' 26" WEST, ALONG A SOUTHERLY LINE OF SAID 26.368 ACRE TRACT AND ALONG THE NORTHERLY LINES OF A ROW OF TRACTS WHICH FRONT ON TUTTLE ROAD, A DISTANCE OF 818.07 FEET TO AN IRON PIN
SET;
THENCE NORTH 6 DEGREES 35' 12" WEST, THROUGH SAID 26.368 ACRE TRACT AND SAID 12.000 ACRE TRACT, A DISTANCE OF 1,114.60 FEET TO AN IRON PIN SET IN THE NORTHERLY LINE OF SAID 12.000 ACRE TRACT;
THENCE NORTH 83 DEGREES 24' 48" EAST, CONTINUING ALONG SAID NORTHERLY LINE, A DISTANCE OF 629.37 FEET TO AN IRON PIN FOUND AT AN ANGLE POINT;
THENCE NORTH 83 DEGREES 24' 31" EAST, CONTINUING ALONG SAID NORTHERLY LINE, A DISTANCE OF 186.80 FEET TO AN IRON PIN FOUND AT THE NORTHEASTERLY CORNER OF SAID 12.00 ACRE TRACT AND AT THE NORTHWESTERLY CORNER OF RESERVE “D” OF TUTTLE CROSSING NORTHWEST, THE PLAT OF WHICH IS OF RECORD IN PLAT BOOK 71, PAGES 33 AND 34, THE TRUE POINT OF BEGINNING.

PARCEL NUMBERS:	273-005779
273-005778
010-220902
010-220901

Exhibit A-8
CHELSEA PARK
BEING 8.2474 acres (359,257 square feet) of land in the F. McNaughton Survey, A-553, Harris County, Texas and being all of Chelsea Park Apartments according to the plat thereof recorded in Volume 319, Page 85 of the Map Records of Harris County, said 8.2474 acres being more particularly described by metes and bounds as follows:
BEGINNING at a point marked by a 5/8 inch iron rod found on the North right-of-way line of Crescent Moon Drive, 60 feet wide, said point being the Southeast corner of said Chelsea Park Apartments and further being the Southwest corner of Lot 1 in Block 2 of White Oak Bend, Section 2, according to the plat thereof recorded in Volume 295, Page 99 of the Map Records of Harris County, Texas;
THENCE, South 89 deg. 37 min. 54 sec. West, along the North right-of-way line of Crescent Moon Drive, a distance of 151.71 feet to a point of curve marked by a found 5/8 inch iron rod;
THENCE, in a Westerly direction, continuing along the North right-of-way line of Crescent Moon Drive, with a curve to the left whose radius is 1598.86 feet and central angle is 08 deg. 01 min. 17 sec. a distance of 223.84 feet to a point of tangent marked by a found 5/8 inch iron rod;
THENCE, South 81 deg. 36 min. 37 sec. West, continuing along the North right-of-way line of Crescent Moon Drive, a distance of 115.24 feet to a point of curve marked by a found 5/8 inch iron rod;
THENCE, in a Westerly direction, continuing along the North right-of-way line of Crescent Moon Drive, with a curve to the right whose radius is 1970.00 feet and central angle 03 deg. 37 min. 42 sec., a distance of 124.75 feet to a point for corner marked by a found 5/8 inch iron rod, said point being the Southwest corner of said Chelsea Park Apartments;
THENCE, North 00 deg. 05 min. 22 sec. East, along the West line of said Chelsea Park Apartments, a distance of 621.64 feet to a point for corner marked by a found 5/8 inch iron rod, said point being the Northwest corner of said Chelsea Park Apartments;
THENCE, South 89 deg. 59 min. 28 sec. East, along the North line of said Chelsea Park Apartments, a distance of 607.98 feet to point for corner marked by a found 5/8 inch iron rod, said point being the Northeast corner of said Chelsea Park Apartments and further being the Northwest corner of Lot 12 in Block 2 of said White Oak Bend, Section 2;
THENCE, South 00 deg. 22 min. 06 sec. East, along the East line of said Chelsea Park Apartments and the West line of said White Oak Bend, Section 2, a distance of 572.41 feet to the PLACE OF BEGINNING and containing 8.2474 acres (359,257 square feet) of land, more or less.

Exhibit A-9
CLUB AT HICKORY HOLLOW
Land in Davidson County, Tennessee, being in Lot No. 1 and Lot No. 2 as shown on the Plan of The Club at Hickory Hollow of record in Book 6250, Page 838, Register’s Office for Davidson County, Tennessee, to which plan reference is made for a more complete description.
Being the same property conveyed to United Dominion Realty, L. P., a Virginia limited partnership by Limited Warranty Deed from TBCREC Residential No. 1 Limited Partnership, a Delaware limited partnership, dated February 19, 1997, recorded February 19, 1997, in Book 10353, Page 451, Davidson County, Tennessee Records, and by Quit Claim Deed from TBCREC Residential No. 1 Limited Partnership, a Delaware limited partnership, dated February 19, 1997, recorded February 19, 1997, in Book 10353, Page 458, aforesaid records.
Map/Parcel ID Number: 163 126.00; 163 318.00

Exhibit A-10
COBBLESTONE
BEING all of Lot 1R of the Plat Revision to Park Place East Lot 1R and Lot 2, Block 4, an addition to the City of Arlington and recorded in Volume 388-158, Page 34, of the Plat Records of Tarrant County, Texas, being more particularly described as follows:
BEGINNING at a found iron rod with yellow cap at the Northeast corner of Lot 1R, Block 4 of the above mentioned Revision to Park Place East, said point also being in the West right-of-way of Baird Farm Road (32.5 feet from centerline);
THENCE South 00 degrees 40 minutes 35 seconds West, along the West right-of-way line of Baird Farm Road a distance of 190.00 feet to a 1/2 inch iron rod set with Huitt-Zollars cap for a corner;
THENCE North 89 degrees 07 minutes 50 seconds West, a distance of 248.50 feet to a 1/2 inch iron rod set with Huitt-Zollars cap for a corner;
THENCE South 00 degrees 56 minutes 37 seconds West, a distance of 200.00 feet to a 1/2 inch iron rod set with Huitt-Zollars cap for an angle point;
THENCE South 00 degrees 15 minutes 13 seconds East, a distance of 174.22 feet to a 1/2 inch iron rod set with Huitt-Zollars cap for a corner, said point marking the most Southerly Southeast corner of the above mentioned Lot 1R, Block 4, of Park Place East;
THENCE North 89 degrees 07 minutes 50 seconds West, following the South line of the above mentioned Lot 1R, Block 4 of Park Place East, a distance of 971.85 feet to a 1/2 inch iron rod set with Huitt-Zollars cap for a corner, said point being in the East right-of-way line of Midway Road East, (30 feet from centerline);
THENCE North 00 degrees 56 minutes 37 seconds East, following the East right-of-way line of Midway Road East a distance of 371.95 feet to a cut “X” found on concrete curbing, said point marking the beginning of a curve to the right having a central angle of 51 degrees 45 minutes 18 seconds, a radius of 370.00 feet, and a tangent length of 179.48 feet;
THENCE along said East right-of-way and said curve to the right an arc distance of 334.22 feet to a found 1/2 inch iron rod for corner;
THENCE North 52 degrees 41 minutes 53 seconds East, following the East right-of-way line of Midway Road East a distance of 280.80 feet to a found 1/2 inch iron rod for a corner;
THENCE South 37 degrees 18 minutes 07 seconds East, a distance of 348.36 feet to a found 1/2 inch iron rod for a corner;
THENCE South 89 degrees 19 minutes 25 seconds East, a distance of 638.69 feet to the POINT OF BEGINNING and CONTAINING 15.250 acres of land, more or less.

Exhibit A-11
COUNTRY CLUB PLACE
A Field Note Description of a 6.228 Acre Tract of Land (271,298 square feet) out of a 23.023 Acre Tract (Volume 564, Page 834 of the Deed Records of Fort Bend County, Texas), and being out of the original E.A. Hail Tract in the Jane H. Long League, Abstract #55, City of Richmond, Fort Bend County, Texas.
For Connection Begin at an iron rod found in the North right-of-way line of Golfview Drive marking the Northeast line of the E.A. Hail 24.91 Acre Tract; said corner being the Southeast corner of the Daniel Boone 6.246 Acre Tract and the Southwest corner of the City of Richmond 3.29 Acre Tract;
THENCE, South 12 deg. 12’05” East, 62.47 feet to an iron pipe found;
THENCE, Southwesterly, along the South and Southerly right-of-way line of Golfview Drive with the following courses and distances:
South 61 deg. 38’30” West, 141.06 feet to a point;
South 59 deg. 36’30” West, 471.57 feet to a point;
South 64 deg. 38’30” West, 235.78 feet to a point;
South 24 deg. 51’21” West, 856.93 feet to a brass cap found marking the
Northwest corner of and place of beginning for this tract;
THENCE, South 89 deg. 20’50” East, 539.05 feet to a brass cap found marking the Northeast corner of this tract;
THENCE, South 27 deg. 05’35” West, along a Westerly line of the Houston Lighting and Power Company call 3.025 Acre Strip Tract, 575.22 feet to a 5/8 inch iron pipe found marking the Southeast corner of this tract;
THENCE, North 89 deg. 20’50” West, along a North line of said Houston Lighting and Power Company call 3.025 Acre Strip Tract, 514.45 feet to a 1/2 inch iron pipe found marking the Southwest corner of this tract; said point also marks the Southwest corner of said 23.023 Acre Tract;
THENCE; North 24 deg. 51’21” East, along the Southeasterly right-of-way line of Golfview Drive, 564.69 feet to the place of beginning and containing 6.228 Acres of Land.

Exhibit A-12
COURTHOUSE GREEN
TRACT ONE:
ALL those two certain parcels of land, lying and being in Chesterfield County, Virginia, shown on plat of survey by Barton-Corso & Associates, Ltd., Certified Land Surveyors, dated October 1, 1973, as Parcel “A” containing 5.65 acres and Parcel “B” containing 4.55 acres, a copy of which plat is recorded in the Clerk’s Office, Circuit Court, Chesterfield County, Virginia, in Deed Book 1104, page 265, reference to which is made for a metes and bounds description of said parcels.
TRACT TWO:
ALL those two certain parcels of land lying and being in Chesterfield County, Virginia, shown on plat of survey by Barton-Corso & Associates, Ltd., Certified Land Surveyors, dated May 1, 1974, as Parcel “A” containing 7.02 acres and Parcel “B” containing 3.96 acres, a copy of which is recorded in the Clerk’s Office, Circuit Court, Chesterfield County, Virginia, in Deed Book 1117, page 703, reference to which is made for a metes and bounds description of said parcels.

Exhibit A-13
DERBY PARK
BEING a tract of land situated in the Michael Farrans Survey, Abstract Number 469, and in the Benjamin Reed Survey, Abstract Number 1225, City of Grand Prairie, Dallas County, Texas, and also being all of Gentry Place Addition, an addition to the City of Grand Prairie, and recorded in Volume 84008, Page 1223 of the Map & Plat Records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:
BEGINNING at a 1/2” iron rod found, said iron rod being at the Southeast corner of said Gentry Place, said iron rod also being in the Northerly right-of-way line of Interstate Highway 30 (Variable width right-of-way) said iron rod also being at the beginning of a curve to the left which center bears South 03 degrees 26 minutes 20 seconds West a distance of 11,634.16 feet;
THENCE along said curve to the left, following the Northerly right-of-way line of said I.H. 30 and also following the Southerly line of said Gentry Place through a central angle of 00 degrees 40 minutes 13 seconds, an arc length of 136.10 feet to a 5/8” iron rod set;
THENCE North 88 degrees 37 minutes 08 seconds West, following the Northerly right-of-way line of said I.H. 30 and also following the Southerly line of said Gentry Place, a distance of 593.67 feet to a 1/2” iron rod found;
THENCE North 89 degrees 07 minutes 04 seconds West, following the Northerly right-of-way line of said I.H. 30 and also following the Southerly line of said Gentry Place, a distance of 252.11 feet to a point located in water;
THENCE North 35 degrees 45 minutes 01 second East, following the Northwesterly line of said Gentry Place, a distance of 464.20 feet to a 5/8” iron rod found;
THENCE North 25 degrees 07 minutes 59 seconds East, following the Northwesterly line of said Gentry Place, a distance of 407.76 feet to a 5/8” iron rod set;
THENCE North 34 degrees 16 minutes 35 seconds East, following the Northwesterly line of said Gentry Place, a distance of 421.00 feet to a 5/8” iron rod found;
THENCE North 04 degrees 41 minutes 15 seconds East, following the Northwesterly line of said Gentry Place, a distance of 603.35 feet to a 1/2” iron rod found; said iron rod being at the Northwest corner of said Gentry Place;
THENCE North 80 degrees 50 minutes 05 seconds East, following the Northerly line of said Gentry Place, a distance of 232.36 feet to a 1/2” iron rod found, said iron rod being at the Northeast corner of said Gentry Place;
THENCE South 07 degrees 19 minutes 40 seconds East, following the Easterly line of said Gentry Place, a distance of 217.35 feet to a 1/2” iron rod found, said iron rod also being at the Northwest corner of a 5.42 acre tract, as recorded in Volume 73162, Page 73 of the Deed Records of Dallas County, Texas.
THENCE South 00 degrees 15 minutes 00 seconds West, following the Easterly line of said Gentry Place, and also following the Westerly line of said 5.42 acre tract, a distance of 302.95 feet to a 1/2” iron rod found, said iron rod being at the Northwest corner of Safari Restaurant Addition, an addition to the City of Grand Prairie, Texas, as recorded in Volume 82235, Page 2500 of the Map & Plat Records of Dallas County, Texas;
THENCE South 00 degrees 14 minutes 11 seconds West, following the Easterly line of said Gentry Place, and also following the Westerly line of said Safari Restaurant, a distance of 1239.17 feet to the Point of Beginning, and containing 878,417 square feet, or 20.166 acres of land, more or less.
N.

Exhibit A-14
DOMINION LAUREL SPRINGS
All that certain lot, piece or parcel of land, with improvements thereon and appurtenances thereunto belonging, lying and being in Brookland District, Henrico County, Virginia, containing 16.405 acres, as more particularly described on that certain plat of survey (the “Plat”) prepared by E. D. Lewis and Associates, P.C., Consulting Engineers, Land Surveyors and Planners, dated August 20, 1991, and revised August 30, 1991, entitled “Plat Showing Improvements to the Laurel Village Apartments Property Lying on the West line of Hungary Springs Road in Brookland District, Henrico County, Virginia”, and with reference to the Plat, the real estate is more particularly described as follows:
Beginning at a rod set, said point of beginning being S 13º 18' 16" W and a distance of 74.10 feet from a concrete V.D.O.T. monument found at the intersection of the western line of Hungary Spring Road and the southern line of State Route 33; thence from said point of beginning along the western line of the right-of-way of Hungary Spring Road S 24º 17' 10" W for a distance of 415.41 feet to a rod found; thence leaving said western line of Hungary Spring Road N 85º 00' 20" W for a distance of 520.61 feet to a rod found; thence N 5º 31' 40" E for a distance of 150.00 feet to a rod found; thence N 84º 28' 20" W for a distance of 290.40 feet to a rod found; thence S 5º 31' 40" W for a distance of 150.00 feet to a rod found; thence N 84º 28' 20" W a distance of 379.74 feet to a point marked by a rod set in the center of an old concrete ditch; thence following the center of the aforesaid ditch for the next five courses and distances N 5º 31' 40" E for a distance of 255.69 feet to a point marked by a rod set; thence along a curve to the right having a delta angle of 20º 22' 55", a radius of 139.07 feet, an arc length of 49.47 feet, a chord bearing of N 15º 43' 07" E and a chord distance of 49.21 feet to a point marked by a rod set; thence N 25º 54' 35" E for a distance of 86.41 feet to a point marked by a rod set; thence along a curve to the right having a delta angle of 14º 23' 00", a radius of 198.13 feet, an arc length of 49.74 feet, a chord bearing N 33º 06' 05" E and a chord length of 49.61 feet to a point marked by a rod set; thence N 40º 17' 35" E for a distance of 330.94 feet to a point marked by a rod set in the center of an old concrete ditch; thence leaving the center of the ditch N 86º 36' 30" E for a distance of 657.88 feet to a point marked by a rod set; thence S 4º 40' 47" W for a distance of 411.00 feet to a rod found; thence S 85º 19' 13" E for a distance of 417.88 feet to a rod set on the western line of the right-of-way of Hungary Spring, being the point and place of beginning and containing 16.405 acres.

Exhibit A-15
EVERGREEN PARK
PARCEL I
That portion of the North half of the Southwest quarter of Section 15, Township 2 North, Range 2 East of the Willamette Meridian, in Clark County, Washington, described as follows:
BEGINNING at a point South 88°58'49" East, 930.90 feet East of the Northwest corner of the North half of said Southwest quarter of Section 15, said point being the Northwest corner of that tract conveyed to Charles A. Trumbo by deed recorded under Auditor’s File No. G 318746, records of Clark County, Washington; thence South 01°30'32" West along the West line of said Trumbo tract 215.00 feet to the true point of beginning, thence continuing along said West line 449.96 feet to a point on the North line of the S.E.H. tract of land as established by Mackay & Sposito Survey recorded in Book 15, Page 98, said records of Clark County; thence North 88°28'19" West , 930.87 feet along said North line to a point on the West line of the Southwest quarter of said Section 15, which bears South 01°30'32" West, 656.70 feet from the monument marking the Northwest corner of the North one-half of the Southwest quarter of said Section; thence North 01° 30'32" East 433.70 feet along the West line of that tract conveyed to Samuel H. Wright, et ux, by deed recorded under Auditor’s File No. G 214440, records of Clark County, Washington, thence South 88°58'49" East parallel with the North line of said Wright tract 390.70 feet; thence North 01°30'32" East parallel with the West line of said Wright tract 223.00 feet to the North line thereof; thence South 88°58'49" East along said North line 60 feet; thence South 01°30'32" West parallel with the West line of said Wright tract 215.00 feet: thence South 88°58'49" East parallel with the North line of said Wright tract 480.20 feet to the True Point of Beginning.
EXCEPT portions lying within N.E. 112th Avenue and N.E. 49th Street, and as conveyed to Clark County by deed recorded under Auditor's File No. 8307210120 and 8812150109.
ALSO EXCEPT that portion conveyed to The City of Vancouver by Deed recorded August 28, 2006, under Auditor’s File No. 4214482.
PARCEL II
That portion of the North half of the Southwest quarter of Section 15, Township 2 North, Range 2 East of the Willamette Meridian, in Clark County, Washington, described as follows:
BEGINNING at a point 930.90 feet East of the Northwest corner of the North half of the Southwest quarter of Section 15, said point being the Northwest corner of that tract conveyed to Charles A. Trumbo by deed recorded under Auditor’s File No. G 318746, records of Clark County, Washington; thence South along the West line of said Trumbo tract South 01°30'32" 215 feet; thence West parallel with the North line of that tract conveyed to Samuel H. Wright, et ux, by deed recorded under Auditor’s File No. G 214440, records of Clark County, Washington, North 88°58'49" West 480.2 feet; thence North parallel with the West line of said Trumbo tract North 01°30'32" West 215 feet to the North line of said Wright tract; thence South 88°58'49" East along said North line 480.2 feet to the Point of Beginning.
EXCEPT that portion conveyed to the City of Vancouver under Auditor’s File No. 4214482.
ALSO EXCEPT that portion conveyed to The City of Vancouver by Deed recorded August 28, 2006, under Auditor’s File No. 4214482.
Except that portion lying in N.E. 49th Street.

Exhibit A-16
FISHERMAN’S VILLAGE
Lot 1, SEMORAN TRACE, according to the plat thereof, as recorded in Plat Book 12, Page 50, of the Public Records of Orange County, Florida.

Exhibit A-17
FORESTBROOK
All that certain tract, parcel or phase of land, lying and being in the Town of Springdale. Lexington County, South Carolina, known as Forestbrook Apartments, with all improvements thereon and appurtenances thereunto belonging, as shown on plat by B.P. Barber & Associates, Inc.., dated June 15, 1993, and last revised June 22, 1993, and entitled “ALTAIACSM Class “A” Land Title Survey of Forestbrook Apartments Springdale, South Carolina For United Dominion Realty Trust, Inc..,” recorded in Plat Book 261, Page 119, reference to the Plat is made for a more particular description of said property, and incorporated herein by reference, with said property being bounded and described in accordance with the Plat as follows:
Beginning at a 3/4" rebar marker located on the southern right-of-way of Platt Springs Road (S.C., Hwy. No., 602) and the western right-of-way of Shadblow Lane, and proceeding along tire western right-of-way of Shadblow Lane in a direction of S 4705'26" B for a distance of 227,78 feet to a 3/4" rebar marker; thence turning and continuing along the western right-of-way of Shadblow Lane in a direction of S 12- 14' 53" B for a chord distance of 16.41 feet (said chord having an arc distance of 17.48 feet) to a 314" rebar market; thence turning and proceeding along the western right-of-way of Baywater Drive the following courses and distances S 22 35' 39" W for a distance of 95.64 feet to a 3/4" rebar marker, S 05' 43' 10" B for a chord distance of 24.14 feet (said chord having an arc distance of 25.15 feet) to a 3/4" rebar marker, S 34" 02' 00" B for a distance of 164.25 feet to a 3/4" rebar marker, S 08' 26' 23" E for a chord distance of 61.47 feet (said chord having an arc distance of 63.56 feet) to a 3/4" rebar marker, S 17" 09' 14" W for a distance of 74.95 feet to a 3/4" rebar marker, S 12' 45' 56" W for a distance of 35.21 feet to a 3/4" rebar marker, S 07' 41' 32" L for a chord distance of 87.38 feet (said chord having an arc distance of 89.26 feet) to a 3/4" rebar marker, S 28' 09' 00" B for a distance of 69.16 feet to a 2" open top pipe marker, S 21° 52' 33" B for a distance of 28.02 feet to a 2" open top marker; thence turning and proceeding along the property of Diane T. Capilos in a direction of S 82' 19' 36" W for a distance of 124.53 feet to a 2" iron pipe marker; thence turning and proceeding along the property of Jimmie (3. Cobb in a direction of S 67' 20' 40" W for a distance of 119.88 feet to a 1/2" open top pipe marker; thence turning and proceeding along the property of Donald K. Titus and Jean C.. Titus in a direction of S 67' 25' 00" W for a distance of 109,80 feet to a 3/4" rebar marker; thence turning and proceeding along the property of Willie Charles Bowen in a direction of S 74' 26' 00" W for a distance of 53.00 feet to a 3/4" rebar marker; thence turning and proceeding along the properties of Willie Charles Bowen, Leon Fred Moore and Elaine C. Moore in a direction of S 81' 28' 13" W for a distance of 167.38 feet to a 1" solid iron marker; thence turning and proceeding in a direction of S 81' 17' 13" W for a distance of 135.47 feet to a 1" iron pipe marker; thence turning and proceeding along the property of JIM. Gunter in a direction of N 18° 38' 00" W for a distance of 591.90 feet to a 1" rebar marker; thence turning and proceeding along the southern right-of-way of Platt Springs Road in a direction of N 59" 16' 25" B for a chord distance of 713.08 feet (said chord having an arc distance of 714.89 feet) to a point; this being the point of beginning and containing 11 .887 acres, more or less.

Exhibit A-18
FOUNTAINHEAD
SITUATE IN SECTION 8, TOWN 2, RANGE 6E, HARRISON TOWNSHIP, COUNTY OF MONTGOMERY, STATE OF OHIO AND BEING THE TRACT OF LAND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE CENTERLINE OF NORTH MAIN STREET (STATE ROUTE 48), SAID POINT BEING THE SOUTHERNMOST CORNER OF LAND CONVEYED TO OREL J. MYERS, BY DEED RECORDED IN BOOK 2060, PAGE 151, IN THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO; THENCE WITH THE SOUTHEAST LINE OF SAID MYERS’ LAND, NORTH 38 DEGREES, 24 MINUTES, 30 SECONDS EAST FOR 329.95 FEET TO A POINT IN THE NORTH LINE OF SAID SECTION 8; THENCE WITH THE NORTH LINE OF SAID SECTION 8, SOUTH 84 DEGREES, 24 MINUTES, 48 SECONDS EAST FOR 280.00 FEET TO THE NORTHWEST CORNER OF AUTUMN GLEN PLAT AS RECORDED IN BOOK 73, PAGE 6 IN THE PLAT RECORDS OF MONTGOMERY COUNTY, OHIO; THENCE WITH THE WEST LINE OF SAID AUTUMN GLEN PLAT , SOUTH 3 DEGREES, 24 MINUTES, 4 SECONDS EAST FOR 433.87 FEET TO THE SOUTHWEST CORNER OF SAID AUTUMN GLEN PLAT; THENCE NORTH 53 DEGREES, 30 MINUTES, 30 SECONDS WEST FOR 100.36 FEET; THENCE SOUTH 71 DEGREES, 22 MINUTES , 51 SECONDS WEST FOR 50.18 FEET; THENCE SOUTH 47 DEGREES, 26 MINUTES, 55 SECONDS WEST FOR 131.20 FEET TO A POINT IN THE CENTERLINE OF SAID NORTH MAIN STREET; THENCE WITH THE CENTERLINE OF SAID NORTH MAIN STREET IN A NORTHWESTWARDLY DIRECTION ON A CURVE TO THE LEFT WITH A RADIUS OF 1909.85 FEET, FOR 252.51 FEET; THENCE CONTINUING WITH THE CENTERLINE OF SAID NORTH MAIN STREET ON A TANGENT BEARING NORTH 51 DEGREES, 35 MINUTES, 30 SECONDS WEST FOR 124.56 FEET TO THE POINT OF BEGINNING, CONTAINING 3.882 ACRES, MORE OR LESS. CURVE DISTANCE IF MEASURED ON THE ARC.
SAID PREMISES ALSO BEING PART OF LOT NUMBER ONE (1) OF ST. JOHN SUBDIVISION AS RECORDED IN PLAT BOOK “L”, PAGE 27 OF THE PLAT RECORDS OF MONTGOMERY COUNTY, OHIO.

Exhibit A-19
GABLE HILL
All that certain piece, parcel or tract of land, with the improvements thereon, situate, lying and being in the County of Richland, State of South Carolina and being shown and delineated as 11.13 acres on a Boundary Survey prepared for Gable Hill Associates Limited Partnership, by Civil Engineering of Columbia, William H. Brown, P.E. R.L.S. No.. 4953, dated September 7, 1981 and last revised January 20, 1984 and recorded in Plat Book Z, at page 7937, and being more particularly shown on Final As-Built Survey of Gable Hill Apartments prepared for Gable Hill Associates, a Limited Partnership dated May 17, 1985, and according to said latter survey having the following boundaries and measurements, to wit; BEGINNING at an iron pin located at the northeastern most corner of said tract, where (Relocated) Ross Road (Dirt) 66’ R/W intersects with Old Sallie M. Hagood Road (Dirt) 50’ R/W and running in a southeasterly direction S56°26'l3"E along Old Sallie M. Hagood Road (Dirt) 50’ R/W for a distance of 509.95 feet to an iron pin: thence turning and running along property designated on said survey as Right of way for S.C. Hwy. 277 the following courses and distances: S37°24'OO"W for a distance of 19.03 feet to an iron pin; S37°24'00"W for a distance of 123.60 feet to an iron pin; S41°12'04"W for a distance of 100.31 feet to an iron pin; S45°11'00"W for a distance of 62.00 feet to an iron pin; S46°3l'00"W for a distance of 207.55 feet to an iron pin; S47°29'02"W for a distance of 29.83 feet to an iron pin; S47°56'01"W for a distance of 48.54 feet to an iron pin; S49°31'00"W for a distance of 47.80 feet to an iron pin; S50°26'09"W for a distance of 48.22 feet to an iron pin; S52°16'28"W for a distance of 46.98 feet to an iron pin; S54°42'54"W for a distance of 46.97 feet to an iron pin; S54°41'00"W for a distance of 49.30 feet to an iron pin; S57°09'21"W for a distance of 45.68 feet to an iron pin; S58°13'16"W for a distance of 53.03 feet to an iron pin; S59°07'18"W for a distance of 369.20 feet to an iron pin; thence turning and running N65°4l'57"W along the intersection of the right of way for S.C. Hwy. 277 and Parklane Road for a distance of 56.80 feet to an iron pin; thence turning and running N08°55'02"W along property designated on said survey as Parklane Road for a distance of 420.35 feet to an iron pin; thence turning and running N40°48'25"E along property designated on said survey as the intersection of Parklane Road and Ross Road for a distance of 65.69 feet to an iron pin; thence turning and running N89°34'20"E along property designated on said survey as Ross Road for a distance of 152.14 feet to an iron pin: thence turning and running N82°51'00"E along property designated on said survey as Ross Road for a distance of 33.00 feet to an iron pin; thence turning and running N79°24'00"E along property designated on said survey as Ross Road for a distance of 103.90 feet to an iron pin; thence turning and running N69°09'00"E along property designated on said survey as Ross Road for a distance of 105.20 feet to an iron pin; thence turning and running N69°09'00"E along property designated on said survey as Ross Road for a distance of 18.52 feet to an iron pin; thence turning and running N18°44'50"E along property designated on said survey as (Relocated) Ross Road (Dirt) for a distance of 543.34 feet to an iron pin; thence turning and running N67°25'12"E along property designated on said survey as (Relocated) Ross Road (Dirt) for a distance of 73.14 feet to the iron pin at the POINT OF COMMENCEMENT.

Exhibit A-20
GATEWATER LANDING
ALL that certain tract, parcel or phase of land, lying and being in Anne Arundel County, Maryland, with all improvements thereon and appurtenances thereunto belonging, as shown on Plat (the “Plat”) by Anarex, Inc., dated November 5, 1992, and last revised December 14, 1992, and entitled “Survey of Gatewater Landing Apartments, in Glen Burnie, Maryland, for United Dominion Realty Trust, Inc.”, reference to the Plat is made for a more particular description of said property, and incorporated herein by reference, with said property being bounded and described in accordance with the Plat as follows:
COMMENCING at a point being the intersection of the eastern right of way line of Furnace Avenue and the northern right of way line of Margate Drive; thence North 24 degrees 53 minutes 52 seconds East 252.70 feet to the point of beginning; thence North 24 degrees 53 minutes 52 seconds East 14.09 feet to a point; thence along a curve to the right having a radius of 372.50 feet, North 35 degrees 04 minutes 47.5 seconds East a distance of 131.70 feet to a point; thence along a curve to the left having a radius of 427.10 feet, North 35 degrees 04 minutes 47.5 seconds East a distance of 151.14 feet to a point; thence North 24 degrees 53 minutes 52 seconds East 229.41 feet to a point; thence along a curve to the left having a radius of 427.50 feet North 20 degrees 01 minute 51 seconds East a distance of 72.54 feet to a point; thence leaving the eastern right of way line of Furnace Avenue South 81 degrees 27 minutes 20 seconds East 261.67 feet to a point; thence South 33 degrees 02 minutes 40 seconds East 130.98 feet to a point marked by a pipe found; thence due east 142.00 feet to a point; thence South 70 degrees 55 minutes 36 seconds East 206.90 feet to a point; thence South 05 degrees 42 minutes 38 seconds West 15.35 feet to a point; thence South 07 degrees 17 minutes 39 seconds East 126.02 feet to a point; thence South 10 degrees 58 minutes 50 seconds East 68.25 feet to a point; thence South 16 degrees 06 minutes 18 seconds East 73.90 feet to a point; thence South 23 degrees 21 minutes 03 seconds East 123.63 feet to a point; thence South 11 degrees 25 minutes 16 seconds East 50.50 feet to a point; thence South 53 degrees 43 minutes 18 seconds West 125.91 feet to a point; thence South 55 degrees 13 minutes 44 seconds West 95.36 feet to a point; thence South 53 degrees 40 minutes 23 seconds West 84.40 feet to a point; thence South 85 degrees 49 minutes 31 seconds West 68.68 feet to a point; thence South 83 degrees 55 minutes 13 seconds West 84.98 feet to a point; thence South 71 degrees 33 minutes 54 seconds West 49.71 feet to a point; thence North 61 degrees 25 minutes 12 seconds West 701.99 feet to the point and place of beginning.
Tax Account Nos. 05-000-16972620 and 05-000-06589803

Exhibit A-21
GOVENOUR’S SQUARE
PARCEL NO. 1:
SITUATED IN THE COUNTY OF FRANKLIN, IN THE STATE OF OHIO, AND IN THE CITY OF COLUMBUS, AND BOUNDED AND DESCRIBED AS FOLLOWS:
BEING A PART OF QUARTER TOWNSHIP NO. 1, TOWNSHIP NO. 1, RANGE NO. 19, UNITED STATES MILITARY LANDS, AND BEING LOT NUMBER SIX (6) SET OFF AND ASSIGNED TO RUTH F. COE IN THE PARTITION OF THE ESTATE OF WILLIAM J. FLEMING, DECEASED, IN CASE NO. 148, 742, COURT OF COMMON PLEAS, FRANKLIN COUNTY, OHIO.
BEING LOT NO. 6 BEGINNING AT A POINT IN THE CENTER OF KENNEY PIKE, WHICH POINT IS LOCATED AT A DISTANCE OF 180.9 FT. MEASURED IN A NORTH DIRECTION ALONG THE CENTERLINE OF SAID PIKE FROM THE POINT WHERE THE SOUTH LINE OF A 48 ACRE TRACT BELONGING TO THE ESTATE OF WILLIAM J. FLEMING, CROSSES THE CENTER LINE OF SAID PIKE, THENCE N. 180.9 FT. ALONG THE SAID CENTERLINE TO A POINT; THENCE S. 89 DEGREES, 39 MINUTES W. 1485 FT. TO A POINT IN THE WEST LINE OF SAID 48 ACRE TRACT; THENCE S. 180.9 FT. ALONG THE WEST LINE OF SAID 48 ACRE TRACT TO A POINT; THENCE N. 89 DEGREES 39 MINUTES E. 1485 FEET TO THE POINT OF BEGINNING CONTAINING 6.17 ACRES MORE OR LESS.
PARCEL NO. 2:
SITUATED IN THE COUNTY OF FRANKLIN, IN THE STATE OF OHIO, AND IN THE CITY OF COLUMBUS, AND BOUNDED AND DESCRIBED AS FOLLOWS:
BEING A PART OF QUARTER TOWNSHIP NO. 1, TOWNSHIP NO. 1, RANGE NO. 19, UNITED STATES MILITARY LANDS, AND BEING LOT NUMBER SEVEN (7) SET OFF AND ASSIGNED TO WALTER W. FLEMING IN THE PARTITION OF THE ESTATE OF WILLIAM J. FLEMING, DECEASED, IN CASE NO. 148,742, COURT OF COMMON PLEAS, FRANKLIN COUNTY, OHIO, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT WHERE THE SOUTH LINE OF THE 48 ACRE TRACT BELONGING TO THE ESTATE OF WILLIAM J. FLEMIING CROSSES THE CENTER LINE OF THE KENNEY PIKE; THENCE N. 180.9 FEET ALONG SAID CENTER LINE TO A POINT; THENCE S. 89 DEG. 39 MIN. W. 1485.0 FEET TO A POINT IN THE WEST LINE OF SAID 48 ACRE TRACT; THENCE S. 180.9 FEET ALONG WEST LINE OF SAID 48 ACRE TRACT TO THE SOUTHWEST CORNER THEREOF; THENCE N. 89 DEG. 39 MIN. E. 1485.0 FEET TO THE POINT OF BEGINNING, CONTAINING 6.17 ACRES, MORE OR LESS, EXCEPTING THEREFROM THE FOLLOWING DESCRIBED 0.96 ACRE TRACT:
BEING A PART OF QUARTER TOWNSHIP NO. 1, TOWNSHIP NO. 1, RANGE NO. 19, UNITED STATES MILITARY LANDS, AND BEING LOT NUMBER SEVEN (7) SET OFF AND ASSIGNED TO WALTER W. FLEMING IN THE PARTITION OF THE ESTATE OF WILLIAM J. FLEMING, DECEASED, IN CASE NO. 148,742, COURT OF COMMON PLEAS, FRANKLIN COUNTY, OHIO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT WHERE THE SOUTH LINE OF THE 48 ACRE TRACT BELONGING TO THE ESTATE OF WILLIAM J. FLEMING CROSSES THE CENTERLINE OF THE KENNEY PIKE, (KENNY ROAD), SAID POINT OF BEGINNING ALSO BEING THE SOUTHEAST CORNER OF A CERTAIN 6.17 ACRE TRACT CONVEYED TO CHARLES L. LEVERING AND NINA M. LEVERING BY DEED OF RECORD IN DEED BOOK 1851, PAGE 202, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO; THENCE AND FROM SAID SOUTHEAST CORNER AND WITH THE EAST LINE OF SAID 6.17 ACRE

TRACT AND SAID CENTER LINE OF KENNY ROAD, N. 180.9 FEET TO A POINT MARKING THE NORTHEAST CORNER OF SAID 6.17 ACRE TRACT; THENCE AND WITH PART OF THE NORTH LINE OF SAID 6.17 ACRE TRACT, S. 89 DEG. 39’ W., 230.00 FEET TO A POINT; THENCE OVER AND THROUGH SAID 6.17 ACRE TRACT, S. 180.9 FEET TO A POINT IN THE SOUTH LINE OF SAID 6.17 ACRE TRACT; THENCE AND WITH PART OF THE SOUTH LINE OF SAID 6.17 ACRE TRACT, N. 89 DEG. 39’ E., 230.00 FEET TO THE POINT OF BEGINNING, CONTAINING 0.96 ACRE, MORE OR LESS.
PARCEL NO. 3:
SITUATED IN THE COUNTY OF FRANKLIN, IN THE STATE OF OHIO, AND IN THE CITY OF COLUMBUS AND BOUNDED AND DESCRIBED AS FOLLOWS:
BEING A PART OF QUARTER TOWNSHIP NO. 1, TOWNSHIP NO. 1, RANGE NO. 19, UNITED STATES MILITARY LANDS, AND BEING LOT NUMBER SEVEN (7) SET OFF AND ASSIGNED TO WALTER W. FLEMIING IN THE PARTITION OF THE ESTATE OF WILLIAM J. FLEMING, DECEASED, IN CASE NO. 148,742, COURT OF COMMON PLEAS, FRANKLIN COUNTY, OHIO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT WHERE THE SOUTH LINE OF THE 48 ACRE TRACT BELONGING TO THE ESTATE OF WILLIAM J. FLEMING CROSSES THE CENTERLINE OF THE KENNEY PIKE, (KENNY ROAD), SAID POINT OF BEGINNING ALSO BEING THE SOUTHEAST CORNER OF A CERTAIN 6.17 ACRE TRACT CONVEYED TO CHARLES L. LEVERING AND NINA M. LEVERING BY DEED OF RECORD IN DEED BOOK 1851, PAGE 202, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO; THENCE AND FROM SAID SOUTHEAST CORNER AND WITH THE EAST LINE OF SAID 6.17 ACRE TRACT AND SAID CENTERLINE OF KENNY ROAD, N. 180.9 FEET TO A POINT MARKING THE NORTHEAST CORNER OF SAID 6.17 ACRE TRACT, THENCE AND WITH PART OF THE NORTH LINE OF SAID 6.17 ACRE TRACT, S. 89 DEG. 39’ W., 230.00 FEET TO A POINT; THENCE OVER AND THROUGH SAID 6.17 ACRE TRACT, S. 180.9 FEET TO A POINT IN THE SOUTH LINE OF SAID 6.17 ACRE TRACT; THENCE AND WITH PART OF THE SOUTH LINE OF SAID 6.17 ACRE TRACT, N. 89 DEG. 39’ E. 230.00 FEET TO THE POINT OF BEGINNING, CONTAINING 0.96 ACRE, MORE OR LESS.
BEING LOT NUMBER THREE (3) IN KRANER ASSOCIATES SUBDIVISION, PLAT BOOK VOL. 40 PAGE 68.
PARCEL NO. 4:
SITUATED IN THE COUNTY OF FRANKLIN, IN THE STATE OF OHIO AND IN THE CITY OF COLUMBUS AND DESCRIBED AS FOLLOWS:
BEING LOCATED IN QUARTER TOWNSHIP 1, TOWNSHIP 1, RANGE 19, UNITED STATES MILITARY LANDS, AND BEING ALL OF LOT NO. 2 AND PART OF RESERVE “A” OF “KRANER ASSOCIATES SUBDIVISION” AS SHOWN OF RECORD IN PLAT BOOK 40, PAGE 68, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, AND BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE WESTERLY RIGHT OF WAY LINE OF KENNY ROAD AT THE SOUTHEASTERLY CORNER OF THE SAID LOT NO. 2, OR, THE NORTHEASTERLY CORNER OF LOT NO. 1 OF THE SAID “KRANER ASSOCIATES SUBDIVISION”;
THENCE ALONG A SOUTHERLY LINE OF THE SAID LOT NO. 2, OR, THE NORTHERLY LINE OF THE SAID LOT NO. 1, NORTH 85 DEG. 39 MIN. 56 SEC. WEST, 1031.12 FEET TO A POINT AT THE NORTHWESTERLY CORNER OF THE SAID LOT NO. 1;
THENCE ALONG THE WESTERLY LINE OF THE SAID LOT NO. 1, OR, A EASTERLY LINE OF THE SAID LOT NO. 2, SOUTH 5 DEG. 00 MIN. WEST, (PASSING A SOUTHEASTERLY CORNER OF THE

SAID LOT NO. 2 AT 337.49 FEET), 487.5 FEET TO A POINT IN THE SOUTHERLY LINE OF THE SAID RESERVE “A”;
THENCE ALONG THE SOUTHERLY LINE OF THE SAID RESERVE “A”, OR, THE NORTHERLY LINES OF THE D. AND K. ENTERPRISES, INC. 5.0 ACRE TRACT; THE J. E. AND J. D. LOVE 3.168 ACRE TRACT; THE J. P. STEIN 1.0 ACRE TRACT; AND, THE G. G. WATSON 1.0 ACRE TRACT, NORTH 85 DEG. 40 MIN. 03 SEC. WEST, 598.22 FEET TO AN IRON PIN AT THE SOUTHWESTERLY CORNER OF THE SAID RESERVE “A”;
THENCE ALONG THE WESTERLY LINES OF THE SAID RESERVE “A” AND LOT NO. 2 OF THE SAID “KRANER ASSOCIATES SUBDIVISION”, OR, THE EASTERLY LINE OF THE BOARD OF EDUCATION OF THE CITY SCHOOL DISTRICT OF COLUMBUS, OHIO, 10.80 ACRE TRACT AS SHOWN OF RECORD IN DEED BOOK 2514, PAGE 327, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, NORTH 4 DEG. 59 MIN. 33 SEC. EAST, (PASSING THE NORTHWESTERLY CORNER OF THE SAID RESERVE “A”, AT 150.01 FEET), 998.19 FEET TO AN IRON PIN AT THE NORTHWESTERLY CORNER OF THE SAID LOT NO. 2;
THENCE ALONG A NORTHERLY LINE OF THE SAID LOT NO. 2, OR, THE SOUTHERLY LINE OF THE AMELIA SECILIOT AND MARGARET LOMBARDO 14.16 ACRE TRACT AS SHOWN OF RECORD IN DEED BOOK 1912, PAGE 159, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, SOUTH 85 DEG. 22 MIN. 38 SEC. EAST, 185.97 FEET TO AN IRON PIN AT THE SOUTHEASTERLY CORNER OF THE SAID 14.16 ACRE TRACT, OR, THE SOUTHWESTERLY CORNER OF LOT NO. 3 OF THE SAID “KRANER ASSOCIATES SUBDIVISION”;
THENCE ALONG THE NORTHERLY LINE OF THE SAID LOT NO. 2, OR, THE SOUTHERLY LINE OF THE SAID LOT NO. 3, SOUTH 84 DEG. 48 MIN. 38 SEC. EAST, 1445.68 FEET TO A POINT AT THE SOUTHEASTERLY CORNER OF THE SAID LOT NO. 3, OR, THE NORTH EASTERLY CORNER OF THE SAID LOT NO. 2;
THENCE ALONG THE EASTERLY LINE OF THE SAID LOT NO. 2, OR, THE WESTERLY LINE OF THE SAID KENNY ROAD (BEING 40 FEET WESTERLY AT RIGHT ANGLES FROM AND PARALLEL TO THE CENTERLINE OF THE SAID KENNY ROAD), SOUTH 5 DEG. 16 MIN. WEST, 488.15 FEET TO THE PLACE OF BEGINNING, CONTAINING 25.419 ACRES, MORE OR LESS.
PARCEL NO. 5:
SITUATED IN THE CITY OF COLUMBUS, STATE OF OHIO, COUNTY OF FRANKLIN:
THE LAND ONLY OF A 19.206 ACRE TRACT OF LAND AND PART OF AN ORIGINAL 50.173 ACRE TRACT, AS RECORDED IN (1) DEED VOLUME 1851, PAGE 202, (2) DEED VOLUME 2277, PAGE 119, (3) DEED VOLUME 2670, PAGE 415, (4) DEED VOLUME 2559, PAGE 542, OF THE FRANKLIN COUNTY RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO; SAID 19.206 ACRE TRACT BEING PART OF LOTS 1, 2 AND 3 OF KRANER ASSOCIATES SUBDIVISION RECORDED IN PLAT BOOK 40, PAGE 68, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO; SAID 19.206 ACRE TRACT BEING LOCATED IN QUARTER TOWNSHIP ONE (1), TOWNSHIP ONE (1), RANGE NINETEEN (19), UNITED STATES MILITARY LANDS, CITY OF COLUMBUS, COUNTY OF FRANKLIN, STATE OF OHIO; AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT A RAILROAD SPIKE, SAID RAILROAD SPIKE BEING THE SOUTHEAST CORNER OF SAID 50.173 ACRE TRACT, IN THE CENTERLINE OF KENNY ROAD AND PROCEEDING NORTH 5 DEGREES 16’ 00” EAST, ALONG SAID CENTERLINE OF KENNY ROAD, A DISTANCE OF 390.28 FEET TO A RAILROAD SPIKE IN SAID CENTERLINE; THENCE NORTH 85 DEGREES 40’ 04” WEST A DISTANCE OF 40.00 FEET TO AN IRON PIN IN THE WEST RIGHT-OF-WAY LINE OF THE AFOREMENTIONED KENNY ROAD, SAID IRON PIN BEING THE TRUE PLACE OF BEGINNING OF THE AFOREMENTIONED 19.206 ACRE TRACT AND THIS DESCRIPTION;

THENCE PROCEEDING NORTH 85 DEGREES 40’ 04” WEST, ALONG THE SOUTHERLY BOUNDARY OF SAID 19.206 ACRE TRACT AND THE NORTHERLY BOUNDARY OF A 2.252 ACRE TRACT, A DISTANCE OF 408.50 FEET TO AN IORN PIN IN THE NORTHWEST CORNER OF SAID 2.252 ACRE TRACT;
THENCE SOUTH 5 DEGREES 16’ 00” WEST, ALONG THE WESTERLY BOUNDARY OF SAID 2.252 ACRE TRACT, A DISTANCE OF 240.26 FEET TO AN IRON PIN IN THE SOUTHWEST CORNER OF SAID 2.252 ACRE TRACT AND THE NORTHERLY RIGHT-OF-WAY LINE OF THE PROPOSED RELOCATED HENDERSON ROAD (150 FEET WIDE);
THENCE NORTH 85 DEGREES 40’ 04” WEST, ALONG SAID PROPOSED NORTH RIGHT-OF-WAY LINE OF RELOCATED HENDERSON ROAD, A DISTANCE OF 1219.29 FEET TO APOINT;
THENCE NORTH 4 DEGREES 59’ 33” EAST, ALONG THE WESTERLY BOUNDARY OF THE AFOREMENTIONED 50.173 ACRE TRACT, A DISTANCE OF 415.03 FEET TO A POINT IN SAID WESTERLY BOUNDARY OF SAID 50.173 ACRE TRACT;
THENCE SOUTH 85 DEGREES 40’ 04” EAST A DISTANCE OF 348.26 FEET TO A POINT AND THE BEGINNING OF AN ARC OF A CURVE TO THE NORTH;
THENCE ALONG THE ARC OF SAID CURVE TO THE NORTH, (THE RADIUS OF SAID CURVE BEING 60.00 FEET AND THE CHORD OF SAID ARC BEING 103.92 FEET AND BEARING SOUTH 85 DEGREES 40’ 04” EAST), A DISTANCE OF 125.86 FEET TO A POINT;
THENCE SOUTH 85 DEGREES 40’ 04” EAST A DISTANCE OF 255.04 FEET TO A POINT AND THE BEGINNING OF AN ARC OF A CURVE TO THE LEFT;
THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT (THE RADIUS OF SAID CURVE BEING 380.13 FEET AND THE CHORD OF SAID ARC BEING 312.60 FEET AND BEARING NORTH 70 DEGREES 03’ 12” EAST), A DISTANCE OF 322.16 FEET TO A POINT;
THENCE NORTH 45 DEGREES 46’ 27” EAST A DISTANCE OF 259.24 FEET TO A POINT AND THE BEGINNING OF A CURVE TO THE RIGHT;
THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT (THE RADIUS OF SAID CURVE BEING 442.21 FEET AND THE CHORD OF SAID ARC BEING 370.22 FEET AND BEARING NORTH 70 DEGREES 31’ 14” EAST), A DISTANCE OF 381.99 FEET TO A POINT;
THENCE SOUTH 84 DEGREES 44’ 00” EAST A DISTANCE OF 135.00 FEET TO A POINT IN THE WESTERLY RIGHT-OF-WAY LINE OF THE AFOREMENTIONED KENNY ROAD;
THENCE SOUTH 5 DEGREES 16’ 00” WEST ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 30.00 FEET TO A POINT;
THENCE SOUTH 5 DEGREES 16’ 00” WEST ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 615.00 FEET TO A POINT AND THE PLACE OF TRUE BEGINNING, AND CONTAINING 19.206 ACRES OF LAND, MORE OR LESS.
THE ABOVE DESCRIBED TRACT WAS SURVEYED FOR CIVIL ENGINEERING ASSOCIATES, LIMITED, CARL P. MEGLAN, JR., REGISTERED SURVEYOR NUMBER 5209, IN APRIL, 1968.

PARCEL NUMBERS:	010-150477
010-150476
010-000622
010-000633
010-092151
010-150477

Exhibit A-22
GREEN OAKS
FIELD NOTE DESCRIPTION to a 9.7552 acre tract of land being all of Green Oaks Apartments, a subdivision in Harris County, Texas according to the map or plat thereof, recorded in Volume 329, Page 104 of the Harris County Map Records, said tract of land being more particularly described by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod marking the intersection of the southwesterly right-of-way line of Texas State Highway No. 3 (120’ ROW) with the northwesterly right of way line of Pineloch Drive (60’ ROW), same being on the northwesterly end of a 10 foot cutback;
THENCE S 03 degrees 51 minutes 04 seconds W, along said 10 foot cutback, a distance of 14.14 feet to a 5/8 inch iron rod for corner;
THENCE, S 48 degrees 50 minutes 51 seconds W, along the northwesterly right of way line of Pineloch Drive (60’ ROW), a distance of 925.31 feet to a 5/8 inch iron rod for corner, same being the point of curvature of a curve to the right;
THENCE in a northwesterly direction along the arc of said curve to the right having a radius of 25.00 feet and subtending a central angle of 49 degrees 40 minutes 49 seconds, a length of 21.68 feet and having a chord of S 73 degrees 41 minutes 16 seconds W, a distance of 21.00 feet to a 5/8 inch iron rod marking the point of reverse curvature of a curve to the left;
THENCE in a southwesterly direction along the arc of said curve to the left having a radius of 60.00 feet and subtending a central angle of 109 degrees 41 minutes 12 seconds a length of 114.86 feet and having a chord of S 43 degrees 41 minutes 16 seconds W, a distance of 98.11 feet to a 5/8 inch iron rod for corner;
THENCE, S 48 degrees 50 minutes 51 seconds W, a distance of 69.40 feet to a 1/2 inch iron rod for corner;
THENCE, N 07 degrees 34 minutes 31 seconds W, a distance of 525.17 feet to an Exxon monument for corner;
THENCE, N 48 degrees 50 minutes 34 seconds E, a distance of 831.09 feet to a 1/2 inch iron rod for corner, same being on the westerly right of way line of said State Highway No. 3;
THENCE, S 41 degrees 08 minutes 44 seconds E, along the westerly right of way line of State Highway No. 3 a distance of 427.61 feet to the POINT OF BEGINNING and containing 9.7552 acres of land.

Exhibit A-23
GREENS AT CEDAR CHASE
ALL that certain tract, piece or parcel of land situated in the City of Dover, East Dover Hundred, Kent County and State of Delaware, lying near but not adjacent to U.. S.. Route 13, leading from Dover to Smyrna and being bounded as follows: on the East by Cedar Chase Drive — 75 feet wide and lands now or formerly of Bob Evans Farms, Inc. — deed record G-52-149; on the South by land now or formerly of Wal-Mart Stores, Inc. — deed records U-49-60 and U- 49-79 and by lands now or formerly of the City of Dover — deed record F-47-268; on the West by lands now or formerly of the State of Delaware, Delaware Technical and Community College; on the North by aforementioned land of Delaware Technical and Community College and by land now or formerly of Bramble Charitable Foundation — deed record B-54-143; being more particularly described as follows:
BEGINNING at a placed capped iron pin at the northeasterly corner for this subject land in the northerly line of Cedar Chase Drive, (being the northwest corner of lands of the State of Delaware by deed record P-44-33), in line of lands of the aforementioned Bramble Charitable Foundation, said point being located when measured along said line of Cedar Chase Drive, South 50 degrees 30 minutes 00 seconds West a distance of 400.00 feet from its intersection with the westerly line of U.S. Route 13. Thence from said beginning point and crossing Cedar Chase Drive and then with lands of Bob Evans Farms, Inc..: (1) South 39 degrees 30 minutes 00 seconds East a distance of 389.30 feet to a placed capped iron pin at a corner for said Bob Evans Farms, Inc. in line of lands of the aforementioned Wal-Mart Stores, Inc. Thence with said lands of Wal-Mart Stores, Inc..: (2) South 50 degrees 30 minutes 00 seconds West a distance of 439,00 feet to a point in line of said lands of Wal-Mart Stores, Inc.. at a corner for aforementioned lands of the City of Dover (deed record F-47-268). Thence by same the following three (3) courses and distances: (3) North 39 degrees 30 minutes 00 seconds West a distance of 25.00 feet to a placed “P.K. nail”. (4) South 50 degrees 30 minutes 00 seconds West a distance of 33.00 feet to a placed capped iron pin.. (5) South 39 degrees 30 minutes 00 seconds East a distance of 25.00 feet to a placed capped iron pin at a corner for said lands of the City of Dover in line of lands of the aforementioned Wal-Mart Stores, Inc.. Thence with same the following six (6) courses and distances: (6) South 50 degrees 30 minutes 00 seconds West a distance of 158.00 feet to a corner. (7) South 28 degrees 30 minutes 00 seconds East a distance of 304.30 feet (passing over a placed capped iron pin at a distance of 294.30 feet) to a point in the center of a gully. Thence by survey tie lines generally following along the center of said gully the following four (4) courses and distances: (8) North 64 degrees 46 minutes 18 seconds West a distance of 5400 feet to a point.. (9) North 73 degrees 46 minutes 18 seconds West a distance of 105.00 feet to a point. (10) South 77 degrees 13 minutes 42 seconds West a distance of 88.00 feet to a point. (11) South 62 degrees 13 minutes 42 seconds West a distance of 56.61 feet to a point in said gully in line of lands of the aforesaid Wal-Mart Stores, Inc.. and a corner for land of the aforementioned Delaware Technical and Community College.. Thence with said land of Delaware Technical and Community College: (12) North 39 degrees 30 minutes 00 seconds West a distance of 501.33 feet (passing over a placed capped iron pin at a distance of 50,00 feet) to a placed capped iron pin at an angle in said lands of Delaware Technical and Community College.. Thence continuing with same and then with lands of the aforementioned Bramble Charitable Foundation: (13) North 50 degrees 30 minutes 00 seconds East a distance of 904.275 feet to the point and place of beginning. Containing within the above described courses and distances an area of 9.0956 +/- acres; the Tax Parcel Number for this being ED 05 057 01 02 08 00 000.
TOGETHER WITH easement agreement appurtenant (but not adjacent) to the insured premises as set forth in Easement Agreement by and between Carlisle Hotel and The Greens of Kent I Limited Partnership recorded May 22, 1987 and recorded in the office of the Recorder of Deeds in and for Kent County in Deed Record Book N, Volume 43, Page 139.
ALSO TOGETHER WITH easement agreement appurtenant to the insured premises as set forth in Easement Agreement by and between Carlisle Hotel and The Greens of Kent I Limited Partnership recorded May 22, 1987 as aforesaid in Deed Record Book N, Volume 43, Page 134..

Exhibit A-24
GREENS AT HILTON RUN
All that lot or parcel of ground situate in St. Mary’s County, State of Maryland and being more particularly described as follows:
BEGINNING for the same at a point marked by an iron pipe found on the westerly side of Willows Road, a 60 foot County road right-of-way, said point being further described as being the northeasterly corner of the lands now or formerly owned by Edi Pierotti, et al., as recorded in Liber DBK 183 Folio 385 among the land records of St. Mary’s County, Maryland, said point also being the southeasterly corner of the property herein described, thence, leaving the right-of-way of Willows Road and running with the lands of Pierotti;
1.	North 63 degrees 45 minutes 52 seconds West 2,482.72 feet to an iron pipe found on the easterly lines of that property now or formerly owned by Joseph A. Hewitt, et al., as recorded in Liber MRB 409 Folio 289 among the aforesaid land records, thence, leaving the lands of Pierotti and running with the lands of Hewitt,

2.	North 53 degrees 19 minutes 56 seconds East 166.20 feet to an iron pipe found, thence,

3.	North 45 degrees 53 minutes 57 seconds East 199.93 feet to an iron pipe found, thence,

4.	North 50 degrees 56 minutes 51 seconds East 399.89 feet to an iron pipe found, thence,

5.	South 70 degrees 16 minutes 00 seconds East 949.05 feet to an iron pipe found, thence,

6.	North 73 degrees 21 minutes 33 seconds East 1,402.99 feet to an iron pipe found, thence,

7.	South 39 degrees 37 minutes 52 seconds East 202.88 feet to an iron rod set on the westerly right-of-way line of the aforesaid 60 foot right-of-way of Willows Road; thence running with said right-of-way,

8.	South 12 degrees 50 minutes 17 seconds West 64.35 feet to a point, thence,

9.	by a curve to the right whose radius and central angle are respectively 1,644.23 feet and 13 degrees 32 minutes 58 seconds having arc distance of 388.83 feet to a point, thence,

10.	South 26 degrees 23 minutes 15 seconds West 215.40 feet to a point, thence,

11.	by a curve to the right whose radius and central angle are respectively 7,858.72 feet and 1 degree 52 minutes 43 seconds having an arc distance of 257.66 feet to a point, thence,

12.	South 28 degrees 15 minutes 57 seconds West 440.58 feet to a point, thence,

13.	by a curve to the right whose radius and central angle are respectively 4,615.00 feet and 0 degree 37 minutes 18 seconds having an arc distance of 50.07 feet to a point, marking the northeasterly corner of Hilton Run Drive, a 60 foot County road right-of-way as recorded in Liber MRB 483 Folio 429 among the aforesaid land records, thence, leaving the right-of-way of Willows Road and running with the right-of-way of Hilton Run Drive,

14.	By a curve to the right whose radius and central angle are respectively 35.00 feet and 71 degrees 53 minutes 14 seconds having an arc distance of 43.91 feet to a point, thence,

15.	North 57 degrees 58 minutes 59 seconds West 568.08 feet to a point, thence,

16.	By a curve to the left whose radius and central angle are respectively 3,030.00 feet and 3 degrees 41 minutes 41 seconds having arc distance of 195.39 feet to a point, thence,

17.	North 61 degrees 40 minutes 40 seconds West 311.77 feet to a point, thence,

18.	By a curve to the right whose radius and central angle are respectively 35.00 feet and 87 degrees 55 minutes 54 seconds having an arc distance of 56.24 feet to a point, thence,

19.	North 63 degrees 44 minutes 21 seconds West 60.00 feet to a point, thence,

20.	South 26 degrees 15 minutes 39 seconds West 130.08 feet to a point, thence,

21.	South 63 degrees 44 minutes 21 seconds East 60.00 feet to a point, thence,

22.	by a curve to the right whose radius and central angle are respectively 35.00 feet and 92 degrees 03 minutes 41 seconds having an arc distance of 56.24 feet to a point, thence,

23.	South 61 degrees 40 minutes 40 seconds East 307.09 feet to a point, thence,

24.	by a curve to the right whose radius and central angle are respectively 2,970.00 feet and 3 degrees 41 minutes 41 seconds having an arc distance of 191.52 feet to a point, thence,

25.	South 57 degrees 58 minutes 59 seconds East 571.30 feet to a point, thence,

26.	by a curve to the right whose radius and central angle are respectively 35.00 feet and 88 degrees 55 minutes 10 seconds having an arc distance of 54.32 feet to a point on the westerly right-of-way line of the aforesaid Willows Road, thence, leaving the right-of-way of Hilton Run Drive and running with the right-of-way of Willows Road.

27.	by a curve to the right whose radius and central angle are respectively 4,615.00 feet and 1 degree 51 minutes 27 seconds having an arc distance of 149.61 feet to the point of beginning. Containing 56.367 acres of land, more or less.
SAVING AND EXCEPTING THEREFROM that parcel of ground identified as Parcel E, containing 2,421.643 square feet of land, more or less, as shown on a plat dated January 1, 1998 entitled “Utility Plat for St. Mary’s METCOM The Greens at Hilton Run” prepared by Southern Maryland Surveys, Inc. and recorded among the Land Records of St. Mary’s County at Plat Liber E.W.A. No. 46, folio 77, pursuant to Deed dated August 20, 1998 from United Dominion Realty Trust, Inc., to St. Mary’s County Metropolitan Commission and recorded among the Land Records of St. Mary’s County in Liber 1337, folio 461, and being more particularly described as follows:
Beginning for the same at the point of curve at the end of the S67 degrees 41 minutes 41 seconds E 311.77 foot line of the Northern right-of-way of Hilton Drive as shown on the plat of Hilton Run said plat being recorded among the Land Records of St. Mary’s County, Maryland in Plat Book 28, folio 17, said place of beginning being at the east end of the curve marked as Curve 1, thence binding along said curve to the right with a radius of 35.00 feet for an arc distance of 53.72 feet to the end of said curve thence leaving the right-of-way of Hilton Drive and running N 22 degrees 13 minutes 32 seconds E 16.26 feet to a point, thence running S 65 degrees 19 minutes 57 seconds E 54.16 feet to a point, thence running S 20 degrees 19 minutes 20 seconds W 47.80 feet to a point on the Northern right-of-way of Hilton Drive, thence binding along the northern right-of-way and running N 67 degrees 41 minutes 41 seconds W 20.77 feet to the place of beginning. Containing 2421.643, square feet, more or less.

Exhibit A-25
GREENS AT HOLLYMEAD
All that certain tract, parcel or phase of land, lying and being in Albemarle County, Virginia, with all improvements thereon and appurtenances thereunto belonging, as shown on the survey by Roudabush, Gale and Associates, Inc., dated March 22, 1995, and entitled “Physical Survey, ALTA/ACSM Land Title Survey of Parcel “X,” Parcel 26B, Tax Map 46, Rivanna Magisterial District, Albemarle County, Virginia,” reference to the plat is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the survey as follows:
Beginning at a point, marked by an iron found on the southern margin of Powell Creek Drive, being the northwest corner of the property intersecting said drive; thence, the following courses with the southern margin of Powell Creek Drive right of way: N 59º 24' 49" E 107.55 feet to an iron set, N 43º 20' 17" E 135.00 feet to a concrete tack set, N 46º 39' 43" W 17.00 feet to a PK nail set, a curve to the left, having a radius of 850.00 feet, a delta of 6º 27' 29" and a chord bearing and distance of N 35º 06' 27" E 95.76 feet to an iron set, N 31º 52' 42" E 147.16 feet to an iron found, thence leaving margin of Powell Creek Drive right of way with the following courses:
S 39º 15' 39" E 277.13 feet to an iron found, S 16º 50' 38" E 186.49 feet to an iron found, S 13º 01' 07" E 676.15 feet to an iron found, S 06º 07' 35" E 201.46 feet to an iron found, S 76º 58' 53" W 429.12 feet to an iron found, N 60º 54' 13" W 204.53 feet to an iron found, N 22º 41' 28" E 239.87 feet to an iron found, N 36º 18' 30" W 130.07 feet to an iron found, S 83º 41' 30" W 57.76 feet to an iron found, N 36º 15' 41" W 236.79 feet to an iron found, N 53º 35' 23" E 95.94 feet to an iron found, N 01º 20' 36" W 313.90 feet to the point of beginning, containing 14.40 acres more or less.
LESS AND EXCEPT those certain portions of the above described parcel designated as Lots X and Y and dedicated to public use on plat made by Rivanna Engineering & Surveying, PLC dated June 20, 2002 and July 1, 2002, and recorded in the Clerk’s Office, Circuit Court, Albemarle County, Virginia, in Deed Book 2261, page 553.

Exhibit A-26
HAMPTON GREENE
All that certain tract, parcel of phase of land lying and being in the City of Columbia, South Carolina of Richland and State of South Carolina, with all improvements thereon and appurtenances thereunto being, as shown on a survey (the “Survey”) by B.P. Barber & Associates, Inc., dated June 10, 1994, last revised August 15, 1994, and entitled “As-Built Survey of Hampton Greene Apartments” reference to the Survey is made for a more particular description of said property and incorporated herein by reference with the said property being bounded and described in accordance with the Survey as follows:
Beginning at a point marked by a 5/8" rebar, being S13 degrees 22 minutes 23 seconds West a distance of 1061.92 feet from a p/k nail at the intersection of the centerline of Gills Creek Parkway and the centerline of Rosewood Boulevard Extension and proceeding along the property of Lucy B. Yount et al, in a direction of south 52 degrees 41 minutes 40 seconds East for a distance of 624.73 feet to a 5/8" rebar; thence turning and proceeding along the property of Paul B. Barringer, II et al at a direction of South 52 degrees 22 minutes 40 seconds East for a distance of 17.40 feet to a5/8" rebar; thence turning and continuing along the property of Paul B. Barringer, II et al in a direction of South 52 degrees 26 minutes 28 Seconds East for a distance of 275.20 feet to a 5/8" rebar; thence turning and proceeding along the property of Lucy B. Young et al, in a direction of South 52 degrees 07 minutes 05 seconds East for a distance of 95.05 feet to a 3/4" pipe; thence turning and proceeding along the same property of Edward C. Roberts in a direction of South 50 degrees 59 minutes 29 seconds East of a distance o f48.67 feet to an 1 1/2" pinched top pipe thence turning and proceeding along the property of the Woodhill Estates Homeowners Association in a direction of South 31 degrees 27 minutes 30 seconds West for a distance of 1111.19 feet to a 1-1/2" pinched top pip; thence turning and proceeding along the property of Hampton Columbia Fidelity in a direction North 69 degrees 29 minutes 26 seconds West for a distance of 513.12 feet to a 5/8" rebar, this being the point of beginning , this parcel contains 21.744 acres.

Exhibit A-27
HERITAGE GREEN
PARCEL I:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF HILLIARD, IN VIRGINIA MILITARY SURVEY NO. 3013, AND BEING PORTIONS OF THE FOLLOWING (8) TRACTS OF LAND, ALL REFERENCES BEING TO THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO;
1. 11.654 ACRES OUT OF A 16.094 ACRE TRACT CONVEYED AS PARCEL NO. 14, TRACT VIII, TO ZARING -CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 11023, PAGE I06, ALL REFERENCES BEING TO THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO,
2. 0.482 ACRE OUT OF A 0.621 ACRE TRACT CONVEYED TO ZARING-CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 25385, PAGE J03,
3. 0.661 ACRE OUT OF A 0.826 ACRE TRACT CONVEYED TO ZARING-CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 30367, PAGE D14,
4. 0.869 ACRE OUT OF A 3.013 ACRE TRACT CONVEYED TO HILLIARD CONGREGATION OF JEHOVAH’S WITNESSES BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 18845, PAGE I17,
5. 8.480 ACRES OUT OF A 12.185 ACRE TRACT CONVEYED TO ZARING CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 20271, PAGE B17,
6. 5.483 ACRES OUT OF AN ORIGINAL 12.444 ACRE TRACT CONVEYED AS PARCEL NO. 15 TO ZARING-CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 11023, PAGE I06,
7. 7.612 ACRES OUT OF AN ORIGINAL 22.226 ACRE TRACT CONVEYED AS PARCEL NO. 16 TO ZARING-CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 11023, PAGE I06, AND
8. 2.069 ACRES OUT OF AN ORIGINAL 28.957 ACRE TRACT CONVEYED AS PARCEL NO. 17 TO ZARING-CAMPBELL COMPANY, LTD. BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 11023, PAGE I06,
ALL BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING, FOR REFERENCE, AT A RAILROAD SPIKE FOUND AT THE INTERSECTION OF THE CENTERLINE OF MAIN STREET (VARIABLE WIDTH) WITH THE CENTERLINE OF LUTHER LANE (60 FEET WIDE-TO THE EAST) AND THE CENTERLINE OF PROPOSED HERITAGE CLUB DRIVE (60 FEET WIDE-TO THE WEST);
THENCE S 0 DEG. 01’ 09” W ALONG THE CENTERLINE OF MAIN STREET A DISTANCE OF 60.00 FEET TO A POINT;
THENCE N 89 DEG. 58’ 51” W PERPENDICULAR TO THE CENTERLINE OF MAIN STREET A DISTANCE OF 40.00 FEET TO A 3/4-INCH I.D. IRON PIPE SET IN THE WEST RIGHT-OF-WAY LINE OF MAIN STREET, AT THE SOUTH END OF A CURVE CONNECTING THE WEST RIGHT-OF-WAY LINE OF MAIN STREET WITH THE SOUTH LINE OF PROPOSED HERITAGE CLUB DRIVE AND AT THE TRUE PLACE OF BEGINNING OF THE TRACT HEREIN INTENDED TO BE DESCRIBED;

THENCE S 0 DEG. 01' 09" W ALONG THE WEST RIGHT-OF-WAY LINE OF MAIN STREET AND PARALLEL WITH AND 40.00 FEET WESTERLY BY PERPENDICULAR MEASUREMENT FROM THE CENTERLINE OF MAIN STREET A DISTANCE OF 685.86 FEET TO A 3/4-INCH I.D. IRON PIPE SET AT AN ANGLE POINT IN THE WEST RIGHT-OF-WAY LINE OF MAIN STREET;
THENCE S 0 DEG. 08' 05" E ALONG THE WEST RIGHT-OF-WAY LINE OF MAIN STREET AND PARALLEL WITH AND 40.00 FEET WESTERLY BY PERPENDICULAR MEASUREMENT FROM THE CENTERLINE OF MAIN STREET A DISTANCE OF 59.26 FEET TO A 3/4-INCH I.D. IRON PIPE SET IN THE SOUTH LINE OF SAID 16.094 ACRE TRACT AND IN THE NORTH LINE OF SAID 3.013 ACRE TRACT;
THENCE N 89 DEG. 21' 21" W ALONG A PORTION OF THE SOUTH LINE OF SAID 16.094 ACRE TRACT AND ALONG A PORTION OF THE NORTH LINE OF SAID 3.013 ACRE TRACT A DISTANCE OF 333.56 FEET TO A 3/4-INCH I.D. IRON PIPE SET;
THENCE S 0 DEG. 08' 05" E PARALLEL WITH THE CENTERLINE OF MAIN STREET, CROSSING SAID 3.013 ACRE TRACT AND CROSSING SAID 12.185 ACRE TRACT A DISTANCE OF 432.77 FEET TO A 3/4-INCH I.D. IRON PIPE SET IN THE SOUTH LINE OF SAID 12.185 ACRE TRACT AND IN THE NORTH LINE OF A 55.127 ACRE TRACT OF LAND CONVEYED AS PARCEL 1 TO HOMEWOOD CORPORATION BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 23539, PAGE D17;
THENCE N 89 DEG. 21' 21" W ALONG A PORTION OF THE SOUTH LINE OF SAID 12.185 ACRE TRACT AND ALONG A PORTION OF NORTH LINE OF SAID 55.127 ACRE TRACT A DISTANCE OF 944.01 FEET TO A 3/4-INCH I.D. IRON PIPE SET;
THENCE N 0 DEG. 38' 39" E CROSSING SAID 12.185 ACRE TRACT AND CROSSING A PORTION OF SAID ORIGINAL 12.444 ACRE TRACT A DISTANCE OF 822.08 FEET TO A 3/4-INCH I.D. IRON PIPE SET IN AN EAST LINE OF A 125.495 ACRE TRACT OF LAND CONVEYED PARTIALLY OUT OF SAID ORIGINAL 12.444 ACRE TRACT AND PARTIALLY OUT OF SAID ORIGINAL 22.226 ACRE TRACT TO HILLIARD LAKES GOLF CLUB LIMITED PARTNERSHIP BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 20271, PAGE C11;
THENCE N 20 DEG. 12' 00" E CROSSING A PORTION OF SAID ORIGINAL 12.444 ACRE TRACT, CROSSING A PORTION OF SAID ORIGINAL 22.226 ACRE TRACT AND ALONG A PORTION OF AN EAST LINE OF SAID 125.495 ACRE TRACT A DISTANCE OF 196.81 FEET TO A 3/4-INCH I.D. IRON PIPE SET AT A CORNER OF SAID 125.495 ACRE TRACT;
THENCE N 60 DEG. 40' 00" W CROSSING A PORTION OF SAID 22.226 ACRE TRACT AND ALONG A PORTION OF A LINE OF SAID 125.495 ACRE TRACT A DISTANCE OF 130.00 FEET TO A 3/4-INCH I.D. IRON PIPE SET;
THENCE N 0 DEG. 32' 04" W CROSSING A PORTION OF SAID ORIGINAL 22.226 ACRE TRACT AND CROSSING A PORTION OF SAID ORIGINAL 28.957 ACRE TRACT A DISTANCE OF 538.79 FEET TO A 3/4-INCH I.D. IRON PIPE SET;
THENCE N 89 DEG. 27' 56" E CROSSING A PORTION OF SAID ORIGINAL 28.957ACRE TRACT A DISTANCE OF 529.49 FEET TO A 3/4-INCH I.D. IRON PIPE SET IN THE CURVED WEST LINE OF PROPOSED HERITAGE CLUB DRIVE;
THENCE SOUTHERLY ALONG A PORTION OF THE CURVED WEST LINE OF PROPOSED HERITAGE CLUB DRIVE AND WITH A CURVE TO THE RIGHT, DATA OF WHICH IS; RADIUS EQUALS 1,470.00 FEET AND SUB-DELTA EQUALS 1 DEG. 41' 07", A SUB-CHORD DISTANCE OF 43.24 FEET BEARING S 3 DEG. 37' 50" W TO A 3/4-INCH I.D. IRON PIPE SET AT A POINT OF COMPOUND CURVATURE;

THENCE SOUTHEASTERLY ALONG THE CURVED SOUTHWEST LINE OF PROPOSED HERITAGE CLUB DRIVE AND WITH A CURVE TO THE LEFT, DATA OF WHICH IS; RADIUS EQUALS 350.00 FEET AND DELTA EQUALS 94 DEG. 27' 15", A CHORD DISTANCE OF 513.84 FEET BEARING S 42 DEG. 45' 14" E TO A 3/4-INCH I.D. IRON PIPE SET AT THE POINT OF TANGENCY;
THENCE S 89 DEG. 58' 51" E ALONG THE SOUTH LINE OF PROPOSED HERITAGE CLUB DRIVE A DISTANCE OF 412.19 FEET TO A 3/4-INCH I.D. IRON PIPE SET AT A POINT OF CURVATURE AT THE WEST END OF SAID CONNECTING CURVE;
THENCE SOUTHEASTERLY ALONG SAID CONNECTING CURVE AND WITH A CURVE TO THE RIGHT, DATA OF WHICH IS; RADIUS EQUALS 30.00 FEET AND DELTA EQUALS 90 DEG. 00' 00", A CHORD DISTANCE OF 42.43 FEET BEARING S 44 DEG. 58' 51" E TO THE TRUE PLACE OF BEGINNING;
CONTAINING 37.310 ACRES OF LAND MORE OR LESS.
THE ABOVE DESCRIPTION WAS PREPARED BY RICHARD J. BULL, OHIO SURVEYOR NO. 4723, OF C.F. BIRD & R.J. BULL, INC., CONSULTING ENGINEERS & SURVEYORS, COLUMBUS, OHIO, FROM AN ACTUAL FIELD SURVEY PERFORMED UNDER HIS SUPERVISION IN OCTOBER, 1994. BASIS OF BEARINGS IS THE SOUTH LINE OF SAID 12.185 ACRE TRACT, BEING N 89 DEG. 21' 21" W, AS SHOWN IN OFFICIAL RECORD VOLUME 20271, PAGE B17, RECORDER'S OFFICE, FRANKLIN COUNTY, OHIO.
PARCEL NUMBER: 050-002084
PARCEL II:
TOGETHER WITH EASEMENTS AS CONTAINED IN THE MUTUAL EASEMENT AGREEMENT BETWEEN ZARING-CAMPBELL COMPANY, LTD. AND HERITAGE GREEN LTD., FILED JANUARY 12, 1996 AND RECORDED IN OFFICIAL RECORD VOLUME 30949, PAGE B18, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO.
PARCEL III:
A NON-EXCLUSIVE EASEMENT FOR TEMPORARY ACCESS AS MORE PARTICULARLY SET FORTH IN INSTRUMENT NO. 199807100173043, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO.
EXCEPTING THEREFROM THE FOLLOWING:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF HILLIARD, VIRGINIA MILITARY SURVEY NO. 3013, AND BEING 0.0576 HECTARES (0.142 ACRES) OUT OF A 15.0989 HECTARES (37.310 ACRES) TRACT CONVEYED TO UNITED DOMINION REALTY, LP BY DEED OF RECORD IN INSTRUMENT NO. 199807020166445, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, SAID 0.142 ACRES BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING FOR REFERENCE AT THE CENTERLINE INTERSECTION OF HILLIARD-ROME ROAD AND HERITAGE CLUB DRIVE, THENCE SOUTH 06' 17' 11' EAST, A DISTANCE OF 227.165 M (745.29 FEET), ALONG THE CENTERLINE OF HILLIARD-ROME ROAD TO AN ANGLE POINT IN SAID CENTERLINE AT STATION 8+603.790; THENCE SOUTH 06° 75' 31" EAST A DISTANCE OF 17.905 M (58.74FEET) ALONG THE CENTERLINE OF SAID HILLIARD-ROME ROAD TO A POINT IN SAID CENTERLINE; THENCE SOUTH 83° 34' 29" WEST A DISTANCE OF 12.192 M (40.00 FEET) TO A POINT BEING THE SOUTHEASTERLY CORNER OF THE SAID 37.310 ACRE TRACT ON THE EXISTING WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD AND BEING 12.192 M (40.00 FEET) LEFT OF CENTERLINE STATION 8+585.885 AND BEING THE TRUE PLACE OF BEGINNING OF THE HEREIN DESCRIBED 0.142 ACRE TRACT;

THENCE SOUTH 84° 26' 07" WEST A DISTANCE OF 2.134 M (7.00 FEET) ALONG THE SOUTHERLY LINE OF THE SAID 37.310 ACRE TRACT AND THE NORTHERLY LINE OF A 2.144 ACRE TRACT CONVEYED TO HILLIARD CONGREGATION OF JEHOVAH’S WITNESSES BY DEED OF RECORD IN OFFICIAL RECORD 18845, PAGE I17, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO TO A SET IRON PIPE ON THE PROPOSED WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD BEING 14.326 M (47.00 FEET) LEFT OF CENTERLINE STATION 8+585.917;
THENCE NORTH 06° 25' 31" WEST A DISTANCE OF 17.891 M (58.70 FEET) ACROSS PART OF THE SAID 37.310 ACRE TRACT AND ALONG THE PROPOSED WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD TO A SET IRON PIPE BEING 14.326 M (47.00 FEET) LEFT OF CENTERLINE STATION 8+603.773;
THENCE NORTH 06° 17' 11" WEST A DISTANCE OF 207.267 M (680.01 FEET) ACROSS PART OF THE SAID 37.310 ACRE TRACT AND ALONG THE PROPOSED WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD ROME ROAD TO A SET IRON PIPE BEING 14.326 M (47.00 FEET) LEFT OF CENTERLINE STATION 8+811.039;
THENCE NORTH 51° 02' 23" WEST A DISTANCE OF 12.876 M (42.24 FEET) ACROSS PART OF THE SAID 37.310 ACRE TRACT TO A SET IRON PIPE ON THE PROPOSED SOUTHERLY RIGHT-OF-WAY LINE OF HERITAGE CLUB DRIVE BEING 23.391 M (76.74 FEET) LEFT OF HILLIARD-ROME ROAD CENTERLINE STATION 8+820.183;
THENCE SOUTH 84° 12' 25" WEST A DISTANCE OF 17.312 M (56.80 FEET; ACROSS PART OF THE SAID 37.310 ACRE TRACT AND ALONG THE PROPOSED SOUTHERLY RIGHT-OF-WAY LINE OF SAID HERITAGE CLUB DRIVE TO A SET IRON PIPE BEING 40.703 RN (133.54 FEET) LEFT OF HILLIARD-ROME ROAD CENTERLINE STATION 8+820.332;
THENCE NORTH 05° 47' 35" WEST A DISTANCE OF 1.738 M (5.70 FEET) ACROSS PART OF THE SAID 37.310 ACRE TRACT TO A SET IRON PIPE ON THE EXISTING SOUTHERLY RIGHT-OF-WAY LINE OF SAID HERITAGE CLUB DRIVE AND THE NORTHERLY LINE OF THE SAID 37.310 ACRE TRACT, SAID POINT BEING 40.688 M (133.49 FEET) LEFT OF HILLIARD-ROME ROAD CENTERLINE STATION 8+822.070;
THENCE NORTH 83° 42' 33" EAST A DISTANCE OF 19.352 M (63.49 FEET) ALONG THE NORTHERLY LINE OF THE SAID 37.310 ACRE TRACT AND THE EXISTING SOUTHERLY RIGHT-OF-WAY LINE OF SAID HERITAGE CLUB DRIVE TO APOINT OF CURVATURE BEING 21.336 M (70.00 FEET) LEFT OF HILLIARD-ROME ROAD CENTERLINE STATION 8+822.071;
THENCE SOUTHEASTERLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 9.144 M (30.00 FEET), DELTA OF 90° 00' 01", AN ARC LENGTH OF 14.363 M (47.12 FEET), THE CHORD OF WHICH BEARS SOUTH 51° 17' 11" EAST, A CHORD DISTANCE OF 12.932 M (42.43 FEET) TO A POINT ON THE EASTERLY LINE OF THE SAID 37.310 ACRE TRACT AND THE EXISTING WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD, SAID POINT BEING 12.192 M (40.00 FEET) LEFT OF HILLIARD-ROME ROAD CENTERLINE STATION 8+812.927;
THENCE SOUTH 06° 17' 11" EAST A DISTANCE OF 209.152 M (686.19 FEET) ALONG THE EASTERLY LINE OF THE SAID 37.310 ACRE TRACT AND THE EXISTING WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD TO A POINT BEING 12.192 M (40.00 FEET) LEFT OF CENTERLINE STATION 8+603.775;
THENCE SOUTH 06° 25' 31" EAST A DISTANCE OF 17.920 M (58.79 FEET) ALONG THE EASTERLY LINE OF THE SAID 37.310 ACRE TRACT AND THE EXISTING WESTERLY RIGHT-OF-WAY LINE OF SAID HILLIARD-ROME ROAD TO THE POINT OF BEGINNING, CONTAINING 0.0576 HECTARES (0.142 ACRES).

IT IS UNDERSTOOD THAT THE ABOVE DESCRIBED 0.0576 HECTARES (0.142 ACRES) IS TO BE DEDUCTED FROM THE VALUE OF AUDITOR’S PARCEL NUMBER 050-002084 WHICH INCLUDES 0.0000 HECTARES (0.000 ACRES) IN THE PRESENT ROAD OCCUPIED RESULTING IN A NET TAKE OF 0.0576 HECTARES (0.142 ACRES).
ALL IRON PIPES ARE 3/4" X 30" WITH 1 1/2" ALUMINUM CAPS STAMPED ODOT R/W S-6950.
BEARINGS ARE BASED ON AN ADJUSTED CLOSED TRAVERSE BETWEEN FRANKLIN COUNT MONUMENTS 58, 158, 5540, 6655, 7766 AND 8854 (1986 ADJUSTMENT).THE COORDINATES OF THESE MONUMENTS ARE DERIVED FROM THE OHIO STATE PLANE COORDINATE SYSTEM, SOUTH ZONE, N.A.D.83. DESCRIPTION PREPARATION FROM AN ACTUAL FIELD SURVEY MADE IN 1993-1999 BY DLZ OHIO, INC. (FKA: DODSON-STILSON, INC.) UNDER THE SUPERVISION OF CHARLES H. MURPHY, P.S. 6950.

Exhibit A-28
HERON LAKE
Parcel I:
Begin at the Southwest corner of Tract “D”, Plantation Manor, as recorded in Plat Book 2, Page 51, of the Public Records of Osceola County, Florida; thence South 00°18'24" East, 166 feet; thence North 89°25'10" East, 897.31 feet to the West line of Orange Gardens, Section Four; thence South 00°49'20" West, 145.28 feet along said West line; thence continue along said West line South 00°09'33" East, 377.59 feet to a point 80 feet North of the North right-of-way line of the Seaboard Coastline Railroad; thence South 89°47'30" West, 1207.01 feet to the East right-of-way line of Dyer Boulevard; thence North 00°18'24" West, 982.04 feet along said East right-of-way line to a point 1509 feet South and 36.50 feet East of the Northeast corner of Lot 1, Block A, Royal Gardens, Section One; thence North 89°24'35" East, 313.55 feet to the West line of aforesaid Tract “D” Plantation Manor; thence South 00°18'24" East, 301.11 feet along said West line to the Point of Beginning. All of the above described lands being in Section 20, Township 25 South, Range 29 East, Osceola County, Florida.
Parcel II:
TOGETHER WITH: 80 foot easement for drainage purposes as set forth in on Warranty Deed filed in O.R. Book 841, Page 1697, of the Public Records of Osceola County, Florida.

Exhibit A-29
HICKORY CREEK
PARCEL I:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF COLUMBUSAND IN SECTION 1, TOWNSHIP 2, RANGE 18, UNITED STATES MILITARY LANDS, CONTAINING 9.792 ACRES OF LAND, MORE OR LESS, SAID 9.792 ACRES BEING OUT OF THAT 32.440 ACRES TRACT OF LAND CONVEYED TO GUARANTY SERVICE CORPORATION BY DEED OF RECORD IN OFFICAL RECORD VOLUME 5362, PAGE J03; OFFICIAL RECORD VOLUME 5362, PAGE J07 AND OFFICIAL RECORD VOLUME 5362, PAGE J10, SAID 9.792 ACRES OF LAND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIN IN THE ORIGINAL CENTERLINE OF SCHROCK ROAD AT THE SOUTHEASTERLY CORNER OF SAID 32.440 ACRES TRACT, THE SAME BEING AT THE EASTERN MOST CORNER OF SAID 1.331 ACRES TRACT OF LAND CONVEYED TO THE CITY OF COLUMBUS BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 3295, PAGE F19, THE SAME ALSO BEING AT A SOUTHWESTERLY CORNER OF THAT 77.206 ACRES TRACT OF LAND CONVEYED TO THE BOARD OF COMMISSIONERS OF THE COLUMBUS AND FRANKLIN COUNTY METROPOLITAN PARK DISTRICT OF RECORD IN DEED BOOK 2424, PAGE 567;
THENCE SOUTH 81 DEG. 55' 44" WEST, WITH A SOUTHERLY LINE OF SAID 32.440 ACRES TRACT AND WITH A NORTHERLY LINE OF SAID 1.331 ACRES TRACT, A DISTANCE OF 298.14 FEET TO AN IRON PIN AT AN ANGLE POINT IN THE BOUNDARY OF SAID 32.440 ACRES TRACT, THE SAME BEING AN ANGLE POINT IN THE BOUNDARY OF SAID 1.331 ACRES TRACT;
THENCE SOUTH 70 DEG. 44' 46" WEST, WITH A SOUTHERLY LINE OF SAID 32.440 ACRES TRACT AND WITH A NORTHERLY LINE OF SAID 1.331 ACRES TRACT, A DISTANCE OF 251.04 FEET TO AN IRON PIN;
THENCE NORTH 14 DEG. 06' 42" WEST, A DISTANCE OF 126.62 FEET TO AN IRON PIN;
THENCE NORTH 42 DEG. 35' 28" WEST, A DISTANCE OF 366.21 FEET TO AN IRON PIN;
THENCE NORTH 13 DEG. 56' 04" WEST, A DISTANCE OF 382.44 FEET TO AN IRON PIN IN A NORTHERLY LINE OF SAID 32.440 ACRES TRACT, THE SAME BEING IN A SOUTHERLY LIMITED ACCESS RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 270;
THENCE SOUTH 75 DEG. 18' 27" EAST, WITH A NORTHERLY LINE OF SAID 32.440 ACRES TRACT AND WITH A SOUTHERLY LIMITED ACCESS RIGHT-OF-WAY LINE OF SAID INTERSTATE ROUTE 270, A DISTANCE OF 950.69 FEET TO AN IRON PIN AT THE NORTHEASTERLY CORNER OF SAID 32.440 ACRES TRACT, THE SAME BEING IN A WESTERLY LINE OF SAID 77.206 ACRES TRACT;
THENCE SOUTH 2 DEG. 23' 29" WEST, WITH THE EASTERLY LINE OF SAID 32.440 ACRES TRACT AND WITH A WESTERLY LINE OF SAID 77.205 ACRES TRACT, A DISTANCE OF 398.17 FEET TO THE POINT OF BEGINNING AND CONTAINING 9.792 ACRES OF LAND, MORE OR LESS.
PARCEL II:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF COLUMBUS AND IN SECTION 1, TOWNSHIP 2, RANGE 18, UNITED STATES MILITARY LANDS, CONTAINING 11.988 ACRES OF LAND, MORE OR LESS, SAID 11.988 ACRES BEING OUT OF THAT 32.440 ACRES TRACT OF LAND CONVEYED TO GUARANTY SERVICE CORPORATION BY DEEDS OF RECORD IN OFFICIAL RECORD VOLUME 5362, PAGE J03; OFFICIAL RECORD VOLUME 5362, PAGE J07; AND

OFFICIAL RECORD VOLUME 5362, PAGE J10 SAID 11.988 ACRES OF LAND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIPE IN A SOUTHERLY LINE OF SAID 32.440 TRACT, THE SAME BEING IN A NORTHERLY LINE OF THAT 1.331 ACRES TRACT OF LAND CONVEYED TO THE CITY OF COLUMBUS BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 3295, PAGE F19 AND AT THE SOUTHWESTERLY CORNER OF THAT 9.792 ACRES TRACT OF LAND CONVEYED TO PACIFIC GUARANTY HOUSING CORPORATION BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 5740, PAGE B08;
THENCE WITH THE BOUNDARY OF SAID 32.440 ACRES TRACT AND WITH THE BOUNDARY OF SAID 1.331 ACRES TRACT, THE FOLLOWING TWO COURSES AND DISTANCES;
SOUTH 70 DEG. 44' 46" WEST, 248.96 FEET TO AN IRON PIPE;
SOUTH 70 DEG. 39' 52" WEST, 241.90 FEET TO AN IRON PIPE AT AN ANGLE POINT IN THE RIGHT-OF-WAY BOUNDARY OF SKYWAE DRIVE AS THE SAME IS DESIGNATED AND DELINEATED UPON THE PLAT ENTITLED “DEDICATION OF SKYWAE DRIVE, HARVESTER LANE AND EASEMENTS” AND SHOWN OF RECORD IN PLAT BOOK 63, PAGE 104;
THENCE, WITH THE RIGHT-OF-WAY BOUNDARY, OF SAID SKYWAE DRIVE AND THENCE WITH THE RIGHT-OF-WAY BOUNDARY OF SAID HARVESTER LANE, THE FOLLOWING TEN COURSES AND DISTANCES;
NORTHWESTWARDLY, WITH THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET, A CENTRAL ANGLE OF 100 DEG. 28' 32" AND A CHORD THAT BEARS NORTH 59 DEG. 05' 54" WEST, A CHORD DISTANCE OF 30.75 FEET TO AN IRON PIPE AT THE POINT OF COMPOUND CURVATURE;
NORTHWARDLY, WITH THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 152.00 FEET, A CENTRAL ANGLE OF 31 DEG. 18' 50" AND A CHORD THAT BEARS NORTH 6 DEG. 47' 49" EAST, A CHORD DISTANCE OF 82.04 FEET TO AN IRON PIPE AT THE POINT OF REVERSE CURVATURE;
NORTHWARDLY, WITH THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 241.26 FEET, A CENTRAL ANGLE OF 19 DEG. 53' 43" AND A CHORD THAT BEARS NORTH 12 DEG. 30' 23" EAST, A CHORD DISTANCE OF 83.35 FEET TO THEPOINT OF TANGENCY;
NORTH 2 DEG. 33' 30" EAST, 203.06 FEET TO AN IRON PIPE AT THE POINT OF CURVATURE;
NORTHWESTWARDLY, WITH THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 175.00 FEET, A CENTRAL ANGLE OF 77 DEG. 51' 58" AND A CHORD THAT BEARS NORTH 36 DEG. 22' 27" WEST, A CHORD DISTANCE OF 219.94 FEET TO AN IRON PIPE AT THE POINT OF TANGENCY;
NORTH 75 DEG. 18' 27" WEST, 264.18 FEET TO AN IRON PIPE AT THE POINT OF CURVATURE;
NORTHWESTWARDLY, WITH THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 125.00 FEET, A CENTRAL ANGLE OF 34 DEG. 55' 00" AND A CHORD THAT BEARS NORTH 57 DEG. 50' 59" WEST, A CHORD DISTANCE OF 75.00 FEET TO AN IRON PIPE AT THE POINT OF TANGENCY;
NORTH 40 DEG. 23' 27" WEST, 77.52 FEET TO AN IRON PIPE AT THE POINT OF CURVATURE;
NORTHWESTWARDLY, WITH THE ARC OF A CURVE TO THE LEFT HAVING A RADIUSOF 600.00 FEET, A CENTRAL ANGLE OF 32 DEG. 36' 22" AND A CHORD THAT BEARS NORTH 56 DEG. 41' 38" WEST, A CHORD DISTANCE OF 336.86 FEET TO AN IRON PIPE AT THE POINT OF TANGENCY;

NORTH 72 DEG. 59' 49" WEST, 118.89 FEET TO AN IRON PIPE IN THE WESTERN MOST LINE OF SAID 32.440 ACRES TRACT, THE SAME BEING IN THE EASTERLY LINE OF SPRINGHOUSE SUBDIVISION, THE SUBDIVISION PLAT OF THE SAME BEING SHOWN OF RECORD IN PLAT BOOK 51, PAGE 120;
THENCE NORTH 3 DEG. 17' 20" EAST, WITH THE WESTERNMOST LINE OF SAID 32.440 ACRES TRACT AND THE EASTERLY LINE OF SAID SPRINGHOUSE SUBDIVISION, A DISTANCE OF 190.96 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID 32.440 ACRES TRACT, THE SAME BEING AT THE NORTHEASTERLY CORNER OF SAID SPRINGHOUSE SUBDIVISION AND IN A SOUTHERLY LIMITED ACCESS RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 270;
THENCE, WITH THE BOUNDARY OF SAID 32.440 ACRES TRACT AND WITH THESOUTHERLY LIMITED ACCESS RIGHT-OF-WAY BOUNDARY OF SAID INTERSTATE ROUTE 270, THE FOLLOWING THREE COURSES AND DISTANCES:
SOUTH 78 DEG. 16' 23" EAST, 697.72 FEET TO A MONUMENT;
SOUTH 77 DEG. 13' 27" EAST, 197.58 FEET TO A MONUMENT;
SOUTH 75 DEG. 18' 30" EAST, 93.20 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID PACIFIC GUARANTY HOUSING CORPORATION 9.792 ACRES TRACT;
THENCE, WITH THE BOUNDARY OF SAID 9.792 ACRES TRACT, THE FOLLOWING THREE COURSES AND DISTANCES;
SOUTH 13 DEG. 56' 04" EAST, 382.44 FEET TO AN IRON PIPE;
SOUTH 42 DEG. 35' 28" EAST, 366.21 FEET TO AN IRON PIPE;
SOUTH 14 DEG. 06' 43" EAST, 126.62 FEET TO THE POINT OF BEGINNING AND CONTAINING 11.988 ACRES OF LAND, MORE OR LESS.

PARCEL NUMBERS:	600-201424
600-205804

Exhibit A-30
JAMESTOWN OF TOLEDO
ALL OF THAT PART OF THE EAST HALF (1/2) OF THE WEST HALF (1/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20), TOWN NINE (9) SOUTH, RANGE SEVEN (7) EAST, IN THE CITY OF TOLEDO, LUCAS COUNTY, OHIO, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE EASTERLY LINE OF THE SAID WEST HALF (1/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20), WHICH POINT IS DISTANT SOUTHERLY THREE HUNDRED (300) FEET FROM THE POINT OF INTERSECTION OF THE SAID EASTERLY LINE OF THE WEST HALF (1/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20) AND THE CENTERLINE OF MONROE STREET;
THENCE SOUTH NO (00) DEGREES TWELVE (12) MINUTES FIFTY-ONE (51) SECONDS WEST, ALONG THE SAID EASTERLY LINE OF THE WEST HALF (1/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20), A DISTANCE OF SIX HUNDRED NINETY-TWO AND SEVENTY HUNDREDTHS (692.70) FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH THE NORTHERLY LINE OF MARVIN AVENUE (TWENTY-FIVE (25) FEET NORTHERLY OF THE CENTERLINE THEREOF);
THENCE SOUTH EIGHTY-NINE (89) DEGREES FORTY-FOUR (44) MINUTES THIRTY (30) SECONDS WEST, ALONG THE SAID NORTHERLY LINE OF MARVIN AVENUE, A DISTANCE OF SIX HUNDRED SIXTY AND THIRTY-FIVE HUNDREDTHS (660.35) FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH THE EASTERLY LINE OF NEW ENGLAND LANES, A SUBDIVISION OF RECORD;
THENCE NORTH NO (00) DEGREES NO (00) MINUTES NO (00) SECONDS EAST, ALONG THE SAID EASTERLY LINE OF NEW ENGLAND LANES AND CONTINUING NORTHERLY ALONG THE EASTERLY LINE OF CARSKDDON PLACE, ALSO A SUBDIVISION OF RECORD, A DISTANCE OF NINE HUNDRED SIXTY-FIVE AND EIGHTY-NINE HUNDREDTHS (965.89) FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH THE NORTHERLY LINE OF ILGER AVENUE;
THENCE SOUTH SEVENTY-SEVEN (77) DEGREES NO (00) MINUTES NO (00) SECONDS EAST, ALONG A LINE THAT FORMS AN ANGLE OF ONE HUNDRED THREE (103) DEGREES, MEASURED FROM NORTH TO SOUTHEAST, WITH THE SAID EASTERLY LINE OF CARSKADDON PLACE, A DISTANCE OF ONE HUNDRED EIGHTY-SEVEN AND FIFTY-TWO HUNDREDTHS (187.52) FEET, MORE OR LESS, TO A POINT IN A LINE DRAWN PARALLEL TO THE SAID CENTERLINE OF MONROE STREET, WHICH LINE IS DISTANT SOUTHWESTERLY THREE HUNDRED TWENTY-FIVE (325) FEET THEREFROM, MEASURED NORMAL THERETO;
THENCE SOUTH FIFTY-SIX (56) DEGREES THIRTY-SIX (36) MINUTES THIRTY (30) SECONDS EAST, ALONG THE SAID LINE DRAWN PARALLEL TO THE CENTERLINE OF MONROE STREET, A DISTANCE OF FOUR HUNDRED THIRTEEN AND FORTY-ONE HUNDREDTHS (413.41) FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH A LINE DRAWN NORMAL TO THE SAID EASTERLY LINE OF THE WEST HALF (1/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20) FROM THE POINT OF BEGINNING;
THENCE SOUTH EIGHTY-NINE (89) DEGREES FORTY-SEVEN (47) MINUTES NINE (9) SECONDS EAST, ALONG THE SAID LINE DRAWN NORMAL TO THE EASTERLY LINE OF THE WEST HALF (/2) OF THE SOUTHEAST QUARTER (1/4) OF SECTION TWENTY (20), A DISTANCE OF ONE HUNDRED THIRTY-FIVE AND FIVE HUNDREDTHS (135.05) FEET, MORE OR LESS, TO THE PLACE OF BEGINNING.
CONTAINING TWELVE AND FOUR HUNDRED NINETY-FIVE THOUSANDTHS (12.495) ACRES OF LAND, MORE OR LESS.

Exhibit A-31
LAKEPOINTE
Commence at the Southeast corner of the Northeast Quarter of the Southeast Quarter of Section 12, Township 27 South, Range 36 East, Brevard County, Florida, and run North 00 degrees, 37 minutes, 57 seconds East, along the East line of said Northeast Quarter of the Southeast Quarter of Section 12, a distance of 50.01 feet; thence run South 89 degrees, 31 minutes, 17 seconds West, along the Northerly right of way line of Lake Washington Road, a distance of 2,281.57 feet; thence run North 00 degrees, 38 minutes, 33 seconds East, a distance of 2,440.00 feet to the Point of Beginning of the herein described parcel; thence continue North 00 degrees, 38 minutes, 33 seconds East, a distance of 791.60 feet; thence run South 89 degrees, 11 minutes, 28 seconds East, a distance of 2,231.29 feet to the westerly right of way line of Wickham Road; thence run South 00 degrees, 39 minutes, 13 seconds West along said Westerly right of way line of Wickham Road a distance of 741.46 feet; thence run South 89 degrees, 31 minutes, 17 seconds West, a distance of 2,231.56 feet to the Point of Beginning.

Exhibit A-32
LANCASTER COMMONS
PARCELI
Lot 4, Block “B”, in SAVAGE’S ADDITION to Salem, Marion County, Oregon.
SAVE AND EXCEPT: Beginning at a point marking the intersection of the East right-of-way line of Fisher Road and South line of Lot 4, Block B, Savage Addition, as platted and recorded in Book of Town Plats for Marion County, Oregon; thence North 89°29 '50' East along the South line of said Lot 4, a distance of 10.0 feet; thence North 00°03 '15" East parallel with said Fisher Road, a distance of 330.55 feet to a point on the North line of said Lot 4; thence South 89°29 '40" West along the North line of said Lot 4, a distance of 10.0 feet to a point on the East line of said Fisher Road; thence South 00°03 '15" West along the said East line 330.55 feet to the point of beginning.
PARCELII
Beginning at the Northeast corner of Lot 3, Block “B”, Savage’s Addition to the City of Salem, County of Marion and State of Oregon; thence Southerly 30 feet, more or less, to the Northeast corner of a tract of land conveyed to the State of Oregon, in Volume 617, page 544, Marion County Deed Records; thence West 108 feet to the Northwest corner of said State of Oregon tract; thence Southerly parallel to the East line of said Lot 3, 135 feet to the Southwest corner of a tract of land conveyed to W.A. Stanton, in Volume 610, page 780, Marion County Deed Records; thence Westerly parallel with the North line of said Lot 4, 422 feet, more or less, to the Southeast corner of a tract of land conveyed to Robert C. Abrams in Volume 643, page 732, Marion County Deed Records; thence North 60 feet; thence East parallel to the North line of said Lot 3, 35 feet to a point; thence North parallel to the West line of said Lot 3, 105 feet to the North line thereof; thence East along the North line of said Lot 3, 495 feet, more or less, to the place of beginning.
PARCELIII
Beginning at an iron pipe marking the Southeast corner of Lot 5, Block “B”, Savage’s Addition, as platted and recorded in Book of Town Plats for Marion County, Oregon; and running thence South 89°29 '40" West along the South line of said Lot 5, a distance of 245.00 feet to an iron pipe; thence North 0°04 '58" East, parallel with the East line of said Lot 5, a distance of 105.00 feet to an iron pipe; then South 89°29 '40" West, parallel with the South line of said Lot 5, a distance of 175.00 feet to an iron pipe; thence North 0°04 '58" East parallel with the East line of said Lot 5, a distance of 115.00 to an iron pipe; thence South 89°29 '40" West, parallel with the South line of said Lot 5, a distance of 38.18 feet to an iron rod; thence North 0°03 '15" East 88.56 feet to an iron rod; thence South 89°29 '30" West 169.14 feet to a point which is Southerly 22 feet and Easterly 34 feet from the Northwest corner of said Lot 5; thence North 0°03 '15" East, along the East line of Fisher Road and parallel with the West line of said Lot 5, 22.00 feet to the North line of said Lot 5; thence South 89°29 '30" West 4.00 feet along the North line of said Lot 5; thence North 0°03 '15" East, parallel with and 30 feet Easterly from the West line of Lot 6 in said Savage’s Addition, a distance of 170.55 feet to an iron rod; thence North 89°29 '46" East parallel with the North line of said Lot 6 a distance of 300.00 feet to an iron pipe; thence North 0°03'15" East, parallel with the West line of said Lot 6, a distance of 160.00 feet to an iron rod on the North line of said Lot 6; thence North 89°29 '46" East, along the North line of said Lot 6, distance of 301.42 feet to an iron rod on the West line of Coral Avenue; thence South 0°03 '46" West, along the West line of Coral Avenue, 178.15 feet to an iron rod at a point of curve; thence continuing along the West line of Coral Avenue, Southerly along a curve to the left of radius 230.00 feet, whose long chord bears South 11°06 '11" East 89.08 feet, a distance of 89.65 feet to an iron rod at a point of reverse curve; thence continuing along the West line of Coral Avenue, Southerly along a curve to the right of radius 170.00 feet, whose long chord bears South 11°05 '35" East 65.90 feet, a distance of 66.32 feet to an iron pipe marking the Northeast corner of said Lot 5; thence South 0°04 '58" West along the East line of said Lot 5, a distance of 330.58 feet to the point of beginning.

Exhibit A-33
LONDON PARK
All of London Park Apartments, according to the map or plat thereof recorded in Volume 315, page 144, of the Map Records of Harris County, Texas.

Exhibit A-34
MARYMONT
All of that certain 5.5486 acres (241,698 square feet) of land situated in the Joseph House Survey, Abstract No.. 34, Harris County, Texas, being that certain called 5,5486 acre tract of land as conveyed to First Marymont Associates, L.P., a Texas limited partnership, as described under Harris County Clerk’s File Number(s) R039698, dated September 1, 1994, said 5.5486 acre tract of land being more particularly described metes and bounds.
BEGINNING at a found 1/2 inch iron rod with cap on the South right-of-way line of Rudel Road (called 60’ width), same point being the Northwest corner of above said 5.5486 acre tract and the Northeast corner of certain tract of land conveyed to Ted Johnson and Sylvia Johnson as described under Harris County Clerk’s File Number(s) 5014819, dated July 11, 1996, for the Northwest corner hereof;
THENCE, East, with the said South right-of-way line of Rudel Road, a distance of 828.30 feet to a found 1/2 inch iron rod with cap for the Northeast corner hereof, from which a found 1-1/2 inch square iron rod bears South 78°33'01" East, for a distance of 1.36 feet;
THENCE, South, a distance of 291.80 feet to a found 1/2 inch iron rod with cap on the North line of Tomball Independent School District, Reserve “A”, a subdivision of record in Volume 341, Page 17 of Harris County Map Records, for the Southeast corner hereof;
THENCE, West with the North line of said Tomball Independent School District, a distance of 828.30 feet for a found 5/8 inch iron rod for the Southwest corner hereof ;
THENCE, North, passing a found 1/2 inch iron rod at a distance of 120.00, continuing for a total distance of 291.80 feet to the POINT OF BEGINNING and containing 5.5486 acres (241,698 square feet) of land.

Exhibit A-35
OAK FOREST
TRACT I:
Being a tract of land situated in the W. B. HUNTER SURVEY, ABSTRACT NO. 552, Denton County, Texas, also being all of LOT 1, BLOCK A of the OAK FOREST APARTMENTS ADDITION, an Addition to the City of Lewisville, according to the Plat thereof recorded in Cabinet “K”, Page 244, Plat Records, Denton County, Texas, and being the same tract of land conveyed to South West Properties, L.P., as described in the Special Warranty Deed as recorded March 15, 1994, under Clerk’s Number 94-R0020612 and refiled May 17, 1994, under Clerk’s Number 94-R0039880, Deed Records, Denton County, Texas, and being more particularly described as follows;
BEGINNING at a brass monument found at the Southeast corner of a corner clip at the intersection of the South right of way line of Oakwood Lane (a 60 foot right of way) and the West right of way line of State Highway No. 121 (a 120 foot right of way);
THENCE South along the West right of way line of said State Highway No. 121 (a 120 foot right of way at this point), a distance of 301.29 feet to a capped iron rod for corner;
THENCE North 89 degrees 40 minutes 20 seconds West, departing the West right of way line of said State Highway No. 121, a distance of 1277.48 feet to a 3/4 inch iron rod found for corner;
THENCE North 00 degrees 32 minutes 40 seconds East, a distance of 1297.74 feet to a 1/2 inch iron rod found in the South right of way line of Bellaire Boulevard (a variable width right of way);
THENCE South 88 degrees 45 minutes 49 seconds East, along the South right of way line of said Bellaire Boulevard (a 105 foot right of way at this point), a distance of 93.66 feet to a 1/2 inch iron rod found at the beginning of a curve to the left having a central angle of 03 degrees 17 minutes 42 seconds, a radius of 605.00 feet, a tangent of 17.40 feet, and a chord bearing and distance of North 89 degrees 35 minutes 20 seconds East, 34.79 feet;
THENCE along said curve to the left and continuing along the South right of way line of said Bellaire Boulevard, an arc distance of 34.79 feet to a 1/2 inch iron rod found for corner at the beginning of a non-tangent curve to the left having a central angle of 19 degrees 45 minutes 45 seconds, a radius of 160.00 feet, a tangent of 27.87 feet, and a chord bearing and distance of South 87 degrees 18 minutes 28 seconds East, 54.91 feet;
THENCE along said curve to the left and continuing along the South right of way line of said Bellaire Boulevard, an arc distance of 55.19 feet to a capped iron rod found at the beginning of a compound curve having a central angle of 07 degrees 50 minutes 59 seconds, a radius of 612.00 feet, a tangent of 41.99 feet, and a chord bearing and distance of North 78 degrees 53 minutes 10 seconds East, 83.78 feet;
THENCE along said curve to the left and continuing along the South right of way line of said Bellaire Boulevard, an arc distance of 83.85 feet to a capped iron rod found at the end of said curve at the Northwest corner of a corner clip at the intersection of the South right of way line of said Bellaire Boulevard and the West right of way line of Oakwood Lane;
THENCE South 64 degrees 01 minutes 54 seconds East along said corner clip, a distance of 15.08 feet to a capped iron rod found in the West right of way line of said Oakwood Lane (a variable width right of way at this point);
THENCE South 22 degrees 41 minutes 34 seconds East along the West right of way line of said Oakwood Lane, a distance of 101.18 feet to a capped iron rod found at the beginning of a curve to the right having a central angle of 22 degrees 41 minutes 34 seconds, a radius of 220.00 feet, a tangent of 44.15 feet, and a chord bearing and distance of South 11 degrees 20 minutes 47 second East, 86.57 feet;
THENCE along said curve to the right and continuing along the West right of way line of said Oakwood Lane, an arc distance of 87.13 feet to a capped iron rod found at the end of said curve;
THENCE South along the West right of way line of said Oakwood Lane, a distance of 121.01 feet to a 1/2 inch iron rod found at the beginning of a curve to the left having a central angle of 10 degrees 31 minutes 41 seconds, a radius of 260.00 feet, a tangent of 23.95 feet, and a chord bearing and distance of South 05 degrees 15 minutes 51 seconds East, 47.71 feet;
THENCE along said curve to the left and continuing along the West right of way line of said Oakwood Lane, an arc distance of 47.77 feet to a capped iron rod found at the end of said curve;
THENCE South 10 degrees 31 minutes 41 seconds East, along the West right of way line of said Oakwood Lane, a distance of 269.52 to a 1/2 inch iron rod found at the beginning of a curve to the right having a central angle of 10 degrees 31 minutes 41 seconds, a radius of 599.80 feet, a tangent of 55.26 feet, and a chord bearing and distance of South 05 degrees 15 minutes 51 seconds East, 110.06 feet;
THENCE along said curve to the right and continuing along the West right of way line of said Oakwood Lane, an arc distance of 110.21 feet to a 1/2 inch iron rod found at the beginning of a reverse curve to the left having a central angle of 100 degrees 00 minutes 00 seconds, a radius of 260.00 feet, a tangent of 309.86 feet, and a chord bearing and distance of South 50 degrees 00 minutes 00 seconds East, 398.34 feet;
THENCE along said curve to the left and continuing along the right of way line of said Oakwood Lane, an arc distance of 453.79 to a 1/2 inch iron rod found in the South right of way line of said Oakwood Lane at the beginning of a reverse curve to the right having a central angle of 10 degrees 00 minutes 00 seconds, a radius of 886.59 feet, a tangent of 77.57 feet, and a chord bearing and distance of North 85 degrees 00 minutes 00 seconds East, 154.54 feet;
THENCE along said curve to the right and continuing along the South right of way of said Oakwood lane, an arc distance of 154.74 feet to a 1/2 inch iron rod found at the end of said curve;
THENCE East, along the South right of way line of said Oakwood Lane, a distance of 347.19 feet to a brass monument found at the Northeast corner of a corner clip at the intersection of the South right of way line of said Oakwood Lane and the West right of way line of said State Highway No. 121;
THENCE South 53 degrees 07 minutes 48 seconds East along said corner clip, a distance of 75.00 feet to the POINT OF BEGINNING and containing 18.2774 acres of land, more or less.
TRACT II:
Being a tract of land situated in the W.B. Hunter Survey, Abstract No. 552, in the city of Lewisville, Denton County, Texas, also being part of that certain 43.288 acre tract of land conveyed to Lewisville Joint Venture by deed recorded in Volume 753, Page 81, Deed Records, Denton County, Texas, and being part of that certain 43.288 acre tract of land conveyed to Lewisville Joint Venture by deed recorded in Volume 753, Page 81, Deed Records, Denton County, Texas, and being more particularly described as follows:
BEGINNING at a 1/2 inch iron rod found for corner in the East line of Southwest Parkway (60 foot right-of-way) as dedicated by plat recorded in Cabinet D, page 162, Plat Records, Denton County, Texas said iron rod also being the Northwest corner of Lot 1, Block B, Country Ridge Addition recorded in Cabinet D, Page 159, Plat Records, Denton County, Texas;

THENCE North 00 degrees 27 minutes 36 seconds East along the said East line of Southwest Parkway, a distance of 808.77 feet to a 5/8 inch iron rod set for corner;
THENCE North 48 degrees 58 minutes 20 seconds East a distance of 19.87 feet to a 5/8 inch iron rod set for corner in the South line of Bellaire Boulevard (100 foot right of way at this point), and being the beginning of a non-tangent curve to the left which has a central angle of 05 degrees 28 minutes 20 seconds, a radius of 1086.36 feet, and a chord which bears South 83 degrees 18 minutes 19 seconds East 103.72 feet;
THENCE along the said South line of Bellaire Boulevard, with said curve to the left, an arc distance of 103.76 feet to a 5/8 inch iron rod set for corner at the end of said curve;
THENCE South 88 degrees 25 minutes 36 seconds East along the said South line of Bellaire Boulevard, a distance of 497.02 feet to a 5/8 inch iron rod set for corner;
THENCE South 00 degrees 32 minutes 40 seconds West departing the said South line of Bellaire Boulevard, a 5.00 feet passing a 5/8 inch iron rod found at the Northwest corner of Lot 1, Block “A”, Oak Forest Apartments Addition, as recorded in cabinet “K”, Page 244, Plat Records, Denton County, Texas, and continuing along the West line of said Addition, a total distance of 807.77 feet to a 5/8 inch iron rod set for corner at the Northeast corner of the aforementioned Lot 1, Block B;
THENCE North 88 degrees 52 minutes 52 seconds West, departing the West line of said Lot 1, Block A and along the North line of said Lot 1, Block B, a distance of 613.73 feet to a POINT OF BEGINNING and containing 498,160 square feet or 11.4362 acres of land, more or less.
NOW KNOWN AS Lot 2, Block A of Oak Forest Apartments Phase II, Lot 2, Block A, an Addition to the City of Lewisville, Denton County, Texas, according to the plat thereof recorded in Cabinet M, Page 309, Plat Records, Denton County, Texas.

Exhibit A-36
OAK PARK
Tract I:
The following described tract or parcel of land being Tract 1, Block 3, Oakwood Acres Estates, to the City of Euless, Tarrant County, Texas, according to the Plat of Page 95, Volume 388-112 in the Tarrant County Deed Records and being formerly known as a portion of Tract 9 and Tract 10, Ray Shelton Subdivision, to the City of Euless, Tarrant County, Texas and also being a portion of said Tract 10, said Ray Shelton Subdivision, as conveyed by Warranty Deed to Oakwood Investors as recorded on Page 98 of Volume 6615, in the Tarrant County Warranty Deed and being more particularly described as follows:
BEGINNING at a iron rod at the most Southerly Southeast corner of said Tract 1, Block 3, said Oakwood Acres Estates and the Southeast corner of said Tract 10, said Ray Shelton Subdivision;
THENCE North 89 degrees 58 minutes 27 seconds West along the South line of said Tract 10, said Ray Shelton Subdivision a distance of 400.0 feet to a found 1/2 inch iron rod;
THENCE North 00 degrees 14 minutes 18 seconds East, a distance of 95.0 feet to a found 1/2 inch iron rod;
THENCE North 89 degrees 58 minutes 27 seconds West, a distance of 433.57 feet to a set 5/8 inch iron rod BGT;
THENCE North 25 degrees 45 minutes 00 seconds West, a distance of 23.93 feet to a found 1/2 inch iron rod;
THENCE North 64 degrees 15 minutes 00 seconds West, a distance of 49.67 feet to the South line of said Tract 1, Block 3, said Oakwood Acres Estates to a set 5/8 inch capped BGT iron rod;
THENCE North 89 degrees 58 minutes 27 seconds West, a distance of 197.3 feet to a found 1/2 inch iron rod;
THENCE South 00 degrees 14 minutes 18 seconds West, a distance of 95.0 feet to the South line of said Tract 10, said Ray Shelton Subdivision to a found 5/8 inch iron rod;
THENCE North 89 degrees 58 minutes 27 seconds West along the South line of said Tract 10, said Ray Shelton Subdivision a distance of 60.0 feet to a found 5/8 inch iron rod at the Southwest corner of said Tract 1, Block 3, said Oakwood Acres Estates and being in the East line of Block 2, Oakwood Acres Estates, to the City of Euless, Tarrant County, Texas, according to the Plat recorded on Page 73, of Volume 388-104 in the Tarrant County Deed Records;
THENCE North 00 degrees 14 minutes 18 seconds East along the West line of said Tract 1, Block 3, and the East line of said Block 2, said Oakwood Acres Estates a distance of 147.72 feet to a found 5/8 inch iron rod;
THENCE North 25 degrees 34 minutes 00 seconds East along the West line of said Tract 1, Block 3 and the East line of said Block 2, said Oakwood Acres Estates a distance of 532.22 feet to a found 5/8 inch iron rod at the Northwest corner of said Tract 1, Block 3 and the Northeast corner of Lot 2-R, Block 2, said Oakwood Acres Estates and being in the South line of Ash Lane;
THENCE South 89 degrees 40 minutes 18 seconds East along the South line of said Ash Lane a distance of 703.32 feet to a set 5/8 inch iron rod capped BGT at the most Northerly Northeast Corner of said Tract 1, Block 3, said Oakwood Acres Estates;

THENCE South 00 degrees 14 minutes 18 seconds West, a distance of 110.0 feet to a found 5/8 inch iron rod;
THENCE South 41 degrees 52 minutes 41 seconds West, a distance of 66.84 feet to a found 5/8 inch iron rod;
THENCE South 00 degrees 14 minutes 18 seconds West, a distance of 134.48 feet to a found 1/2 inch iron rod;
THENCE South 89 degrees 58 minutes 18 seconds East, a distance of 259.41 feet to a found 1/2 inch rod at the most Southerly Northeast corner of said Tract 1, Block 3, said Oakwood Acres Estates;
THENCE South 00 degrees 14 minutes 18 seconds West a distance of 329.95 feet to the PLACE OF BEGINNING and containing, 527,919.0 Square Feet or 12.119 Acres of land more or less.
TRACT II:
BEING all of Oakwood Acres Estates Addition, Second Installment, an addition to the City of Euless, Tarrant County, Texas recorded in Volume 388-132, Page 41, of the Plat Records of Tarrant County, Texas and being more particularly described as follows:
BEGINNING at a Iron rod at the Southeast corner of said Tract 1, Block 3, of Oakwood Acres Estates Addition, an addition to the City of Euless, Tarrant County, Texas, recorded in Volume 388-112, Page 95 of the Plat Records of Tarrant County, Texas;
THENCE South 00 degrees 14 minutes 18 seconds West, 659.55 feet with the West line of Tracts 13 and 14 of the Ray Shelton Subdivision, an Addition to the City of Euless, Tarrant County, Texas, recorded in Volume 1792, Page 93 of the Plat Records of Tarrant County, Texas, a capped BGT set 5/8 inch iron rod at the common corner of Tract 4, 5 and 13 of said Shelton Subdivision;
THENCE North 89 degrees 58 minutes 27 seconds West, 1295.34 feet with the North line of Tracts 1, 2, 3 and 4 of Shelton Subdivision to a capped BGT 1/2 inch iron rod for corner of the East right-of-way line of North Main Street (as 80 foot right-of-way);
THENCE North 00 degrees 16 minutes 42 seconds East, 25.00 feet with the East line of North Main Street to a set 1/2 inch iron rod for corner;
THENCE South 89 degrees 58 minutes 27 seconds East, 550.22 feet to a set P.K. nail for corner;
THENCE North 00 degrees 16 minutes 42 seconds East, 305.25 feet to a capped BGT set 1/2 inch iron rod for corner;
THENCE West, 370.21 feet to a found 5/8 inch iron rod at the South east corner of the City of Euless 0.5785 acres tract;
THENCE North 00 degrees 16 minutes 42 seconds East, 140.00 feet with the East line of the City of Euless tract to a found 5/8 inch iron rod at the Northeast corner of said tract;
THENCE West, 31.00 feet with the North line of the City of Euless tract to a found 1/2 inch iron rod at the Southeast corner of Lot 10R, Block 2 of said Oakwood Acres Estates Addition;
THENCE North 00 degrees 14 minutes 18 seconds East, 189.48 feet with the East line of said Block 2 to a found 5/8 inch iron rod at the Southwest corner of Tract 1, Block 3, of Oakwood Acres Estates Addition;

THENCE South 89 degrees 58 minutes 27 seconds East, 60.00 feet with a South line of said Tract 1, Block 3 to a found 5/8 inch iron rod for corner;
THENCE North 00 degrees 14 minutes 18 seconds East, 95.00 feet with a West line of Said Tract 1, Block 3, to a found 5/8 inch iron rod for corner;
THENCE North 89 degrees 58 minutes 27 seconds East, 197.30 feet with a South line of said Tract 1, Block 3 to a capped BGT set 5/8 inch iron rod for corner;
THENCE South 64 degrees 15 minutes 00 seconds East, 49.67 to a found in concrete 5/8 inch iron rod for corner;
THENCE North 25 degrees 45 minutes 00 seconds East, 23.93 feet to a capped BGT 5/8 inch iron rod for corner on the South line of said Tract 1, Block 3;
THENCE South 89 degrees 58 minutes 27 seconds East, 433.57 feet with a South line of said Tract 1, Block 3, to a found 1/2 inch iron rod for corner;
THENCE South 00 degrees 14 minutes 18 seconds West, 95.00 feet with an East line of said Tract 1, Block 3 to a found 1/2 inch iron rod for corner;
THENCE South 89 degrees 58 minutes 27 seconds East 400.00 feet with a South line of said Tract 1, Block 3 to the PLACE OF BEGINNING and containing 697,442 square feet or 16.0110 acres of land more or less.
As shown on that certain plat of survey entitled Oak Park I & II by Benchmark Group of Texas, Inc. dated July 20, 2001, last revised August 9, 2001. Being the same real estate conveyed to South West Properties, L.P., by deed from Everoak Partners, Ltd, dated June 28, 1994, recorded June 28, 1994, in the land records of Tarrant County, Texas, in Volume 11634, Page 1101.
Tract III:
Lot A-R and a portion of Tract 12, Ray Shelton Subdivision, an Addition to the City of Euless, Tarrant County, Texas, according to Plats recorded in Volume 388-47, Page 841 and Volume 1792, Page 93, Plat and Deed Records, Tarrant County, Texas, and being more particularly described by metes and bounds as follows:
Beginning at a 1/2 inch iron found at the Northwest corner of said Lot A-R, said point being in the east line of North Main Street (an 80 foot Right of Way);
THENCE South 89 degrees 59 minutes 17 seconds East, along the North line of said Lot A-R, at a distance of180.66 feet pass a 1/2 inch iron found at the Southwest corner of Tract 11, Block 4, Oakwood Acres Estates Addition, an Addition to the City of Euless, Tarrant County, Texas, according to the plat recorded in Volume 388-132, Page 41, Plat Records, Tarrant County, Texas, and continuing, in all, 218.55 feet to a 1/2 inch iron found in the South line of said Tract 11;
THENCE East, continuing along the south line of said Tract 11, a distance of 331.60 feet to a 1/4 inch iron found at the northwest corner of Tract 12, said Block 4;
THENCE South 00 degrees 13 minutes 58 seconds West, along the West line of said Tract 12, Block 4, a distance of 305.25 feet to a P.K. nail found in the north line of a twenty-five (25) foot wide fire lane and utility easement, recorded in said Oakwood Acres Estates Addition;
THENCE North 898 degrees 58 minutes 15 seconds West, along the north line of said twenty-five (25) foot wide fire lane and utility easement 550.49 feet to an “X” cut in concrete found in the east line of said North Main Street;

THENCE North 00 degrees 20 minutes 02 seconds East, along the East line of said North Main Street, 166.22 feet to a 60d nail found at the Southwest corner of said Lot A-R;
THENCE North 00 degrees 15 minutes 17 seconds East, continuing along the East line of said North Main Street, 138.80 feet to the POINT OF BEGINNING and containing 3.854 acres (167,897 square feet) of land.
NOW KNOWN AS Lot 2, Block 4 of Oakwood Acres Estate Addition, an addition to the City of Euless, Tarrant County, Texas, according to the plat thereof recorded in Cabinet A, Slide 3664, Plat Records, Tarrant County, Texas.

Exhibit A-37
PATRIOT PLACE
All that certain piece parcel or lot of land, situate near the City of Florence, in the County of Florence, State of South Carolina, beginning at an iron pin 400.37 feet West of S.C Road 89, on the northerly right-of-way of a Fifty (50) foot street, thence along the right-of-way of a Fifty (50) foot street in a westerly direction North 72 degrees 04 minutes West a distance of 706.52 feet, to an iron pin on the southerly right-of-way lie of a Fifty (50) foot Street, thence along the southerly right-of-way of a fifty (50) foot street in a easterly direction South 68 degrees 20 minutes East a distance of 576.23 feet to an iron pin on the southerly S.C. road 89, thence in a southerly direction: South 17 degrees 56 minutes West a distance of 669.00 feet to an iron pin, the point of beginning.
Together with the rights of United Dominion Realty, Trust, lnc., under the sewer agreement between W.C. Daily and Swamp Fox Utilities Inc, dated May 7, 1975, as amended by instrument dated July 18, 1980, each recorded in the Office of the Clerk of Court for Florence County, South Carolina, in Deed Book A170 at Page 166.
Being the same real estate conveyed to United Dominion Realty Trust Inc., a Virginia corporation Warranty Deed from Patriot Place Associates, a Virginia limited partnership dated October 22, 1985, and recorded October 23, 1985 in Book A236, Page 1875, in the RMC of Florence County, South Carolina.

Exhibit A-38
PECAN GROVE
Lot 1, Block “A”, the 5200 Place Subdivision, a subdivision in Williamson County, Texas, according to the map or plat thereof in Volume 64, Page 30, Plat Records, Travis County, Texas

Exhibit A-39
RIVERGATE
All that tract or parcel of land lying and being in Richland County, South Carolina, and being more particularly described as follows:
ALL that certain piece, parcel or tract of land, together with any improvements thereon situate, lying and being in Richland County, South Carolina, and having the following courses, metes, measurements and boundaries, to wit:
BEGINNING at an iron located on the southwesternmost corner of the subject property, said iron being located an the eastern boundary of the right-of-way for Bentley Drive where Bentley Drive intersects with River Hill Circle; thence turning and running along the western boundary of the right-of-way for Bentley Drive N 11°10'45" W for a distance of 153.77 feet to an iron; thence turning and continuing along said right-of-way N24°54'40" W, for a distance of 117.94 feet to an iron; thence turning and continuing along said right-of-way N 01°59'58" W, for a distance of 529.34 feet to an iron; thence turning and running along property now or formerly owned by interland Broad River Development Co. Inc., N 70°03'00" E, for a distance of 598.00 feet to an iron, thence turning and continuing along said property N 82°37'19 E, for a distance of 229.05 feet to an iron; thence continuing along said property N 82°37'I9" E far a distance of 21.70 feet to a point, said point being located on the western bank of the Broad River; thence turning and running along the western bank at the Broad River S 02°34'58" E, for a distance of 104.60 feet to a point: thence turning and continuing along said river bank, S 08°37'l4" E, for a distance of 116.78 feet to a point; thence turning and continuing along said river bank S 10°53'45" E, for a distance of 87.88 feet to a point; thence turning and continuing along said river, bank S 25°55'13" E, for a distance at 128.65 feet to a point; thence turning and continuing along said river bank S 01°02'23" W, for a distance of 102.22 feet to an iron; thence turning and continuing along said river bank S 05°45'39" E, for a distance of 353.51 feet to an iron; thence turning and continuing along said river bank S 12°14'02" E, for a distance at 208.73 feet to on iron; thence turning and continuing along said river bank S 10°21'29" E, for a distance of 23.71 feet to a point; thence turning and running along property now or formerly owned by Bryton Pointe Apartments N 74°27'57" W, for a distance of 25.00 feet to an iron; thence continuing along said property N 74°27'57" W, for a distance of 275.84 feet to a point; thence turning and continuing along said property S 81°14'45"W, for a distance of 531.52 feet to an iron, thence turning and running along the western boundary of the right-of-way for Bentley Drive N 53°28'05" W, for a distance at 88.77 feet to an iron, this being the point of BEGINNING, and containing 19.21 acres more or less.
Together with a non exclusive perpetual easement of Right-of-Way, sixty-six (66) feet in width and hereinafter defined, for access, ingress, and egress, on foot or by vehicle of any kind, and for all purposes, on, over and along that street designated on the hereinafter described plats as Bentley Drive and River Hill Circle — 66 foot Right-of-Way, the said River Hill Circle and Bentley Drive furnishing access from the property above described to Broad River Road (U. S. Highway 176) as shown on the hereinafter described plats.

Exhibit A-40
RIVIERA PINES
Being 6.977 acres of land known as Riviera Pines Apartments in the Samuel C. Hiroms League, A-33, Harris County, Texas and being a portion of Unrestricted Reserve “E”, Riviera East Village, Section Two, a map or plat thereof recorded in Volume 294, Page 77 of the Map Records of Harris County, Texas; said 6.977 acres being more particularly described as follows:
BEGINNING at a one inch iron rod found in the south right-of-way line of La Grove Lane (60 feet wide) for the northeast corner of the herein described tract and the northwest corner of Riviera East, Section One, Block Seven, a map or plat thereof recorded in Volume 223, Page 39 of said Map Records;
THENCE, S 06° 10' 57" W, along the common line between said Block Seven and said Unrestricted Reserve “E”, a distance of 217.88 feet to a PK Nail found for an angle point in said common line;
THENCE, S 07° 31' 51" W, continuing along said common line, a distance of 73.50 feet to a PK Nail found for an angle point in said common line;
THENCE, S 07° 48' 59" W, continuing along said common line, a distance of 177.79 feet to a point on the north right-of-way line of Neuville Road (60 feet wide) for the southwest corner of said Block Seven and the southeast corner of the herein described tract, said point being referenced by a one inch iron rod found S 49°13'59" E, a distance of 0.12 feet;
THENCE, Westerly, along said north right-of-way line on a curve to the right with a central angle of 11°06'59", a radius of 670.00 feet, a chord which bears N 81°11'07" W — 129.79 feet, for a distance of 129.99 feet to a one inch iron rod found on said north right-of-way line for the point of tangency;
THENCE, N 75° 37' 38" W, continuing along said north right-of-way line, a distance of 619.15 feet to a 5/8 inch iron rod set for the southerly cut back corner at the northeasterly intersection of said Neuville Road and Normandy Street;
THENCE, N 31° 07' 40" W, a distance of 14.27 feet to a 5/8 inch iron rod set on the east right-of-way line of said Normandy Street (100 feet wide) for the northerly cut back corner of said intersection;
THENCE, Northerly, along said east right-of-way line on a curve to the left with a central angle of 08°58'59", a radius of 2003.74 feet, a chord which bears N 08°44'15" E — 313.84 feet, for a distance of 314.16 feet to a 5/8 inch iron rod set on said east right-of-way line for the southerly cut back corner of the southeast intersection of said Normandy Street and said La Grove Lane;
THENCE, N 48° 36' 09" E, a distance of 14.27 feet to a 5/8 inch iron rod set on the south right-of-way line of said La Grove Lane for the northerly cut back corner of said southeast intersection;
THENCE, S 86° 53' 53" E, along said south right-of-way line, a distance of 735.38 feet to the POINT OF BEGINNING and containing 303,933 square feet or 6.977 acres of land.

Exhibit A-41
SHADOW LAKE
Lots 1 and 2, Shadow Lake Subdivision in the City of Little Rock, Pulaski County, Arkansas, being a part of a replat of Tracts 14 and 19, Hillvale Addition, and part of the NE1/4 NE1/4 SW1/4, Section 5, Township 1 North, Range 13 West, with said Lot 1 being more particularly described as follows:
Commence at the Southwest corner of the SE1/4 of the NW 1/4 of said Section 5; run thence South 88 degrees 35 minutes 14 seconds East for 843.28 feet along the South line Of said SE1/4 NW1/4 Section 5; run thence South 88 degrees 35 minutes 14 seconds East for 843.28 feet along the South line of said SE 1/4 NW 1/4 Section 5 to a point on the Southerly right of way line of Shadow Lake Drive; thence South 80 degrees 14 minutes 40 seconds East for 137.84 feet; thence North 01 degree 24 minutes 46 seconds East for 50 feet to a point on the North right of way line of Shadow Lake Drive, said point being the point of curvature of a 425 foot radius curve to the right and also being a point on the South 1 line of said Lot 2 and the point of beginning of this description said Lot 2; thence along said curve for 283.3 feet (curve chord bearing North 69 degrees 29 minutes 22 seconds West for 278.1 feet); thence North 50 degrees 23 minutes 30 seconds West for 395.38 feet to the point of curvature of a 252.17 foot radius curve to the right; thence along said curve for 227.78 feet (curve chord bearing North 24 degrees 30 minutes 52 seconds West for 220.12 feet); thence North 02 degrees 04 minutes 28 seconds East for 50.25 feet; thence North 01 degree 21 minutes 46 seconds East for 115 feet to the point of curvature of a 25 foot radius curve to the right; thence along said curve for 39.27 feet (curve chord bearing North 46 degrees 22 minutes East for 35.35 feet) to a point on the South right of way line of West Markham Street; thence South 88 degrees 37 minutes 53 seconds East for 968.32 feet; thence South 01 degree 22 minutes 07 seconds West for 10 feet; thence South 88 degrees 37 minutes 53 seconds East for 225.85 feet to the point of curvature of a 25 foot radius curve to the right; thence along said curve for 38.8 feet (chord curve bearing South 44 degrees 10 minutes East for 35.01 feet) to a point on the West right of way line of Farris Street; thence South 00 degrees 17 minutes 20 seconds West for 633.1 feet to the point of a curvature of a 50 foot radius curve to the right; thence along said curve for 78.27 feet (curve chord bearing South 45 degrees 08 minutes West for 70.52 feet) to a point on the North right of way line of Shadow Lake Drive; thence South 89 degrees 59 minutes 07 seconds West for 238. 93 feet; thence North 88 degrees 35 minutes 14 seconds West for 334.07 feet to the point of beginning.
AND
Lot 2, being more particularly described as follows:
Begin at the Southwest corner of the SE 1/4 of the NW 1/4 of Section 5, Township 1 North, Range 13 West, Pulaski County, Arkansas; run thence North 00 degrees 18 minutes 21 seconds East along the West line of the SE 1/4 NW 1/4 of said Section 5 for 220.63 feet; thence South 89 degrees 41 minutes 39 seconds East for 19.84 feet to the Southwest corner of Lot 2A, Evergreen Farm Subdivision, Little Rock, Arkansas (Plat Book ‘A, Page 219); thence North 72 degrees 41 minutes 24 seconds East for 364. 76 feet to the Southeast corner of Lot 2A said point being a point on the Southwesterly right of way line of Shadow Lake Drive and also being on a 302.17 foot radius curve to the left; thence along said curve for 18.5 feet (curve chord bearing South 48 degrees 38 minutes 18 seconds East for 18.49 feet); thence South 50 degrees 23 minutes 30 seconds East for 395.38 feet to the point of curvature of a 475 foot radius curve to the left; thence along said curve for 178.3 feet (curve chord bearing South 61 degrees 08 minutes 08 seconds East or 177.28 feet) to a point on the South line of the SE 1/4 NW 1/4 of Section 5; thence North 88 degrees 35 minutes 14 seconds West for 843.28 feet to the point of beginning.

Exhibit A-42
SKY HAWK
All of SEAHAWK APARTMENTS, a subdivision in Harris County, Texas, according to the map or plat thereof, recorded in Film Code No. 424008 of the Map Records of Harris County, Texas.

Exhibit A-43
SKYLAR POINTE
TRACT I:
A TRACT OR PARCEL OF LAND CONTAINING 10.3947 ACRE (CALLED 10.3939 ACRES) OUT OF A CERTAIN SO CALLED 65.1271 ACRE TRACT CONVEYED TO DR. EUGENE WINOGRAD, TRUSTEE OUT OF THE FRIENDSWOOD DEVELOPMENT COMPANY 15,434.66 ACRE TRACT SO CALLED OUT OF THE SARAH DEEL LEAGUE, ABSTRACT 13 HARRIS COUNTY, TEXAS AS CONVEYED TO WINOGRAD IN INSTRUMENT RECORDED DATED DECEMBER 7, 1976 IN CLERK’S FILE NO. E-996570 OF THE REAL PROPERTY RECORDS AND SAID 15,434.66 ACRE TRACT 1 DATED OCTOBER 15, 1962 RECORDED IN VOLUME 4915, PAGE 272 OF THE DEED RECORDS, HARRIS COUNTY, TEXAS OUT OF THE SARAH DEEL LEAGUE, ABSTRACT 13, SAID 10.3947 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:
BEGINNING at a 5/8 inch iron rod found marking the southwesterly corner of the herein described tract marking the intersection of the southeast right-of-way line of Camino Village Drive and the Northwesterly right-of-way line of a Harris County Flood Control Drainage District Easement described in instrument in Volume 5365, Page 9 of the Harris County Deed Records and located North 52 degrees 14 minutes 37 seconds East a distance of 44.32 ft. from the intersection of the Southeast right-of-way line of Camino Village Drive and the Northeast right-of-way line of El Camino Real Boulevard (80.00 ft. in width);
THENCE in a Northeasterly direction with a curve to the left having a radius of 207.78 ft. an arc length of 79.61 ft. a central angle of 21 degrees 57 minutes 05 seconds long chord bears North 41 degrees 09 minutes 30 seconds East-79.12 ft. to a 5/8 inch iron rod found marking a point of reverse curve;
THENCE with a curve to the right having a radius of 207.78 ft. a central angle 21 degrees 54 minutes 33 seconds, an arc length of 79.43 ft. long chord bears North 41 degrees 11 minutes 13 seconds an arc length 79.43 ft. long chord bears North 41 degrees 11 minutes 07 seconds East-78.97 ft. to a 5/8 inch iron rod found at the point reverse curve to the left;
THENCE continuing with the Southeasterly right-of-way line of said Camino Village Drive with a curve to the left having a radius of 1070 an arc length of 102.60 ft. central angle of 05 degrees 29 minutes 38 seconds long chord bears North 49 degrees 07 minutes 16 seconds East-102.56 ft. to a 5/8 inch iron rod found at the point of tangency of said curve;
THENCE North 46 degrees 44 minutes 21 seconds East a distance of 225.03 ft. (called 225.01 ft.) to a 5/8 inch iron rod found at a curve to the left in the East line of said Camino Village Drive;
THENCE in a Northerly direction with said curve to the left having a radius of 780.00 ft. a central angle of 30 degrees 29 minutes 47 seconds and an arc length of 415.16 ft. long chord bears North 31 degrees 28 minutes 21 seconds East a distance of 410.28 ft. to a 5/8 inch iron rod found at the point of tangency of said curve;
THENCE North 16 degrees 07 minutes 15 seconds East with the East right-of-way line of said Drive a distance of 40.90 ft. to a 5/8 inch iron rod found marking the Northwesterly corner of the herein described tract and marking the Southwesterly corner of Camino Village Apartments Section 2, being a 7.4804 acre tract;
THENCE South 84 degrees 11 minutes 46 seconds East with the division line between the herein described 10.3947 acre tract and said 7.4804 acre tract and with the South line of a 20.00 foot storm sewer easement described in instrument in Clerk’s File No. F-172877 and F-232720 of the Clerk’s

Records of Harris County, Texas a distance of 480.00 ft. (called 479.39 ft.) to a 5/8 inch iron rod found at the Northeast corner of the herein described tract, marking the Southeast corner of said 7.4804 acre tract;
THENCE South 11 degrees 18 minutes 26 seconds West with the Westerly boundary line of a Harris County Flood Control District Drainage Easement described in instrument recorded in Volume 4810, Page 446 of the Harris County Deed Records a distance of 144.98 ft. to a 5/8 inch iron rod found at an angle point;
THENCE continuing with the West line of said easement South 21 degrees 40 minutes 36 seconds West a distance of 377.68 ft. to a 5/8 inch iron rod found at an angle point in said easement;
THENCE South 37 degrees 20 minutes 51 seconds West a distance of 218.70 to a 5/8 inch iron rod found at an angle point in said easement;
THENCE South 32 degrees 21 minutes 16 seconds West a distance of 98.90 ft. to a 5/8 inch iron rod found at the Southeast corner of the herein described tract, marking the intersection of said easement with the North line of another Harris County Flood Control District Drainage Easement described in Volume 5365, Page 9 of the Harris County Deed Records;
THENCE North 84 degrees 17 minutes 19 seconds West with the North right-of-way line of said drainage easement and the South line of the herein described tract a distance of 698.54 ft. (called 698.89 ft.) to the PLACE OF BEGINNING and containing 10.3947 acres of land.
TRACT II:
A TRACT OR PARCEL OF LAND CONTAINING 7.4804 ACRES (CALLED 7.4664 ACRES) OUT OF A CERTAIN SO CALLED 65.1271 ACRE TRACT CONVEYED TO DR. EUGENE WINOGRAD, TRUSTEE OUT OF THE FRIENDSWOOD DEVELOPMENT COMPANY 15,434.66 ACRE TRACT SO CALLED OUT OF THE SARAH DEEL LEAGUE, ABSTRACT 13 HARRIS COUNTY, TEXAS AS CONVEYED TO WINOGRAD IN INSTRUMENT DATED DECEMBER 7, 1962 RECORDED IN CLERK’S FILE NO. E-996570 OF THE REAL.PROPERTY RECORDS AND SAID 15,434.66 ACRE TRACT 1 DATED OCTOBER 15, 1962 RECORDED IN VOLUME 4915, PAGE 272 OF THE DEED RECORDS, HARRIS COUNTY, TEXAS OUT OF THE SARAH DEEL LEAGUE, ABSTRACT 13, SAID 7.4804 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:
COMMENCING at a 5/8 inch iron rod found at the Northwest corner of Lot 8, Block 3 of Clear Lake City Industrial Park Section E according to the map or plat thereof recorded in Volume 142, Page 47 of the Harris County Map Records in the Northeast right-of-way line of El Camino Real Blvd. (80.00 ft. at this point);
THENCE North 37 degrees 45 minutes 23 seconds West a distance of 75.00 ft. to a 5/8 inch iron rod found at an angle point;
THENCE North 52 degrees 14 minutes 37 seconds East with the South line of Camino Village Drive a distance of 44.43 ft. to a 5/8 inch iron rod found at an angle point;
THENCE South 84 degrees 17 minutes 19 seconds East with the South line of said Camino Village Apartments Section 1 and with the North line of a Harris County Flood Control Drainage Easement described in instrument recorded in Volume 5365, Page 9 of the Harris County Deed Records a distance of 698.54 ft. to a 5/8 inch iron rod found for reference at the Southeast corner of said Camino Village Apartments Section 1, 10.3947 acre tract;
THENCE North 32 degrees 21 minutes 16 seconds East with the Northwesterly boundary of a Harris County Flood Control District Drainage Easement described in instrument in Volume 4810, Page 446 of the Harris County Deed Records a distance of 98.90 ft. to a 5/8 inch iron rod found at an angle point;

THENCE continuing with the West line of said easement North 37 degrees 20 minutes 51 seconds East a distance of 218.70 ft. to a 5/8 inch iron rod found at an angle point;
THENCE North 21 degrees 40 minutes 36 seconds East continuing with the Westerly boundary line of said drainage easement a distance of 377.66 ft. to a 5/8 inch iron rod found at an angle point;
THENCE North 11 degrees 18 minutes 26 seconds East a distance of 144.98 ft. to a 5/8 inch iron rod found at the Southeast corner and PLACE OF BEGINNING of the herein described 7.4804 acre tract marking the Northeast corner of said Camino Village Apartments Section 1 10.3947 acre tract;
THENCE North 11 degrees 18 minutes 26 seconds East a distance of 152.94 ft. to a-5/8 inch iron rod found at an angle point;
THENCE Continuing with the West boundary line of said easement North 14 degrees 10 minutes 00 seconds East a distance of 200.35 ft. to a 5/8 inch iron rod found at an angle point;
THENCE North 00 degrees 45 minutes 43 seconds East with the West boundary line of Clear Creek Water Authority Drainage Easements tract described in instrument in Volume 8365, Page 1 thru 5 of the Harris County Deed Records a distance of 218.39 ft. to a 5/8 inch iron rod at an angle point;
THENCE North 12 degrees 47 minutes 08 seconds West continuing with the West boundary of said Clear Creek Water Authority Drainage Easement a distance of 167.00 ft. to a 5/8 inch iron rod at the Northeast corner of the herein described 7.4804 acre tract and marking the Southeast corner of Camino Village Associates Tract;
THENCE South 65 degrees 40 minutes 09 seconds West with the southeast boundary of said Camino Village Associates residue tract a distance of 707.59 ft. (called South 65 degrees 42 minutes 41 seconds West-707.59 ft.) to a 5/8 inch iron rod found 0.49 ft. East at the Northwest corner of the herein described 7.4804 acre tract and marking the Southwesterly corner of said Camino Village Associates Tract being in the Northeast right-of-way line of El Camino Village Drive as described in right-of-way dedicated in File No. F-232719 of the Real Property Records of Harris County and in Film Code 71-06-0412 of the Clerk’s Records;
THENCE in a Southeasterly direction with the Northeasterly right-of-way line of said Camino Village Drive (60.00 ft. in width) with a curve to the left an arc link of 8.41 ft. a central angle of 01’degrees 27 minutes 38 seconds long chord bears South 36 degrees 35 minutes 58 seconds East-8.41 ft. (called L=8.83 ft. Radius 330.00 ft. central angle of 01 degrees 31 minutes 56 seconds) to a 5/8 inch iron rod at the PT of said curve;
THENCE South 37 degrees 19 minutes 47 seconds East continuing with the Northeast right-of-way line of said Camino Village Drive a distance of 105.04 ft. (called South 37 degrees 15 minutes 23 seconds East-105.00 ft.) to a 5/8 inch iron rod found at the PT of a curve to the right;
THENCE in a Southerly direction with said curb to the right having an arc link of 307.85 a radius of 330.00 ft. long chord bears South 10 degrees 36 minutes 16 seconds East-296.81 ft. at a central angle of 53 degrees 27 minutes 02 seconds (called 308.14 ft.) to a 5/8 inch iron rod found at the PT of said curve and the East right-of-way line of said Drive;
THENCE South 16 degrees 07 minutes 15 seconds West a distance 3.37 ft. (called South 16 degrees 14 minutes 37 seconds West-3.37 ft.) to a 5/8 inch iron rod found at the Southwest corner of the herein described 7.4804 acre tract and marking the Northwest corner of Camino Village Apartments Section 1 or 10.3947 acre tract;
THENCE South 84 degrees 11 minutes 46 seconds East a distance of 480.00 ft. (called South 84 degrees 17 minutes 19 seconds East-479.39 ft.) to the PLACE OF BEGINNING and containing 7.4804 acres of land.

Exhibit A-44
SOUTH GRAND AT PECAN GROVE
30.3128 acres of land situated in the William P. Morton League, Abstract 62, Fort Bend County, Texas, said 30.3128 acres being more particularly described by metes and bounds as follows:
COMMENCING at the center line intersection of Plantation Drive and Old South Drive as established by the plat of Pecan Grove Plantation, Section 3 as recorded in Volume 24, on Page 11 of the Fort Bend County Map Records;
THENCE, North 14 deg. 18 min. 30 sec. West, along the center line of said Old South Drive a distance of 206.91 ft. to a point for corner;
THENCE, following a curve to the left along said center line, said curve having a radius of 1000.00 ft., a central angle of 11 deg. 29 min. 16 sec., and long chord bearing North 20 deg. 03 min. 08 sec. West 200.16 ft., for a total arc distance of 200.50 ft. to a point for corner;
THENCE, North 25 deg. 47 min. 46 sec. West, along said center line, a distance of 95.75 ft. to a point for corner;
THENCE, following a curve to the right along said center line, said curve having a radius of 570.00 ft. a central angle of 59 deg. 48 min. 08 sec., a long chord bearing North 40 deg. 06 min. 18 sec. East, 568.30 ft., for a total arc distance of 594.94 ft. to a point for corner;
THENCE, North 34 deg. 00 min. 22 sec. East, along said center line, a distance of 167.00 ft. to a point for corner;
THENCE, following a curve to the left along said center line, said curve having a radius of 1950.00 ft., a central angle of 08 deg. 33 min. 50 sec., a long chord bearing North 29 deg. 43 min. 27 sec. East, 291.19 ft., for a total arc distance of 291.46 ft. to a 1" iron pipe at the Southwest corner and PLACE OF BEGINNING of the herein described tract;
THENCE, following the same curve to the left along said center line, said curve having a central angle of 06 deg. 43 min. 57 sec., a radius of 1950.00 ft., a long chord bearing North 22 deg. 04 min. 34 sec. East, 229.00 ft., for a total distance of 229.13 ft. to a 1" iron pipe;
THENCE, North 18 deg. 42 min. 35 sec. East, along said center line, a distance of 190.37 ft. to a 1" iron pipe;
THENCE, South 71 deg. 17 min. 25 sec. East, at 30.00 ft. pass a 5/8 inch iron rod found for reference in the East right-of-way line of said Old South Drive, in all a distance of 202.42 ft. to a 5/8" iron rod found;
THENCE, South 66 deg. 00 min. 42 sec. East, a distance of 50.95 ft. to a 5/8" iron rod found at an angle corner, all with South line of Pecan Grove Assoc. residual tract;
THENCE, North 83 deg. 45 min. 12 sec. East a distance of 77.13 ft. to a 5/8" iron rod found at an angle corner;
THENCE, North 52 deg. 46 min. 09 sec. East a distance of 227.04 ft. to a 1/2" iron rod set at an angle corner;
THENCE, North 57 deg. 07 min. 18 sec. East a distance of 317.09 ft. to a 1/2" iron rod found at an angle corner;
THENCE, North 75 deg. 27 min. 24 sec. East a distance of 139.20 ft. to a 1" iron pipe found at an angle corner;

THENCE, North 75 deg. 38 min. 03 sec. East a distance of 128.64 ft. to a 1/2" iron rod found at an angle corner;
THENCE, North 89 deg. 19 min. 16 sec. East a distance of 351.49 ft. to a 1/2" iron rod found at an angle corner;
THENCE, South 89 deg. 14 min. 51 sec. East a distance of 245.54 ft. to a 1/2" iron rod set at angle corner;
THENCE, North 78 deg. 52 min. 29 sec. East a distance of 190.51 ft. to a 1/2" iron rod set at the Northeast corner;
THENCE, South 18 deg. 34 min. 54 sec. East a distance of 96.28 ft. to a 1/2" iron rod set at an angle corner, all with West line of Pecan Grove Assoc. Inc. residual tract;
THENCE, South 16 deg. 28 min. 57 sec. East a distance of 146.07 ft. to a 1/2" iron rod set at an angle corner;
THENCE, South 10 deg. 04 min. 57 sec. East a distance of 143.87 ft. to a 1/2" iron rod set at an angle corner;
THENCE, South 07 deg. 51 min. 35 sec. East a distance of 156.10 ft. to a 1/2" iron rod set at an angle corner;
THENCE, South 21 deg. 15 min. 12 sec. East a distance of 152.13 ft. to a 1/2" iron rod found at an angle corner;
THENCE, South 18 deg. 29 min. 06 sec. East a distance of 195.42 ft. to a 1" iron pipe found at an angle corner;
THENCE, South 03 deg. 36 min. 32 sec. East a distance of 98.80 ft. to a 1" iron pipe found at an angle corner;
THENCE, South 26 deg. 49 min. 59 sec. West a distance of 31.12 ft. to a 1/2" iron rod set at the Southeast corner;
THENCE, North 84 deg. 50 min. 47 sec. West a distance of 158.93 ft. to a 1" iron pipe found at an angle corner, with North line Sec. 8 Pecan Grove Plantation, Slide 634A & B M/R FB/C;
THENCE, North 76 deg. 17 min. 38 sec. West a distance of 150.53 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 83 deg. 01 min. 17 sec. West a distance of 129.92 ft. to a 1/2" iron rod set at an angle corner;
THENCE, North 68 deg. 25 min. 46 sec. West a distance of 66.60 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 41 deg. 00 min. 10 sec. West a distance of 37.39 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 82 deg. 23 min. 48 sec. West a distance of 192.14 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 68 deg. 17 min. 16 sec. West a distance of 159.76 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 81 deg. 41 min. 50 sec. West a distance of 132.12 ft. to a 1" iron pipe found at an angle corner;

THENCE, North 84 deg. 23 min. 07 sec. West a distance of 227.30 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 78 deg. 10 min. 19 sec. West a distance of 68.34 ft. to a 1" iron pipe found at an angle corner;
THENCE, South 79 deg. 24 min. 18 sec. West a distance of 197.49 ft., to a 1/2" iron rod found at an angle corner;
THENCE, South 79 deg. 32 min. 46 sec. West a distance of 169.83 ft. to a 1" iron pipe found at an angle corner;
THENCE, South 85 deg. 03 min. 59 sec. West a distance of 108.60 ft. to a 1/2" iron rod set at an angle corner;
THENCE, North 79 deg. 23 min. 10 sec. West a distance of 103.51 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 78 deg. 44 min. 20 sec. West a distance of 172.50 ft. to a 1" iron pipe found at an angle corner;
THENCE, South 81 deg. 07 min. 03 sec. West a distance of 92.42 ft. to a 1" iron pipe found at an angle corner;
THENCE, North 64 deg. 33 min. 28 sec. West a distance of 73.24 ft. to the PLACE OF BEGINNING and containing 30.3128 acres of land.

Exhibit A-45
ST. ANDREWS COMMONS
PARCEL I:
All that certain piece, parcel or tract of land situate, lying and being near the City of Columbia in the County of Richland, State of South Carolina, and being shown and designated as Parcel B on an ALTA/ACSM class “A” land title survey of St. Andrews Commons Apartments prepared for United Dominion Realty Trust, Inc. by B. P. Barber & Associates, Inc. dated April 26, 1993, revised May 14, 1993, and recorded in Plat Book 54 at page 6127, (the “Plat”) and having the following metes and bounds, to-wit: Beginning at an iron pipe marker along the southern right-of-way of St. Andrews Road (Road S-40-—42) being 943.3 feet west of Broad River Road (U.S. Highway 176) and proceeding along the property of Robert S. Rhinehart and Mike Farley, the following courses and distances - S15°45'22"E for a distance of 190.94 feet to an iron pipe marker, thence N82°52'35"E for a distance of 99.99 feet to an iron pipe marker, and thence N85°4'20"E for a distance of 99.95 feet to an iron pipe marker, and then N88°06'46"E for a distance of 19.27 feet to a point on a sanitary sewer cleanout; thence proceeding along the property of Joseph K. East, Jr. in a direction of N88°42'32"E for a distance of 150.47 feet to an iron pipe marker; thence proceeding along Parcel A in a direction of N88°42'32"E for a distance of 58.84 feet to an iron pipe marker: thence turning and proceeding along the property of 1230 St. Andrews Associates. a General Partnership, the following courses and distances — S12°00'47"E for a distance of 43.73 feet to an iron pipe marker and then S12°08'44"E for a distance of 156.62 feet to an iron pipe marker; thence proceeding along the property of Watson, Melby, Hemigarn Enterprises, Inc. in a direction of S04°48'08"W for a distance of 88.85 feet to an iron pipe marker; thence proceeding along the property of AR Partners—84 in a direction of S06°07'11"W for a distance of 147.29 feet to an iron pipe marker; thence proceeding along the property of the Cambridge Corporation the following courses and distances S08 5207”W for a distance of 129.32 feet to an iron pipe marker and then S63°13'20"W for a distance of 514.79 feet to an iron pipe marker; thence proceeding along the property of First Federal Savings and Loan Association of South Carolina the following courses and distances — S63°13'33"W for a distance of 453.77 feet to an iron pipe marker and then S63°26'16"W for a distance of 49.78 feet to an iron pipe marker; thence proceeding along the property of Suzanne Thompson Roland et al in a direction of S63°l8'29"W for a distance of 367.46 feet to an iron pipe marker and then S63°03'46"W for a distance of 208.47 feet to an iron pipe marker; thence turning and proceeding along the property of Justo Mejias and Betty B. Mejias in a direction of N37°l2'44"W for a distance of 25.28 feet to an iron pipe marker; thence proceeding along the property of Edwin D. Moore and Pauline L. Moore in a direction of N38°02'05"W for a distance of 177.08 feet to an iron pipe marker; thence proceeding along the properties of Brenda J. Dickerson and Helen Johnson Dickerson and Lillis B. Mack in a direction of N62°45'02"E for a distance of 159.72 feet to an iron pipe marker; thence proceeding along the property of Larry Donald Bostick in a direction of N62°41'01"E for a distance of 180.42 feet to an iron pipe marker; thence proceeding along the property of Bernice R. Sligh in a direction of N09°24'25"W for a distance of 367.10 feet to an iron pipe marker; thence proceeding along the property of Donna K. Sharpe and Robert L. Sharpe in a direction of N09°17'37"W for a distance of 220.10 feet to an iron pipe marker; thence proceeding along the property of Elias Najirn and Souzan P. Najim in a direction of N09°29'35"W for a distance of 232.49 feet to a concrete monument; thence proceeding along the southern right-of-way of St. Andrews Road the following courses and distances — N 12°47'32"W for a distance of 2.88 feet to a concrete monument and then N67°59'46"E for a distance of 16.75 feet to an iron pipe marker; thence proceeding along the property of Southern Bell Telephone and Telegraph Company the following courses and distances — S09°57'IS"E for a distance of 243.10 feet to an iron pipe marker and then N68°00'16"E for a distance of 204.84 feet to an iron pipe marker; thence proceeding along the property of Oscar L. Shealy and Atherline M. Shealy the following courses and distances — N68°06'13"E for a distance of 140.04 feet to an iron pipe marker, thence N68°03'09"E for a distance of 133.66 feet to an iron pipe marker and then N61°29'02E for a distance of 185.72 feet to an iron pipe marker; thence turning and proceeding along the property of Ath Lee S. Muehinickel and Donald W. Muehinickel the following courses and distances — N61°25'31"E for a distance of 105.38 feet to an iron pipe marker and then N15°53'19"W for a distance of 190.40 feet to an iron pipe marker; then proceeding along the southern right-of-way of St. Andrews Road in a direction N78°14'45"E for a chord distance of 200.37 feet (said chord having an arc of 200.50 feet) to an iron pipe marker, this being the point of beginning.

PARCEL II:
Easement for the benefit of Parcel I (Parcel B designated on the Plat) as created by Grant of Easement from Ernest E. Sligh and Bernice R. Sligh to Alpine Utilities, Inc. and John Crosland Company dated August 26, 1986, and recorded in the Office of the Register of Mesne Conveyances for Richland County in Deed Book D8l5 at page 973, and as consented to by C.W. Haynes arid Company, Inc. by instrument recorded in Deed Book 0815 at page 975 and by Security Federal Savings and Loan Association of Columbia by instrument recorded in Deed Book 0815 at page 982 and in Mortgage Book M974 at page 671 for the purpose of operating and maintaining a sanitary sewer line over, under and across the land described as follows, and subject to the terms, provisions and conditions set forth in said instrument: The centerline of said easement shall be the common boundary between Lots 10 and 11 of Block A of Chartwell Subdivision as shown and delineated on a plat of Chart- well recorded in Plat Book S at page 74 in the Office of the R.M.C. for Richland County. South Carolina. The easement will extend for a distance of five (5) feet to either side of the common boundary between said Lots 10 and II of Block A of Chartwell, for a total width of ten (10) feet, and will run between the front boundary lines of said lots where they adjoin Chartwell Road to the rear boundary lines of said lots where they adjoin land now or formerly of John Crosland Company. Said easement is further shown on an ALTA/ACSM class “A” land title survey of St. Andrews Commons Apartments prepared for United Dominion Realty Trust, Inc. by B. P. Barber & Associates, Inc. dated April 26, 1993, revised May 14, 1993, and recorded in Plat Book 54 at page 6127. Less and excepting water lines as set forth in Deed Book 317 at Page 558.
PARCEL Ill:
Easement for the benefit of Parcel I (Parcel B designated on the Plat) as created by paragraph 10 of the Settlement Agreement, Release and Easement recorded in the Richland County R.M.C. Office in Deed Book D1086 at page 610 and as shown on an ALTA/ACSM class “A” land title survey of St. Andrews Commons Apartments prepared for United Dominion Realty Trust, Inc., by B.P. Barber & Associates, Inc. dated April 26, 1993, revised May 14, 1993, and recorded in Plat Book 54 at page 6127.

Exhibit A-46
SUMMIT RIDGE
Description for a 9732 acre tract of land out of the WILLIAM O’NEAL SURVEY, Abstract No. 1190, Tarrant County, Texas, said tract being Lot 6, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-157, Page 14, Plat Records of Tarrant County, Texas.
BEGINNING at a 1 inch iron found in the North line of Wet N Wild Way, (103.00 feet +/- right-of-way), said iron being for the most Westerly Southeast corner of said Lot 6 and the Southwest corner of Lot 18B, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Plat Cabinet A, Slide 1258, Plat Records of Tarrant County, Texas;
THENCE South 89 degrees 46 minutes 24 seconds West, with the North line of said Wet N Wild Way, (103.00 feet +/- right-of-way), and the most Westerly South line of said Lot 6,173.57 feet to a 1/2 inch iron found;
THENCE South 89 degrees 58 minutes 25 seconds West continuing with the North line of said Wet N Wild Way, (103.00 feet +/- right-of-way), and the most Westerly South line of said Lot 6, 157.15 feet to a 518 inch iron found for the most Westerly Southwest corner of said Lot 6, said iron also being for the Southeast corner of that certain tract of land recorded in Volume 10213, Page 985, Deed Records of Tarrant County, Texas;
THENCE North 00 degrees 11 minutes 55 seconds West, with the East line of said Volume 10213, Page 985 and with the most Southerly West line of said Lot 6, 526.60 feet to a 518 inch iron found in the South line of that certain Lot 2-R-2-A, Block 2, Walnut Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-129, Page 72, Plat Records of Tarrant County, Texas and the most Westerly Northwest corner of said Lot 6;
THENCE South 89 degrees 33 minutes 50 seconds East with the South line of said Lot 2-R-2-A, Block 2, and with the most Westerly North line of said Lot 6, 119.30 feet to a 1/2 inch iron found for the Southeast corner of Lot 2-R-2-A, Block 2 and the most Westerly Northeast corner of said Lot 6;
THENCE North 00 degrees 15 minutes 00 seconds West, with the East line of said Lot 2-R-2-A, Block 2 and the most Northerly West line of said Lot 6, 299.43 feet to a 1 inch iron found, said iron being for the Southwest corner of Lot 4, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-130, Page 67, Plat Records of Tarrant County, Texas;
THENCE North 89 degrees 56 minutes 07 seconds East, with the South line of said Lot 4 and the most Easterly North line of said Lot 6, 362.00 feet to a 1/2 inch iron found for the Southeast corner of said Lot 4 and the Southwest corner of Lot 12R-1, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Plat Cabinet A, Slide 1979, Plat Records of Tarrant County, Texas;
THENCE South 89 degrees 54 minutes 53 seconds East, with the South line of said Lot 12R-1 and the most Easterly North line of said Lot 6, 196.08 feet to a 1/2 inch iron found;
THENCE South 89 degrees 59 minutes 37 seconds East, continuing with the South line of said Lot 12R-1 and the most Easterly North line of said Lot 6, 278.81 feet to a 1/2 inch iron found in the West line of Baird Farm Road, (70 feet +/- right-of-way);
THENCE South 00 degrees 33 minutes 56 seconds West, with the West line of said Baird Farm Road, (70 feet +/- right-of-way), 300.29 feet to a 1/2 inch iron set, said iron being for the most Northerly

Southeast corner of said Lot 6, said iron also being for the Northeast corner of Lot 18A-R, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the Plat thereof recorded in Plat Cabinet A, Slide 3021, Plat Records of Tarrant County, Texas;
THENCE North 89 degrees 49 minutes 19 seconds West, with the North line of said Lot 18A-R and with the most Easterly South line of said Lot 6, 274.92 feet to a 1/2 inch iron found;
THENCE North 89 degrees 59 minutes 59 seconds West, with the North line of said Lot 18A-R and with the most Easterly South line of said Lot 6,198.14 feet to a 1/2 inch iron found;
THENCE North 89 degrees 56 minutes 32 seconds West, continuing with the North line of said Lot 18A-R and with the most Easterly South line of said Lot 6,148.32 feet to a 4 inch post in concrete found, said post being for the Northwest corner of said Lot 18A-R;
THENCE South 00 degrees 13 minutes 08 seconds East, with the West line of said Lot 18A-R and with the most Southerly East line of said Lot 6, 525.18 feet to the POINT OF BEGINNING and containing 9,732 acres of land or 423,935.48 square feet, more or less.
SAVE AND EXCEPT that portion conveyed to the City of Arlington by Special Warranty Deed executed by UDR Texas Properties LLC, a Delaware Limited Liability Company, dated August 7, 2007, filed for record on November 19, 2007 and recorded tinder Document No, D207412033, Deed Records, Tarrant County, Texas,

Exhibit A-47
SYCAMORE RIDGE
PARCEL I:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF DUBLIN, BEING IN QUARTER TOWNSHIP 2, TOWNSHIP 2, RANGE 19, UNITED STATES MILITARY LANDS AND BEING PART OF THE 28.001-ACRE TRACT (TRACT 3) CONVEYED TO BANCOHIO NATIONAL BANK BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 15735, PAGE D17, RECORDS OF THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING FOR REFERENCE AT THE POINT OF INTERSECTION OF THE CENTERLINE OF TULLER ROAD WITH THE CENTERLINE OF TULLER RIDGE DRIVE AS THE SAME IS DELINEATED UPON THE RECORD PLAT FOR THE “DEDICATION OF TULLER RIDGE DRIVE AND EASEMENTS”, OF RECORD IN PLAT BOOK 71, PAGE 60;
THENCE THE FOLLOWING (6) COURSES AND DISTANCES ALONG THE CENTERLINE OF TULLER RIDGE DRIVE:
1. THENCE S 03 DEG. 35' 11" W, A DISTANCE OF 40.00 FEET, TO A POINT OF CURVATURE;
2. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 09 DEG. 00' 00", THE CHORD OF WHICH BEARS S 00 DEG. 54' 49" E, A CHORD DISTANCE OF 78.46 FEET, TO A POINT OF TANGENCY;
3. THENCE S 05 DEG. 24' 49" E, A DISTANCE OF 163.24 FEET, TO A POINT OF CURVATURE;
4. THENCE ALONG A CURVE TO THE RIGHT BEING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 09 DEG. 00' 00", THE CHORD TO WHICH BEARS S 00 DEG. 54' 49" E, A CHORD DISTANCE OF 78.46 FEET, TO A POINT OF TANGENCY;
5. THENCE S 03 DEG. 35' 11" W, A DISTANCE OF 467.47 FEET, TO A POINT OF CURVATURE;
6. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 625.00 FEET, A CENTRAL ANGLE OF 44 DEG. 22' 02", THE CHORD TO WHICH BEARS S 18 DEG. 35' 50" E, A CHORD DISTANCE OF 471.97 FEET, TO A POINT;
THENCE S 49 DEG. 13' 09" W, A DISTANCE OF 30.00 FEET, TO AN IRON PIN AT A COMMON CORNER TO 28.001 ACRE TRACT AND THE TRACT OF LAND CONVEYED TO HERBERT W. BASH, JR., BY DEED OF RECORD IN OFFICIAL RECORD VOLUEM 10564, PAGE D05, SAID POINT BEING THE POINT OF TRUE BEGINNING FOR THE HEREIN DESCRIBED TRACT OF LAND;
THENCE THE FOLLOWING (4) COURSES AND DISTANCE ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID TULLER RIDGE DRIVE (60 FEET IN WIDTH);
1. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 655.00 FEET TO A CENTRAL ANGLE OF 45 DEG. 37' 58", THE CHORD TO WHICH BEARS S 63 DEG. 35' 50" E, A CHORD DISTANCE OF 507.99 FEET, TO AN IRON PIN AT A POINT OF COMPOUND CURVATURE;
2. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 455.59 FEET, A CENTRAL ANGLE OF 41 DEG. 06' 02", THE CHORD TO WHICH BEARS N 73 DEG. 02' 10" E, A CHORD DISTANCE OF 319.85 FEET, TO AN IRON PIN AT A POINT OF REVERSE CURVATURE;

3. THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 395.57 FEET, A CENTRAL ANGLE OF 41 DEG. 23' 26", THE CHORD TO WHICH BEARS N 73 DEG. 10' 51" E, A CHORD DISTANCE OF 279.59 FEET, TO AN IRON PIN AT A POINT OF TANGENCY;
4. THENCE S 86 DEG. 07' 26" E, A DISTANCE OF 348.22 FEET, TO AN IRON PIN IN THE COMMON LINE TO SAID 28.001 ACRE TRACT AND THE 26.278 ACRE TRACT CONVEYED TO JACK K. VOGEL BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 541, PAGE C10;
THENCE S 03 DEG. 11' 54" W, A DISTANCE OF 582.38 FEET, ALONG THE COMMON LINE TO SAID 26.278 AND 28.001 ACRE TRACTS TO AN IRON PIN AT ACOMMON CORNER TO SAID 26.278 AND 28.001 ACRE TRACTS; SAID IRON PIN ALSO BEING IN THE NORTHERLY LINE OF THE 20.828 ACRE TRACT CONVEYED TO WENDY’S INTERNATIONAL, INC., BY DEED OF RECORD IN DEED BOOK 3791, PAGE 229;
THENCE N 86 DEG. 13' 40" W, A DISTANCE OF 1383.79 FEET, ALONG THE COMMON LINE SAID 28.001 AND 20.828 ACRE TRACT, THE COMMON LINE TO SAID 28.001 ACRE TRACT AND THE 3.509 AND 5.270 ACRE TRACTS CONVEYED TO WENDY’S INTERNATIONAL, INC. BY DEEDS OF RECORD IN DEED BOOK 3791, PAGE 229 AND DEED BOOK 3596, PAGE 274 AND THE COMMON LINE TO SAID 28.001 ACRE TRACT AND THE TRACT OF LAND CONVEYED TO HARRISBURG PIKE DEVELOPMENT CO. BY DEED OF RECORD IN DEED BOOK 3297, PAGE 283; TO AN IRON PIN AT A COMMON CORNER TO SAID 28.001 ACRE TRACT AND SAID HERBERT W. BASH, JR. TRACT;
THENCE N 03 DEG. 46' 20" E, A DISTANCE OF 566.88 FEET, ALONG THE COMMON LINE TO SAID 28.001 ACRE TRACT AND HERBERT W. BASH, JR. TRACT TO THE POINT OF TRUE BEGINNING CONTAINING 15.459 ACRES, MORE OR LESS.
THE BEARINGS IN THE ABOVE DESCRIPTION WERE BASED UPON THE BEARING AS SHOWN ON THE “DEDICATION OF TULLER RIDGE DRIVE AND EASEMENTS” OF RECORD IN PLAT BOOK 71, PAGE 60.
PARCEL II:
SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF DUBLIN, BEING IN QUARTER TOWNSHIP 2, TOWNSHIP 2, RANGE 19, UNITED STATES MILITARY LANDS AND BEING PART OF THE ORIGINAL 15.432 ACRE TRACT CONVEYED TO TULLER ONE LIMITED PARTNERSHIP BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 28397, PAGE C03, RECORDS OF THE RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING FOR REFERENCE AT THE POINT OF INTERSECTION OF THE CENTERLINE OF TULLER ROAD WITH THE CENTERLINE OF TULLER RIDGE DRIVE AS THE SAME IS DELINEATED UPON THE RECORDED PLAT FOR THE “DEDICATION OF TULLER RIDGE DRIVE AND EASEMENTS” OF RECORD IN PLAT BOOK 71, PAGE 60;
THENCE THE FOLLOWING (5) COURSES AND DISTANCES ALONG THE CENTERLINE OF TULLER RIDGE DRIVE;
1. THENCE S 03 DEG. 35' 11" W A DISTANCE OF 40.00 FEET TO A POINT OF CURVATURE;
2. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 9 DEG. 00' 00", THE CHORD TO WHICH BEARS S 00 DEG. 54' 49" E, THE CHORD DISTANCE OF 78.46 FEET TO A POINT OF TANGENCY;
3. THENCE S 05 DEG. 24' 49" E A DISTANCE OF 163.24 FEET TO A POINT OF CURVATURE;

4. THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 9 DEG. 00' 00", THE CHORD TO WHICH BEARS S 00 DEG. 54' 49" E A CHORD DISTANCE OF 78.46 FEET TO A POINT OF TANGENCY;
5. THENCE S 03 DEG. 35' 11" W A DISTANCE OF 467.47 FEET TO A POINT OF CURVATURE;
THENCE S 86 DEG. 24' 49" E A DISTANCE OF 30.00 FEET TO AN IRON PIN IN THE EASTERLY RIGHT-OF-WAY LINE OF TULLER RIDGE DRIVE AT A POINT OF CURVATURE IN SAID RIGHT-OF-WAY AND IN THE WEST LINE OF A 3.502 ACRE TRACT CONVEYED TO CITY OF DUBLIN, OHIO BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 32743, PAGE C18;
THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 595.00 FEET, A CENTRAL ANGLE OF 0 DEG. 37' 02" THE CHORD TO WHICH BEARS S 3 DEG. 16' 40" W A CHORD DISTANCE OF 6.41 FEET TO AN IRON PIN AT THE SOUTHWEST CORNER OF SAID 3.502 ACRE TRACT, SAID POINT BEING THE POINT OF TRUE BEGINNING FOR THE HEREIN DESCRIBED TRACT OF LAND;
THENCE S 86 DEG. 07' 26" E A DISTANCE OF 353.05 FEET TO AN IRON PIN AT A CORNER OF SAID 3.502 ACRE AND AT A NON-TANGENT POINT;
THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 248.33 FEET A CENTRAL ANGLE OF 39 DEG. 30' 28", THE CHORD TO WHICH BEARS S 43 DEG. 48' 42" E A CHORD DISTANCE OF 167.86 FEET TO AN IRON PIN AT A POINT OF NON-TANGENCY AND A CORNER OF SAID 3.502 ACRE TRACT;
THENCE S 86 DEG. 07' 26" E A DISTANCE OF 171.51 FEET TO AN IRON PIN AT THE SOUTHEAST CORNER OF SAID 3.502 ACRE TRACT;
THENCE N 3 DEG. 35' 11" E A DISTANCE OF 35.00 FEET ALONG A PORTION OF THE EAST LINE OF SAID 3.502 ACRE TRACT TO A POINT AT THE SOUTHWEST CORNER OF A 17.940 ACRE TRACT CONVEYED TO THE THOMAS FAMILY LIMITED PARTNERSHIP BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 17716, PAGES D16, D19, E02, E05, E08, E11 AND E14;
THENCE S 86 DEG. 07' 26" E A DISTANCE OF 654.21 FEET, ALONG THE SOUTH LINE OF SAID 17.940 ACRE TRACT TO AN IRON PIN AT THE NORTHWESTERLY CORNER OF THE 1.354 ACRE TRACT CONVEYED TO JOHN J. AND DONNA M. LUGER BY DEED OF RECORD IN OFFICIAL RECORD VOLUME 16484, PAGE I13;
THENCE S 03 DEG. 11' 54" W A DISTANCE OF 295.00 FEET, ALONG THE WESTERLY LINE OF SAID 1.354 ACRE TRACT TO AN IRON PIN IN THE NORTHERLY RIGHT-OF-WAY LINE OF TULLER RIDGE DRIVE, AT THE SOUTHWESTERLY CORNER OF SAID 1.354 ACRE TRACT;
THENCE THE FOLLOWING (4) COURSES AND DISTANCE ALONG THE NORTHERLY AND EASTERLY RIGHT-OF-WAY LINE OF TULLER RIDGE DRIVE;
1. THENCE N 86 DEG. 07' 26" W A DISTANCE OF 147.51 FEET TO AN IRON PIN AT A POINT OF CURVATURE;
2. THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 455.57 A CENTRAL ANGLE OF 41 DEG. 23' 25" THE CHORD TO WHICH BEARS S 73 DEG. 10' 51" W A CHORD DISTANCE OF 321.99 FEET TO AN IRON PIN AT A POINT OF REVERSE CURVATURE;
3. THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 395.59 FEET A CENTRAL ANGLE OF 41 DEG. 06' 02" THE CHORD TO WHICH BEARS S 73 DEG. 02' 10" W A CHORD DISTANCE OF 277.73 FEET TO AN IRON PIN AT A POINT OF COMPOUND CURVATURE;

4. THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 595.00 FEET A CENTRAL ANGLE OF 89 DEG. 22' 58" THE CHORD TO WHICH BEARS N 41 DEG. 43' 20" W A CHORD DISTANCE OF 836.91 FEET TO THE POINT OF TRUE BEGINNING CONTAINING 11.930 ACRES, MORE OR LESS.
THE BEARINGS IN THE ABOVE DESCRIPTION WERE BASED UPON THE BEARING AS SHOWN ON THE “DEDICATION OF TULLER RIDGE DRIVE AND EASEMENTS OF RECORD IN PLAT BOOK 71, PAGE 60.
TOGETHER WITH, HOWEVER, A PRESCRIPTIVE RIGHT TO USE A STORM SEWER LINE OVER THE SOUTHERLY PORTION OF A CERTAIN 3.502 ACRE PARCEL AS MORE PARTICULARLY DESCRIBED IN OFFICIAL RECORD VOLUME 32743, PAGE C18, RECORDER’S OFFICE, FRANKLIN COUNTY, OHIO, AS SHOWN ON THAT CERTAIN SURVEY PERFORMED BYC.F. BIRD & R.J. BULL, INC. AS JOB NO. 93-114 DATED 9/7/96.

PARCEL NUMBERS:	273-009079
273-009150
273-009096

Exhibit A-48
TOWNE LAKE
A description of 6.5430 acres of land out of the Michael McCormick Survey, Abstract No. 533, Harris County, Texas, being composed of Unrestricted Reserve “E”, “Q” and “P” of Timber Creekplace, Section One, as recorded under Volume 305, Page 95, Harris County Map Records, said 6,3430 acres being more particularly described by metes and bounds as follows:
BEGINNING at a found 5/8 inch iron rod in the curving East line of Timber Creek Place Drive (60 foot wide at his point) for the most Southerly corner of said Unrestricted Reserve “P”;
THENCE, a distance of 171.04 feet with the arc of said curving R.O.W. line to the right having a central angle of 28°00'00" with a radius of 350.00 feet and whose chord bears North 31°59'15" West, a distance of 169.35 feet to a found 5/8 inch iron rod for a point of tangency;
THENCE, continuing with said East R.O.W. line, North 17°59'5" West, a distance of 514.81 feet to a found 5/8 inch iron rod for a point of curvature;
THENCE, a distance of 205.93 feet with the arc of said curve to the left having a central angle of 58°59'97" with a radius of 200.00 feet and whose chord bears North 47°29'04" West, a distance of 196.95 feet to a found 5/8 inch iron rod the Southwest corner of said Unrestricted Reserve “E” and hereof;
THENCE, leaving said R.O.W. line and with the West line of Unrestricted Reserve “E”, North 04°48'05" East, a distance of 275.35 feet to a found 5/8 inch iron rod for the Northwest corner hereof;
THENCE, with the North line of Unrestricted Reserve ‘E”, North 89°52'26" East, a distance of 243.97 feet to a found 5/8 iron rod for the Northeast corner hereof;
THENCE, with the East line of Unrestricted Reserve “E” “Q”, and “P” the following courses and distances;
South 11°16'21" West, a distance of 27.48 feet to a found 5/8 inch iron rod for corner;
South 39°57'09" East, a distance of 185.82 feet to a found 5/8 inch iron rod for corner;
South 37°03'27" West, a distance of 71.88 feet to a found 5/8 inch iron rod for corner;
South 42°46'11" East, a distance of 89.77 feet to a found 5/8 inch iron rod for corner;
South 12°26'11" East, a distance of 41.24 feet to a found 5/8 inch iron rod for corner;
South 14°15'00" East, a distance of 100.18 feet to a found 5/8 inch iron rod for corner;
South 12°34'23" East, a distance of 100.50 feet to a found 5/8 inch iron rod for corner;
South 15°59'35" East, a distance of 100,08 feet to a found 5/8 inch iron rod for corner;
South 32°51'28" East, a distance of 103.32 feet to a found 5/8 inch iron rod for corner;
South 29°35'37" East, a distance of 101.98 feet to a found 5/8 inch iron rod for corner;
South 04°59'03" West, a distance of 43.87 feet to a found 5/8 inch iron rod for corner;
THENCE, with the Southerly line of Unrestricted Reserve ‘P”, South 44°00'45" West, a distance of 275.43 feet to the POINT OF BEGINNING hereof and containing 6.5430 acres of land.

Exhibit A-49
TURTLE CREEK
Tract “F”, Turtle Creek, an Addition to the City of Little Rock, Arkansas (Recorded in Plat Book B at Page 207, in the records of Pulaski County, Arkansas) more particularly described by metes and bounds as follows:
Beginning at the Southwest corner of said Tract “F”, said corner also being the Northwest corner of Lot “B” Napa Valley Addition to the City of Little Rock, Arkansas and lying on the East right of way line of Napa Valley Road (80 ft. right of way); thence Northwesterly along the West line of said Tract “F” and along said East right of way line being the arc of a 532.96 radius curve to the right having chord bearing and distance of North 7 degrees 02 minutes 18 seconds West, 120.75 ft.; thence North 0 degrees 32 minutes 50 seconds West and continuing along said West line of Tract “F” and along the East right of way line of Napa Valley Road, 405.96 ft. to the Northwest corner of said Tract “F” and the Southwest corner of Lot 1 Agape Country Subdivision, Little Rock, Arkansas; thence Easterly along the Northerly line of said Tract “F” and along the Southerly line of said Lot 1 Agape Country Subdivision the following bearings and distances: North 89 degrees 06 minutes 43 seconds East, 424.66 ft. and South 41 degrees 28 minutes 11 seconds East, 319.63 ft.; thence North 70 degrees 53 minutes 24 seconds East along the Northerly line of said Tract “F” and along the Southerly line of said Lot 1 and the Southerly line of said Lot 1 extended Easterly 479.1 ft. to the Northeast corner of said Tract “F”, said corner lying on the Westerly boundary line of Aspen Highlands, an Addition to the City of Little Rock, Arkansas; thence South 24 degrees 32 minutes 19 seconds East along the Easterly line of said Tract “F’ and along the Westerly line of said Aspen Highlands, 454.0 ft.; thence South 66 degrees 32 minutes 52 seconds East and continuing along said Easterly line of said Tract “F” and the Westerly line of said Aspen Highlands 289.5 ft. to the Eastern most common corner between said Tract “F” and said Lot “B” Napa Valley Addition; thence South 89 degrees 21 minutes 06 seconds West along the Southerly line of said Tract “F” and the Northerly line of said Lot “B” the following bearings and distances: South 89 degrees 21 minutes 06 seconds West 51.1 ft. South 10 degrees 23 minutes 23 seconds East 46.94 ft.; South 87 degrees 06 minutes 32 seconds West, 156.21 ft.; North 74 degrees 00 minutes 37 seconds West, 283.92 ft.; South 70 degrees 41 minutes 37 seconds West, 384.4 ft.; North 71 degrees 38 minutes 32 seconds West, 478.56 ft.; North 38 degrees 49 minutes 43 seconds West, 125.88 ft.; and south 67 degrees 05 minutes 13 seconds West, 170.0 ft. to the point of beginning, containing 652,209 sq. ft or 14.9727 acres, more or less.

Exhibit A-50
WASHINGTON PARK
SITUATED IN THE TOWNSHIP OF WASHINGTON, COUNTY OF MONTGOMERY, STATEMENT OF OHIO AND BEING LOT NUMBERED FOURTEEN (14) OF WASHINGTON VILLAGE PARK, SECTION THIRTEEN AS RECORDED IN PLAT BOOK 163, PAGES 2 AND 2A OF THE PLAT RECORDS OF MONTGOMERY COUNTY, OHIO.

Exhibit A-51
WATERFORD
All that certain piece, parcel or tract of land, together with any improvements thereon, situate, lying and being in Richland County near Columbia, South Carolina, containing 16.800 acres and being more fully shown and delineated on a plat prepared for Lokey Properties by B, P.. Barber & Associates, Inc., Engineers, dated September 27, 1985, and last revised September 26, 1989, recorded in the Office of the R.M.C. for Richland County in Plat Book Z, Pages 9754 and 9755, said property having the following courses, metes, measurements and boundaries as shown on a revised plat for United Dominion Realty Trust, Inc., made by B. P. Barber and Associates, Inc., Surveyors, dated May 3, 1994:
Beginning at a 1-inch pinched top pipe on the southern right-of-way of Longcreek Drive, being approximately 0.25 mile east of Broad River Road (U. S. Highway 176) and proceeding along the southern right-of-way of Longcreek Drive the following courses and distances: N 73-00-57 E for a distance of 174.97 feet to 1-inch pinched top pipe, thence N 74-32-36 E for a distance of 94.31 feet to a 1- inch pinched top pipe, thence N 74-59-44 E 301.27 feet to a one inch top pipe found, thence N 80-13-17 E for a distance of 105.76 feet to a 1-inch pinched top pipe, thence N 84-15-16 E for a distance of311.19 feet to a p/k nail, thence N 83-33-51 E for a distance of 128.71 feet to a 1-inch pinched top pipe, thence N 85-39-46 E for a distance of 73.02 feet to a 1-inch pipe, thence N 86-59-17 E for a distance of 178.14 feet to a 1-inch pinched top pipe, thence N 84-29-58 E for a distance of 88.14 feet to a 1-inch pipe, thence N 79-20-03 E for a distance of 87.01 feet to a 1-inch pipe, thence N 74-28-59 E for a distance of 86.71 feet to a 5/8-inch rebar, thence N 69-49-01 E for a distance of 56.58 feet to a 5/8-inch rebar, thence N 67-03- 00 E for a distance of 169.50 feet to a 5/8-inch rebar, thence N 63-57-37 E for a distance of 37.60 feet to a 1-inch pinched top pipe, and then N 61-13-00 E for a distance of 142.29 feet to a 5/8-inch rebar; thence turning and proceeding along the property of Frank A. Floyd in a direction of S 28-47-00 E for a distance of 185.03 feet to a 5/8-inch rebar; thence turning and proceeding along the properties of Frank A. Floyd and Barbara P.. Standley in a direction of N 63-17-23 E for a distance of 225.87 feet to a 5/8-inch rebar; thence turning and proceeding along the western right-of-way of Cambout Street in a direction of S 26-24-25 E for a distance of 71.60 feet to a 5/8-inch rebar; thence turning and continuing along the western right-of-way of Cambout Street in a direction of S 13-45-35 E for a distance of 200.72 feet to a 1-inch pinched top pipe, thence turning and proceeding along the northern boundary of Riverside Park Subdivision on the following courses and distances: S 80-11-47 W for a distance of 68.06 feet to a 1-inch pipe; thence S 79-53-23 W for a distance of 1571.83 feet to a 5/8-inch rebar and then S 53-57-00 W for a distance of 491.91 feet to a 1-inch pipe; thence turning and proceeding along the property of Merry Land & Investment Company, Inc. in a direction of N 36-03-00 W for a distance of 551.24 feet to a 1-inch pinched top pipe, this being the point of beginning.
BEING the same real estate conveyed to Waterford Limited Partnership, a New Jersey Limited Partnership by deed of Nooney Real Property Investors-Seven, a Missouri Limited Partnership, a/k/a Nooney Real Property Investors-Seven Limited Partnership, recorded on October 26, 1989, in the RMC Office for Richland County, South Carolina in Deed Book 954, Page 949.

Exhibit A-52
WILLIAMSBURG
Land it the 5th Civil District of Sumner County, Tennessee and being more particularly described as follows:
Beginning with an iron pin located in the westerly right of way margin of Walton Ferry Road being 30.0 feet west of the center line of said Walton Ferry Road also being 174.95 feet south of the center line of Donna Drive; thence with the said western margin of Walton Ferry Road S 4 degrees 34 minutes 03 seconds West, 876.63 feet to an iron pin; thence, leaving said Margin N. 85 degrees 26 minutes 12” West 989.18 feet to an iron pin; thence No 7 degrees 19 minutes 15 seconds West 218.75 feet to an iron pin; thence No 6 degrees 40 minutes 50 seconds West 150.00 feet to an iron pill; thence North 14 degrees 47 minutes 15 seconds East 171.70 feet to an iron pin; thence with a curve to the right o on the northern right of way margin of Paradise Drive having a radius of 1684.77 feet and a length of 99.93 feet to an iron pin; thence with a curve to the right having a radius of 529.75 feet and a length of 230.12 feet to an iron pin; thence North 46 degrees 22 minutes East 29,96 feet to a concrete monument; thence North 43 degrees 58 minutes 56 seconds East 105.11 feet to an iron pin: thence North 63 degrees 51 minutes 23 seconds Eat 85.44 feet to an iron pin; thence North 43 degrees 18 minutes East 150.00 feet to an iron pin; thence North 67 degrees 26 minutes East 130.30 feet to an iron pin: thence South 81 degrees 49 minutes 15 seconds East 328.32 feet to a concrete monument; thence South 8 degrees 10 minutes 45 East 15.27 feet to an iron pin; thence South 76 degrees 06 minutes 24 seconds East 395.31 feet to an iron pin; thence South 85 degrees 36 minutes 24 seconds East 251.56 feet to the point of beginning, containing 23,183 acres, more or less.
Being the same property conveyed to Grantor by deed of record in Book 504, Page 227, Register’s Office for Sumner County, Tennessee.
Together with all right, title, interest of Grantor in, to and under that certain Easement of record in Book 511, Page 898, as corrected in Book 512, Page 540, Register’s Office of Sumner County, Tennessee.

Exhibit A-53
WOODTRAIL
Description of 9.000 acres (392,040 square feet), of land, being all of Woodtrail Apartments, a plat of which is recorded in Volume 247, Page 114 of the Harris County Map Records, located in the George Bellows Survey, Abstract No. 3, in and the C. Ennis Survey, Abstract No. 253, Harris County, Texas and being more particularly described as follows, (with bearings referenced to said plat of Woodtrail Apartments):
BEGINNING at a 5/8 inch iron rod found for the Southwest end of a “cut-back corner” located at the intersection of the West right-of-way line of Elmside Drive with the North right-of-way line of Richmond Avenue, being a Southeast corner of said Woodtrail Apartments, and lying in the arc of a curve to the left;
THENCE Westerly, 553.46 feet, along said North right-of-way line of Richmond Avenue, and the South line of said Woodtrail Apartments and the arc of said curve to the left through a central angle of 07 deg. 32 min. 48 sec., to a 5/8 inch iron rod found for the Southwest corner of said Woodtrail Apartments and the Southeast corner of Richmond Green Apartments, a plat of which is recorded in Volume 292, Page 91 of the Harris County Map Records, with said curve having a radius of 4202.01 feet and a chord bearing and distance of North 79 deg. 54 min. 53 sec. West, 553.06 feet;
THENCE North 06 deg. 18 min. 39 sec. East, along the line common to said Woodtrail Apartments and Richmond Green Apartments, a distance of 638.30 feet to a 5/8 inch iron rod found for the Northwest corner of said Woodtrail Apartments and the Northeast corner of said Richmond Green Apartments, lying in the South line of Elmside Village Apartments, a plat of which is recorded in Volume 243, Page 115 of the Harris County Map Records;
THENCE South 78 deg. 03 min. 45 sec. East, along the line common to said Woodtrail Apartments and said Elmside Village Apartments, a distance of 691.42 feet to a 5/8 inch iron rod found for the Northeast corner of said Woodtrail Apartments and the Southeast corner of said Elmside Village Apartments, lying in said West line of Elmside Drive and in the arc of a curve to the right;
THENCE Southerly, 243.98 feet, along said West right-of-way line of Elmside Drive, and said East line of Woodtrail Apartments and the arc of said curve to the right through a central angle of 11 deg. 27 min. 31 sec., to a 5/8 inch iron rod found for the point of tangency, with said curve having a radius of 1220.00 feet and a chord bearing and distance of South 15 deg. 34 min. 36 sec. West, 243.58 feet;
THENCE South 21 deg. 18 min. 21 sec. West, along said West right-of-way line of Elmside Drive, and said East line of said Woodtrail Apartments, a distance of 200.48 feet to a 5/8 inch iron rod found for the beginning of a curve to the left;
THENCE Southerly, 167.82 feet, along said West right-of-way line of Elmside Drive, and said East line of said Woodtrail Apartments and the arc of said curve to the left through a central angle of 06 deg. 43 min. 27 sec., to a 5/8 inch iron rod found for the Northeast end of said “cut-back corner”, with said curve having a radius of 1430.00 feet and a chord bearing and distance of South 17 deg. 56 min. 38 sec. West, 167.73 feet;
THENCE South 59 deg. 09 min. 12 sec. West, along said “cut-back corner” and a Southeast line of said Woodtrail Apartments, a distance of 14.20 feet to the POINT OF BEGINNING and containing 9.000 acres of land.

Exhibit A-54
ANDOVER PLACE
A portion of Lot 3 of AMERICANA, UNIT ONE, according to the Plat thereof as recorded In Plat Book 4, Page 100, of the Public Records of Orange County, Florida, more particularly described as follows:
Commencing at the Southwest corner of the East Half of the Southwest Quarter of Section 15, Township 23 South, Range 29 East; thence run North 00 degrees 07 minutes, 515.53 feet along the West line of said East Half of the Southwest Quarter to the POINT OF BEGINNING; thence continue North 00 degrees 07 minutes 32 seconds East along said West line 643.94 feet thence North 81 degrees 51 minutes 00 seconds East, 145.00 feet; thence North 86 degrees 57 minutes 49 seconds East, 573.32 feet to a point on a curve concave Southwesterly having a radius of 2,261.83 feet and a central angle of 05 degrees 14 minutes 15 seconds said point on a curve being on the Westerly right-of-way of Rio Grande Avenue; thence continue Southeasterly along said curve and said right-of-way an arc length of 206.76 feet to the point of tangency; thence South 10 degrees 00 minutes 15 seconds East along said right-of-way, 197.26 feet to the point of curvature of a curve concave Northeasterly having a radius of 602.96 feet and a central angle of 27 degrees 16 minutes 48 seconds; thence continue Southeasterly along said curve and said right-of-way an arc length of 287.09 feet to a point; thence South 87 degrees 35 minutes 10 seconds West, 911.76 feet to the POINT OF BEGINNING.

Exhibit A-55
BAY COVE
Government Lot 2, LESS the North 825.0 feet thereof, lying in Section 20, Township 29 South, Range 16 East, Pinellas County, Florida, AND LESS road right of way and being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 20, Township 29 South, Range 16 East, run thence S 89deg. 29' 09" E along the East/West center line of said Section 20, 100.00 feet to a concrete monument on the Easterly right of way line of U.S. Highway 19, said point also being the POINT OF BEGINNING for the following tract:
From said POINT OF BEGINNING continue S 89deg. 29' 09" E, 1588.89 feet to an iron pipe set as a reference point for the mean high water line of Tampa Bay; From said reference point continue S 89deg 29' 09" E approximately ten feet to the mean high water line and a point designated as Point “A”. Return to the POINT OF BEGINNING; from said POINT OF BEGINNING run N 00deg. 52' 25" E, 514.38 feet along the East right of way line of U.S. Highway 19 to an iron pipe; run thence S 89deg. 14' 26" E, 1684.32 feet along the South boundary of the North 825.0 feet of Government Lot 2 to a concrete monument; continue S 89deg. 14' 26" E to the mean high water mark, which said point is designated as Point “B”. Return to Point “A” described above; from Point “A” meander along the mean high water line of Tampa Bay in a North—Northeasterly direction to said Point “B”; Less and except that portion thereof conveyed to the City of Clearwater, Florida by deed recorded in Official Records Book 5067 page 790, Public Records of Pinellas County, Florida.
Also described as:
Government Lot 2, less the North 825.0 feet thereof, lying in Section 20, Township 29 South, Range 16 East, Pinellas County, Florida, AND LESS roads rights of way, and being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 20, Township 29 South, Range 16 East, run thence S 89deg. 29'09" E along the East/West center line of said Section 20, 100 feet to a point on the Easterly right of way line of U.S. 19; thence continuing along said East/West centerline S 89deg. 29'09" East across a street Right of Way of the City of Clearwater, a distance of 49.00 feet to a PERMANENT REFERENCE MARKER, the POINT OF BEGINNING For the following tract:
From said POINT OF BEGINNING continue S 89deg; 29'09" East 1539.89 feet to an iron pipe set as a reference point for the mean high water line of Tampa Bay, continue with the same course a distance of 13 feet more or less to a point Easterly of a concrete seawall, which said point is designated as the mean high water line and further identified as POINT “A”. Return to the POINT OF BEGINNING; from said POINT OF BEGINNING run N 00 deg. 52'25" East along the East right of way line of an access street of the CITY OF CLEARWATER a distance of 512.40 feet to a PERMANENT REFERENCE MARKER; run thence S 89deg. 14'26" East 1635.32 feet to a concrete monument; continue S 89deg. 14'26" East to the mean high water line, which said point is designated as Point “B”. Return to POINT “A” described above; from point “A” meander along the mean high water line of Tampa Bay in a North—Northeasterly direction to said Point “B”. The said mean high water line is further defined as the Elevation 1.1 N.G.V.D. contour as determined from the bench mark established on the cap located at the northeast corner of the subject property, Elevation 3.99 N.G.V.D.
BEING the same property Conveyed to Grantor, by deeds (i) from Bay Cove Apartments, dated August 17, 1972, and recorded in O.R. Book 3860, page 112, and (ii) from Bay Cove Apartments, Inc. and JHRD 462 Corp., dated May 13, 1975 and recorded in O.R. Book 4292, page,340. LESS AND EXCEPT that portion conveyed to the City of Clearwater in Deed recorded in O.R. Book 5067, page 790.

Exhibit A-56
BRAMBLEWOOD
Tract 1
All that certain parcel of land situated in Goldsboro Township, Wayne County, North Carolina, situated north of the northern line of Wayne Memorial Drive; and which is more particularly described as follows: BEGINNING at a point in the eastern right of way line of a proposed 60-foot wide street which is located as follows: Begin at the northeasternmost corner of Wayne Memorial Drive (North Carolina State Road Number 15561) and a proposed 60-foot wide street at a point which is located North 01º 52' 30" East 83.68 foot and North 73º 57' 30" East 34.47 feet from a concrete monument marking the southwesternmost corner of Wayne Memorial Drive and Lockhaven Drive, said monument having North Carolina Grid Coordinates X-2, 309,215.09 and Y-601,323.19, run thence along the eastern right of way line of said proposed 60-foot-wide street North 16º 02' 30" West 6.64 feet to a point of curvature in said eastern right of way line of said street; run thence along the said easterly right of way line of said proposed street in a northwesterly direction an arc distance of 171.55 feet along a curve having a radius of 602.96 foot to a concrete monument at the point of tangency, the point of beginning of this parcel of land. Running thence from said point of beginning so located, North 73º 57' 30" East 495.72 foot to the centerline of a 60-foot-wide street; running thence North 34º 37' 23" West 792.79 foot to the southern line of the Polt property; running thence South 55º 10' West 469.73 feet; running thence South 34º 37' 30" East 402.71 feet to the northernmost corner of said proposed 60-foot-wide street herein referred to; running thence along the eastern line of the aforesaid proposed 60-foot-wide street South 34º 37' 30" East 207.53 feet to a concrete monument; running thence southeastwardly along the said eastern line of said street an arc distance 21.01 feet to the radius of which is 602.96 feet to the point of the beginning, containing 7.69 acres, more or less, according to a survey thereof by James E. Stewart and Associates and from which survey he has made a map entitled “Newsome Subdivision, Section No. 2, Goldsboro Township, Wayne County, N. C.,” and being that part of the property shown on said map which is designated Lot Number 4 thereon.
Tract 2
Being all of Tract two (2) as shown on map recorded in Plat Cabinet A, Slide 199AB, Wayne County, Registry, less and except the four acres, more or less, conveyed to Bramblewood Estates II in Book 1032, Page 28, Wayne County Registry.

Exhibit A-57
BRYNN MARR VILLAGE
Parcel 1
Located in Jacksonville, County of Onslow, State of North Carolina and being described as follows:
That certain parcel of land which is located in the southerly side of Village Drive and on the westwardly side of Pine Valley Road and which is more particularly described as follows: BEGINNING at a point in the centerline of a 20-foot drainage easement which is located in the southwestwardly right of way line of Village Drive at a point where a line extended South 53º 06 West from the westernmost corner of the tract of land that was conveyed by The Quadrant Corporation to Realty Industries, Incorporated, by deed dated July 19, 1972, and recorded in Book 414 at Page 662 in the Office of the Register of Deeds of Onslow County would intersect the centerline of said drainage easement. Running thence from said point of beginning so located and along the centerline of the aforesaid drainage easement South 15º 29' West 664.46 feet to a bend in said drainage easement; thence continuing with the centerline of said drainage easement South 74º 31' East 151.76 feet to the western line of Brynn Marr Utility Company property; running thence along the western line of said Brynn Marr Utility Company property North 15º 29’ East 150.0 feet to another corner of said Brynn Marr Utility Company property; running thence along the northerly line of said Brynn Marr Utility Company property South 74º 31' East 212.03 feet; running thence North 45º 29' East 29.22 feet; running thence South 74º 31' East 411.13 feet to the northeastern corner of the Methodist Church lot in the westwardly line of Pine Valley Road; running thence northwestwardly and along the westwardly line of the said Pine Valley Road to its confluence with the southerly line of Village Drive; running thence southwardly and westwardly with the southern line of Village Drive to the point of beginning.
Parcel 2
Located in Jacksonville Township, County of Onslow, State of North Carolina and being more particularly described as follows:
          BEGINNING at a point in the Western right of way of Pine Valley Road, said point being South 06 degrees 54 minutes West 128.39 feet from the point of intersection of said right of way with the Southern right of way of Brynn Marr Road as shown on a map recorded in Map Book 12, Page 1 of the Onslow County Registry. Thence from the described point of beginning South 06 degrees 54 minutes West 47.21 feet with the Western right of way of Pine Valley Road to a point of curvature; thence in a Southwesternly with said right of way an arc distance of 299.94 feet to a point of tangency; said curve having a radius of 1115.92 feet; thence with said right of way South 22 degrees 18 minutes West 186.01 feet to the point of intersection of said right of way with the Northern right of way of Village Drive; thence with the Northern right of way of Village Drive North 67 degrees 42 minutes West 101.05 feet to a point of curvature; thence with said right of way in a Southwesternly direction an arc distance of 224.08 feet to a point of tangency; said curve having a radius of 507.46 feet; thence with said right of way South 86 degrees 59 minutes West 51.07 feet to a point of curvature; thence with said right of way in a Northwesternly direction an arc distance of 419.55 feet to a point of tangency; said curve having a radius of 428.37 feet; thence with said right of way North 36 degrees 54 minutes West 43.02 feet to a point; thence leaving said right of way North 53 degrees 06 minutes East 655.12 feet to a point in the Brynn Marr Section IV line; said line being shown on a map recorded in Map Book 12, Page 1 of the Onslow County Registry; thence with said line South 46 degrees 20 minutes East 4.95 feet, South 55 degrees 16 minutes East 241.60 feet; South 83 degrees 06 minutes East 181.01 feet to the point of beginning.

Exhibit A-58
CAPE HARBOR
Beginning at a new iron pipe in the northwesterly right of way line of U.S. Highway No. 17 (100 foot right of way), also known as Market Street, Said beginning point being located South 34 degrees 09 minutes 37 seconds West 630.00 feet from an old iron pipe at the intersection of the northeasterly line of Lot 1 as shown on a map of “Subdivision of Part of the A.P. Southerland, Carson, et al Tracts for the Estate Corporation” prepared by J. L. Becton CE., dated December 1927, January 1928 and revised November 1936 (hereinafter, the “Southerland Tracts”) and the northwesterly right of way line of said U.S. Highway No. 17. Said Beginning point being at the intersection of the dividing line between Lots 3 and 4 of the Southerland Tracts with the northwesterly right of way line of U.S. Highway No. 17. Said beginning pipe also being located North 43 degrees 09 minutes 37 seconds East 907.60 feet along the northwesterly right of way line of said U.S. Highway No. 17 from an old “P.K.” nail at the intersection of U.S. Highway No. 17 with the northeasterly right of way line of Gordon Road (60 foot right of way), also known as State Road No. 2048. Running thence from said beginning point:
1.	South 43 degrees 09 minutes 37 seconds West 90.00 feet with said northwesterly right of way line of U.S. Highway No. 17 to a new iron pipe; thence

2.	North 52 degrees 26 minutes 04 seconds West 1007.52 feet, crossing the abandoned 130 foot right of way of the S.C.L. Railroad to a new iron pipe in the southeasterly line of the 34.70 acre tract conveyed to Robert W. Austin, JR. and wife, Marcelle L. Austin by deed recorded in Book 580, Page 320 of the New Hanover County Registry; thence

3.	South 43 degrees 09 minutes 47 seconds West 890.19 feet, with the northwesterly line of the Southerland Tracts to a new iron pipe in the northeasterly right of way line of Gordon Road said new iron pipe being located North 56 degrees 30 minutes 45 seconds West 1017.17 feet along Gordon Road from an old “P.K.” nail at the intersection of the northeasterly right of way line of Gordon Road with the northwesterly right of way line of U.S. Highway No. 17; thence

4.	North 56 degrees 30 minutes 25 seconds West 173.09 feet with the northeasterly right of way line of said Gordon Road to an old iron pipe, said pipe being the southwesterly corner of a 34.70 acre tract shown on a map of “Survey of Tract for Robert W. Austin, JR.” by H.M. Loughlin, Registered Land Surveyor, dated December 22, 1955; thence

5.	North 2 degrees 15 minutes 00 seconds West 2141.85 feet along the appropriate center-line of a ditch to an old iron pipe at the northernmost corner of said tract surveyed for Robert W. Austin, Jr.; thence

6.	South 51 degrees 11 minutes 33 seconds East 1401.51 feet with the northeasterly line of said Austin tract to a point; thence

7.	South 52 degrees 26 minutes 05 seconds East 300.00 feet along the approximate center-line of a ditch to a point at the northernmost corner of Lot 1 of the Southerland Tracts; thence

8.	South 43 degrees 09 minutes 47 seconds West 630.00 feet with the northwesterly line of the Southerland Tracts passing through an old iron pipe at 11.40 feet to a new iron pipe at the northwesterly corner of Lot 3 of the Southerland Tracts, also being the northwesterly corner of the property of Cornelius Nixon Sr. et ux (Deed Book 511, Page 483); thence

9.	South 52 degrees 26 minutes 04 seconds East 1007.52 feet along the southwest property line of Cornelius Nixon Sr. et ux (Deed Book 511, Page 483 and also being the dividing line between Lots 3 and 4 of the Southerland Tracts crossing the abandoned 130 foot right of way of the S.C.L. Railroad to the point and place of beginning.
The above described tract contains 36.77 acres, more or less, and consists of the following two contiguous tracts (a) all of that tract containing 34.70 acres, more or less, conveyed to Robert W. Austin, Jr. and wife Marcelle L. Austin by deed recorded in Book 580 at Page 320 of the New Hanover County Registry ; and (b) all of that tract containing 2.07 acres, more or less, conveyed by Warranty Deed dated February 9, 1972 by Iola Bennett (widow) to David Green and wife, Marie Green by deed recorded in Book 929 at Page 283 of the New Hanover County Registry. And being the same property acquired by State Street Partners, Inc. by Deed from David Green dated July 1, 1994 and recorded in Book 1788, Page 525 and by Deed from Robert W. Austin Jr. and wife, Marcelle L. Austin dated July 14, 1994 and recorded in Book 1791, Page 800 in the Office of the Register of Deeds of New Hanover County, North Carolina. And also being the property shown on “Map of Survey for Southeast Mortgage & Investment Corp. dated May 1994 by Sherwin D. Cribb, Registered Land Surveyor No. L-1099.

Exhibit A-59
CLEAR RUN
All that tract or parcel of land lying and being in New Hanover County, North Carolina, and being more particularly described as follows:
Tract 1:
All that certain tract, parcel or phase of land lying and being in Wilmington, New Hanover, County, North Carolina. with all improvements thereon and appurtenances thereunto belonging, as shown on a Map of As Built Survey, Phase 1, dated Clear Run Apartments for United Dominion Realty Trust, Inc., dated July 6, 1994, revised July 21, 1994, reference to the survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the survey as follows:
Beginning at an old iron pipe in the easterly right-of-way line of Racine Drive (60 foot right-of-way). Said pipe being at the intersection of said easterly line with the run of Clear Run Branch Canal. Running thence from said beginning pipe:
1. North 34 degrees 45 minutes 00 seconds East 828.37 feet with the easterly right-of-way line of said Racine Drive to a new iron pipe; thence
2. South 88 degrees 34 minutes 37 seconds East 27.47 feet to a new iron pipe in the southerly right-of-way line of New Centre Drive (60 foot right-of-way); thence
3. South 31 degrees 54 minutes 15 seconds East 174.75 feet with the southerly right-of-way line of said New Centre Drive to a new nail in a concrete walk. Last said point being at the westerly end of a curve having a radius of 478.49 feet; thence
4. along the arc of said curve and with the southerly right-of way line of said New Centre Drive, as it curves to the North, to a new iron pipe that is South 48 degrees 18 minutes 21 seconds East a chord distance of 270.55 feet from the preceding point. Last said pipe being in the dividing line between Phase 1, Clear Run Apartments and a tract now or formerly owned by Wilmington Properties, Inc. described in a deed recorded in Book 1056 at Page 16 of the New Hanover County Registry; thence
5. South 25 degrees 52 minutes 45 seconds West 255.96 feet with the westerly line of said Wilmington Properties, Inc. ‘tract to a new iron pipe at the intersection of said dividing line with the run of Clear Run Branch Canal; thence
6. South 76 degrees 06 minutes 45 seconds West 292.09 feet to a new iron pipe in the run of said Clear Run Branch Canal; thence
7. South 38 degrees 39 minutes 45 seconds West 113.00 feet to a new iron pipe in the rum of said Clear Run Branch Canal; thence
8. South 75 degrees 15 minutes 45 seconds West 134M0 feet to a new iron pipe in the run of said Clear Run Branch Canal; thence
9. North 78 degrees 48 minutes 15 seconds West 128.00 feet to a new iron pipe in the run of said Clear Run Branch Canal; thence
10. North 56 degrees 33 minutes 15 seconds West 84.00 feet to an old iron pipe in the run of said Clear Run Branch Canal; thence
11. South 88 degrees 45 minutes 43 seconds West 2.90 feet to the point of beginning.

The above described tract contains 6.56 acres and is all of Tract I as shown on said map recorded in Map Book 28 at Page 174 of said Registry.
Tract 2:
All that certain tract, parcel or phase of land lying and being in Wilmington, New Hanover County, North Carolina, with all improvements thereon and appurtenances thereto belonging, as shown on “Map of As Built Survey, Phase 2, Clear Run Apartments for United Dominion Realty. Trust, Inc.” dated July 6, 1994, revised: July 21. 1994, reference to the survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the survey as follows:
Beginning at an “X” cut on a concrete walk at the intersection of the easterly line of Racine Drive (60 foot right- of-way) and the northerly right-of-way line of Centre Drive (60 foot right-of-way). Running thence from said beginning point:
1. North 34 degrees 46 minutes 02 seconds East 694.95 feet with the easterly right-of-way line of said Racine Drive to an “X” cut on concrete walk at the westernmost corner of Lot 12-A as shown on a “Map of Survey for Raiford Trask” recorded in Deed Book 896 at Page 483 of the New Hanover County Registry, thence
2. South 55 degrees 15 minutes 30 seconds East 300.00 feet with the southerly line of 12-A, 14-A, and 16-A as shown on said “Map of Survey for Raiford Trask” recorded in Deed Book 896 at Page 483 of said Registry and along the city limit line of the City of Wilmington, North Carolina to an old iron pipe at the southernmost corner of said Lot 16-A; thence
3. continuing South 55 degrees 15 minutes 30 seconds East 4.97 feet with a line of Phase 1, Oriole Drive Studio Condominium as shown on a map recorded in Condo Map Book 10 at Pages 6 and 7 of said Registry; thence
4. South 25 degrees 10 minutes 16 seconds West 824.48 feet along the westerly line of said Phase 1, Oriole Drive Studio Condominium and along the westerly line of a tract deeded to Wilmington Properties, Inc., by deed recorded in Book 1056 at Page 16 of said Registry to an “X” cut on a concrete walk in the northerly right-of-way line of said New Centre Drive. Last said point being in a curve having a radius of 418.49 feet; thence
5. along the arc of said curve and with the northerly right-of-way line of said Racine Drive, as it curves to the North to an old iron pipe at the westerly end of said curve that is North 48 degrees 19 minutes 37 seconds West a chord distance of 236.92 feet from the preceding point; thence
6. North 31 degrees 54 minutes 15 seconds West 225.66 feet with the northerly right-of-way line of said New Centre Drive to the point of beginning
The above described tract contains 6.61 acres. The same being all of that Tract No. II shown on said map recorded in Map Book 28 at Page 174 of said Registry.

Exhibit A-60
COLONY VILLAGE
TRACT ONE
All that parcel of land which is situated in Number 0 Township, Craven County, North Carolina, BEGINNING at a point, said point, being the Southeast corner of Lot 5, Block J, Colony Estates Subdivision as recorded in Book II Page 20, Craven County Registry, and following the Colony Estates boundary line North 50 degrees 07 minutes West 510.15 feet to a point: thence leaving said boundary, North 39 degrees 53 minutes East 472.06 feet to a point in the Western right of way of Brunswick Avenue, said point being located in a curve having a radius of 60 feet; thence following said right of way in a Southeasterly direction an arc distance of 01.40 feet to the point of tangency: thence continuing along said right of way South 50 degrees 05 minutes East 16.55 feet to a point of curvature; thence following a curve having a radius of 542.96 feet, an arc distance of 129.2 feet to the point of tangency: thence continuing along said right of way South 36 degrees 27 minutes East 338.51 feet to a point; thence South 01 degrees 03 minutes East 64.70 feet to an iron pin stake in the Northern right of way of Colony Drive; said point being located in a curve having a radius of 379.26 feet; thence along said right of way in a Southeasterly direction an arc distance of 80.42 feet to the point of tangency; thence following said right of way South 53 degrees 33 minutes West 275.90 feet to the point of beginning. Said property is described according to a survey thereof by Tidewater Associates, Inc., and from which survey a map has been prepared entitled “Boundary Survey, Apartment Development. Colony Estates, New Bern, N. C.. The Quadrant Corporation” dated February. 17. 1972.
TRACT TWO
That certain parcel of land, containing 6.27 acres, which is situated in Number 8, Township, Craven County, North Carolina shown on plat of survey by James F. Stewart & Associates, dated June, 1974 according to which plat is described as follows:
BEGINNING at a point in the centerline of a drainage and utility easement which is located North 50° 07' West 510.15 feet running along the centerline of such drainage and utility easement from the southeast corner of Lot Number S in Block 3 as shown upon a map of Colony Estates subdivision which is recorded in Map Book I at page 28 in the office of the Register of Deeds of Craven County. Such point of beginning is also the westernmost corner of a tract of land heretofore conveyed by The Quadrant Corporation to Realty Industries, Incorporated, by a deed dated the 15th day of May, 1972, and recorded in Book 790 at page 315 in the office of the Register of Deeds of Craven County. Running thence from such point of beginning located and along the centerline of the aforesaid drainage and utility easement hereinabove mentioned North 50° 07' West 450.04 feet to the westerly line of another 20 foot wide drainage and utility easement; running thence along the westerly line of such 20 foot wide drainage and utility easement North 390 53' East 688.36 feet; running thence South 31° 26 07" East 434.40 feet to a point in the westerly right of way line of Brunswick Avenue, such point being located in a curve having a radius of 60 feet; thence following the right of way of Brunswick Avenue in a southeastwardly direction an arc distance of 95.20 feet to a point in the centerline of another 20 foot wide drainage and utility easement; running thence along the centerline of the last mentioned 20-foot wide drainage and utility easement South 390 53' West 472.86 feet to the point of beginning, the last mentioned line being the westerly boundary line of the above mentioned tract that was heretofore conveyed by The Quadrant Corporation to Realty Industries, Incorporated.
TRACT THREE
All those certain lots or parcels of land lying and being situate in Number Eight (8) Township. Craven County, North Carolina and being more particularly described as follows:
FIRST PARCEL: Beginning at a point in the southern line of Colony Drive which point is a northwestern most corner of that certain lot or parcel of land conveyed by Harrell M. Carpenter, et als to Mooring

Enterprises Incorporated by deed recorded in Book 862. Page 432 in the office of the Register of Deeds of Craven County reference to said deed being hereby made for a more perfect description of said point being. Thence from this point of beginning so located along and with the western line of Mooring Enterprises South 36° 27' East 155 feet to an iron pipe; thence Sooth 53° 33' West 100 feet to an iron pipe; thence North 36 27' West 155 feet to an iron pipe in the southern right of way of Colony Drive; thence along and with the southern right of way of Colony Drive 530 33' East 100 feet to the point of beginning. Containing ..36 of an acre according to a survey for Gary I-I. Carpenter by William H. Otley & Associates, dated October 9. 1979. This being the same tract of land conveyed to Jack V. Carpenter and wife, by deed recorded in Book 952, Page 210 in the Office of the Register of Deeds of Craven County.
SECOND PARCEL: Beginning at a point in the southern line of Colony Drive which said point of beginning lies the following courses and distances Iron, the intersection of the southern line of Colony Drive and the western line of Brunswick Avenue: South 36° 27' East 173.38 feet, South 530 33' West 199.91 feet, and North 36° 27' West 155 feet. Said point of beginning also lies North 530 33 East 200 feet from the northernmost corner of Lot No. 29 in Block A of Colony Estate. Section I Subdivision as the same is shown and delineated on a map recorded in Map Book II, Page 28 in the office of the Register of Deeds of Craven County. Thence from this point of beginning so located South 530 33 Vest 200 feet to the northernmost corner of Lot No. 29 in Block A of Colony Estates Section 1 as aforementioned; thence South 36° 27' East 155 feet to a point thence North 53 33' East 200 feet to a point; thence North 36° 27' West 155 feet to the point of beginning.
Saving and excepting, however, from the Second Tract the First Parcel hereinabove described and conveyed.

Exhibit A-61
COPPER MILL
All that tract or parcel of land lying and being in Durham County, North Carolina, and being more particularly described as follows:
BEGINNING AT AN IRON PIPE LOCATED IN THE WESTERN PROPERTY LINE OF CHUNG S. KIM (DEED BOOK 1129 PAGE 431 OF THE DURHAM COUNTY REGISTRY), SAID BEGINNING POINT BEING S 12°12'31" E A DISTANCE OF 20.00 FEET FROM THE NORTHWEST CORNER OF SAID KIM PROPERTY;
SAID BEGINNING POINT BEING FURTHER REFERENCED AS BEING LOCATED THE FOLLOWING COURSES AND DISTANCES FROM THE CENTERLINE INTERSECTION OF NORTH CAROLINA HIGHWA Y #54 WITH DRESDEN DRIVE, N 78°12'53" E A DISTANCE 30.84 FEET ALONG SAID CENTERLINE OF NORTH CAROLINA HIGHWAY #54;
THENCE S 11º 47'07" E A DISTANCE OF 28.90 FEET TO THE NORTHWEST CORNER OF SAID KIM PROPERTY;
THENCE ALONG THE WESTERN LINE OF SAID KIM PROPERTY S 12°12'31" E A DISTANCE OF 20.00 FEET TO THE POINT OF BEGINNING;
THENCE RUNNING FROM SAID POINT OF BEGINNING ALONG THE WESTERN LINE OF KIM S 12°12'31" E A DISTANCE OF 253.85 FEET TO AN IRON ROD;
THENCE CONTINUING ALONG THE LINE OF KIM S 11°54'50" E A DISTANCE OF 656.90 FEET TO A CONCRETE MOMUMENT, KIM’S SOUTHWEST CORNER, AND A POINT IN THE NORTHERN LINE OF ORA M. DUKE (DEED 204 PAGE 31);
THENCE RUNNING ALONG DUKE’ S NORTHERN LINE N 85º 30' 10" W A DISTANCE OF 278.79 FEET TO AN IRON PIPE, DUKE’S NORTHWEST CORNER;
THENCE RUNNING ALONG THE WESTERN LINE OF DUKE S 12º31'16" E A DISTANCE OF 39.22 FEET TO AN IRON PIPE;
THENCE RUNNING ALONG THE WESTERN LINE OF DUKE S 16º40'17" W A DISTANCE OF 154.25 FEET TO AN IRON PIPE;
THENCE RUNNING ALONG THE WESTERN LINE OF DUKE S 06°38'44" W A DISTANCE 0F 105.73 FEET TO AN IRON PIPE DUKE’S SOUTHWEST CORNER AND A POINT IN THE NORTHERN LINE OF KERMIT MORRIS (DEED BOOK 361 PAGE 216);
THENCE RUNNING ALONG THE NORTHERN LINE OF MORRIS N 85°07'59" W A DISTANCE OF 216.35 FEET TO AN IRON PIPE;
THENCE CONTINUING ALONG THE NORTHERN LINE OF MORRIS N 85°12'09" W A DISTANCE 0F 255.78 PERT TO AN IRON PIPE;
THENCE CONTINUING ALONG THE NORTHERN LINE OF MORRIS N 85°25'07" W A DISTANCE OF 196.87 FEET TO A CONCRETE MONUMENT, THE NORTHWEST CORNER OF MORRIS AND THE NORTHEAST CORNER OF THE UNITED STATES OF AMERICA (DEED BOOK 427 PAGE 53);
THENCE RUNNING ALONG TEE NORTHERN LINE OF THE UNITED STATES OF AMERICA N 85°55'47" W A DISTANCE OF 307.40 FEET TO AN IRON PIPE THE SOUTHEAST CORNER OF OTHER LANDS OF THE UNITED STATES OF AMERICA (DEED BOOK 924 PAGE 413);

THENCE RUNNING ALONG THE EASTERN LINE OF THE UNITED STATES OF N 19°49'28" E A DISTANCE OF 303.95 FEET TO AN IRON PIPE ANOTHER CORNER OF THE UNITED STATES OF AMERICA (DEED BOOK 424 PAGE 165);
THENCE RUNNING ALONG THE EASTERN LINE OF THE UNITED STATES OF AMERICA N 19°49'38" E A DISTANCE OF 353.15 FEET TO AN IRON PIPE THE SOUTHWEST CORNER OF KELLY CONSTRUCTION COMPANY, INC. (DEED BOOK 1814 PAGE 909);
THENCE RUNNING ALONG THE SOUTHERN LINE OF KELLY CONSTRUCTION COMPANY, INC., DAVID Y. HUANG (DEED BOOK 1664 PAGE 804) AND SHU JEN CHAO (DEED BOOK 1716 PAGE 945) N 76°50'00" E A DISTANCE OF 400.00 FEET TO AN IRON PIPE CHAO’ S SOUTHEAST CORNER;
THENCE RUNNING ALONG THE EASTERN LINE OF CHAO N 13°10'00" W A DISTANCE 0F 255.00 FEET TO AN IRON PIPE IN THE NEW SOUTHERN RIGHT-OF-WAY LINE OF NORTH CAROLINA HIGHWAY #54;
THENCE RUNNING ALONG THE NEW SOUTHERN RIGHT-OF-WAY LINE OF NORTH CAROLINA HIGHWAY #54 N 76°50'00" E A DISTANCE OF 60.00 FEET TO AN IRON PIPE IN WESTERN LINE OF THELMA V. LLOYD (DEED BOOK 215 PAGE 208);
THENCE RUNNING ALONG THE WESTERN LINE OF LLOYD S 13°10'00" E A DISTANCE OF 255.00 FEET TO AN IRON PIPE LLOYD’S SOUTHWEST CORNER;
THENCE RUNNING ALONG THE SOUTHERN LINE OF LLOYD N 76°50'00" E A DISTANCE OF 150.00 FEET TO AN IRON PIPE LLOYD’S SOUTHEAST CORNER;
THENCE RUNNING ALONG THE EASTERN LINE OF LLOYD N 13°10'00" W A DISTANCE OF 255.00 FEET TO AN IRON PIPE IN THE NEW SOUTHERN RIGHT-OF-WAY LINE OF NORTH CAROLINA HIGHWAY #54;
THENCE RUNNING ALONG THE NEW SOUTHERN RIGHT-OF-WAY LINE OF NORTH CAROLINA HIGHWAY #54 N 76°50'00" E A DISTANCE OF 199.71 FEET TO IRON PIPE;
THENCE CONTINUING ALONG THE NEW SOUTHERN RIGHT-OF-WAY LINE OF NORTH CAROLINA HIGHWAY #54 N 78°30'00" E A DISTANCE OF 159.96 FEET TO AN IRON PIPE THE POINT OF BEGINNING CONTAINING 20.819 + ACRES AS SHOWN ON THE MAP ENTITLED “RECOMBINATION MAP & RIGHT-OF-WAY DEDICATION FOR SOUTH WEST PROPERTIES, L.P.” PREPARED BY TRIANGLE SURVEYORS, INC., DATED DECEMBER 20, 1994, REVISED JANUARY 18, 1995 PLAT BOOK 133 PAGE 77 OF THE DURHAM COUNTY REGISTRY.

Exhibit A-62
CROSSWINDS
All that certain tract, parcel or phase of land, lying and being in Wilmington, New Hanover County, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown hereon (the “Survey”) by Sherwin D. Cribb, dated September 1990, and last revised July 11, 1996 and entitled As-Built Survey of Tradewind Apartments”, reference to the Survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
Beginning at an old iron pipe in the southerly right-of-way line of St. Andrews Drive (100 foot right-of-way). Said beginning pipe being located South 15 degrees 53 minutes 30 seconds East 50.86 feet from a point or the center-line of said St. Andrews Drive as shown on a “Map of Dedication of a Portion of St. Andrews Drive” recorded in Map Book 30 at Pages 160 and 161 of the New Hanover County Registry. Last said point being located north 63 degrees 32 minutes East 109.22 feet from a concrete monument in said St. Andrews Drive at the P.I. of a curve as shown on said map. Last said monument being located South 80 degrees 32 minutes West 89.77 feet from a point on said center-line. Last said point being a “point of reverse curve”. Last said point being located North 65 degrees 45 minutes 12 seconds East a chord distance of 465.60 feet (radius = 913.57 feet) from the intersection of said center-line with the center-line of Haymarket Lane (60 foot right-of-way) as shown on said map. Said beginning pipe being in an easterly line of a tract deeded to Wilmington Development Limited Partnership by deed recorded in Book 1404 at Page 1273 of said Registry. Running thence from said beginning pipe:
1. South 15 degrees 53 minutes 30 seconds East 97.76 feet along the easterly line of said Wilmington evelopment Limited Partnership tract to an old iron pipe in a ditch. Last said pipe being in the city limit line of the City of Wilmington, North Carolina. Last said pipe also being in the westerly line of a tract deeded to Alex Trask by deed recorded in Book 803 at Page 22 of said Registry; thence
2. South 12 degrees 56 minutes 37 seconds West 585.10 feet along the dividing line between said Trask tract and said Wilmington Deve1pment Limited Partnership tract to a new iron pipe. Last said pipe being the northernmost corner of a tract deeded to State Street Partnership, Inc. by deed recorded in Book 1479 at Page 1644 (Tract 2) of said Registry; thence
3. Leaving said city limit liner South 77 degrees 03 minutes 30 seconds East 200.00 feet along the northerly line of said State Street Partnership, Inc. tract to an old, iron pipe; thence
4. South 12 degrees 58 minutes 16 seconds West 200.07 feet along the easterly line of said State Street tract to an old iron pipe; thence
5. North 77 degrees 01 minute 09 seconds West 99.90 feet along the southerly line of said State Street tract to an old iron pipe at the northeasterly corner of a tract deeded to State Street Partnership, Inc. by deed recorded in Book 1479 at Page 1644 (Tract 1) of said Registry; thence
6. South 12 degrees 56 minutes 30 seconds West 269.20 feet along an easterly line of last said State Street tract to a new iron pipe; thence
7. South 23 degrees 39 minutes 30 seconds West 321.96 feet along another easterly line of last said State Street tract to a new iron pipe. Last said pipe being the northeasterly corner of a proposed 60 foot public street right-of-way as shown on said map recorded in Map Book 30 at Pages 160 and 161 of said Registry; thence
8. North 74 degrees 10 minutes 00 seconds West 821.32 feet along the northerly right-of-way line of said proposed 60 foot street to a new “X”cut in a concrete sidewalk in the easterly right-of-way line of said St. Andrews Drive; thence
9. In a northeasterly direction along the curved right-of- way line of said St. Andrews Drive (said curve having a radius of 3840.48 feet) to a new “X-cut in a concrete sidewalk that is North 15 degrees 05 minutes 41 seconds East a chord distance of 42.88 feet from the preceding point. Last said point being at the southerly end of a curve to the East; thence
10. Along the arc of last said curve (said curve having a radius of 8544.57 feet) and along the easterly right-of- way line of said St. Andrews Drive to a new “X”cut in a concrete sidewalk that is North 15 degrees 34 minutes 15 seconds East a chord distance of 237.36 feet from the preceding point; thence
11. North 16 degrees 22 minutes 00 seconds East 292.12 feet along the easterly right-of-way line of said St. Andrews Drive to a new ‘X”cut in a concrete sidewalk. Last said point being at the southerly end of a curve to the East. Said curve having a radius of 843.57 feet; thence
12. Along the arc of last said curve and along said southeasterly right-of-way line to an old iron pipe that is north 29 degrees 34 minutes 30 seconds East a chord distance of 385.50 feet from the preceding point. Last said point being at the southwesterly end of a curve to the South. Last said curve having a radius of 863.57 feet; thence
13. Along the arc of last said curve and along the southerly right-of-way line to an old iron pipe that is North 61 degrees 39 minutes 30 seconds East a chord distances of 558.74 feet from the preceding point. Last said point being at the southerly end of a curve to the North having a radius of 650.66 feet; thence
14. Along the arc of last said curve and along said southerly right-of-way line to a point that is North 72 degrees 02 minutes 57 seconds East a chord distance of 192.63 feet to an old iron pipe at the northeasterly end of last said, curve; thence
15. North 63 degrees 32 minutes 00 seconds East 9.79 feet along said southerly right-of-way line to the point of beginning.
The above described tract contains 22.26 acres, more or less and is that same tract deeded to Wilmington Land Limited Partnership by deed recorded in Book 1404 at Page 1276 and by deed recorded in Book 1404 at Page 1273 of the New Hanover County Registry.
The same also being that tract deeded to State Street Partnership, Inc. by deed recorded in Book 1479 at Page 1644 (Tract 2) and a portion of that tract deeded to State Street Partnership, Inc. by deed recorded in Book 1479 at Page 1644 (Tract 1) of said Registry.

Exhibit A-63
DOMINION AT SHARON
ALL that certain tract, parcel or phase of land, lying and being in Mecklenburg County, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown hereon (the “Survey”) by Lucas-Forman, Inc. dated June 10, 1996, and last revised July 12, 1996, and entitled “ ALTA / ACSM Land Title Survey of South Hills Apartments”, reference to the Survey is made for a particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
BEGINNING at a point, marked by an iron pin located on the northerly right-of-way of Sharon Lakes Road, said right-of-way being 80 feet wide, said pin being 1264 feet, more or less, southeast of U.S. 521(South Boulevard), and proceeding in a clockwise direction N 23-18-01 E, 747.78 feet to an iron pin, said iron being the common property corner of National Property Investors, deed reference 4317-493, Synco Inc., deed reference 4238-298; thence N 05-33-57 E, 117.71 feet to a point, said point being N 50-47-07 E, 4.82 feet from the southern end of a headwall, said point being the common property corner of National Property Investor and T. M. Hill, deed reference 152].-147 thence S 77—55-49 E, 360.86 feet to a concrete monument, said monument being the common property corner of T.M. Hill and R..R. & C.D. Rhodes, deed reference 5010-279; thence proceeding with the same bearing, 141.51 feet to an iron pin in the right-of-way of Thorncliff Drive; thence N 88-24-10 E, 54.95 feet to an iron pin, said iron being the common property corner of D.C. & DH. Byrd, deed reference 5026-630, and Southwest Realty Aquisitions, Inc., deed reference 7738-737; thence S 05-07-26 W, 853-74 feet to an iron at the northern right-of-Way of Sharon Lakes Road; thence with the northern boundary of said right of way three calls (1) with the arc of a circular curve to the left having a radius of 540.00’ feet an arc distance of 198.00 feet (chord bearing and distance N 75-16-13 W, 196.90 feet) to an iron; thence N 85-46-28 W, 371.97 feet to an iron; thence with the arc of a circular curve to the right having a radius of 459.79 feet an arc distance of 229.99 feet (chord bearing and distance N 71-26-41 W, 227.60 feet) to the point or place of beginning, and containing 12.833 acres, more or less.

Exhibit A-64
DOMINION COURTNEY PLACE
TRACT ONE:
All that certain tract, parcel or phase of land, lying and being in the City of Raleigh, Wake County, North Carolina, known as Courtney Square Apartments, with all improvements thereon an appurtenances thereunto belonging, as shown on plat (the “Plat”) by Cornerstone Land Surveying, P.A., dated May 5, 1993, and last revised June 4, 1993, entitled “Boundary & As-Built Survey of Courtney Square Apartments for United Dominion Realty Trust, Inc. 24.064 Acres Current Owner: Courtney Holdings, L.P. City of Raleigh, Wake Co., North Carolina”, reference to the Plat is made for a more particular description of said property, which is recorded in Book of Maps 1993, Page 796 through 798 in the Office of the Register of Deeds of Wake County, North Carolina and incorporated herein by reference, with said property being bounded and described in accordance with the Plat as follows:
Situated in the City of Raleigh, Wake County, North Carolina and being known as Courtney Square Apartments, further bounded and described as follows:
Commencing at a point at the centerline intersection of U.S. Hwy 401 and Dansey Drive;
Thence N07-22-26W, 80.76 feet to a 5/8" iron rod set in the northerly right of way of Dansey drive, said point being the Point of Beginning for the parcel herein described;
Thence N29-10-44W, 392.04 feet along the northerly right of way of Dansey Drive to a 5/8" iron rod set;
Thence continuing along the northerly right of way of Dansey Drive and the arc of a curve to the left, having a radius of 355.00 feet having an arc length of 179.22 feet and a chord bearing and distance of N43-38-31W, 177.32 feet to a point;
Thence along the arc of a curve to the right, having a radius of 25 feet, an arc length of 35.64 feet and a chord bearing and distance of N17-15-51W, 32.70 feet to a pint in the easterly right of way of Courtney Lane;
Thence N23-34-24E, 15.43 feet along the easterly right of way of Courtney Lane to a 5/8" iron rod set;
Thence along the easterly right of way of Courtney Lane and the arc of a curve to the left, having a radius of 575.00 feet, an arc length of 259.52 feet and a chord bearing and distance of N10-38-37E, 257.32 feet to a 5/8" iron rod set;
Thence N02-17-11W, 102.10 feet along the easterly right of way of Courtney Lane to a point;
Thence continuing along the right of way of Courtney Lane and the arc of a curve to the right, having a radius of 45.00 feet, an arc length of 43.95 feet and a chord bearing and distance of N25-41-43E, 32.23 feet to a point;
Thence continuing along the right of way of Courtney Lane, and the arc of a curve to the left, having a radius of 90.00 feet, an arc length of 229.96 feet and a chord bearing and distance of N19-05-20W, 172.32 feet;
Thence continuing along the right of way of Courtney Lane and the arc of a curve to the left, having a radius of 90.00 feet, an arc length of 425.97 feet and a chord bearing and distance of N81-28-51W, 125.96 feet;

Thence leaving the right of way of Courtney Lane S52-55-42W, 87.84 feet along the common line with the Courtney Place Subdivision, M.B. 1992, pg 399 to a 3/4" iron pipe found;
Thence N88-32-45E, 673.05 feet along the common line of Courtney Place Subdivision and Hope Valley Townhouses, M.B. 1982, Page 0175 to a 1" iron pipe found;
Thence N00-32-52W, 269.81 feet along the common line of Courtney Place Subdivision and Hope Valley Townhouses, M.B 1982, Page 1075 to an 1" iron pipe found;
Thence N00-32-45E, 673.05 feet along the common line with the Tapers, M.B. 1082, Pg 1063 to a 3/4" iron pipe found;
Thence N86-02-44E, 784.69 feet along the common line with The Tapers II, M.B. 1984 Page 832 to a 5/8" iron rod set;
Thence S14-10-16E, 1445.81 feet along the common line with the City of Raleigh, D.B. 4866, Page 918 to a 5/8" iron rod set in the Northerly right-of-way of U.S. Highway 401;
Thence S60-50-09W, 466.09 feet along the Northerly right of way of U.S. Highway 401 to a 5/8" iron rod set;
Thence along the arc of a curve to the right, having a radius of 25.00 feet, an arc length of 39.27 feet and a chord bearing and distance of N74-10-45W, 35.36 feet to the Point of Beginning, containing 24.064 Acres as Surveyed by Cornerstone Land Surveying in P.A. in May, 1993.
Account Number 0107862
Parcel Number 410-00000-0503
TRACT TWO
Being all of Tract 1 as shown on map entitled “Property of W.V. Green- South Tract- and others, Neuse River Township, Wake County, N.C.” prepared by Bennie R. Smith, Registered Land surveyor and recorded in Book of Maps 1972, Volume 4, Page 447, Wake County Registry.
Account Number 0087352
Parcel Number 382-00000-0092
TRACT THREE
Being all of the land conveyed to North Boulevard Industrial Park from Ethel S. Rogers, Widow, by deed recorded in Book 2265, Page 425, Wake County Registry.
Account Number 091189
Parcel Number 382-00000-0108
TRACT 4
Being all of the land conveyed to North Boulevard Industrial Park from Oran J. Cottle, et al, by a deed recorded in Book 2281, Page 578, Wake County Registry.
Account Number Out of 0026785
Parcel Number Out of 382-0000-0067

Exhibit A-65
DOMINION CROSSING
The land referred to herein is located in Mecklenburg County, State of North Carolina and described as follows:
BEGINNING at a PK nail set in the sidewalk and runs thence N 66°02'18" W 627.00 set to a #4 rebar found, said rebar being located S 65°59'11" E 744.17 feet from an angle iron stake found; thence N 23°57'42" E 293.00 feet to a #4 rebar found, said rebar being located S 71°20'57" E 689.33 feet from a #4 rebar found thence N 32°40'00" E 256.76 feet to a #4 rebar found; thence N 45°00'00" W 241.46 fee to a #5 rebar set an the southern right-of-way of Branden Forest Drive; thence with said right-of-way and with a curve to the left having a radius of 390.00 feet a chord bearing and distance of N 70°00'44" E 72.37 feet (arc length of 72.48 feet) to a #4 rebar found; thence S 19°52'10" E 83.79 feet to a #4 rebar found; thence S 45°00'00" E 105.00 feet to a #4 rebar found; thence S 74°31'20" E 50.00 feet to a #4 rebar found; thence S 45°00'00" E 85.00 feet to a #5 rebar set; thence S 74°31'20" E 45.00 feet to a #5 rebar set; thence N 45°00'00" E 213.00 feet to a #4 rebar found; thence S 74°31'20" E 65.00 feet to a #5 rebar set; thence N 45°00'00" E 78.00 feet to a #4 rebar found; thence S 74°31'20" E 119.29 feet to a nail hole in the sidewalk, said nail hole being located on the western right-of-way of Park Road; thence with said right-of-way the following three (3) courses; (I) S 15°33'19" W 52.38 feet to a #5 rebar set; (2) S 9°33'48" E 37.28 feet to a #5 rebar set; (3) S 15°28'40" W 793.65 feet to the beginning and contains 9.382 ac., all as shown on that As-Built Survey prepared by Concorde Engineering & Surveying, Inc., dated March 11, 1995, last revised March 28, 1995.
LESS and EXCEPT:
Beginning at a point, said point lying on the existing westerly right of way margin of Park Road, said point also described as the southeasterly most property corner of Hamlin Park Homeowners Association, Deed Book 4693, Page 717 and Map Book 20, Page 229 as recorded in the Mecklenburg County Registry of Deeds, said point also being described as the northeasterly most property corner of Westbury Park Associates, Deed Book 4925, Page 459, as recorded in the Mecklenburg County Registry of Deeds; thence from the point of beginning, with the existing westerly right of way margin of Park Road, S 15-28-40 W, 86.16 feet to appoint; thence N9-33-48 W, 37.28 feet to appoint; thence N 15-33-19 E, 52.38 feet to a point; thence S 74-31-20 E, 15.71 feet to the point of beginning containing 1091 square feet or 0.0250 acres as shown on a map prepared for the City of Charlotte Engineering Department, entitle Phase II Seg. 1 Park Road and Johnston Road widening, property of Westbury Park Association, dated November 20, 1989, revised October 1990.

Exhibit A-66
DOMINION HARRIS POND
All that certain tract, parcel of phase of land, lying and being in Mecklenburg County, North Carolina, with all improvements thereon and appurtenances thereunto belonging as shown on the survey by Concord Engineering & Surveying, Inc. dated December 10, 1986 and last revised April 20, 1994, and entitled “Revised As- Built Survey of Harris Pond Apartments”, reference to the plat is made for a more particular description of said property being bounded and described in accordance with the survey as follows:
Beginning at N.C.G.S. Monument “David”, (NC Grid Coordinates N=589, 831.57 E=1, 467.142 NAD 83) thence South 37degrees 50 minutes 18 seconds East 1,698.92 feet to a set #5 rebar, the true Point of Beginning, the Southwest corner of Harris Pond Associates, DB 5434, Page 340, and Lot 37, Norcroft Section One, thence with the edge of the right of way of W.T. Harris Boulevard the following there (calls): 1. Thence with the arc of a curve to the left, a radius of 2009.86 feet, an arc length of 785.33 feet, said arc subtended by a chord bearing North 24 degrees 05 minutes 48 seconds West, 780.35 feet to an existing right of way monument, 2. Thence North 20 degrees 59 minutes 45 seconds West 110.10 feet to an existing right of way monument, 3. Thence with the arc of a curve to the left, a radius of 2039.86 feet, arc length of 190.32 feet, said arc subtended by a chord bearing on North 40 degrees 57 minutes 50 seconds West 190.25 feet to an existing #5 rebar, thence wish the line of Radbourne, Phase D, Map 1 (recorded in MB 25, Page 707), South 79 degrees 29 minutes 00 seconds East 755.76 feet to an existing iron pipe, thence with the line of Radbourne Phase C and D, South 62 degrees 08 minutes 42 seconds East, 529.10 feet to an existing #5 rebar, the Northeast corner of Harris and Associates, thence the following (4) calls with the line of Norcroft, Section One (recorded in MB 20, Page 622 1. South 29 degrees 45 minutes 34 seconds west, 238.23 feet to an existing g#5 rebar, 2. thence south 8 degrees 56 minutes 44 seconds West 127.86 feet to an existing #5 rebar, 3 thence South 14 degrees 43 minutes 16 seconds East 135.04 feet to existing #5 rebar, the common corner of Harris Pond Apartments, Lot 24, and Lot 32 Norcroft Section One, 4, thence South 77 degrees 14 minutes 18 seconds West 605.08 feet to the point and place of beginning. Containing 1.3.783 acres.

Exhibit A-67
DOMINION ON LAKE LYNN
All that certain tract, parcel of phase of land, lying and being in Wake County, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on plat (the “plat”) by Cornerstone Land Surveying, P.A., dated September 18, 1992, and last revised November 20, 1992, and entitled “Boundary and Location Survey, The Cove at Lake Lynn for United Dominion Realty Trust, Inc.”, referenced to the Plat is made for a more particular description of said property which is recorded in Book of Maps 1992, Pages 1344, 1345 and 1346, in the Office of the Register of Deeds for Wake County, North Carolina, and incorporated herein by reference with said property being bounded and described in accordance with the Plat as follows:
Commencing at N.C. Geodetic Survey monument “Lynn Cove” having N.C. Grid Coordinates Y(N)774774.765, X(E)2088801.936 (NAD83 Datum);
Thence S69º52'29"W, a grid distance of 1170.94 (grid) to a 5/8" rebar set on the easterly right of way of Leesville Road N.C. S. R. 1822. Said point being the POINT OF BEGINNING for the parcel herein described and having N.C. Grid Coordinates of Y(N)774371.875, X(E)2087702.491;
Thence N46º51'36"E, 381.78 feet along the southerly property line of Chase Grove Limited Partnership, D.B. 4636, Page 832 to an iron pipe;
Thence along Chase Grove Limited Partnership the following courses: N25º16'50"E 245.04 feet to an iron pipe found; N71º26'07"E, 94.68 feet to an iron pipe found; N87º46'36"E 205.42 feet to an iron pipe found; N64º37'21"E, 285.00 feet to a 5/8" rebar set; N73º14'50"E, 205.61 feet to a point;
Thence along the westerly line of Lake Lynn-Wake County Watershed Project, D.B. 2394, Page 664, the following courses:
S50º01'25"E, 4.63 feet; S69º51'14"E, 62.46 feet; S35º00'56"E, 133.91 feet; S07º59'59"E, 63.70 feet; S04º40'04"W, 43.71 feet; S03º51"20"W, 99.11 feet; S16º37'01"W, 59.52 feet; S02º18'43"W, 111.08 feet; S34º39'31"W, 69.60 feet; S61º24'17"W, 13.23 feet; S00º18'17"E, 124.95 feet;N86º35'06"E, 18.76 feet; S40º55'54"E, 80.12 feet; S60º00'37"E, 45.34 feet; S85º40'18"E, 43.90 feet; N60º18'19"E, 47.03 feet; S81º22'27"E, 116.53 feet; S84º35'15"E, 96.49 feet; S51º55'22"E, 44.13 feet; S35º26'25"E, 71.05 feet; S29º25'39"E, 51.29 feet; S09º30'43"E, 60.71 feet; S05º09'58"W, 90.01 feet; S27º26'28"W, 31.85 feet;
Thence N89º40'03"W, 1176.05 feet along the northerly property line of Harbour Pointe Associates, D.B. 3155, Page 916 to an iron rod found passing over an iron rod found at 40.93 feet and an iron rod found at 86.06 feet;
Thence S00º49'57"E, 246.26 feet along the westerly property line of Harbour Pointe Associates to a 5/8" rebar set on the easterly right of way of Leesville Road, N.C.S.R. 1822, passing over an iron rod found at 220.81 feet;
Thence 30.37 feet along the arc of a curve to the left, having a radius of 1006.06 feet, a delta of 01º43'47", a chord bearing of N37º15'15"W and a chord distance of 30.37 feet to an iron pipe found;
Thence N38º06'34"W, 709.97 feet along the easterly right of way of Leesville Road to a 5/8" rebar set;
Thence 110.40 feet along the arc of a curve to the left, having a radius of 1257.98 feet, a delta of 05º01"41", a chord bearing of N40º37'25"W, and a chord distance of 110.36 feet to the POINT OF BEGINNING containing 27.697 acres, as surveyed by Cornerstone Land Surveying, P.A. in September 1992. Parcel is subject to all easements and restrictions of records.

Exhibit A-68
DOMINION MALLARD CREEK
All that tract or parcel of land lying and being in Crab Orchard Township, Mecklenburg County, North Carolina, and being more particularly described as follows:
ALL that certain tract, parcel or phase of land, lying and being in Crab Orchard Township, Mecklenburg County, State of North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on the survey (the “Survey”) by Don Allen & Associates, Engineering-Surveying Planning, dated April 22, 1994, last revised August 5, 1994, and entitled “As-Built Survey of Alexander Glen Apartments”, reference to the Survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
BEGINNING at a point in the southwestern margin of the 80 foot right of way of Mallard Creek Church Road (SR 2833), said point being the point of intersection between the southeastern boundary of the Southern Bell property as described in Deed Book 5753, Page 425 of the Mecklenburg County Public Registry and the southwestern margin of the said right of way of Mallard Creek Church Road; thence running with the Southwestern margin of the said right of way of Mallard Creek Church Road S 53-09-30 E 436.56 feet to a #4 rebar set; thence with the arc of a circular curve to the right having a radius of 20 feet, a chord bearing and distance of S 08-09-30 E 28.33 feet, an arc distance of 31.42 feet to a point on the Westerly margin of Alexander Glen Drive; thence with said westerly margin of the right of way of Alexander Glen Drive the following seven (7) courses and distances: (1) S 36-50-30 W 19.93 feet to a #4 rebar set; (2) with the arc of a circular curve to the left having a radius of 114.65 feet, a chord bearing and distance of S 19-27-42 W 68.49 feet, an arc distance of 69.55 feet to a #4 rebar set; (3) S 02-04-59 W 52.08 feet; (4) with the arc of a circular curve to the left having a radius of 225 feet, a chord bearing and distance of S 06-57-32 E 70.72 feet, an arc distance of 71.01 feet to a #4 rebar set; (5) with the arc of a circular curve to the right having a radius of 475 feet, a chord bearing and distance of S 02-30-00 E 221.78 feet, an arc distance of 223.84 feet to a #4 rebar set; (6) S 11-00-00 W 100 feet to a #4 rebar set; and (7) with the arc of a circular curve to the left having a radius of 210 feet a chord bearing and distance of S 07-53-47 E 136.02 feet, an arc distance of 138.52 feet to a #4 rebar set; thence leaving the Western margin of Alexander Glen Drive S 67-18-1W 22.11 feet to a #4 rebar set; thence with the arc of a circular curve to the left having a radius of 588.35 feet, a chord bearing and distance of S 57-07-04 W 208.1 feet, an arc distance of 209.20 feet to a #4 rebar set; thence S 46-55-53 W 53.19 feet to a #4 rebar set; thence running with the Northeastern line of the University of North Carolina at Charlotte property as described in Deed recorded in Deed Book 2475, Page 587 of the Mecklenburg County Public Registry N 50-59-44 W 992.61 feet to a #4 rebar set; thence leaving the Northeastern boundary of the University of North Carolina at Charlotte property and with the Southeast margin of the property dedicated to Mecklenburg County for a greenway as shown on a map thereof recorded in Map Book 22, Page 353 of said registry N 48-45-01 E 721.92 feet to a #4 rebar marking the Western corner of the Southern Bell Property as described in Deed recorded in Deed Book 5753, Page 425 of the Mecklenburg county Public Registry; thence running with the Southwestern and Southeastern boundary lines of the said Southern Bell property the following two (2) courses and distances: (1) S 53-11-11 E 99.98 feet to a #4 rebar; and (2) N 36-50-04 E 80 feet to the point and place of beginning, and being 15.312 acres as shown on “as built” survey of Alexander Glen Apartments prepared for United Dominion Realty Trust, Inc., dated April 22, 1994, by Don Allen & Associates, P.A. to which survey reference is hereby made for a more particular description of the property.
TOGETHER WITH all of Grantor’s right, title and interest, if any, in that certain sanitary sewer easement (15 feet in width) as described in Book 5813, at page 849, which crosses the adjacent property as shown on the Survey.

Exhibit A-69
DOMINION NORCROFT
The land referred to herein is located in Mecklenburg County, State of North Carolina, described as follows:
BEGINNING at an existing concrete monument located on the westerly margin of W.T. Harris Boulevard (R/W width varies), said monument being located S 21 -02-55 W 203.43 feet(ground dist.) from N.C.G.S. Monument “DAVID” having published NC grid coordinates of N = 580,831.56 fee, E 1,467,142.41 feet (NAD ‘83), said existing concrete monument also being the northeast corner of lot 1 block 2 of Mallard Grove subdivision Map I (M.B. 22 PG. 463) and running thence from said beginning point with the westerly margin of W.T. Harris Boulevard (R/W width varies) the following three (3) courses and distances: (1) with the arc of a circular curve to the right having a radius of 1,809.86 feet and an arc distance of 1,512.29 feet (chord bearing and distance S 37-51-08 E 1468.68 feet) to an existing iron pin; (2) S 03-51-04 E 197.24 feet to a new iron pin; and (3) S 12-18-27 E 5.02 feet to a new iron pin located at the point of intersection of the westerly margin of W.T. Hams Boulevard (R/W width varies) and the northerly margin of Norcroft Drive (60’ Public R/W); thence with the northerly margin of Norcroft Drive (60’ R/W) the following four courses and distances (1) S 78-10-48 W 33.73 feet to an existing iron pin; (2) with the arc of a circular curve to the right having a radius of 571.58 feet and an arc distance of 323.79 feet (chord bearing and distance N 85-33-45 W 319.48 feet) to an existing iron pin; (3) N 69-18-04 W 43.78 feet to an existing iron pin; and (4) N 69-18-54 W 204.15 feet to an existing iron pin on the northerly margin of Norcroft Drive (60’ Public R/W) said existing iron pin also being a common corner of lot 13 block 2 of Mallard Grove subdivision, Map 2 (M.B. 22 PG. 687) thence with the lines of Mallard Grove subdivision the following three (3) courses and distances: (1) N 20-40-26 E 129.95 feet to an existing iron pin, the most easterly corner of lot 13 block 2 Mallard Grove subdivision Map 2 (M.B. 22 PG. 687); (2) N 40-35-07 W 670.80 feet to an existing iron pin, said existing iron pin being the northeast corner of lot 8 block 2 of Mallard Grove subdivision Map 2 (M.B. 22 PG. 687) and the southeast corner of lot 7 block 2 of Mallard Grove subdivision Map 3 (M.B. 22 PG. 560); and (3) N 05-20- 44 E 627.69 feet to the point or place of BEGINNING, containing 16.235 acres, more or less, all as shown on ALTA/ACSM survey for Norcroft Place Apartments, prepared by D.S. Atlantic, Inc. dated May 17, 1999, to which survey reference is hereby made.

Exhibit A-70
DOMINION RAMSGATE
All that tract or parcel of land lying and being in Orange County, North Carolina, and being more particularly described as follows:
BEGINNING at a point, marked by an existing iron pipe located in the western margin of the right of way of N.C. Highway 54 Bypass (150 foot width), said iron pipe being located at the southeastern corner of Lot 1 of the Edna L. Pendergraph Property as per plat thereof recorded in Plat Book 32, page 64 in the Orange County Registry, a common corner with J. David Morris and Timothy Hollerman, from said beginning point along the northern boundary line of Morris and Hollerman South 62°38'42" West 275.48 feet to an existing iron pipe, a common corner with Ralph V. Pendergraph, Sr; thence along the Northern boundary line of Pendergraph South 62°40'11" West 355.51 feet to an existing iron pipe located in the eastern margin of the right of way of Old Fayetteville Road (SR 1937; 70 foot width); thence along the eastern margin of said right of way the following courses and distances: North 15°55'30" West 421.64 feet to an existing iron pipe; North 15°38'12" West 281.94 feet to an existing iron pipe, along a curve to the left having a radius of 1474.67 feet and a chord bearing and distance of North 21°57'00" West 324.48 feet to an existing iron pipe located in the southern margin of the right of way of West Poplar Avenue (SR 1935; 60 foot width); thence along the southern margin of said right of way along a curie to the right having a radius of 330.00 feet and a chord bearing and distance of North 76°06'00" East 139.67 feet to an existing iron pipe; thence continuing with the southern margin of said right of way along a curve to the left having a radius of 1026.64 feet and a chord bearing and distance of North 79°54'00" East 300.86 feet to an existing iron pipe; thence continuing with the southern margin of said right of way North 71°28'12" East 106.84 feet to an existing iron pipe; thence leaving the margin of said right of way South 63°48'13" East 61.15 feet to an existing iron pipe located in the western margin of the right of way of N.C. Highway 54 Bypass; thence along the western margin of said right of way the following courses and distances: South 18°19'39" East 121.41 feet to an existing iron pipe; South 18°02'22" East 300.30 feet to an existing iron pipe; South 22°04'29" East 410.74 feet to an existing iron pipe, the point and place of beginning, and containing 12.58 acres, mare or less.

Exhibit A-71
DOMINION ON SPRING FOREST
Being situated in Wake County, North Carolina and more particularly described as follows:
Beginning at a point in the southern right of way of Spring Forest Road said point being located North 80 degrees 35 minutes 09 seconds East 20 feet from the intersection of the southern right of way of Spring Forest Road with the eastern right of way of Hollendon Drive; thence with the southern right of way of Spring Forest Road, North 80 degrees 35 minutes 09 seconds East 813.30 feet to an existing iron pipe; thence with the said southern right of way of Spring Forest Road in a curve to the left, radius = 2819.79 feet, length =132.33 feet to a chord bearing = North 81 degrees 55 minutes 49 seconds East 132.32 feet to an existing iron pipe; thence leaving the right of way of Spring Forest Road, South 25 degrees 56 minutes 59 seconds East 1534.94 feet; thence South 64 degrees 02 minutes 14 seconds West 160.05 feet; thence South 25 degrees 58 minutes 07 seconds East 139.83 feet to an existing iron pipe; thence North 86 degrees 25 minutes 18 seconds West 1381.02 feet to a point; thence North 89 degrees 04 minutes 56 seconds West 104.02 feet to a point in the eastern right of way of Hollendon Drive; thence in a curve to the left, radius = 911.47 feet, length =212.57 feet and chord bearing = North 05 degrees 59 minutes 24 seconds East 212.09 feet; thence North 00 degrees 41 minutes 28 seconds West 500.46 feet; thence in a curve to the left, radius = 2321.83 feet, length =353.23 feet and cord bearing = North 05 degrees 02 minutes 58 seconds West 352.89 feet; thence North 03 degrees 24 minutes 23 seconds West 254.03 feet; thence North 35 degrees 35 minutes 23 seconds East 28.29 feet to the point and place of BEGINNING and containing approximately 1,847,290 acres according to a map of survey by Edmund H. Davenport, R.L.S. dated December 28 1989 entitled “Spring Forest Apartments”, and last revised and updated on May 16, 1991.

Exhibit A-72
DOMINION WALNUT CREEK
PHASE I
ALL that certain tract, parcel or chase of land, lying arid being in the City of Raleigh, Wake County, North Carolina with all improvements thereon and appurtenances there- unto belonging, as shown hereon (the “Survey), prepared by James S. Murphy, RLS L-2477, of Murphy Robson Sacks, Registered Land Surveyors, dazed April 14, 1994 and last revised April 29, 1994, and entitled “As Built Survey of Walnut Creek Apartments, Phase I, reference to the survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
BEGINNING at a point in the west right of way line of Gorman Street, a public street having a variable width right of way, said point marking the common cast corner of Phase I and Phase II of Walnut Creek Apartments as shown on map recorded in Map Book 1985 page 775, Wake County Registry, said point being located N 19 deg 03' 28" E, a distance of 1,279 92 feet from an iron situate at the intersection of the west right of way line of Gorman Street and the north right of way of the ramp for the I-440 beltline; thence with the line of Walnut Creek Phase II, a course of N 64 deg 43' 55' W for a distance of 156.70 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of S 77 deg 39' 39" W for a distance of 327.57 feet to a ca1culated point; thence with the line of Walnut Creek Phase II, a course of S 60 deg 10' 36' W for a distance of 146.79 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of S 0 deg 49' 28" W for a distance of 45.00 feet to a calculated point; thence with the line of Walnut Creek Phase II, a Course of S 88 deg 11' 29 W for a distance of 290.09 feet to a calculated point: thence with the line of Walnut Creek Phase II, a course of N 89 deg 01’ 29 W for a distance of 235.03 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of N 79 deg 06' 52" W for a distance of 52.95 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of N 8 deg 43' 42" F for a distance of 163.37 feet to a calculated point; thence along the arc of a circular curve with a radius of 123.50 feet and a delta angle of 26 deg 54' 30" for an arc length of 58.00 feet, a chord bearing of N 64 deg 59' 43" W arid chord length of 57.47 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of N 51 deg 32' 35' W for a distance of 84.09 feet to a calculated point; thence along the arc of a circular curve with a radius of 89.50 feet and a delta angle of 75 deg 17' 04" for an arc length of 117.60 feet, a chord bearing of N 13 deg 53' 52" W and chord length of 109.32 feet to a calculated point; thence with the line of Walnut Creek Phase II, a course of N 66 deg 15' 20" W for a distance of 222.27 feet to a calculated point in the east right of way line of Lake Dam Road, a Public Road with 60’ right of way, said point being the common west corner of Walnut Creek Apartments Phase I and Phase II; thence with said right of way of Lake Dam and along the arc of a circular curve with a radius of 733.04 feet and a delta angle of 1 deg 54' 42" for an arc length of 242.27 feet, a chord bearing of N 18 deg 18' 00" E and chord length of 241.18 feet to an existing iron pipe; thence with the line of the east right of way of said Lake Dam Road a course of N 27 deg 45' 21 — 1 for a distance of 427.15 feet to an existing iron pipe; thence continuing with Lake Darn Road along the arc of a circular curve with a radius of 1,093.76 feet and a delta angle of 2.4 deg 14' 36" for an arc length of 462.20 feet, a chord bearing of N 15 deg 32' 03 E and a chord length of 459.35 feet to an existing iron pipe; thence with the Uric of the east right of way of said Lake Dam Road, a course of N 3 deg 30' 47" E for a distance of 414.26 feet to a point in the center of Walnut Creek; thence with the line of the meander of Walnut Creek, a course of S 66 deg 08' 26" E for a distance of 83.55 feet to a point; thence with the line of the meander of Walnut Creek, a course of S 65 deg 25' 58" E for a distance of 86.86 feet to a point; thence with the line of the meander of Walnut Creek a course of S 73 deg 20' 02" E for a distance of 75.90 feet to a point; thence with the line of the meander of Walnut Creek, a course of S 60 deg 03' 46' E for a distance of 74 19 feet to a point; thence with the line of the meander of Walnut Creek, a course of S 75 deg 10' 42" E for a distance of 68.70 feet to a point; thence with the line of the meander of Walnut Creek a course of S 50 deg 16' 36 E for a distance of 33.08 feet to a point; thence departing said Walnut Creek and with the line of Avent Properties Associates II a course of N 32 deg 37' 14" E for a distance of 21.72 feet to an existing iron pipe: thence with the line of the City of Raleigh and crossing over Walnut Creek, a course of S 2 deg 07' 46" W for a distance of 128.73 feet to an existing iron pipe; thence with the line of the City of Raleigh, a course of S 60 deg 50' 57" E for a distance of 179.07 feet to an existing iron pipe; thence with the line of the City of Raleigh and Sol Kaplan Estate, a course of S 16 deg 34' 41" E for a distance of 105.32 feet to art existing iron pipe; thence with the City of Raleigh and the Sol Kaplan Estate, a course of S 34 deg 03' 49 E for a distance of 71.20 feet to an existing iron pipe; thence with the line of the Sol Kaplan Estate course of 57 deg 18' 12" E for a distance of 111.44 feet to an existing iron pipe; thence with the line of the Sol Kaplan Estate, 93 feet to an existing iron pipe; thence with the line of the Sol Kaplan Estate, a course of S 15 deg 54' 42" E for a distance of 113.63 feet to an existing iron pipe; thence with the line of the Sol Kaplan Estate, a course of S 25 deg 35' 18" W for a distance of 35.11 feet to an existing iron pipe; thence with the line of the Sol Kaplan Estate, a course of S 87 deg 03' 19" E for a distance of 432.17 feet to an existing iron pipe; thence departing the line of Kaplan and with the line of Harold Dean Coble and the City of Raleigh, a course of S 1 deg 36' 36W W for distance of 408.38 feet to an existing iron pipe in the western right of way line of said Gorman Street: thence with the right of way of said Gorman Street along the arc of a circular curve with a radius of 2,407.73 feet and a delta angle of 11 deg 16' 53" for an arc length of 474.08 feet, a chord bearing of S 26 deg 13' 02" W and chord length of 473.31 feet to an existing iron pipe; thence with the line of the west right of way of line of Gorman Street, a course of S 21 deg 25' 04" W for a distance of 51.01 feet to an existing iron pipe; thence with the line of the west right of way line of Gorman Street, a course of S l8 deg 56' 38" W for a distance of 60.00 feet to a point, the point and place of BEGINNING and containing 1,859,410 square feet or 42.686 acres more or less.
PHASE II
ALL that certain tract, parcel or phase of land, lying and being in the City of Raleigh Wake County North Carolina with all improvements thereon and appurtenants there unto belonging as shown thereon (the “Survey”) prepared by James S. Murphy, RLS L-2477, of Murphy Hobson Sacks, Registered Land Surveyors dated April 14, 1994 and last revised April 29, 1994, and entitled “As Built Survey of Walnut Creek Apartments Phase II, reference to the survey is made for a more particular description of said property and incorporated herein by reference with said property being bounded and described in accordance with the Survey as follows:
BEGINNING at a point in the west right of way line of Gorman Street, a public street having a variable width right of way, said point marking the common east corner of Phase I and Phase II of Walnut Creek Apartments as shown on map recorded in Book of Maps 1985 page 775, Wake County Registry, said point being located N 9 deg 03' 28" E, distance of 1,279.92 feet from an iron situate at the intersection of the west right of way line of Gorman Street and the north right of way of the ramp for the I-440 Beltline: thence with the line of said Gorman Street right of way, a course of S IS deg 56' 38" W lot a distance of 42.00 feet to an existing iron pipe; thence with the line of said Gorman Street right of way, a course of S 25 deg 41' 05" W for a distance of 94.03 feet to an existing iron pipe thence with the line of said Gorman Street right of way, a course of S 14 deg 30' 00" W for a distance of 72.88 feet to an existing iron pipe: thence with the line of said Gorman Street right of way, a course of S 13 deg 14’ 49 W for a distance of 57.70 feet to an existing iron pipe; thence with the line of said Gorman Street right of way, a course of N 85 deg 06' 46" W for a distance of 119.94 feet to an existing iron pipe; thence with the line of said Gorman Street right of way, a Course of S 13 deg 06' 18" W for a distance of 116.95 feet an existing iron pipe; thence with the line of said Gorman Street right of way, a course of S 14 deg 02' 57' W for a distance of 523.62 feet to an existing Iron pipe; thence with the line of said Gorman Street right of way, a course of S 11 deg 58' 12" W for a distance of 114.92 feet to an existing iron pipe; thence with the line of said Gorman Street right of way, a course of S 11 deg 52' 12" W for a distance of 114.92 feet to an existing iron pipe; thence with the line of said Gorman Street right of way, a course of S 11 deg 49' 15" W for a distance of 60.25 feet to an existing iron pipe, said iron being at the intersection of the right of way the of Gorman Street and the ramp for the I-440 Beltline as set out above; thence with the north right of way line of said ramp along the arc of a circular curve with a radius of 968.51 feet and a delta angle of 21 deg 34' 52" for an arc length of 364.80 feet, a chord being of S 80 deg 03' 53" W and chord length of 362.5 feet to an existing iron pipe; thence with the line of the north right of way line of the I-440 Beltline ramp, a course of S 64 deg 38' 55' W for a distance of 218.51 feet to an existing iron pipe; thence with the line of the north right of way line of the I-440 Beltline ramp, a course of S 62 deg 13' 03" W for a distance of 250.07 feet to an existing iron pipe; thence with the line of the north right of a course of S 64 deg 06'

31' W for a distance of 184.23 feet to a NCDOT concrete monument found thence along the arc of circular curve with a distance of 804.93 feet and a delta angle of 25 deg 35' 53 for an arc length of 359.62 feet a chord beg of S 81 deg 00' 18 " W and a chord length of 356.64 feet to a NCDOT concrete monument found, the with the right triangle line between the north right of way line of the I-440 Beltline ramp and the east right of way line of Lake Dam Road, a public 120 foot right of way, a course of N 25 deg 02' 30" W for a distance of 125.77 feet to a NCDOT concrete monument found in the east line of said lake Dam Road; thence with the line of the cast right of way line of said Lake Dam Road a course of N 30 deg 35' 04" E for a of 74.94 feet to a NCDOT concrete monument found; thence an inset with line of right of way line of said Lake Dam Road a course of N 59 deg 36’ 25 W for a distance of 30.01 feet to a NCDOT concrete monument found at the point Where the right of way width changes to sixty feet; thence with the line of the east right of way line of Lake Dam Road, a course of N 31 deg 29' 19 for a of 333.49 feet to an existing iron pipe; thence along the arc of a circular curve with a radius of feet 1,131.00 feet and a delta angle of 30 deg 27' 08" for an arc length of 601.12 feet, a chord bearing of N 16 deg 15' 45" E and Chord length of 594.07 feet to an existing iron pipe; thence with the line of the east right of way line of Lake Dam Road, a course of N 1 deg 02' 11" E for a distance of 791.58 feet an existing iron pipe; thence along the arc of a circular curve with a distance of 733.94 feet and a delta angle of 7 deg 48’ 24” for an a length of 100.00 feet, a chord bearing of N 4 deg 56' 23" E and chord length of 99.92 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of S 66 deg 15' 20" E for a distance of 222. 27 feet to a calculated point; thence along the arc of a circular curve with a radius of 89.50 feet and a delta angle of 75 deg 17' 04" for an arc length of 117.60 feet, a chord bearing of S 13 deg 53' 52" E and chord length of 109.32 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of S 51 deg 32' 35" E for a distance of 84.09 feet to a calculated point; thence along the arc of a circular curve with a radius of 123.50 feet and a delta angle of 26 deg 54' 30" for an arc length of 58.00 feet, a chord bearing of S 64 deg 59' 43" e and chord length of 57.47 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of S 79 deg 06' 52" E for a point; thence with the line of Walnut Creek Phase I, a course of S 79 deg 06' 52" E for a distance of 52.95 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of S 89 deg 01' 29" E for a distance of 235.03 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of N 88 deg 11' 29" E for a distance of 190.09 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of N 0 deg 49' 28" E for a distance of 45.00 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of N 60 deg 10'36" E for a distance of 146.79 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of N 77 deg 39' 39" E for a distance of 327.57 feet to a calculated point; thence with the line of Walnut Creek Phase I, a course of S 64 deg 43' 55" E for a distance of 156.70 feet to the point and place of BEGINNING and containing 1,736,979 square feet or 39.876 acres, more or less.

Exhibit A-73
DOMINION WALNUT RIDGE
ALL that certain , parcel or phase of land, lying and being in Wake County, Raleigh, North Carolina, with all improvements thereon and appurtenances thereunto belonging, known as “The Shire Apartments, Phase I”, as shown on survey (the “Survey”) by Talton Engineering, dated February 14, 1994, and last revised February 17, 1994, and entitled “As Built Survey, Shire — I Apartments,” reference to the Survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
COMMENCINC at a point marked by a nail in the center of the Shire Lane cul-de-sac, S. 26-20-19 E. 50.00 feet to an iron pipe in the right-of-way, the Point Of BEGINNING, running thence with the southern property line of The Shire Apartments, Phase II S. 83-58- 46 E, 167.25 feet to an iron pipe and S. 83-34-21 E. 439.70 feet to an iron pipe; thence S. 12-53-58 E. 411.21 feet to an iron pipe; thence S. 13-13-53 E. 402.34 feet; thence N. 88-55-37 W. 1728.27 feet to an iron pipe on the eastern right-of-way of Gorman Street; thence with the right-of-way of Gorman Street N. 40-26-27 E. 810.89 feet to an iron pipe and along a curve to the left with a length of 355.22 feet and a radius of 2508.92 feet to an iron pipe; thence along a curve to the right with a length of 39.96 feet and a radius of 25.00 feet to an iron pipe on the southern right-of-way of Shire Lane; thence along the right-of-way of Shire Lane S. 56-04-49 E. 144.58 feet to an iron pipe and along a. curve to the left with a length of 52.59 feet and a radius of 50.00 feet to an iron pipe, which is the point of BEGINNING, containing 24.594 acres, more or 1ess.
TOGETHER WITH a 20-foot easement for sanitary sewer purposes serving the above property which easement runs from the western line of the above described property in a westwardly direction to the existing City of Raleigh Sanitary Sewer Outfall line, as shown on the map of the Shire Subdivision, prepared by Castleberry-Edgerton Company, dated January 12, 1981, revised February 23, 1981, and recorded in Book of Maps 1981, page 167, Wake County Registry. Said easement is 10 feet on either side of a centerline described as follows:
BEGINNING at a point in the southeastern line of Gorman Street, said point being N. 40-24-34 E. 384.25 feet from the southwestern corner of Lot 1 of the Shire Subdivision, Property of Sol Kaplan, above described; thence from said beginning point crossing Gorman Street N. 79-29 W. 394.50 feet to a point and thence N. 44-53W. 203.00 feet to a point, being an existing manhole in the sewer line located within that certain 40-foot sanitary sewer easement previously acquired by the City of Raleigh.
AND
ALL that certain tract, parcel or phase of land, lying and being in Wake County, Raleigh, North Carolina, with all improvements thereon and appurtenances thereunto belonging, known as “The Shire Apartments, Phase II”, as shown on survey (the “Survey”) by Talton Engineering, dated February 14, 1994, and last revised February 17, 1994, and entitled “As Built Survey, Shire — II Apartments,” reference to the Survey is made for a more particular description of said property and incorporated herein by reference, with said property being bounded and described in accordance with the Survey as follows:
COMMENCING at a point marked by a nail in the center of the Shire Lane cul-de-sac, S. 26-20-19 E. 50.00 feet to an iron pipe in the right-of-way, the Point of BEGINNING, running thence with the right-of -way of Shire Lane, along a curve to the left with a length of 158.76 feet and a radius of 50.00 feet to an iron pipe, thence along a curve to the right with a length of 27.13 feet and a radius of 25.00 feet to an iron pipe; thence along the right-of-way of Shire Lane N. 56-04-49 W. 83.78 feet to an iron pipe; thence along a curve to the right, with a length of 37.47 feet and a radius of 25.00 feet to an iron pipe in the right-of-way of Gorman Street; thence along the eastern right-of-way of Gorman Street along a curve to the left, with a length of 738.58 feet and a radius of 2508.92 feet to an iron pipe; thence along the southern line of property owned by the City of Raleigh S. 77-30-19 E. 520.28 feet to an iron pipe; thence S. 01-41-08 W. 809.96 feet to an iron pipe; thence N. 83-34-21 W. 439.70 feet to an iron pipe; thence N. 83-58-46 W. 167.25 feet to an iron pipe, which is the point of BEGINNING, containing 12.044 acres, more or less.

Exhibit A-74
DOVER COUNTRY CLUB
Parcel No. I: ALL that certain lot, piece or parcel of land, with the improvements thereon, situate in East Dover Hundred, Kent County and State of Delaware, known as DOVER COUNTRY CLUB APARTMENTS, and being more particularly bounded and described in accordance with the Record Plane of Dover Country Club Apartments, prepared by Edward H. Richardson Associates, Inc.., Consulting Engineers of Newark, Delaware, as said Plans are of record in the Office of the Recorder of Deeds in and for Kent County, Delaware, at Plat Record 8, Pages 36 and 37, as follows, to—wit:
BEGINNING at a point on the northerly side of Delaware Route No. 8, Hartley Road (also known as Hartley Road), at sixty feet wide, said point of Beginning being distant fifty feet from the point of intersection of the said northerly side of Hartley Road extended and the westerly side of Kent County Road No., 104, Kenton Road, at sixty feet wide, extended as shown on the said Plans of Dover Country Club Apartments aforesaid; thence from the point of Beginning continuing along the aforesaid side of Delaware Route No. 8, Hartley Road, the following two courses and distances: (1) by a curve to the left having a radius of two thousand three hundred twenty-two and one one-hundredths feet, an arc distance of two hundred seventeen and eight one-hundredths feet to a point; and (2) South eighty-nine degrees, forty—five minutes, fifty-three second West, six hundred forty—eight and fourteen one—hundredths feet to a point, a corner for lands now or late of Maple Dale Country Club, Inc.; thence thereby the following seven courses and distances: (1) due North two hundred thirty—nine and fifty- five one-hundredths feet to a point; (2) North eighteen degrees, no minutes, fifteen seconds West, two hundred ten and thirty one—hundredths feet to a point; (3) North thirty-four degrees, one minute, ten seconds West, two hundred forty— one and thirty one—hundredths feet to a point; (4) due North three hundred twenty-five feet to a point; (5) due East six hundred eighty-five feet to a point; (6) South twenty—one degrees, two minutes, fifteen seconds East, three hundred forty-eight and twenty-one one—hundredths feet to a point; and (7) due East four hundred four and seventy-nine one—hundredths feet to a point on the aforesaid side of Kent County Road No. 104, Kenton Road; thence thereby by a curve to the right having a radius of one thousand eight hundred eighty and eight one-hundredths feet, an arc distance of sixty—eight and thirteen one—hundredths feet to a point, a corner for lands now or late of Daniel 0. Hastings; thence thereby the following seven courses and distances: (1) North eighty-nine degrees, thirty—five minutes, fifty-six seconds West, sixty—eight and sixty-four one—hundredths feet to a point; (2) North eighty—five degrees, forty-nine minutes, fifty—three seconds West, one hundred seventy-five and sixty-four one- hundredths feet to a point; (3) South eighty-seven degrees, forty—two minutes, four’ seconds West, two hundred thirty-two and twelve one—hundredths feet to a point; (4) North eighty-nine degrees, twelve minutes, four seconds West, two hundred forty—seven and thirty one-hundredths feet to a point; (5) South two degrees, forty—seven minutes, fifteen seconds West, two hundred fifty and sixty one—hundredths feet to a point; (6) South seventy-four degrees, nine minutes, thirty—nine seconds East, six hundred fourteen and forty-five one—hundredths feet to a point; and (7) South eighty-three degrees, forty minutes, thirty—one seconds East, seventy—eight and three one-hundredths feet to a point on the aforesaid side of Kent County Road No. 104, Kenton Road; thence thereby South nine degrees, fifty-nine minutes, forty-five seconds West, one hundred sixteen and fifty-eight one—hundredths feet to a point; thence South fifty—two degrees, fifty—five minutes, seventeen seconds West, seventy—three and twenty—one one—hundredths feet to the said northerly side of Hartley Road, and the point and place of Beginning
EXCEPTING THEREOUT AND THEREFROM those lots, pieces or parcels of land conveyed by Deed of Multivest Real Estate Fund Ltd., Series IV, to The City of Dover, dated March 14, 1984 and recorded in the Office of the Recorder of Deeds in and for Kent County and State of Delaware at Deed Record F, Volume 39, Page 74.
Parcel No. 2: ALL that certain tract, piece or parcel of land, with the improvements thereon, situate in the City of Dover, East Dover Hundred, Kent county and State of Delaware, and lying on the northerly side of, but not adjacent to, Delaware State Route #8 leading from County Road #104 and the center of Dover to County Road #196 and “Pearsons Corner” and bounded as follows: on the south by land now or formerly of Clubhouse Apartments, Enc.. (Deed Record C- 31—519); on the west and north by land now or formerly of Sandstone Builders, Enc. (residue of Deed Record X—32—295); on the east by land now or formerly of MultiVest Real Estate Fund, Ltd.., Series IV (Deed Record V-28-48); and being more particularly described according to a plan prepared by Gerald A. Donovan Associates, Inc., dated October 20, 1980, Reference CL 265—2, said Plan being an integral part hereof, as follows, to—wit:
BEGINNING at a point for the southeasterly corner of these subject lands in line of lands of the aforesaid MultiVest Real Estate Fund and a corner for lands of the aforesaid Clubhouse Apartments, Inc.., said point being located from a point formed by the intersection of the northerly line of the aforesaid State Route #8, at sixty feet wide, with the westerly side of County Road #104, at sixty feet wide, by the following two courses and distances with the northerly line of Route #8: (1) by an arc of a circle curving to the left, with a radius of two thousand three hundred twenty-two and one one—hundredths feet, a distance of two hundred sixty—seven and eight one—hundredths feet to a point of tangency; and (2) thence continuing with the northerly line of Route #8, South eighty—nine degrees, forty—five minutes, fifty—three seconds West, a distance of six hundred forty-eight and fourteen one-hundredths feet to a point in said line of Route #8 at the division line between lands of the aforesaid MultiVest Real Estate Fund and lands of the aforesaid Clubhouse Apartments, Inc..; thence with said division line, the following two courses and distances: (1) due North a distance of two hundred thirty-nine and fifty-five one-hundredths feet to a point; and (2) North eighteen degree, no minutes, fifteen seconds West, a distance of twelve and sixty—two one—hundredths feet to the Beginning point; thence from said Beginning point and with lands of the said Clubhouse Apartments, Inc., due West a distance of two hundred five and thirty-three one-hundredths feet to a point in line of said Clubhouse Apartments, Inc., and a corner for land of the aforesaid Sandstons Builders, Inc.; thence with lands of the latter, the following two courses and distances: (1) due North a distance of one hundred thirty feet to a point; and (2) due East a distance of one hundred sixty—three and eight one-hundredths feet to a point at a corner for said Sandstone Builders, Inc. land, and in line of land of the aforesaid MultiVest Real Estate Fund; thence with land of the latter, South eighteen degrees, no minutes, fifteen seconds East, a distance of one hundred thirty—six and sixty—nine one-hundredths feet to a point and place of Beginning.
EXCEPTING THEREOUT AND THEREFROM that portion of the aforesaid property condemned and taken by the State of Delaware, Upon the Relation of the Secretary of the Department of Transportation, as referenced in the Certified Abstract of Record of Condemnation Proceedings filed December 7, 1990 in the Office of the Prothonotary in and for Kent County, Delaware at Book F—049, Page 217, being more particularly bounded and described therein as Parcel No. L—102 (Right of Way Taking).
SAID LANDS AND PREMISES, commonly known as DOVER COUNTRY CLUB APARTMENTS, now being more accurately bounded and described hereinbelow as...
ALL that certain tract, parcel or “phase” of land, with the improvements thereon and appurtenances thereunto belonging, lying and being in the City of Dover and East Dover Hundred, Kent County, State of Delaware, being shown on the survey entitled “As-Built Survey of DOVER COUNTRY CLUB APARTMENTS, Hartly Road & Kenton Road, City of Dover, Kent County, Delaware” prepared by VanDemark & Lynch, Inc., Engineers, Planners and Surveyors of Wilmington, Delaware, dated April 21, 1994, revised June 3, 1994, and being more particularly bounded and described in accordance with said survey as follows, to-wit:
BEGINNING at a point on the northerly side of Hartly Road, also known as Hartley Road (State Route 8, at 92 feet wide) as shown on the State of Delaware Department of Transportation Contract No.. 80-012-01, said point being a corner for lands now or formerly of the City of Dover (Deed Record F, Volume 39, Page 74) and being distant northwesterly by a curve to the left having a radius of 6,610,19 feet, an arc distance of 192.50 feet, said point being distant by a chord of North 88°—12'—35" West, 192,50 feet, measured along the said northerly side of Hartly Road from its intersection with the westerly side of Kenton Road (County Road 104).
THENCE front the said point of Beginning and continuing along the said northerly side of Hart1 Road, the two following described courses and distances:

(1) Westerly by the said curve to the left having a radius of 6,610.19 feet, an arc distance of 137.45 feet to a point of tangency, said point being distant by a chord of North 89°—38'— 23" West, 137.45 feet to a monument found; and
(2) South 89°—45'—53" West, 530,75 feet to a point, a corner for lands known as “Brandywine Court Condominiums” (Plat Book 23, Page 24).
     THENCE leaving the said northerly side of Hartly Road and by said Brandywine Court Condominiums, the three following described courses and distances:
(1) North 00°—00'—00" East (Due North), 212.55 feet to a point;
(2) North 18-00'—l5" West, 12.62 feet to a point; and
(3) North 90°—00'—00" West (Due west), 205,33 feet to a point, a corner for lands now or formerly of Fox Run Associates (Deed Record B, Volume 45, Page 328).
     THENCE by said lands now or formerly of Fox Run Associates, the four following described courses and distances:
(1)	North 00°—00'—00" East (Due North), 130.00 feet to a point;

(2)	North 90°—00'—00" East (Due East), 163.08 feet to a point;

(3)	North l8°-00'-15" west, 60.99 feet to a point; and

(4)	North 34°—01'—10" West, 241,30 feet to a point.
     THENCE continuing along said lands now or formerly of Fox Run Associates and lands known as “Mallard Pond” (Flat Book 29, Page 14), North 00'-00" East (Due North), 325.00 feet to a point.
     THENCE continuing along said Mallard Pond and lands known as “West Wind Meadows” (Flat Book 31, Page 58), North 90°—00'—00" East (Due East), 685.00 feet to a point, a corner for lands known as “Greenway Lane Condominiums”, Block B (Flat Book 22, Page 7).
     THENCE along said Greenway Lane Condominiums, South 21°—02 '—15" East, 348.21 feet to a point.
     THENCE North 90°-00'-00" East (Due East), 22.11 feet to a point on the northerly side of Greenway Lane (60 feet wide)..
     THENCE crossing the right-of-way for said Greenway Lane, South 00°— 00'—00" East (Due South), 60.00 Lest to a point on the southerly side of said Greenway Lane and a line of lands known as “Hampton Square’ (Plat Book 17, Page 76).
     THENCE by lines of said Hampton Square, the four following described distances:
(1)	South 87°-42'-04" West, 97.81 feet to a point;

(2)	North 89°-12;-04" West, 247.30 feet to a point;

(3)	South 02°-47'-15" West, 250.60 feet to a point; and

(4)	South 74°-09'-39" East, 371.45 feet to a point, a corner for said lands now or formerly of the City of Dover.
     THENCE by said lands now or formerly of the City of Dover, the three described courses and distances:

(1) South 15°—50'—21" West, 7200 feet to a point;
(2) South 59°—09'—39" East, 77,00 feet to a point; and
(3) South 06°—38'—56" West, 90.95 feet to a point on the said northerly side of Hartly Road and the point and place of Beginning.

Exhibit A-75
FOREST HILLS
All that tract or parcel of land lying and being in New Hanover County, North Carolina, and being more particularly described as follows:
AS TO PARCEL NO. 1 (Forest Hills Apartments):
ALL those certain tracts, parcels or phases of land, lying and being in the County of New Hanover, City of Wilmington, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on plat (Forest Hills Plat) by Henry von Oesen & Associates Consulting Engineers & Planners, dated April 3, 1992, and entitled “Survey of Forest Hills Apartments, Wilmington, New Hanover Co. North Carolina for United Dominion Realty Trust, Inc.”, a copy of the Forest Hills plat is recorded contemporaneously herewith in the New Hanover Registery, North Carolina, in plat Book 32, page 250, and incorporated herein by reference, the real estate is more particularly described as follows:
BEGINNING at a point along the western right-of-way line of Colonial Drive at its intersection with the southern right-of-way line of Confederate Drive; thence S. 1° 24' West 10.20 feet to a point along the western right-of-way of Colonial Drive; thence leaving Colonial Drive S. 64° 31' West 158.05 feet to a point; thence S. 63° 48’ West 481.24 feet to an iron pin set; thence N. 67° 19' West 734.20 feet to a point marked by an iron pin set; thence N. 20° 34' West 1250.59 feet to a point marked by an iron pin found; thence S. 79° 35' East 204.63 feet to a point along the eastern right-of-way line of 23rd Street; thence N. 2° 9' 52" West 78.04 feet to a point; thence N. 87° 50’ 08" East 198.00 feet to a point; thence N. 82° 09' 52" West 113.00 feet to a point along the southern right-of-way line of Gibson Avenue; thence N. 87° 50' 08" East 66.00 feet to a point marked by an iron pin found; thence S. 83° 05' 12" East 184.00 feet to a point marked by an iron pin found along the western right-of-way line of Confederate Drive; thence S. 70° 35' East 160.00 feet to a point marked by an iron pin set; thence S. 69° 42' East 148.06 feet to a point; thence S. 62° 24' East 260.00 feet to a point along the eastern right-of-way line of Alpine Drive; thence continuing along the eastern right-of-way line of Alpine Drive, along a curve having a radius of 625.89 feet and a tangent of 63.02 feet, a distance of 125.62 feet; thence S. 39° 06' West 322.86 feet to a point marked by an iron pin found; thence S. 44°43' East 321.10 feet to a point marked by a rebar found; thence S. 71° 12' East 40.53 feet to a point marked by a concrete monument found; thence S. 41° 38' East 187.45 feet to a point marked by an iron pin set; thence S. 5°26' West 129.09 feet to a point marked by an iron pin set; thence S. 13° 30' East 140.29 feet to a point marked by an iron pin found; thence S. 13°30' East 140.00 feet to a point along the northern right-of-way line of Confederate Drive; thence along the northern right-of-way line of Confederate Drive in a northeasterly direction, along a curve to the right having a radius of 314.78 feet and a tangent of 127.82 feet, a distance of 33.1 feet to a point; thence N. 68°29' East 90.70 feet to a point marked by an iron pin found; thence N. 1° 24' East 90.15 feet to a point marked by an iron pin found; thence S. 88° 36' East 245.40 feet to a point along the western right-of-way line of Colonial Drive; thence S. 1°24" West 70.2 feet to a point along the southern right-of-way line of Confederate Drive which point is the point and place of BEGINNING, LESS AND EXCEPT that portion of the above-described property which has been dedicated as Confederate Drive, Battery Place, Alpine Drive and 23rd Street, and containing 30.48 acres, of which 6.11 acres are in street rights-of-way.
AS TO PARCEL NO. 2 (The Creek Apartments):
ALL those certain tracts, parcels or phases of land, lying and being in the County of New Hanover, City of Wilmington, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on plat (The Creek Plat) by Henry von Oesen & Associates Consulting Engineers & Planners, dated April 7, 1992, and entitled “ Survey of The Creek Apartments, Wilmington, New Hanover County, North Carolina for United Dominion Realty Trust, Inc.”, a copy of The Creek plat is recorded contemporaneously herewith in the New Hanover Registery, North Carolina, in pat Book 32 , page 251, and incorporated herein by reference, the real estate is more particularly described as follows:

BEGINNING at a point in the northern right-of-way line of the Seaboard Coast Line Railroad belt line, said point being South 63° 43' 09" West 639.05 feet as measured with said northern line from its intersection with the western right-of-way line of Colonial Drive, said Beginning point also being the northeastern corner of that certain tract conveyed by instrument recorded in Book 707 at Page 484 in the Office of the Register of Deeds of New Hanover County; running thence from said Beginning South 67° 17' East 33.13 feet to a point in the center line of said Seaboard Coast Line Railroad; thence with said center line South 63° 43' 09" West 656.76 feet to its intersection with the northern line of Wrightsville Avenue; thence with the northern line of Wrightsville Avenue North 76° 23' West 38.98 feet to its intersection with the northern right-of-way line of the Seaboard Coast Line Railroad; thence continuing with the northern line of Wrightsville Avenue North 76° 23' West 473.53 feet to an iron pin set on the southeast corner of the “Old Spofford Mills Office Building” Lot; thence with the eastern line of said Lot North 13° 37' East 130.0 feet to an iron pin set on the northeast corner of said Lot; thence with the northern line of said Lot North 76° 23' West 148.68 feet to the center line of the run of Mineral Spring Branch; thence down and with the center line of said Mineral Spring Branch the following courses and distances: North 40° 27' East 90.28 feet, North 45° 10' East 81.37 feet, North 50° 03' 30" East 156.92 feet; thence North 33° 21' East 221.80 feet, North 02° 02' West 127.90 feat, North 03° 08' East 93.83 feet and North 36° 46' East 12.15 feet to a point in the western line of the Forest Hills Apartment Tract as shown by map recorded in Map Book 9 at Page 3 in the New Hanover County Registry; thence with said western line South 20° 32' East 361.17 feet to an iron pin set; thence with the southern line of said Forest Hills Apartment Tract South 67° 17' East 734.20 feet to the Point of BEGINNING, containing approximately 9.98 acres and subject to 0.38 acres in the railroad right-of-way.

Exhibit A-76
LAUREL OAKS
DESCRIPTION PARCEL A:
From the Northeast corner of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 South, Range 19 East, Hillsborough County, Florida and the Point of Beginning; Run thence S 01°15'50" E along the easterly boundary line of said Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 475.95 feet thence S89°05'10" W. 144.00 feet thence S01°15'50" E, 151.25 feet to the northerly right-of-way line of Temple Terrace Highway; thence S89°05'10" W 493.06 feet; thence N17°00'03" W. 37.91 feet; thence S89°24'14" W. 17.02 feet thence N01°13'10" W along the westerly boundary of the aforementioned Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 , 376.88 feet; thence N88°55'49"W. 210.00 feet; thence N01°13'10" W 210.00 feet to the northerly boundary of the aforementioned Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4; thence N88°55'49" W E along said line, 453.89 feet to the Point of Beginning,
LESS THE FOLLOWING DESCRIBED:
The west 50 feet of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 South, Range 19 East, LESS the north 210 feet and LESS the south 25 feet and LESS a parcel of land described as follows: From the Northeast corner of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4, run thence South 1°15'50" east along the easterly boundary line thereof, 475.96 feet; thence south 89°05'10" west, 144 feet thence south 1°15'50" east 151.25 feet to the northerly right-of-way line of Temple Terrace Highway, thence south 89°05'10" west, 493.06 feet to the Point of Beginning; thence North 17°00'03" west, 37.91 feet thence south 89°24'14" west 17.02 feet; thence south 1°13'10" east 36.32 feet; thence north 89°05'10" east 27.33 feet to the Point of Beginning.
TOGETHER WITH:
DESCRIPTION OF PARCEL “B”
The Southeast 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 South, Range 19 East, Hillsborough County, Florida; LESS the south 100.00 feet of the east 155.00 feat thereof, and LESS the south 25.00 feet thereof for road right-of-way, and LESS the east 25.0 feet thereof for road right-of-way
LESS THE FOLLOWING DESCRIBED
The West 80 feet of the east 85 feet of the Southeast 1/4 of the Southeast 1/4 of the Northeast 1/4, Section 24, Township 29 South, Range 19 East, LESS the south 255.04 feet thereof, lying and being in Hillsborough County, Florida,
PARCELS A AND S BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
From the Northeast corner of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 South, Range 19 East, and the Point of Beginning, run thence N89°00'17" E along the north boundary of the Southeast 1/4 of the Southeast 1/4 of the Northeast 1/4 of said Section 24 a distance of 579.10 feet to the west right-of-way line of Morris Bridge Road, per official record book #4472, page 701; thence S01°18'26" E along said right-of-way line a distance of 397.96 feet; thence N89°05'10" E along said right-of-way a distance of 60.00 feet; thence south 01°18'26" E along said right-of-way the a distance of 155.04 feet; thence leaving said right-of-way, run S89°05'10" W a distance of 130.00 feet; thence S01°18'26" E a distance of 75.00 feet to a point on the north right-of-way line of Temple Terrace Highway; thence S89°05'10" W along said right-of-way line a distance of 509.58 feet; thence leaving said right-of-way line run N01°15'50" W along east boundary the of the Southwest 1/4 of the Southeast 1/4 of the

Northeast 1/4 of said Section 24, a distance of 151.25 feet; thence S89°05'10" W a distance of 144.00 feet; thence S01°15'50" E a distance & 151.25 feet to a point on the north right-of-way line of Temple Terrace Highway; thence S89°05’10’ W along said right-of-way line a distance of 470.39 feet to a point on the east right-of-way line of Davis Road per official records book 4472, page 701; thence N01°13'10" W along said right-of-way line a distance of 415.54 feet; thence leaving said right-of-way run N88°55'49" E a distance of 160.00 feet; thence N01'13'10" W a distance of 210.00 feet to a point on the north boundary of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 South, Range 19 East, thence N88°55'49" E along the north boundary of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 24 a distance of 453.89 feet to the Point of Beginning.

Exhibit A-77
LIBERTY CROSSING
LEGAL EXHIBIT “A”
TRACT 1: LEGAL DESCRIPTION, ONSLOW GARDENS APARTMENTS, PHASE 1
Beginning at a new iron pin pipe located in the Southwest right of way intersection of Henderson Drive (82’ R/W) and Carmen Avenue (60’ R/W), thence from the above described point of beginning and along the southern right of way line of Carmen Avenue South 70º 10' 00" East 148.00’ to a new iron pipe, a point of curvature in said right of way; thence continuing along said southern right of way line of Carmen Avenue the following: a curve to the left having a radius of 456.51, a central angle of 26º 47' 18", a arc length of 213.44’, (unequal tangents), and a chord bearing a distance of South 82º 54' 31" East 211.50' to a new iron pipe; thence North 82º 56' 00" East 398.33' to a new iron pipe, a point of curvature; thence a curve to the right having a radius of 1402.40', a central angle of 15º 43' 00", a arc length of 384.69', a tangent of 193.56; to a new iron pipe; thence South 81º 21' 00" East 147.17' to a new iron pipe in the southwest right of way intersection of said Carmen Avenue and Plaza Drive (60’R/W; thence along the western right of way line of Plaza Drive the following: South 08º 39' 00" West 86.26; to a new iron pipe, a point of curvature; thence a curve to the left having a radius of 409.73', a central angle of 15º 43' 00", a arc length of 112.39', a tangent of 56.55' and a chord bearing and distance of South 00º 47' 30" West 112.04' to a new iron pipe; thence South 07º 04' 00" East 93.45; to an existing concrete monument; thence leaving said Western right of way line of Plaza Drive South 85º 10' 41" West 1082.76' to an existing concrete monument; thence North 70º 10' 00" West 180.00'to a new iron pipe; thence North 19º 50' 59" East 325.03' to an existing iron pipe; thence North 70º 10' 00" West 148.00' to a new iron pipe in the eastern right of way line of Henderson Drive; thence along said eastern right of line of Henderson Drive North 19º 50' 00" East 20.00 to a new iron pipe; the point and place of beginning; containing 9.54 acres, as surveyed by Alan Bell Surveying, September, 1990, and according to survey entitled, “ALTA/ACSM Land Title Survey, Survey of: Onslow Garden Apartments, Jacksonville, N.C., Phase I, For: United Dominion Realty Trust, Inc.”, dated September 25, 1990, , and prepared by Cyrus Alan Bell, Registered Land Surveyor, TOGETHER WITH all of Grantor’s right, title and interest, if any, in and to that certain non-exclusive easement for access, ingress and egress along Carmen Avenue Extended which easement is more particularly described in deeds recorded in Book 426, Page 677, and Book 434, Page 576, Onslow County Registry.
Beginning at a power pole located in the northwest right of way intersection of Carmen Avenue (60’ R/W), and Plaza Drive (60’ R/W), said beginning being N 08º 39' 00" E 60.00’ from a new iron pipe located in the southwest right of way intersection of said Carmen Avenue and said Plaza Drive, the northeast corner of Onslow Garden Apartments, Phase 1; thence from the above described point of beginning and along the northern right of way line of Carmen Avenue the following: N 81º 21' 00" W 147.17' to a new iron pipe, a point of curvature; thence a curve to the left having a radius of 1462.40', a central angle of 13º 20' 26", a arc length of 340.50’, (unequal tangents), and a chord bearing and distance of N 88º 04' 04" W 339.73’ to a new iron pipe, said iron pipe being N 19º 41' 35" E 0.77' from an existing concrete monument, said iron pipe being also N 19º 41' 35" E 33.02' from an existing nail and cap in Carmen Avenue; thence from said iron pipe and leaving the northern right of way line of Carmen Avenue N 19º 41' 35" E 603.40' to an existing concrete monument; thence S 70º 18' 09" E 159.95 to an existing iron stake; thence N 19º 43' 07" E 260.03' to an existing iron stake; thence 70º 20' 21" W 85.12' to an existing iron stake; thence N 19º 42' 00" E 493.20' to a new P-K nail in a concrete retaining wall, said P-K nail being also in the southern right of way line of Gum Branch Road (80’ R/W); thence along the southern right of way line of Gum Branch Road the following: S 48º 37' 38" E 91.18’ to an existing concrete R/W monument; thence S 03º 38’ 09” E 42.55' to a new iron pipe; thence S 48º 37' 38" E 60.00' to an existing concrete R/W monument; thence N 86º 04' 36" E 42.33' to an existing concrete iron stake; thence leaving the southern right of way line of Gum Branch Road S 41º31'13" W 152.71' to a new iron pipe; thence S 49º 12' 00" E 151.78' to a new iron pipe in the western right of way line of Plaza Drive; thence along the western right of way line Plaza Drive the following: S 40º 48' 00" W 303.45' to a new iron pipe, a point of curvature; thence a curve to the left having a radius of 848.51', a central angle of 32º 09' 00", a arc length of 476.12', a tangent of 244.51', and a chord bearing and distance of S 24º 43' 30" W 469.90' to a new iron pipe; thence S 08º 39' 00" W 104.73’ to a power pole; the point and place of beginning; containing 11.55 acres, as surveyed by Alan Bell Surveying, September, 1990, and according to survey entitled, “ALTA/ACSM Land Title Survey, Survey of: Onslow Garden Apartments, Jacksonville, N. C., Phase II, For: United Dominion Realty Trust, Inc.”, dated October 2, 1990, revised November 7, 1990, and prepared by Cyrus Alan Bell, Registered :Land Surveyor, TOGETHER WITH all of Grantor’s right, title, and interest, if any, in and to a twenty (20) foot utility easement across the property of JAXHUT, a General Partnership, which property is described in that certain deed recorded in Book 535, Page 110, Onslow County Registry, said easement having a centerline which is located South 40 degrees 48 minutes West 35 feet from the Northeasternmost corner of the JAXHUT property and South 41 degrees 28 minutes 30 seconds West 34 feet from the Northwesternmost corner of the JAXHUT property, all as more particularly described in deeds recorded in Book 528, Page 399 and Book 528, Page 414, Onslow County Registry.

Exhibit A-78
MALLARDS OF WEDGEWOOD
That part of: the North 1/2 of Section 36, Township 27 South, Range 23 East, Polk County, Florida lying within the following described boundaries, to wit: commence at the West 1/4 corner of Section 36, Township 27 South, Range 23 East; thence run S 89°50'54" B along the centerline of said Section 36, Township 27 South, Range 23 East 1318.58 feet to the Point of Beginning; thence run N 00°0 i13'57" E, 1292.25 feet to the South line of CAMBRIDGE ON TREE GREEN; Thence run S 89°46'03" E, 264.49 feet; thence run S 11°35'59" W, 327.19 feet; thence run S 05°08'48" E, 800.00 feet; thence run S 89°46'03" E, 165.00 feet; thence run N 07°36'17" E, 1277.02 feet to the South line of FENTON LANE; thence run along said South line S 59°03'47" E, 150.00 feet; thence run N 30°56’13’ E, 25.00 feet; thence run S 59°03'47" E, 121.43 feet; thence run S 00°13'57" W, 822.80 feet to the West line of ROCKINGHAM ROAD; thence run along said West line through a curve to the left, being concave easterly, having a central angle of 61°56'14", a radius of 188.83 Feet, an arc length of 204.13 Feet; thence run S 00°13'57" W, 333.88 feet to the centerline of said Section 36; thence run along said centerline N 89°50'54" W, 750.00 feet to the Point of Beginning.

Exhibit A-79
THE MEADOWS AT KILDAIRE
Beginning at an iron pipe found in the southwestern corner of that property now or formerly owned by William G. Smith as described in Book of Maps 1985, Page 1431 Wake County Registry, runs thence with the southern line of the aforementioned Smith property the following courses and distances: South 88 degrees 29 minute 53 seconds East 609.45 feet to an iron pipe found; South 88 degrees 30 minutes 21 seconds East 199.93 feet to an iron pipe found; and South 88 degrees 29 minutes 55 seconds East 421.08 feet to point in the centerline of Kildaire Farm Road, a sixty foot (60’) public right to way; runs thence with the centerline of Kildaire Farm Road the following courses and distances South 00 degrees 07 minutes 52 seconds West 50.69 feet; South 00 degrees 35 minutes 45 seconds East 47.41 feet; South 03 degrees 45 minutes 45 seconds West 47.65 feet; South 01 degrees 47 minutes 42 seconds West 48.96 feet; South 03 degrees 05 minutes 38 seconds West 51.12 feet; South 03 degrees 02 minutes 13 seconds West 48.59 feet; South 03 degrees 25 minutes 09 seconds Wet 51.65 feet; South 02 degrees 58 minutes 39 seconds Wet 48.96 feet; South 03 degrees 51 minutes 09 seconds West 49.26 feet; South 03 degrees 24 minutes 57 seconds West 51.59 feet; South 04 degrees 10 minutes 33 seconds West 47.70 feet; South 03 degrees 34 minutes 48 seconds West 46.75 feet; South 03 degrees 26 minutes 44 seconds West 48.14 feet; South 03 degrees 34 minutes 49 seconds West 54.34 feet; South 03 degrees 49 minutes 57 seconds 51.34 feet; South 04 degrees 39 minutes 01 seconds West 54.69 feet; South 03 degrees 56 minutes 30 seconds West 51.73 feet; South 05 degrees 34 minutes 44 seconds West 50.30 feet; South 06 degrees 03 minutes 27 seconds Wet 60.73 feet; and South 06 degrees 28 minutes 57 seconds West 86.98 feet to a point; runs thence away from the centerline of Kildaire Farm Road with the northern line of that property now or formerly owned by Thaddeus H. Busbice North 87 degrees 55 minutes 14 seconds West 1157.41 feet to a fence corner; runs thence with the eastern line of that property now or formerly owned by Wilbert Pollard as shown on Book of Maps 1994, Page 1020 Wake County, Registry, the eastern line of that property now or formerly owned by Blanche Harris as described in Book of Maps 1974, Page 270, Wake County Registry and the eastern line of that property now or formerly owned by Wilbert Pollard as shown in Book of Maps 1974, Page 270 Wake County Registry, North 00 degrees 20 minutes 13 seconds West 1036.16 feet to the point and place of BEGINNING, and containing 28.73 acres as shown on that survey entitled “Survey for United Dominion Realty Trust Womble Tract” dated May 24, 1999 by Withers & Ravenel Engineering and Surveying.

Exhibit A-80
MILL CREEK
Beginning at an old iron pipe at the intersection of the westerly right-of-way line of Kerr Avenue (60 foot right-of-way), also known as S.R,:No. 1175 with the northerly right-of-way line of Patrick Avenue (60 foot right-of-way) as shown on a map entitled “Map of Survey of Street Rights-of-way and Utility Easements at Mill Creek Apartments” recorded in Map Book 27 at Page 11 of the New Hanover County Registry, Said Beginning pipe being the beginning corner of a tract described in a deed to K. Neal Hunt recorded in Book 1298 at Page 635 of said Registry. Said beginning pipe also being the northeastern corner of a tract described in a deed to Willets Construction and Development Company, Inc. recorded in Book 598 at Page 601 of said Registry. Running thence from said beginning pipe:
1.. South S degrees 19 minutes East 60.41 feet along the westerly right-of-way line of said Kerr Avenue to a new iron pipe; thence
2. South 81 degrees 58 minutes 46 seconds West 200.77 feet to an old iron pipe: thence
3. South B degrees 17 minutes 38 seconds East 202.30 feet to an old iron pipe; thence
4. South 88 degrees 07 minutes 48 seconds West 99.94 feet to an old iron pipe; thence
5, South 8 degrees 15 minutes 54 seconds East 154.09 feet to an old iron pipe; thence
6, North 87 degrees 55 minutes 63 seconds East 89.80 feet to an old iron pipe; thence
7. South 9 degrees .8 minutes 17 seconds East 210.85 feet to an old iron pipe; thence
8. South 87 degrees 59 minutes 30 seconds West 310.30 feet to an old stone marked “DLG”; thence
9. continuing South 87 degrees 59 minutes 30 seconds West 5.00 feet to a new iron pipe in the old run of Sweet Water Branch; thence
10. North 10 degrees 35 minutes 19 seconds West 114.5 feet along the northerly end of Bonham Avenue (60 foot right of way, an unopened public right of way) to an x-out in a concrete sidewalk at the intersection of the easterly right-of-way line of Mill creek Court (50 foot right-of-way) and the westerly right-of-way line of said Bonbam Avenue; thence
11. South 27 degrees 51 minutes 42 Seconds West 608.51 feet along the westerly r1ghtof.way line of said Bonham Avenue to an old concrete monument at the intersection of last said westerly right-of-way line with the northerly line of Devon Park Extension as shown on a map recorded in Map Book 5 at Page 92 of said Registry; thence
12. North 7 degrees 08 minutes 20 seconds West 704.53 feet along the northerly line of said Devon Park Extensi0 to an old concrete . monument; thence
13. North 10 degrees 51 minutes 40 seconds East 514.75 feet along the easterly line of said Devon Park Extension, along the easterly end of Ashley Circle (60 foot right-of-way) as shown on said map of Devon Park Extension, and along the easterly line of Lot 1, Devon Park Extension as show on map recorded in Map Book 6 at Page 55 of said Registry to a point in the run of Sweet Water Branch Canal; thence
14. up the run of said Sweet Water Branch Canal to a point that is North 81 degrees 59 minutes 07 seconds East 126.53 feet, North 78 degrees 20 minutes 17 seconds East 102.95 feet, North 79 degrees 42 minutes 56 seconds East 91.68 feet, South 76 degrees 53 minutes 57 seconds East 184.07 feet, South 71 degrees 20 minutes 45 seconds East 4:3.48 feet, South 42 degrees 40 minutes 06 seconds East 113.67 feet from the preceding point; thence
15. North 14 degrees 16 minutes 19 seconds East 178.25 feet to an new ç Iron pipe in the old run of Sweet Water Branch; thence
16. North 14 degrees 01 minute 57 seconds East 345.93 feet to an old concrete monument at the northwestern corner of the 60 foot wide Patrick Avenue right-of-way as shown on said map recorded in Map Book 27 at Page 11 of said Registry; thence

17. North 87 degrees 04 minutes. 39 seconds East 317.70 feet along the northerly right-of-way line of said Patrick Avenue to a new iron, pipe; thence
18. North 88 degrees 13 minutes seconds East 271.90 feet to the point of beginning.
The above described tract contains 17.29 acres, including that portion of Patrick Avenue and Mill Creek Court shown UPON said map recorded in Map Book 27 a Page 11. The same being that tract described in a deed to I(. Ne1 Hunt recorded in Book 1298 at Page 635 of the New Hanover County Registry.
50 minutes East 50.0 feet to the center of said canal; thence North 13 degrees 50 minutes East along said extension of said Pearsall-Cottle line 179.65 feet to said stone “OP” in the old run of said branch; thence North 13 degrees 50 minutes East along said Pearsall-Cottle line 346.5 feet to another stone marked I the Northwestern corner of the old Cottle Tract; thence North 86 degrees 59 minutes East with another Pearsall-Cottle line 317.5 feet to another stone marked “OP”; thence North 88 degrees 13 minutes East along the Northern line of the old Cottle Tract 272.11 feet to the point of Beginning; the same containing 17.77 acres.
TOGETHER WITH, all buildings and improvements now located thereon; and
TOGETHER WITH, all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto; and
TOGETHER WITH, all right, title and interest of Grantor in and to any land lying within the right-of-way of any streets open or proposed, adjoining the above-described property, and any and all sidewalks, alleys and strips of land adjacent to or used in connection with the above- described property; and
TOGETHER WITH, all tenements, hereditaments, easements, fixtures, and appurtenances thereto pertaining or belonging, and all rents, issues and profits thereof; and
TOGETHER WITH, all fixtures, apparatus, equipment or articles therein or thereon used to supply heat, gas, air cooling, air conditioning, water, light, power, sanitation, sprinkler protection, waste removal, refrigeration and ventilation, including without restricting the foregoing, all other fixtures, apparatus, equipment, furniture, furnishings, appliances including, without limitation, refrigerators, disposals, compactors, ranges, hoods, ovens, and articles owned by Grantor and used or useful in connection with the operation of apartment buildings located upon the above-described property; and
TOGETHER WITH, all and singular the rights, members and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the above-described property or which hereafter shall in any way belong, relate or be appurtenant thereto; and
TOGETHER WITH, all leases of the above-described property, or of any portion thereof, now entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, including, further, the right, upon the happening of an event of default, to receive and collect the rents thereunder.
Together with an easement sixty (60) feet in width for ingress and egress over and across that portion of Bonham Avenue between the Southernmost line of the above described tract and the old run of Sweet Water Branch.
Subject also to an easement from Gregory-Murray Construction Co., Inc. and A. Ray Richardson and wife, Betty J. Richardson to the City of Wilmington dated January 28, 1966, and recorded April 13, 1966, in Book 787, Page 86 of the New Hanover County Registry.

BEING the same property conveyed to Grantor by deed dated September 30, 1991, and recorded September 30, 1991, in Deed Book 1570 at page 152 of the New Hanover County Registry, and said property also being described as:
Beginning at an old iron pipe at the intersection of the westerly right-of-way line of Kerr Avenue (60 foot right-of-way), also known as S.R. No. 1175 with the northerly right-of-way line of Patrick Avenue (60 foot right-of-way) as shown on a map entitled “Map of Survey of Street Rights-of-way and Utility Easements at Mill Creek Apartments” recorded in Map Book 27 at Page 11 of the New Hanover County Registry. Said beginning pipe being the beginning corner of a tract described in a deed to K. Neal Hunt recorded in Book 1298 at Page 635 of said Registry. Said beginning pipe also being the northeastern corner of a tract described in a deed to Willets Construction and Development Company, Inc. recorded in Book 598 at Page 601 of said Registry. Running thence from said beginning pipe:
1. South 8 degrees 19 minutes East 60.41 feet along the westerly right-of-way line of said Kerr Avenue to a new iron pipe; thence
2. South 81 degrees 58 minutes 46 seconds West 200.77 feet to an old iron pipe; thence
3. South 8 degrees 17 minutes 38 seconds East 202.30 feet to an old iron pipe; thence
4. South 88 degrees 07 minutes 48 seconds West 99.94 feet to an old iron pipe; thence
5. South 8 degrees 15 minutes 54 seconds East 154.09 feet to an old iron pipe; thence
6. North 87 degrees 55 minutes 53 seconds East 89.80 feet to an old iron pipe; thence
7. South 9 degrees 18 minutes 17 seconds East 210.85 feet to an old iron pipe; thence
8. South 87 degrees 59 minutes 30 seconds West 310.30 feet to an old stone marked “DLG”; thence
9. continuing South 87 degrees 59 minutes 30 seconds West 5.00 feet to a new iron pipe in the old run of Sweet Water Branch; thence
BEING all that certain tract of land lying and being in the City of Wilmington, New Hanover County, North Carolina and being bound on the North by the 120’ public right-of-way of Randall Parkway as recorded in the New Hanover County Registry in Map Book 31, Page 322. Bound on the east by (now or formerly) Bessie P. Rutland in D.B 1014, page 454, Robert Langley, Jr., D.B. 963, page 602, United Dominion Realty Trust, Inc. in D.B. 1959, page 1134 and the public right of way of Patrick Avenue and Mill Creek Court in Map Book 27, page 11. Bound on the south by (now or formerly) UDRT of North Carolina, L.L.C., in D.B. 1843, page 562. Bound on the west by (now or formerly) the City of Wilmington in D.B. 1560, page 1096 and being more particularly described as follows:
BEGINNING at an existing iron pipe located in the southern 120’ public right-of-way of Randall Parkway and said pipe being located S. 10º 17' 26" W. 76.08' from a survey control monument located near the intersection of the centerline of Marlboro Street and Randall Parkway. Thence running from the point of beginning and with said right-of-way of Randall Parkway a chord bearing of N. 78º 22' 39" E. 30.52’ with a curve to the left and having a radius of 1355.12' to an existing iron pipe. Thence running N. 77º 43' 56" E. 355.63' to a new iron pipe. Thence running with a chord bearing of N. 58º 32' 31" E. 153.73' to a new iron pipe. Thence running with a chord bearing n. 64º 30' 49" E. 153.97' with a curve to the right and having a radius of 740.00’. Thence leaving said right-of-way and running S. 00º 51' 42" E. 217' to an existing iron pipe. Thence running N. 83º 42' 47" E. 302.72' to an existing iron pipe. Thence running S. 00º 03' 16" W. 225.16' to an existing iron pipe located in the northern right-of-way of Patrick Avenue. Thence running with a new right-of-way line S 83º 08' 50" W. 14.58' to a new iron pipe. Thence running with a chord bearing of S. 57º 11' 36" W. 137.10' with a curve to the left and having a radius of 156.63' to a new iron pipe located in the western right-of-way of Mill Creek Court. Thence running S. 83º 08' 50" W. 198.31 to a new iron pipe. Thence running S. 10º 16' 09" W. 511.67' to a new iron pipe located in the run of Sweet Water Branch. Thence with said run of branch N. 36º 59' 21" W. 164.45; to a new iron pipe. Thence N. 81º 37' 21" W. 208.91' to a new iron pipe. Thence S. 74º 50' 39" W. 213.00' to a new iron pipe. Thence S. 82º 12' 18" W. 97.67' to a new iron pipe. Thence S. 74º 30' 39" W. 63.44' to a new iron pipe. Thence leaving said branch and running N. 12º 15' 21" W. 615.29' to the point of beginning and containing 15.13 acres.

Exhibit A-81
OAKS AT WESTON
All that tract or parcel of land lying and being in Wake County, North Carolina, and being more particularly described as follows:
Lying and being in the Town of Morrison and Cary, Wake County, North Carolina, on the eastern side of the eight of way of Highway 54, and the northern side of the right of way of Weston Pathway, and being more particularly described as follows:
TRACT 1
ALL of Tract #4 as shown on plat by Michael E. Dickerson, Registered Land Surveyor, of Withers & Ravenel Engineering & Surveying. Inc., entitled TRACTS 1, 2, 4 C1, C2 & C3, MARTIN TRACT AT WESTON, OWNER: FLORA DEVELOPMENT LLC, SUBDIVISION, RECOMBINATION & R/W PLAT”, dated December 23, 1998, and recorded in Wake County, North Carolina in Book of Maps 1998, pages 2416 and 2417, said plat being incorporated by reference as if fully set out herein and also being referred to in this Deed as “Plat 1”.
LESS AND EXCEPT any interest owned by Grantor in the following land:
Lying and being in the Town of Morrisville, Wake County, North Carolina, on the eastern side of the right of way of Highway 54, being a portion of Lot C4 as shown on that plat recorded in Wake County, North Carolina Registry in Boot of Maps 2000, pages 985 & 986 (said plat being referred to herein as the “Plat”), and being more particularly described as follows:
That portion of Lot C4 as shown on the P1at that lies between and including the center line of the Old Keybridge Drive right of way and the southern boundary of Lot C4 (the southern boundary of Lot C4 as shown on the Plat being a portion of the original northern boundary of Tract #4 as shown on the plat recorded in the Wake County, North Carolina Registry in Book of Maps 1998, pages 2416 & 2417 and being a portion of the new northern boundary of said Tract #4 after the abandonment by the Town of Morrisville of the right of way of Old Keybridge Drive as shown on the plat).
TOGETHER WITH AND INCLUDING:
Lying and being in the Town of Morrisville, Wake County, North Carolina, on the eastern side of the right of way of Highway 54, adjoining a portion of the northern boundary of Tract #4 as shown on the plat recorded in the Wake County, North Carolina Registry in Book of Maps 1998, pages 2416 & 2417, and being more particularly described as follows:
Beginning at a point on the northeast corner of Tract #4 as shown on the plat recorded in the Wake County, North Carolina Registry in Book of Maps 1998, pages 2416 & 2417, and running thence with the northern boundary line of said Tract #4, four (4) lines as follows:
     (1) along a curve to the left, having a radius of 527.50 feet and a chord bearing and distance of South 55°05' 01" West 192.26 feet, an arc length of 194.05 feet to a point;
     (2) South 44°32'42" West 125.15 feet to a point;
     (3) along a curve to the right, having a radius of 592.50 feet and a chord bearing and distance of South 49°21'153" West 99.57 feet, an arc length of 99.68 feet to a point and
     (4) South 54°11'04" West 55.18 feet to a point, said point being a common center with the southeast corner of Lot “C4” as shown on the Plat;

thence with the eastern boundary line of Lot “C4” as shown on the Plat, North 31°02'31" West 124.75 feet to a point on the southern margin of the right of way of Keybridge Drive, a realigned 65 foot public right of way, said point being a common corner with the northeast corner of Lot”C4” as shown on the plat;
thence with the southern margin of the right of way of Keybridge Drive, three (3) lines as follows:
     (1) along a curve to the left, having a radius of 782.50 feet and a chord bearing and distance of North 68°47' 37" East 86.58 feet, an arc length of 86.62 feet to a point;
     (2) North 65°37'20" East 105.31 feet to a point; and
     (3) North 65° 37' 20" East 278.88 feet to the point and place of Beginning.
and containing 0.58 acres, more or less, as shown on a plat by Michael B. Dickerson, Professional Land Surveyor, of Withers & Ravenel Engineering & Surveying, Inc. entitled “MARTIN TRACT AT WESTON, LOTS C1-C4, SUBDIVISION, STREET RE-ALIGNMENT & RECOMBINATION, dated 1/5/00, and recorded in the Wake County, North Carolina Registry in Book of Maps 2000, pages 985 and 986, said plat being incorporated by reference as if fully set out herein, and being referred to herein as the “Plat”.
TRACT 2
All of Tract #5 as shown on plat by Michael E. Dickerson, Registered Land Surveyor, of Withers & Ravenel Engineering & Surveying. Inc., entitled “TRACTS 5 AND 6 MARTIN TRACT AT WESTON OWNER: ANVIL INVESTMENTS LLC, PLAT OF SUBDIVISION”, dated 9/28/98, and recorded in the Wake County, North Carolina Registry in Book of Maps 1998, pages 1817 and 1818, said pint being incorporated by reference as if fully set out herein, and also being referred to in this Deed as “Plat 2”.

Exhibit A-82
PROVIDENCE COURT
Being all of that certain tract of land located in Providence Township, Mecklenburg County, North Carolina, described as follows:
Beginning at a new iron pin in the northwesterly margin of the right of way of N.C. Highway 51 (Pineville-Matthews Road) (a 100 foot public right of way), which new iron pin is located N. 49-31-08 E. from the point where the northwesterly margin of the right of way of N. C. Highway 51 intersects with the easterly margin of Beverly Crest Boulevard; which new iron pin is also located in the common corner of the northwesterly margin of the right of way of N.C. Highway 51, the property of Beverly Crest, L.P. (now or formerly) as described in deed recorded in Book 6492, Page 94 of the Mecklenburg County Public Registry (the “Registry) and the herein-described property; thence with the lines of said property of Beverly Crest, L.P. (now or formerly), the property of Robert Banks Via and Edwin King Via (now or formerly) as described in deed recorded in Book 7856, Page 364 of the Registry, the property of Charlotte Montclair Limited Partnership (now or formerly) as described in deed recorded in Book 7901, Page 832 of the Registry, N. 33-47-32 W. 2489.22 feet to a stone with nail, said stone with nail being a common corner of the property of Maryann Mueller and Diana Travis (now or formerly) as described in deed recorded in Book 6941, Page 475 of the Registry; thence with the line of said Mueller and Travis property and with the line of the property of Marsha Dean Ford and Leto Copeley (now or formerly) as described in deed recorded in Book 6643, Page 619 and with the line of Karen M. Monroe (now or formerly) as described in de recorded in Book 5689, Page 394 of the Registry and with the line of Oxford Hunt, Section 1C (now or formerly), as described in plat recorded in Map Book 20, Page 477 of the Registry N. 57-41-10 E. 741.53 feet to an existing iron pin; thence with the line of the property of Charlotte-Mecklenburg Board of Education (now or formerly) as described in deed recorded in Book 5074, Page 819 of the Registry S. 32-31-00 E. 2389.98 feet to a new iron pin in the northwesterly margin of the right of way of N.C. Highway 51 (Pineville Matthews Road) (a 100 foot public right of way); thence with said northwesterly margin of the right of way of N.C. Highway 51 S. 49-31-08 W. 692.80 feet to the point or place f beginning.

Exhibit A-83
REMINGTON ON THE GREEN
Situated in the City of Raleigh, Wake County, North Carolina being bounded by the westerly right-of-way of Green Road, the northerly right-of-way of Hargrove Road and the southerly right-of-way of Calvary Drive and being more particularly described as follows:
Commencing at a 3/4" iron pipe found at the centerline Intersection of Calvary Drive and Green Road; Thence S70-00-12W, 99.41 feet to a 3/4" iron pipe found at the southwest intersection of Calvary Drive and Green Road and the True Place of Beginning for the parcel herein described. Said point being S32-22-05W, 3463.64 feet (grid distinct) from NC Grid Monument ‘Aerotron’ and having NC Grid Coordinates Y(N) 762944.439, X(E) 2122241.482 (combined grid factor 0.999910- NAD83 Datum). Thence S27-l3-59E, 25.70 feet along a sight distance right-of-way to an X-marked in the edge of a concrete sidewalk on the westerly right-of-way of Green Road; Thence 648.07 feet along the westerly right-of-way of Green Road and the arc of a curve to the right, having a radius of 2238.83 feet, a delta of 16-35-07, a chord bearing of S32-24-37W and a chord distance of 645.81 feet to a 3/4" iron pipe set; Thence continuing along the westerly right-of-way of Green Road S40-42-10W, 126.74 feet to a 3/4" iron pipe set; Thence S85-42-l0W, 28.28 feet along a sight distance right-of-way to a 3/4" iron pipe set on the easterly right of way of Hargrove Road; Thence N49-17-50W, 437.16 feet along the easterly right-of-way of Hargrove Road to a P.K. nail set in a railroad tie retaining wall; Thence continuing along the easterly right-of-way of Hargrove Road 478.58 feet along the arc of a curve to the right, having a radius of 424.46 feet, a delta of 64-36-04, a chord bearing of N16-59-50W and a chord distance of 453.63 feet to a 3/4" iron pipe set; Thence N15-18-l0E 121.28 feet along the easterly right-of-way of Hargrove Road to a 3/4" iron pipe set; Thence N58-45-47E, 29.03 feet along a sight distance right-of-way to a 3/4" iron pipe found on the southerly right-of-way of Calvary Drive; Thence S77-46-35E, 872.19 feet along the southerly right-of-way of Calvary Drive to the True Place of Beginning, containing 11.114 acres as surveyed by David K. Brubaker, RLS of Cornerstone Land Surveying, P.A. and certified on August 26, 1991.
Reference is hereby made to a map prepared by Cornerstone Land Surveying, PA dated August 19, 1991 and revised August 31, 1991 and September 6, 1991, entitled ‘Boundary and As-Built Survey for United Dominion Realty Trust, Inc. which by said reference is hereby made part of this description.

Exhibit A-84
THE CREEK
AS TO PARCEL NO. 1 (Forest Hills Apartments):
Tract 1
Beginning at a point in the eastern property line of 23rd Street, said point being northwestern corner of an alleyway shown on the plat of Carolina Place Property in Deed Book 48 at Page 180, said point also being south 02 degrees 21 minutes west 113 feet from the intersection of the east side of the 23rd Street and the south side of Gibson Avenue; thence south 87 degrees 39 minutes east 264.00 feet to a point; thence north 02 degrees 21 minutes east 113 feet to s stake; thence south 83 degrees 22 minutes east 184.07 feet to a stake in the western property line of Confederate Drive; thence south 70 degrees 35 minutes east 160.0 feet to a stake; thence south 69 degrees 42 minutes east 148.06 feet to a stake; thence south 62 degrees 24 minutes east 260 feet to a stake in the eastern property line of Alpine Drive; thence along and with the natural curvature of the eastern property line of said Alpine Drive, said curve having a radius of59.89 feet and a tangent of 60.00 feet, a distance certain but undesignated to the center line of a sewer line easement as shown on the plat hereinafter referred to thence continuing with the natural curvature of the eastern property line of said Alpine Drive, said curve having a radius of 625.89 feet and a tangent of 60.00 feet, a distance of 18.7 feet to a point; thence south 39 degrees 06 minutes west 322.86 feet to a point in the said eastern property line of said Alpine Drive at the southwestern corner of the New Hanover County Board of Education School Property; thence south 44 degrees 43 minutes east 321.10 feet to a stake; thence south 71 degrees 12 minutes east 40.53 feet to a stake; thence south 41 degrees 38 minutes east 187.45 feet to a stake; thence south5 degrees 26 minutes west 129.09 feet to a stake; thence south 13 degrees 30 minutes east 140.29 feet to a stake; thence south 82 degrees 52 minutes west 183.28 feet to a stake on the eastern side of Battery Place; thence in a southerly direction along and with the natural curvature of the eastern property line of said Battery Place, said natural curvature having a radius of 405.10 feet and a tangent of 235.98 feet, a distance of 90.00 feet to a point at the intersection of the northeastern side of Confederate Drive and the eastern side of Battery Place; thence along and with the northern side of Confederate Drive north 67 degrees 19 minutes west 385.13 feet to a point; thence in a northwesterly direction along and with the natural curvature of the northeastern line of Confederate Drive, said natural curvature having a radius of 351.75 feet and a tangent of 165.00 feet, a distance of 287.03 feet to a point; thence north 20 degrees 34 minutes west 56.11 feet to a point at the intersection of the eastern side of Confederate Drive and the southern side of Alpine Drive; thence across Confederate Drive south 69 degrees 26 minutes west to a point on the western edge of said drive, a distance of 60 feet; thence south 65 degrees 52 minutes west 150.00 feet to a point; thence north 20 degrees 34 minutes west 934.64 feet to a point; thence south 79 degrees 35 minutes east 203.97 feet to a point in the eastern property line of 23rd Street; thence north 02 degrees 21 minutes west 78.04 feet to a stake, the place and Point of BEGINNING, and being Second and Third Mortgage Increments as shown on plat of Section Three of Forest Hills as surveyed by Henry von Ossen and Associates, Consulting Engineers, Wilmington, North Carolina, dated November 1963, and recorded in Plat Book 9 at Page 3, New Hanover County Registry. Including that 10 by 264-foot alley lying immediately east of 23rd Street and immediately south of Block, Carolina Place, as shown on the aforesaid plat.
Reference to said map recorded in Map Book 9 at Page 3 in the New Hanover County Registry is made for a specific description of said tract and for the location of streets, rights of way, lines and other landmarks referred to therein, subject to the rights of way and easements as shown on said map recorded in Map Book 9 at Page 3.
The above-described tract being the same as described in Deed Book 888 at Page 49.
Tract 2

Being all of Lots Nos. 1 and 2 in Block No. 1 of Carolina Place, according to the Official Plan of Carolina Place, recorded in Book 48, Page 180, of the Registry of New Hanover County.
Being the same property as identified by official tax maps maintained in the New Hanover County Tax Office, Map Number being 5408-010-034.000 and 5408-010-035.000; the above-described tracts being the same as described in Deed Book 1186, Page 246 and Deed Book 1183, Page 1826.
Tract 3
Beginning at a point in the intersection of the west side of Colonial Drive and the northwestern side of the Atlantic Coast Line Railroad right-of-way; running thence from said beginning point southwestwardly along said line of said railroad right of way as it curves to a point at the end said curve that is south 64 degrees 31 minutes west 158.05 feet from the preceding point; thence south 63 degrees 45 minutes west 480.10 feet to a stake; thence north 67 degrees 19 minutes west 735.53 feet to a stake; thence north 20 degrees 34 minutes west 316.11 feet to a stake; thence north 65 degrees 32 minutes east 150.30 feet to a stake on the southwestern side of Confederate Drive; thence north 69 degrees 26 minutes east 60 feet to a stake on the northeasterly side of Confederate Drive; thence along and with the northeasterly side of Confederate Drive south 20 degrees 34 minutes east 56.11 feet to a stake; thence continuing along and with the natural curvature of the northern side of Confederate Drive in an easterly direction, said curve having a radius of 381.75 feet and a tangent of 165.00 feet, a distance of 287.03 feet to a stake; thence continuing along and with the northern side of said Confederate Drive south 67 degrees 19 minutes east 385.13 feet to a stake at the intersection of the northern side of Confederate Drive and the eastern side of Battery Place; thence along and with the natural curvature of the eastern side of Battery Place in a northerly direction, said curve having a radius of 375.10 feet and a tangent of 235.98 feet, a distance of 90 feet to a stake on the eastern side of Battery Place; thence north 82 degrees 52 minutes east 183.28 feet to a stake; thence south 13 degrees 30 minutes east 140 feet to a stake on the northern side of Confederate Drive, thence along and with the natural curvature of the northern side of Confederate Drive in a northeasterly direction said curve having a radius of 344.78 feet and a tangent of 140.00 feet, a distance of 33.1 feet to a stake; thence continuing along and with the northern side of Confederate Drive north 68 degrees 29 minutes east 90.7 feet to a stake; thence north 01 degrees 24 minutes east 90.15 feet to a stake; thence south 88 degrees 36 minutes east 245.4 feet to a stake on the western side of Colonial Drive; thence along and with the western side of Colonial Drive south 01 degrees 24 minutes west 80.4 feet to a stake on the western side of Colonial Drive, being the place and point of beginning BEGINNING, and being the tract of land shown as First Mortgage Increment of Section 3 of Forest Hills, as shown on plat by Henry von Ossen and Associates, Consulting Engineers, dated November 1963, recorded in Plat Book 9, Page 3, New Hanover County Registry. EXCEPTED from this Conveyance is that portion of the above-described property which has been dedicated as Confederate Drive as shown on the aforesaid plat; BEING that same tract of land as recorded in Deed Book 925 at Page 400.
AS TO PARCEL NO. 2 (The Creek Apartments):
Located in the city of Wilmington, County of New Hanover, State of North Carolina.
BEGINNING at a point in the northern right-of-way line of the Seaboard Coast Line Railroad belt line said point being south 63 degrees 49 minutes west 639.05 feet as measured with said northern line from its intersection with the western right-of-way line of Colonial Drive, said beginning point also being the northeastern corner of that certain tract conveyed by instrument recorded in Book 707, at Page 484, in the Office of the Registrar of Deeds of New Hanover County, running thence from said Beginning south 67 degrees 37 minutes east 33.19 feet to a point in the center line of said Seaboard Coast Line Railroad, thence with said center line south 63 degrees 49 minutes west 656.70 feet to its intersection with the northern line of Wrightsville Avenue; thence with the northern line of Wrightsville Avenue north 76 degrees 23 minutes west 59.36 feet to its intersection with the northern right-of-way line of the Seaboard Coast Line Railroad, thence continuing with the northern line of Wrightsville Avenue north 76 degrees 23 minutes west 454.26 feet to the southeast corner of the “old Spofford Mills Office Building” lot; thence with the eastern line of said lot north 13 degrees 37 minutes east 130.0 feet to the northeast corner of said lot thence with the northern line of said lot north 76 degrees 23 minutes west 148.68 feet to the center line of the run of Mineral Spring Branch; thence down and with the center line of said Mineral Spring Branch , the following courses and distances: north 40 degrees 27 minutes east 90.28 feet, north 45 degrees 27 minutes east 81.37 feet, north 50 degrees 58 minutes east 156.90 feet thence north 33 degrees 38 minutes east 221.80 feet, north 1 degree 45 minutes west 127.90 feet, north 3 degrees 25 minutes east 93.83 feet and north 37 degrees 03 minutes east 12.15 feet to a point in the western line of the Forest Hills Apartment Tract as shown by map recorded in Map Book 9, at Page 3, in the New Hanover County Registry, thence with said western line south 20 degrees 27 minutes east 361.17 feet to a point; thence with the southern line of said Forest Hills Apartment Tract south 67 degrees 17 minutes east 736.19 feet to the point of BEGINNING , containing approximately 10.2 acres; BEING that same tract of land as recorded in Deed Book 1388, at page 94.
AS TO PARCEL NO. 1 (Forest Hills Apartments):
All those certain tracts, parcels or phases of land, lying and being in the County of New Hanover, City of Wilmington, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on plat (Forest Hills Plat) by Henry von Ossen & Associates Consulting Engineers & Planners, dated April 3, 1992, and entitled “Survey of Forest Hills Apartments, Wilmington, New Hanover Co. North Carolina for United Dominion Realty Trust, Inc.”, a copy of the Forest Hills Plat is recorded contemporaneously herewith in the New Hanover Registry, North Carolina, in Plat Book 32, Page 250, and incorporated herein by reference, the real estate is more particularly described as follows:
BEGINNING at a point along the western right-of-way line of Colonial Drive at its intersection with the southern right-of-way line of Confederate Drive; thence S. 1" 24' West 10.20 feet to a point along the western right-of-way of Colonial Drive; thence leaving Colonial Drive S. 64º 31' West 158.05 feet to a point; thence S. 63º 48' West 481.24 feet to an iron pin set; thence N. 67º 19' West 734.20 feet to a point marked by an iron pin set; thence N. 20º 34' West 1250.59 feet to a point marked by an iron pin found; thence S. 79º 35' East 204.68 feet to a point along the eastern right-of-way line of 23rd Street; thence N. 2º 9' 52" West 78.04 feet to a point; thence N. 87º 50' 08" East 198.00 feet to a point; thence N. 82º 09' 52" West 113.00 feet to a point along the southern right-of-way line of Gibson Avenue; thence N. 87º 50' 08" East 66.00 feet to a point marked by an iron pin found; thence S. 83º 05' 12" East 184.00 feet to a point marked by an iron pin found along the western right-of-way line of Confederate Drive; thence S. 70º 35' East 160.00 feet to a point marked by an iron pin set; thence S. 69º 42' East 148.06 feet to a point; thence S. 62º 24' East 260.00 feet to a point along the eastern right-of-way line of Alpine Drive; thence continuing along the eastern right-of-way line of Alpine Drive, along a curve having a radius of 625.89 feet and a tangent of 63.20 feet, a distance of 125.62 feet; thence S. 39º 06' West 322.86 feet to a point marked by an iron pin found; thence S. 44º 43' East 321.10 feet to a point marked by a rebar found; thence S. 71º 12' East 40.53 feet to a point marked by a concrete monument found; thence S. 41º 38' East 187.45 feet to a point marked by an iron pin set; thence S. 5º 26' West 129.09 feet to a point marked by an iron pin set; thence S. 13º 30' East 140.29 feet to a point marked by an iron pin found; thence S. 13º 30' East 140.00 feet to a point along the northern right-of-way line of Confederate Drive; thence along the northern right-of-way line of Confederate Drive in a northeasterly direction, along a curve to the right having a radius of 314.78 feet and a tangent of 127.82 feet, a distance of 33.1 feet to a point; thence N. 68º 29' East 90.70 feet to a point marked by an iron pin found; thence N. 1º 24' East 90.15 feet to a point marked by an iron pin found; thence S. 88º 36' East 245.40 feet to a point along the western right-of-way line of Colonial Drive; thence S. 1º 24" West 70.2 feet to a point along the southern right-of-way line of Confederate Drive which point is the point and place of BEGINNING, LESS AND EXCEPT that portion of the above-described property which has been dedicated as Confederate Drive, Battery Place, Alpine Drive and 23rd Street, and containing 30.48 acres, of which 6.11 acres are in street rights-of-way.
AS TO PARCEL NO. 2 (The Creek Apartments):
All those certain tracts, parcels or phases of land, lying and being in the County of New Hanover, City of Wilmington, North Carolina, with all improvements thereon and appurtenances thereunto belonging, as shown on plat (The Creek Plat) by Henry von Ossen & Associates Consulting Engineers & Planners, dated April 7, 1992, and entitled “Survey of The Creek Apartments, Wilmington, New Hanover County, North Carolina for United Dominion Realty Trust, Inc.” a copy of The Creek Plat is recorded contemporaneously herewith in the New Hanover Registry, North Carolina, in Plat Book 32, page 251, and incorporated herein by reference, the real estate is more particularly described as follows:
BEGINNING at a point in the northern right-of-way line of the Seaboard Coast Line Railroad belt line, said point being South 63º 43' 09" West 639.05 feet as measured with said northern line from its intersection with the western right-of-way line of Colonial Drive, said Beginning point also being the northeastern corner of that certain tract conveyed by instrument recorded in Book 707 at Page 484 in the Office of the Registrar of Deeds of New Hanover, County; running thence from said Beginning South 67º 17' East 33.13 feet to a point in the center line of said Seaboard Coast Line Railroad; thence with said center line South 63º 43' 09" West 656.76 feet to its intersection with the northern line of Wrightsville Avenue; thence with the northern line of Wrightsville Avenue North 76º 23' West 38.98 feet to its intersection with the northern right-of-way line of the Seaboard Coast Line Railroad; thence continuing with the northern line of Wrightsville Avenue North 76º 23' West 473.53 feet to an iron pin set on the southeast corner of the “old Spoffed Mills Office Building” lot; thence with the eastern line of said lot North 13º 37' East 130.0 feet to an iron pin set on the northeast corner of said lot; thence with the northern line of said lot 76º 23' West 148.68 feet to the center line of the run of Mineral Spring Branch; thence down and with the center line of said Mineral Spring Branch the following courses and distances: North 40º 27' East 90.28 feet, North 45º 10' East 81.37 feet, North 50º 03' 30" East 156.92 feet; thence North 33º 21' East 221.80 feet, North 02º 02' West 127.90 feet, North 03º 08' East 93.83 feet and North 36º 46' East 12.15 feet to a point in the western line of the Forest Hills Apartment Tract as shown by map recorded in Map Book 9 at Page 3 in the New Hanover County Registry; thence with said western line South 20º 32' East 361.17 feet to an iron pin set; thence with the southern line of said Forest Hills Apartment Tract South 67º 17' East 734.20 feet to the Point of BEGINNING, containing approximately 9.98 acres and subject to 0.38 acres in the railroad right-of-way.

Exhibit A-85
THE VINEYARDS
PHASE I
PARCEL 1:
From the 5outheat corner of Section 17 Township 25 South, Range 29 East, Osceola County. Florida, run N 00°14'47" W, along the East line of said Section 17, 1347.0 feet; run thence S 89°39'13" W parallel to the North right of way line of U.S. Highway No. 292 (State Road No. 530), 1321.29 feet, to the Point of Beginning; continue S 89°39'13" W 1013.71 feet; run thence N 00°14'47" W a distance of 1060.00 feet; run thence N 89°45'13" E, a distance of 340.00 feet; run thence S 38°47'18" E a distance of 210.00 feet; run thence S 37°45'00" W a distance of 207.48 feet; run thence 56°00'00" E a distance of 178.54 feet; run thence S 00°14'47" E a distance of 55.03 feet: run thence N 89°45'13" E a distance of 488.00 feet; run thence S 00°14'47" E a distance of 37.49 feet; run thence N 89°45'13" E a distance of 35.0 feet; run thence S 00°14'47" E a distance of 537.48 feet, to the Pint of Beginning.
PARCEL 2:
From the SE corner of Section 17, Township 25 South, Range 29 East Osceola County, Florida run N 00°14'47" W along the East Line of said Section 17 a distance of 1347.0 feet; run thence S 89°39'13" W, parallel to the North Right of Way line of U.S. Highway 192 (State Road 530) a distance of 2335.00 feet; run thence N 00°14'47" W a distance of 1060,0 feet; run thence N 89°45'13" E a distance of 340.0 feet; run thence S 38°47'18" E a distance of 210.0 feet; run thence S 37°45'00" N a distance of 162.98 fee to the Point of Beginning; continue S 37°45'00" W a distance of 44.50 feet; run thence S 56°00'00" E a distance of 17.70 feet; run thence Northeasterly, on a 465.00 ft. radius curved to the right, through a central angle of 05°46'11" a distance of 46.83 feet to the Point of Beginning.
PHASE II
From the Southeast corner of Section 17, Township 25 South, Range 29 East. Osceola County, Florida, run North 00°14'47" W, along the East line of said Section 17, 1347.0 feet; run thence S 89°39'13" W, parallel to the North Right-of-Way line of U.S. Highway No, 192 (State Road No 530). a distance of 2335.0 feet; run thence N 0°14'47" W a distance of 1060.0 ft.. to the Point of Beginning; run thence N 89°45'13" East 340 ft; run thence S 38°47'18" E a distance of 210.00 feet; run thence S 37°45'00" a distance of 162.98 ft to a point on a 465.00 ft. Radius Curve Concave to the Southeast; run thence along said Curve through Central Angle of 05°46'11" a distance of 46.83 feet (Chord = S 15°34'49" W a distance of 46.81 ft.); run thence S 56°00'00" E a distance of 160.84 feet; run thence N 60°15'49" E a distance of 386.74 ft.; run thence N 89°45'13" E a distance of 151.37 ft; run thence S 0°14'47" E a distance of 282.9 ft.; run thence N 89°45'13" E a distance of 35.00 ft; run thence N 00°14'47" W a distance of 923.81 ft; run thence S 89°55'36" W, parallel to and 178.00 ft. North of the South line of the North 1/2 of said Section 17, a distance of 1013.71 ft.; run thence S 00°14’4” E a distance of 406.12 feet, to the Point of Beginning.
Together with a 70 foot wide non-exclusive easement recorded in Official Record nook 792 Page 1083. Public Records of Osceola County, Florida for pedestrian and vehicular ingress and egress, together with the right to install, maintain, repair and replace utilities and to place and install signage over and across the following described property:
PHASE II continued

A strip of land 35.00 feet in width, each side of the following described line: From the Southeast corner of Section 17, Township 25 South, Range 29 East. Osceola County, Florida, run N 0°14'47" W. along the East line of said Section 17 1347.0 ft.: run thence S 89°39'13" W. parallel to the North Right of Way line of U.S. Highway No, 192 (State Road No. 530). A distance of 1641.29 ft. to the Point of Beginning’ run thence 0°l4'47" W a distance if 88.49 ft. to the Point of Curve, of a 275.00 ft.. Radius Curve to the left, having a Central Angle of 69°00'00" run thence along said Curve a distance of 283.00 feet to the Point of Tangent of said Curve: run thence N 69°14'47" W, 86.98 ft. to the Point of Curve of a 235.0 ft. Radius Curve to the Right, having a Central Angle, of 69°00'00"; run thence along said Curve, 283.00 ft. to the Point of Tangent of said Curve; run thence, N 00°14'47" W a distance of 58.49 ft. to the Point of Curve of a 500.00 ft radius Curve to the right, having a Central Angle of 90°00'00"; run thence along said Curve a distance of 785.40 ft. to the Point of Tangent of said Curve; run thence N 89°45'13" a distance of 202.97 ft, to the East line of “The Vinyard” property and the End of said Right of Way.
AND
Water Retention & Conservation Area
From the Southeast Corner of Section 17, Township 25 South, Range 29 East, Osceola County, Florida, run N 0°14'47" N, along the East Line of said Section 17, 1347.0 feet; run thence S 89°39'13" W, parallel to the North Right of Way line of U.S. Highway No, 192 (State Road No. 530), distance of 1321.29 ft.; run. thence N 00°14'47" N a distance of 537.48 ft; run thence S 89°45'13" N a distance of 35.00 ft; run thence N 0°14'47" a distance of 37.49 ft. to the Point of Beginning; run thence S 89°45'13" W a distance of 488.00 ft.; run thence N 0°14'47" W distance of 55.03 ft.; run thence N 60°15'49" E a distance of 386.74 ft.; run thence N 89°45'13" E a distance of 151.37 ft, run thence S 0°14'47" E a distance of 245.41 feet, to the Point of Beginning,

Exhibit A-86
TRINITY PARK
Phase I
BEGINNING at a point in the west right of way line of Corporate Center Drive said point being N 42 13'42" E 113.41 feat from the point where the north right of way line of Trinity Road intersects the west right of way line of Corporate Canter Drive; thence, with the east line of Lot 1, the W.C. Medlin Property N 24 14'40" E 47.29 feet to an existing iron pin; continuing with the Medlin line N 05 12'16" E 240.78 feet to an existing iron pin to the Medlin northeast corner: thence, with Medlin’s north line N 55 40'22" W 119.50 feet to an existing iron pin, M.D. Wilder’s northeast corner; thence, with Wilder’s north 1ine N 51 26'27" W 116.54 feet to a point; thence, N 51 26'27" W 7.46 feet to the center line of Richland Creek; thence, meandering in a northern direction along the center Line of Richland Creek. which is a common boundary with I-40 Development Company (Deed Book 3342, Page 710) [the following reference line is within 18.5 feet of the center line of Richland Creek (such line is included for Informational purposes only); (1) N01•27'45" W 108.61 feet to an existing iron pin; (2) W 38 04'42" W 116.79 feet to an existing iron pin; (3) N 10 13'27" E 174.67 feet to an existing iron pin and (4) N 15 44'27" E 143.89 feet to an existing iron pin, said pin being located in the south line of N. C. State University Property) to a point in the south line of N. C. State University Property and the northeastern corner of I-40 Development Company; thence, from the center line of Richland Creek S 88 12'19" E 18.5 feet to an existing iron pin; thence, along the south line of N.C. State University Property S 88 12'19"E 126.02 feet to an existing iron pin; thence, S 82 17'08" E 1051.37 feet to a point, being now or formerly the northwest corner of F. Joseph Gossman, Bishop of the Roman Catholic Diocese of Raleigh NC. (Book of Maps 1990, Page 792 thence, with the Gossman line S 04 00'03" W 487.71 feet to a new iron pin located in the north right of way line of Corporate Center Drive; thence, with the north right of way of Corporate center Drive N 85 59'57" W 13.75 feet to a new iron pin; thence, along a curve to the left having a radius of 322.23 feet, an arc distance of 202.46 feet and subtended by a chord with a bearing and distance of S 76 00'04" W 199.14 feet to a new iron pin; thence, along the north right of way line of Corporate Center Drive S 58 00'03" W 150.00 feet to a new iron pin: thence, along a curve to the right having a radius of 256.00 feet, an arc distance of 169.78 feet and subtended by a chord with a bearing and distance of S 77 00'01" W 166.67 feet to a new iron pin: continuing along the north right of way line of Corporate Center Drive N 83 59'57" W 150.00 feet to a new iron pin; thence, along a curve to the left having a radius of 353.37 feet, an arc distance of 331.63 feet and subtended by a chord with a bearing and distance of S 69 06'32" W 319.59 feet to a point and thence S 42 13'42"W 53.76 feet to the point and place of BEGINNING, containing 17.75 acres, more or less, as shown on “As-Built Survey of TRINITY PLACE APARTMENTS, Meredith Twp., Wake Co., N. C., Property of Raleigh Development Income Partnership (a North Carolina Limited Partnership), a North Carolina limited partnership”, dated October 27, 1992 and last revised March 22, 1993, prepared by John Y. Phelps, Jr., Registered Land Surveyor.
Phase II
All that certain lot or parcel of land situated near the City of Raleigh, in Meredith Township, Wake County, North Carolina, and being more particularly described as follows:
BEGINNING at a point in the north right of way line of Trinity Road, said point being the point where Trinity Road begins to curve into Corporate Center Drive, thence along a curve curving to the right, having a radius of 30.0 feet, a chord bearing of N 02 50' 55" W a Distance of 42.34 feet and an arc of 47.00 feet; thence along the southern right of way of Corporate Center Drive the following seven (7) calls: N 42 13' 36" E a distance of 127.22 feet; along a curve curving to the right hiving a radius of 293.37 feet, a chord bearing of N 69 06' 53" E a distance of 265.34 feet and an arc of 275.33 feet; S 83 59' 57" E a distance of 150.00 feet; along a curve curving to the left having a radius of 316.00 feet, a chord bearing of N 77 00' 02" E a distance of 205.74 feet and an arc of 209.57 feet; N 58 00' 03' E a distance of 150.00 feet; along a curve curving to the right having a radius of 262.23 feet, a chord bearing of N 76 00' O5" E a distance of 162.06 feet and an arc of 164,76 feet; and S 85 59' 57" E a distance of 13.75 feet to an existing iron pin in the west line of Lot 2 & 3 of F. Joseph Gossman, Bishop of the Roman Catholic Diocese of Raleigh (now or formerly) Book of Maps 1990 Page 792; thence with the west line of Lot 2 & 3 S 04 00' 03" W a distance of 570.80 feet to an existing iron pin at the northeast corner of L. F. Hendricks (now or formerly); thence with the north line of L. F. Hendricks N 55 39' 25" W a distance of 232.02 feet to an existing iron pin at the northwest corner of L. F. Hendricks. thence with the west line of L. F. Hendricks S 05 08' 37" W a distance of 565.07 feet to a point in the north right of way line of Trinity Road; thence with the north right of way line of Trinity Road N 47 59' 44" W a distance of 73.72 feet to a point in the east line of J. H. Eads (now or formerly); thence with the east line of J. H. Eads N 05 05' 15" E a distance of 553.96 feet to an existing iron pin at the northeast corner of J. H. Eads; thence with the north line of J. H. Lads N 55 45' 22" W a distance of 241.93 feet to an existing iron pin at the northwest corner of J. H. Lads; thence with the west line of J. H. Eads S 05 10' 43" W a distance of 512.32 feet to a point in the north right of way Line of Trinity Road; thence with the north right of way line of Trinity Road the following two (2) calls: N 47 41' 38" W a distance of 374.73 feet; and N 47 55' 22" W a distance of 170.76 feet TO THE POINT AND PLACE OF BEGINNING; being shown and designated as Lot 1 on the survey dated 2/9/95 as last revised 2/20/95 entitled ‘Boundary Survey for Raleigh Development Income Partnership (A North Carolina Limited Partnership) Trinity Place Apartments Phase II” prepared by John Y. Phelps. Jr., Registered Land Surveyor, and also being a portion of Lot 1 on the map entitled ‘Lot 1, Portion of Lot 2 and Pierce Property of Trinity Road” recorded in the Book of Maps 1991 Page 322, Wake County Registry and containing 8.2474 acres more or less.
Note, to the extent that the legal descriptions set forth above do not include any phase or portion of the corresponding Portfolio Property (for example Clear Run Phase III, Andover Phase II and Green Oaks) the legal description of such phase or portion shall be included in the definition of Land and shall be conveyed to Purchaser at Settlement by Deed in accordance with this Agreement.

Exhibit B
List of Service Contracts
13002 Alexander Court

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Wow
Laundry	Jet Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Ameritech
Security Patrol	None
Landscaping	Lawn Jon Grounds Care
Pagers	Telcon
Arch Wireles
Voice mail	Telcon
VoiceCom
On hold music	None
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Ricoh
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	Lawn Jon Grounds Care
Fire alarm monitoring	None
Alarm	City of Columbus Alarm user Agreement
Towing	Ohio Towing and Recovery
Pool	none
20301 Anderson Mill

Type of service	Service Provider
Termite bonds	yes
Termite Company	Worldwide
Pest Control	Worldwide

Type of service	Service Provider
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Kings III
Verizon
TMX
Security Patrol
Landscaping	SunTerra
Pagers
Voice mail	VoiceCom
On hold music
Internet Publications	Apts.com / For Rent.com
Mynewplace.com
Rent.com
Print publications
Copier	IKON
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
other
other
Pool
17108 Andover Place I

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Elite Pest Control
Monitored Alarms	Dadvision Security Services
Cable	RoadRunner
Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	Nova Agency
Landscaping	Royal Landscaping
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	VoiceCom

Type of service	Service Provider
On hold music	none
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier	Ikon
HOA (if applicable)	None
Fitness service	None
Snow removal	Ultimate Water
Fire alarm monitoring	Technitel
Lake	Aquatic Systems
Fountain	Vertex
Pool	Caribean
20214 Arbor Ridge

Type of service	Service Provider
Termite bonds	n/a
Termite Company	n/a
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Comcast
Laundry	Mac Gray
Gas	Centrepoint
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Kings III of America
Security Patrol	Steve Lorance
Landscaping	Ceseas Maintenance
Pagers	Telcon
MetroCall
Voice mail	Echo (Answering service)
On hold music	n/a
Internet Publications	online ad Pulsetracker
Apartments.com
Mynewplace.com
Rent.com
Print publications	ADS see below
Copier	Ricoh
HOA (if applicable)
Fitness service	n/a
Snow removal	n/a
Fire alarm monitoring	na/
other	ADS

Type of service	Service Provider
Towing	Southern Service
Waste	Republic
Pool
20028 Aspen Court

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Lakeside
Monitored Alarms	Network Multifamily
Cable	MDU Broadband
Time Warner
Laundry	Coinmach
Gas	Atmos Energy
Energy Advisory Services	Yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Landscape Expressions
Pagers	MetroCall
Verizon Wireless
ArchPaging
Voice mail	Echo Communications
Answering Service	Person to Person
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier	Rico
HOA (if applicable)
Deodorizers	Fikes
Trash removal	Duncan
Towing	Erics
M/I & M/O Surveys	Pulse Tracket
Pool	Cariban Pool
20005 Autumnwood

Type of service	Service Provider
Termite bonds	yes
Termite Company	Lakeside
Pest Control	Lakeside
Monitored Alarms	Network Multifamily

Type of service	Service Provider
Cable	MDU Broadband
Comcast
Laundry	NONE
Gas	NONE
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Kings III
Security Patrol	NONE
Landscaping	Landscpape Expressions
Pagers	TELCON
MetroCall
Voice mail	Telcon/Person to Person
On hold music	NONE
Internet Publications	Apts.com
Mynewplace.com
Rent.com
Print publications	NONE
Copier	Ricoh
HOA (if applicable)	NONE
Fitness service	Fitt Exercise
Snow removal	NONE
Fire alarm monitoring	NONE
Towing	Erics
other	Fike’s Infection Control
Waste	Waste Remedies
Pool	NONE
17000 Bay Cove

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Prevail Pest Control
Monitored Alarms	N/A
Cable	Bright House
Road Runner
Laundry	Coinmach
Gas	City of Clearwater-No contract
Energy Advisory Services	None
Phone / Telecommunications	Verizon
Security Patrol	Critical Intervention Services
Landscaping	Baycut
Pagers	USA Mobility-No contract
Voice mail	Echo Communications
On hold music	Audio Imaging
Internet Publications	For Rent

Type of service	Service Provider
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier	Ricoh - no contract
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	Due February
Pool	Commercial Pool Cleaners
Office Alarm	ADT
Waste	Saguaro Enviornmental
20206 Braesridge

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb
Pest Control	Orkin
Monitored Alarms	N/A
Cable	TV Max
Laundry	Coinmach
Gas	None
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Kings III
Security Patrol	None
Landscaping	Ceseas
Pagers	MetroCall
Arch Wireless
Answering Service	Yes
Essential Messaging
Laundry	Solon Automated (Only have Page 2)
On hold music	none
Internet Publications	Ask Richmond
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Lawton Publications
Copier	Ricoh
HOA (if applicable)	none
Fitness service	none
Snow removal	none
Fire alarm monitoring	none
Pool	Aquasal Chemical (Water Managemenet)
Elevator	Dover
Waste	Waste Remedies

14003 Bramblewood

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	n/a
Cable	Time Warner
Roadrunner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	None
Landscaping	Arbor lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Print publications	None
Copier	Ricoh
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	None
other
Pool	None
Waste	Waste Remedies
13009 Britton Woods

Type of service	Service Provider
Termite bonds	none
Termite Company	none
Pest Control	Orkin
Monitored Alarms	none
Cable	Time Warner

Type of service	Service Provider
Laundry	none
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol	none
Landscaping	Yardmaster of Columbus, Inc.
Pagers	Telcon
MetroCall
American Messaging
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Audio Images
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	none
Copier
HOA (if applicable)	Tuttle Crossing Owners Association
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	none
other
Pool	none
Waste	Waste Remedies
14001 Brynn Marr

Type of service	Service Provider
Termite bonds	yes
Termite Company	Modern Exterminatin
Pest Control	Dodson Brothers
Monitored Alarms	n/a
Cable	Roadrunner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Sprint
Security Patrol	none
Landscaping	Cut'N'Edge Lawn Care
Pagers	Telcon
Communication Specialists
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	none

Type of service	Service Provider
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	none
Copier
HOA (if applicable)	none
Fitness service	Fitness Concepts Inc
Snow removal	none
Fire alarm monitoring	none
other
Pool	none
Waste	Waste Remedies
14004 Cape Harbor

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Dodson
Monitored Alarms	Network Multifamily
Cable	Castle Cable
Road Runner
Time Warner
Laundry	MacGray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Old Heritage Landscaping
Pagers	Telcon
Communication Specialists
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Finder
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None

Type of service	Service Provider
Other
other
Pool	None
20211 Chelsea Park

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Coinmach
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Kings III America
Security Patrol
Landscaping	Hamilton Steele
Pagers	MetroCall
Voice mail
Answering Service	Signius
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Pool	Aquesol (Water Management)
Towing	Westside Wrecker
14008 Clear Run

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Dodson
Monitored Alarms	n/a
Cable	Roadrunner

Type of service	Service Provider
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	none
Landscaping	Old Heritage Landscape
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	none
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	none
Copier
HOA (if applicable)	none
Fitness service	Fitness Concepts Inc
Snow removal	none
Fire alarm monitoring	none
other
other
Waste	Waste Remedies
Pool	none
18107 Club Hickory Hollow

Type of service	Service Provider
Termite bonds	yes
Termite Company	Americ’s Bug Buster
Pest Control	Americ’s Bug Buster
Monitored Alarms	Network Multifamily
Cable	VSC Cable
Comcast
Laundry	MacGray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
TMX
Security Patrol
Landscaping	Envior-scapes
Pagers	Telcon
Voice mail	Telcon
Answering Service	Echo Communications

Type of service	Service Provider
On hold music
Internet Publications	Apartment Guide
Apartments.com
Mynewplace.com
Rent.com
Print publications	Apatment Guide
Copier	R. J. Young
HOA (if applicable)	Greater Nashville Apartmen Association
Fitness service	Treadmill Doctor
Snow removal
Fire alarm monitoring
Newsletters	Lewis Letterworks
DVD Rentals	Video Rental Services
Mail Machine	Pitney Bowes
Mail Machine	Pitney Bowes
Waste	Waste Remedies
Pool
20006 Cobblestone

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Lakeside Pest
Monitored Alarms	Network Multifamily
Cable	MDU Broadband
Laundry	Coinmach
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	None
Landscaping	Landscape Expressions
Pagers	None
Voice mail	Person to Person
Answering Service
On hold music	None
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Lanier
HOA (if applicable)	None
Fitness service	Fitt Exercise
Snow removal	None
Fire alarm monitoring	None
Towing	Erics
Emergency Phone	Kings III
Pool	None

14000 Colony Village

Type of service	Service Provider
Termite bonds	yes
Termite Company	Modern Exterminating
Pest Control	Dodson
Monitored Alarms	n/a
Cable
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Sprint
Security Patrol	None
Landscaping	Cut’N’Edge Lawn Care
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Serice	Voicecom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Snow removal	None
Fire alarm monitoring	None
Internet	Suddenlink
other
Pool	None
14110 Copper Mill

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	none
Cable	Cable Dev. Corporation
Road Runner
Laundry	none
Gas
Energy Advisory Services

Type of service	Service Provider
Phone / Telecommunications	Verizon
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	none
20213 Country Club Place

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb
Pest Control	Orkin (Natl contract)
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	none
Gas	Centerpoint Energy
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Pool Kings
Security Patrol	none
Landscaping	Ceseas
Pagers	Verizon
Voice mail	Echo Communications
On hold music	none
Internet Publications	none
Apartments.com
Mynewplace.com
Rent.com
Snow removal	none
Copier	Lanier
Fire alarm monitoring	none
Office Alarm	ADT
BillBoard	AD Displays
Pool	Aquasol Commercial (Water Management)

10106 Courthouse Green

Type of service	Service Provider
Termite bonds	yes
Termite Company	Home Paramount
Pest Control	Dodson
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Verizon
Security Patrol	Chesterfield Security
Landscaping	Valleycrest
Pagers	MetroCall
Voicecom
Voice mail	no contract
Answering Service	Voicecom
On hold music	On Hold Answering Service
Internet Publications	no contract
Apartments.com
Mynewplace.com
Rent.com
Print Publication	For Rent
Copier	Lanier
Snow removal	no contract
Fire alarm monitoring	no contract
Pool	no contract
other
other
14006 The Creek

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	n/a
Cable	Time Warner
Laundry	Coin Mach
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None

Type of service	Service Provider
Landscaping	Old Heritage
Pagers	Telcon
Voice mail	Telcon
On hold music	None
Internet Publications	For Rent
Move.com
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Ricoh
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Other
Other
Pool	None
14011 Crosswinds

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Dodson
Monitored Alarms	Network Multifamily
Cable	Time Warner
Roadrunner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Old Heritage
Pagers	Telcon
MetroCallers
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Finder
Copier	Cavin’s Business Solutions
HOA (if applicable)	None

Type of service	Service Provider
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Other
Other
Pool	None
20025 Derby Park

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Lakeside
Monitored Alarms	Network Multifamily
Cable	Comcast
Time Warner
Road Runner
Laundry
Gas
Energy Advisory Services	Yes
Phone / Telecommunications	ATT Smartmoves
Pool Kings
Security Patrol
Landscaping	Landscape Expressions
Pagers	Verizon Wireless
Voice mail
Answering Service	Person to Person
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Towing	Erics
Other
Pool

14105 Dominion Courtney Place

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	MacGray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	Capitol Special Police
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
other
other
Waste	Waste Remedies
Pool	None
14308 Dom at Sharon

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Pest Control Authority
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	Mac Gray

Type of service	Service Provider
Gas	na
Energy Advisory Services	na
Phone / Telecommunications	Bell South
Security Patrol	na
Landscaping	Heaven and Earth
Pagers	telcon-corporate
MetroCall
Voice mail	telcon-corporate
A&A Communications
On hold music	Muzak-corporate
Internet Publications	corporate contracts
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	NA
Copier	Ricoh Americas
HOA (if applicable)	NA
Fitness service	Fitness concepts
Snow removal	NA
Fire alarm monitoring	NA
Pool	Caribbean Pool Service
14318 Dom Crossing

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Pest Control Authority
Monitored Alarms	N/A
Cable	Time Warner
Laundry	Mac Gray
Gas	N/A
Energy Advisory Services	N/A
Phone / Telecommunications	Telcon-corporate
Tel-Cove
Security Patrol	N/A
Landscaping	Heaven and Earth
Pagers	N/A
Voice mail	Telcon-corporate
Answering Services	A&A Communications
On hold music	N/A
Internet Publications	corporate
Apartments.com
Move.com
Mynewplace.com
Rent.com

Type of service	Service Provider
Print publications	N/A
Copier	N/A
HOA (if applicable)	N/A
Fitness service	Fitness Concepts
Snow removal	N/A
Fire alarm monitoring	N/A
other	N/A
other	N/A
Pool	N/A
14304 Dom Harris Pond

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Pest Control Authority
Monitored Alarms	N/A
Cable	Time Warner
Laundry	Mac Gray
Gas	na
Energy Advisory Services	na
Phone / Telecommunications	Bell South
Security Patrol	na
Landscaping	Heaven and Earth
Pagers	telcon-corporate
MetroCall
Voice mail	telcon-corporate
Answering Service	Voicecom
On hold music	muzak-corporate
Internet Publications	corporate
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Apartment Guide
Copier	Great American Leasing-corporate
HOA (if applicable)	NA
Fitness service	Fitness Concepts
Snow removal	NA
Fire alarm monitoring	NA
Pool	Caribbean Pool
Who’s calling	corporate

10102 Dom Laurel Springs

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Dodson
Monitored Alarms	Network Multifamily
Cable	Media One
Comcast
Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	Verizon
Security Patrol
Landscaping	Valleycrest
National Landscaping	TruGreen Land Care
Pagers	Telcon
Voice mail
Answering Service	Echo Communications
On hold music
Internet Publications
Apartments.com
MyNewPlace.com
Rent.com
Print publications	For Rent
Copier	Lanier
HOA (if applicable)
Fitness service	Elite
Snow removal
Fire alarm monitoring
other
Waste	Waste Remedies
Pool
14306 Dom Mallard Creek

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix — Just Invoice
Pest Control	Perst Control Authority
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	Mac Gray
Gas	na
Energy Advisory Services	na

Type of service	Service Provider
Phone / Telecommunications	-Telcon local/long distance
Bell South
Security Patrol	na
Landscaping	Heaven and Earth
Pagers	telcon-corporate
MetroCall
Voice mail	telcon-corporate
On hold music	Muzak
Answering Service	Voicecom
Internet Publications	Corporate
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	NA
Copier	Ricoh-corporate
HOA (if applicable)	NA
Fitness service	Fitness Concepts
Snow removal	NA
Fire alarm monitoring	NA
Pool	Caribbean Pool
Who’s Calling	Corporate
Waste	Waste Remedies
14319 Dom Norcroft

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Pest Control Authority
Monitored Alarms	N/A
Cable	Time Warner
Road Runner
Laundry	NA
Gas	NA
Energy Advisory Services	NA
Phone / Telecommunications	Bell South
TelCove
Security Patrol	NA
Landscaping	Heaven and Earth
Pagers	telcon-corporate
USA Mobility
Voice mail	telcon-corporate
Answering Service	A&A Communications
On hold music	Muzak-Corporate
Internet Publications	Corporate

Type of service	Service Provider
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Apartment Guide
Apartment Guide
Apartment Guide
Copier	NA
HOA (if applicable)	NA
Fitness service	Fitness Concepts
Snow removal	Heaven and Earth
Fire alarm monitoring	NA
Pool	Caribbean Pool Service
Voice recording	Who’s Calling-corporate
14104 Dominion on Lake Lynn

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	n/a
Cable	Time Warner
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Other
Other
Pool	None

14108 Dominion Ramsgate

Type of service	Service Provider
Termite bonds	n/a
Termite Company	n/a
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Alert Cable TV of NC
Road Runner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol
Landscaping	Arborlawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Muzak
Audio Images
Internet Publications
Mynewplace.com
Rent.com
Print publications	None
Copier	Ricoh
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring
other
other
Pool	None
14102 Dominion Spring Forest

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	n/a
Cable	Time Warner

Type of service	Service Provider
Road Runner
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	Capitol Special Police
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Muzak
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None
14107 Dominion Walnut Creek

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	n/a
Cable	Time Warner
Road Runner
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	Muzak
Internet Publications

Type of service	Service Provider
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Ricoh
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None
14106 Dominion Walnut Ridge

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	Network Multifamly
Cable	Time Warner
Road Runner
Laundry	Mac Gray
Gas
Energy Advisory Services
Phone / Telecommunications	Bell South
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None

12000 Dover Country Club

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Western Pest Control
Pest Control	Western Pest Control
Monitored Alarms	N/A
Cable	Comcast
Laundry	Coinmach
Gas	Gasmark/Chesapeake Utilities
Energy Advisory Services	Yes
Phone / Telecommunications	Verizon
Security Patrol	n/a
Landscaping	Brickman Group Ltd.
Pagers	Answer Delmarva
Dover Radio Page
Voice mail	N/A
Answering Service	Answer Group
On hold music	N/A
Internet Publications	N/A
Mynewplace.com
Rent.com
Print publications	rent.com
Copier	Ricoh
HOA (if applicable)	n/a
Fitness service	Sport and Health
Snow removal	Brickman Group Ltd.
Fire alarm monitoring	Security Instruments
Office Alarm	ADT
Pool	High Sierra Pools
29003 Evergreen Park

Type of service	Service Provider
Termite bonds	N/A
Termite Company	n/a
Pest Control
Monitored Alarms	n/a
Cable	Castle Cable
Laundry	Web Service Co.
Gas
Energy Advisory Services

Type of service	Service Provider
Phone / Telecommunications	Qwest
Security Patrol
Landscaping
Pagers	MetroCall
Voice mail
Answering Service	Advanced Communications
On hold music	Audio Music
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
other
other
Pool
17100 Fisherman Village

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Elite
Pest Control
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac Gray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol
Landscaping
Pagers	MetroCall
Voice mail	Voicecom
Answering Service	Audio Image
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier

Type of service	Service Provider
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
other
other
Pool
14007 Forest Hills

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac Gray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	Pinnacle Special Police
Landscaping	Old Heritage
Pagers	Telcon
Communications Specialist
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
other — GAS for dryers and fireplace in club house	JT Lee and Sons
other- Helium	National Welders
other- Water Coolers	Culligan
Pool	None

15004 Forestbrook

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Terminix
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac Gray
Gas	Ameri-Gas
Energy Advisory Services	None
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	US Lawns
Pagers	TelCon
MetroCall
Voice mail
Answering Service	Person to Person
On hold music	None
Internet Publications	Apartment Guide
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier	Marlin
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None
13901 Fountainhead

Type of service	Service Provider
Termite bonds	none
Termite Company	none
Pest Control	Orkin
Monitored Alarms	None
Cable	Continental Cablevision
Time Warner
Laundry	Coinmach

Type of service	Service Provider
Gas	Interstate Gas Supply
Energy Advisory Services	Yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	Anderson Security
Landscaping	A to Z Lawn & Landscaping Inc
Pagers	Telcon
ArchWireless
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	None
Snow removal	A to Z Lawn & Landscaping Inc
Fire alarm monitoring	None
other
other
Pool	None
15000 Gable Hill

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Bugmaster
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac Gray
Gas	None
Energy Advisory Services	None
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	US Lawns
Pagers	Telcon
MetroCall
Voice mail	Person to Person
On hold music	Muzak
Internet Publications
Apartments.com
Move.com

Type of service	Service Provider
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier	Ricoh
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	None
Water Cooler	Macke Water Systems
other
Pool	None
11000 Gatewater Landing

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Dodson
Pest Control	Walters Pest Control
Monitored Alarms	n/a
Cable	Comcast
Laundry	Coinmach
Gas	Washington Gas Energy Svc.
Energy Advisory Services	Yes
Phone / Telecommunications	Verizon
Security Patrol
Landscaping	Mc Fall & Berry
Pagers	MetroCall
Voice mail
Answering Service	Voicecom
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier	Lanier (Ricoh)
HOA (if applicable)
Fitness service
Snow removal	Mc Fall & Berry (With Landscape)
Fire alarm monitoring
Generator Maintenance	Cummings Power Systems
Common Area Cleaning	Christos Building Services, Inc
Tow	North County Towing
Pool	High Sierra Pools Inc

13004 Governours Square

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Rose Pest Solutions
Pest Control	None
Monitored Alarms	Security Network Inc
Cable	Time Warner
Road Runner
Laundry	Jetz Laundry
Gas	Interstate Gas Supply
Energy Advisory Services	Yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	None
Landscaping	None
Pagers	Telcon
Arch Wireless
Voice mail	Telcon
Answering Service	Voicecom
On hold music	Audio Images
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None
20202 Green Oaks

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb
Pest Control	Webb pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Enviroteam

Type of service	Service Provider
Pagers	TMX — Telcon
MetroCall
Verizon Wireless
Voice mail	Echo Communications
On hold music	Audio Images
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	HPC Publications
Copier	Lanier
HOA (if applicable)
Fitness service	Promaxima Preventative Maint.
Snow removal
Fire alarm monitoring
Water Cooler	PureHealth Systems
other/newsletter	Metropolitan
Pool	Agua Blue
Emergency Phone	Kings Three
12001 Greens at Cedar Chase

Type of service	Service Provider
Termite bonds	N/A
Termite Company	N/A
Pest Control	Western Pest Svcs/Serv Suite
Monitored Alarms	N/A
Cable	Comcast
Laundry	n/a
Gas	Chesapeake Utilities
Energy Advisory Services	N/A
Phone / Telecommunications	Verizon
Security Patrol	N/A
Landscaping	Brickman Group Ltd.
Pagers	Answer Delmarva
Voice mail	N/A
On hold music	N/A
Internet Publications	Corporate
Apartments.com
Mynewplace.com
Print Publications	Corporate
Copier	Corporate
HOA	N/A
Fitness Service	Sport Health Corp.
Snow removal	Brickman Group Ltd.
Fire alarm monitoring	N/A
Office Alarm	Alarm Engineering
Pool	High Sierra Pools

11103 Greens at Hilton Run

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Guardian
Monitored Alarms	Network Multifamily
Cable	Digital Services
Laundry	None
Gas	None
Energy Advisory Services	None
Phone / Telecommunications	Verizon
Security Patrol	None
Landscaping	ET Landscaping
Pagers	USA Mobility
Voice mail	Quick Connect
On hold music	None
Internet Publications	Apartments.com
Mynewplace.com
Rent.com
Snow removal	Medlin and Sons
Fire alarm monitoring	(Sprinkler )Simplex Grinnell
Pool	High Sierra
Security Office	ADT
10904 Greens at Hollymead

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Dodson
Monitored Alarms	Network Multifamily
Cable	Comcast (no contract)
Laundry	n/a
Gas	n/a
Energy Advisory Services	n/a
Phone / Telecommunications	Sprint (Now EMBARQ)
Security Patrol	n/a
Landscaping	Valley Crest
Pagers	MetroCall (no contract)
Voice mail	n/a
On hold music	n/a
Internet Publications	apartments.com
Mynewplace.com

Type of service	Service Provider
Rent.com
Print publications	apartment search (no contract)
Copier	Ricoh Americas (no contract)
HOA (if applicable)	n/a
Fitness service	Elite
Snow removal	n/a
Fire alarm monitoring	n/a
Trash	Waste Remedies
other	n/a
Answering Service	Echo Communications (no con)
15009 Hampton Greene

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Home Pest Control
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Coinmach
Gas	None
Energy Advisory Services	None
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	US Lawns
Pagers	ARC USA Mobility
MetroCall
Voice mail	Person-Person Answering Svc
On hold music	None
Internet Publications	Apartment Guide
Move.com
Apartments.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier	Duplicating Products
HOA (if applicable)	None
Fitness service	Brelin Fitness
Snow removal	None
Fire alarm monitoring	None
Water Coolers	Macke Water System
Trash	Waste Remedies
Pool	None

13001 Heritage Green

Type of service	Service Provider
Termite bonds	none
Termite Company	none
Pest Control	Orkin
Monitored Alarms Ph 1	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol	none
Landscaping	Yardmaster of Columbus, Inc
Pagers	Telcon
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	none
Internet Publications	For Rent
Apartments.com
Rent.com
Mynewplace.com
Print publications	none
Copier
HOA (if applicable)	Heritage Golf Club
Fitness service	Fitness Concepts Inc
Snow removal	Yardmaster of Columbus, Inc
Fire alarm monitoring	none
Trash	Waste Remedies
other
Pool	none
17113 Heron Lake

Type of service	Service Provider
Termite bonds	yes
Termite Company	Elite
Pest Control	Archer Pest Control
Monitored Alarms	n/a
Cable	Time Warner
Road Runner
Laundry	n/a
Gas	Kissimee St Cloud Gas
Energy Advisory Services	n/a

Type of service	Service Provider
Phone / Telecommunications	Sprint (Now EMBARQ)
Security Patrol	n/a
Landscaping	Royal
Pagers	Echo
Voice mail	Echo
Answering Service	MetroCall
VoiceCom
On hold music	Muzak
Internet Publications	N/A
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apt. Guide
Print publications	For Rent
Print publications	Apt Maps
Copier	AXSA
HOA (if applicable)	n/a
Fitness service	Fitness Services, Inc.
Snow removal	N/A
Fire alarm monitoring	N/A
Trash	Waste Remedies
Towing	Blackjack Towing
Dog Waste Removal	Helping Hound
Pool	Sparkling Pool
Valet Trash	United Svc. CASO
Water Management	Lake Doctors
13006 Hickory Creek

Type of service	Service Provider
Termite bonds	Varment Guard
Termite Company
Pest Control	None
Monitored Alarms	Network Multifamily
Cable	Coaxial Communictions
Insight
Laundry	None
Gas	Interstate Gas Supply
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	None
Landscaping	Lawn Jon Grounds Care
Pagers	Telcon
Arch Wireless
Voice mail	Telcon

Type of service	Service Provider
Answering Service	VoiceCom
On hold music	None
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Konica
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	Lawn Jon Grounds Care
Fire alarm monitoring	None
Service Contract illegible	Harold Hard
other
Pool	None
13902 Jamestown of Toledo

Type of service	Service Provider
Termite bonds	none
Termite Company	none
Pest Control	Orkin
Monitored Alarms	none
Cable	Buckeye
Laundry	Coinmach
Gas	Interstate Gas Supply
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
James of Toledo
Security Patrol	None
Landscaping	C&L Inc.
Pagers	Telcon
MetroCall
Voice mail	Telcon
Answering Service	Voicecom
On hold music	None
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	None
Snow removal	none
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	none

17503 Lakepointe

Type of service	Service Provider
Termite bonds	yes
Termite Company	Truly Nolen
Pest Control	Archer Pest Control
Monitored Alarms	Datavision Security
Cable	Time Warner
Road Runner
Laundry	Coinmach
Gas	Florida City Gas
Energy Advisory Services	None
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Bob’s Complete Landscaping
Pagers	MetroCall
Voice mail	Metropolitan communication
On hold music	Audio Image
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier
HOA (if applicable)	N/A
Fitness service	N/A
Snow removal	N/A
Fire alarm monitoring	Network Communications
Lake service	Lake Doctors
other
Pool
29000 Lancaster Commons

Type of service	Service Provider
Termite bonds	None
Termite Company	None
Pest Control	Halt Pest Control
Monitored Alarms	Point Monitoring
Cable	Comcast
Laundry	Coin Meter
Gas	None

Type of service	Service Provider
Energy Advisory Services	None
Phone / Telecommunications	Qwest
Answering Service	Business Connections
Security Patrol	Harbour Security
Landscaping	D&L Landscaping
Pagers	Page One
Voice mail	None
On hold music	None
Internet Publications	Apt. Shopper
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier	IKON
HOA (if applicable)	None
Fitness service	AER Fitness
Snow removal	None
Fire alarm monitoring	None
DVD/Game Rental	Woodland Entertainment
other	None
Pool	None
17008 Laurel Oaks

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Orkin
Pest Control	American Pest Control 727-321-6881
Monitored Alarms	Devcon 800-413-3542
Cable	Bright House
Road Runner
Laundry	Washco
Gas	Suburban Propane 813-626-4157
Energy Advisory Services
Phone / Telecommunications	Verizon
Security Patrol	N/A
Landscaping	Greg Carpenter Enterprises
Pagers	MetroCall/Telcon Assoc. 888-383-0046
Voice mail	Answer FL / Telcon Assoc. 888-383-0046
On hold music	Muzak National
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	For Rent
Copier	No Copier on-site (previously RICOH)

Type of service	Service Provider
HOA (if applicable)	N/A
Fitness service	New Equipment
Snow removal	N/A
Fire alarm monitoring	A-Z Fire 813-350-0665
Trash	City of Temple Terrace
other
Pool	Poolside Leisure
14002 Liberty Crossing

Type of service	Service Provider
Termite bonds	Terminix
Termite Company
Pest Control	Orkin
Monitored Alarms	None
Cable	Time Warner
Road Runner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	Sprint
Security Patrol	None
Landscaping	Cut’N’Edge
Pagers	Telcon
Communication Specialist
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Finder
Copier	Lanier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	None

20215 London Park

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Coinmach
Gas
Energy Advisory Services	Yes
Phone / Telecommunications	ATT Smartmoves
Kings of America
Security Patrol
Landscaping	Hamilton Steele
Answering Service	American Messaging
Pagers	Telcon
Voice mail	Echo
On hold music	none
Internet Publications	Kevin Danielson
Apartments.com
Mynewplace.com
Rent.com
Print publications	none
Copier	none
HOA (if applicable)	Northchas
Fitness service	Promaxima
Snow removal	None
Fire alarm monitoring	None
Pool	PoolSure
Trash	Republic Services, Inc
17009 Mallards of Wedgewood

Type of service	Service Provider
Termite bonds
Termite Company	American Pest
Pest Control
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac-Gray
Gas
Energy Advisory Services
Phone / Telecommunications	Verizon
Security Patrol

Type of service	Service Provider
Landscaping	Lawns Etc
Pagers	MetroCall
Answering Service	Answer Florida
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier	Lanier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Flooring	Floor Pros
Cleaning	Daniel’s Paint Services
Painting	Daniel’s Paint Services
Carpet Cleaning	Profession Carpet Services
Pool
20216 Marymont

Type of service	Service Provider
Termite bonds	Yes
Termite Company	Terminix
Pest Control	Webb Pest
Monitored Alarms	None
Cable	Comcast
Laundry	None
Gas	None
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Kings of America
Security Patrol	None
Landscaping	Texas Maintenance Ldspng
Pagers	Telcon
MetroCall
Voice mail	None
On hold music	None
Internet Publications	Yes
Apartments.com
Mynewplace.com
Rent.com
Print publications	Brecht Pacific
Print publications	Elite
Print publications	Pinpoint
Print publications	Southcomm

Type of service	Service Provider
Copier	Yes
HOA (if applicable)	None
Fitness service	Tomball Fitness Center
Snow removal	None
Fire alarm monitoring	None
other	None
other	None
Pool	None
14114 Meadows at Kildaire

Type of service	Service Provider
Termite bonds	Frye
Termite Company
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	n/a
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	None
Voice mail	None
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Milner
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	None

14005 Mill Creek

Type of service	Service Provider
Termite bonds	Dodson Pest Control
Termite Company
Pest Control	Dodson Pest Control
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	Mac-Gray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Old Heritage Landscaping
Pagers	Telcon
Communication Specialists
Voice mail	Telcon
Answering Service	VoiceCom
On hold music	None
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	American Detection Systems
Trash	Waste Management
other
Pool	None
20017 Oak Forest

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb Pest
Pest Control	Lakeside Pest
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	none
Gas	none
Energy Advisory Services	yes
Phone / Telecommunications	Verizon
Security Patrol	none
Landscaping	Landscape Expressions
Pagers	none
Voice mail	none

Type of service	Service Provider
On hold music	Muzak
Audio Images
Internet Publications	Apartments.com
Mynewplace.com
Rent.com
Print publications	Lawton
Copier	none
HOA (if applicable)	n/a
Fitness service	none
Snow removal	n/a
Fire alarm monitoring	none
Trash	Waste Remedies
other
Pool	none
20008 Oak Park

Type of service	Service Provider
Termite bonds
Termite Company	A-Team
Pest Control	Lakeside Pest
Monitored Alarms	none
Cable	MDU Broadband(Time Warner)
Laundry	Solon Autmated Svcs (Coinmach)
Gas	Altmos Energy
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	none
Landscaping	Landscape Expressions
Pagers	American Messaging
Voice mail	none
On hold music	none
Internet Publications	Apts. Com
Apartment Guide.com
Mynewplace.com
Rent.com
Copier	Ricoh
HOA (if applicable)	none
Fitness service	FITT
Snow removal	none
Red Phones	Kings III
Fire alarm monitoring	redhawk
Tow	A-AArlington Towing
other	sparkletts
other	crescent hills
other	fikes
Pool	Caribbean Pools

14116 Oaks at Weston

Type of service	Service Provider
Termite bonds	Frye
Termite Company
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Road Runner
Laundry	n/a
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Verizon
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	MetroCall
Voice mail	None
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier	Milner
HOA (if applicable)	Oaks at Weston Property Owners Association
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	None
15900 Patriot Place

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	S&S
Monitored Alarms
Cable	Time Warner
Road Runner
Laundry	Coinmach
Gas

Type of service	Service Provider
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	Security Services of Am.
Landscaping	Kelly Landscaping
Pagers	Telcon/USA Mobility
MetroCall
Voice mail	TelCon/Person-To_Person
Answering Service	Person to Person
On hold music	None
Internet Publications
Mynewplace.com
Print publications	None
Copier	None
HOA (if applicable)	None
Fitness service	None
Snow removal	None
Fire alarm monitoring	None
Uniform Rentals	Rental Uniforms
Trash	Waste Remedies
Pool	None
20300 Pecan Grove

Type of service	Service Provider
Termite bonds	yes
Termite Company	Worldwide Pest
Pest Control	Worldwide Pest
Monitored Alarms
Cable	Time Warner
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol	King III
TMX
Landscaping	Sunterra
Pagers	MetroCall
Voice mail
Answering Service	Voicecom
On hold music
Internet Publications	Apt.com / For Rent.com
Apartment Guide.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)

Type of service	Service Provider
Fitness service
Snow removal
Fire alarm monitoring
Trash	Waste Remedies
other
Pool
14309 Providence Court

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Pest Control Authority
Monitored Alarms	Network Mulitfamily
Cable	Cable Dev. Coporation
Laundry	n/a
Gas	Piedmont Natural Gas
Energy Advisory Services	n/a
Phone / Telecommunications	Telcon-Corp
All Tell
Security Patrol	n/a
Landscaping	Heaven and Earth
Pagers	Telcon-Corp
MetroCall
Voice mail	Telcon-Corp
On hold music	Muzak-Corp
Internet Publications	Corp
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Apartment Guide
Apartment Guide
Apartment Guide
Copier	Ricoh
HOA (if applicable)	n/a
Fitness service	Fitness Concepts
Snow removal	n/a
Fire alarm monitoring	n/a
Pool	Caribbean Pool Service
Trash	Duncan Disposal
Lead Tracking	Who’s Calling

14103 Remington on the Green

Type of service	Service Provider
Termite bonds
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	n/a
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
Voice mail	Telcon
On hold music	Muzak
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apartment Finder
Copier
HOA (if applicable)	None
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	None
15010 Rivergate

Type of service	Service Provider
Termite bonds	yes
Termite Company	Midland
Pest Control	The Pest Bureau
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	Mac-Gray
Gas	none
Energy Advisory Services	none
Phone / Telecommunications	BellSouth
Security Patrol	none

Type of service	Service Provider
Landscaping	US Lawns
Pagers	ARC US Mobility
Voice mail	Peson to Person
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apt. Guide
Copier	Ricoh
HOA (if applicable)	None
Fitness service	Brelin
Snow removal	None
Fire alarm monitoring	none
Trash	Waste Remedies
other	none
Pool	none
20221 Riviera Pines

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Mac-Gray
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Enviroteam
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
other
other
Pool

21001 Shadow Lake

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control
Monitored Alarms	Network Mulitfamily
Cable	Apt. Mediaworks
Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Dow Landscaping
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	Apt. Guide
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
other
other
Pool
20203 Sky Hawk

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb Pest
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry
Gas
Energy Advisory Services	yes

Type of service	Service Provider
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Texas Environments
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service	Fitness Concepts
Snow removal
Fire alarm monitoring
Towing	Southern Wrecker
Pool	PoolSure
20208 Skylar Pointe

Type of service	Service Provider
Termite bonds	yes
Termite Company	Webb
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Coinmach
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Enviroteam
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Pool	Pool Sure
Trash	Waste Remedies

20204 South Grand at Pecan Grove

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast
Laundry	Coinmach
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Texas Maintenance
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	Ad Displays
Print publications	Apt. Services Inc
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Pool	PoolSure
other
15003 St. Andrews Commons

Type of service	Service Provider
Termite bonds
Termite Company	Terminix
Pest Control	Terminix
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	Mac-Gray
Gas	None
Energy Advisory Services	none
Phone / Telecommunications	BellSouth

Type of service	Service Provider
Security Patrol	none
Landscaping	US Lawns
Pagers	ARC US Mobility
Voice mail	Person to Person
On hold music	Muzak
Internet Publications	Move.com
On line Ad- Platinum
Apt. guide.com
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apt Guide
Copier	Ricoh
HOA (if applicable)	Apt Assoc of Greater Cola.
Fitness service	none
Snow removal	none
Fire alarm monitoring	none
Water	Macke Water Syst
Pool	none
20022 Summit Ridge

Type of service	Service Provider
Termite bonds	yes
Termite Company	Truly Nolen
Pest Control	Lakeside Pest Control
Monitored Alarms	Network Multifamily
Cable	MDU Broadband
Laundry	Automated Laundry
Gas	none
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	none
Landscaping	Landscape Expressions
Pagers
Voice mail	none
On hold music	none
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier	Ricoh
HOA (if applicable)	none
Fitness service	none
Snow removal	none

Type of service	Service Provider
Fire alarm monitoring	none
Towing	Eric’s Towing
other
Pool	none
13000 Sycamore Ridge

Type of service	Service Provider
Termite bonds	none
Termite Company	none
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Time Waner
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol	none
Landscaping	Lawn Jon Grounds Care
Pagers	Telcon
Voice mail	Telcon
On hold music	none
Internet Publications	For Rent
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	none
Copier
HOA (if applicable)	none
Fitness service	Fitness Concepts Inc
Snow removal	Lawn Jon Grounds Care
Fire alarm monitoring	none
Trash	Waste Remedies
other
Pool	none
20223 Towne Lake

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control
Monitored Alarms	Network Multifamily
Cable	Comcast

Type of service	Service Provider
Laundry	Coinmach
Gas
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Texas Environments
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Pool	PoolSure
Trash	Waste Remedies
14111 Trinity Park

Type of service	Service Provider
Termite bonds	yes
Termite Company	Dodson
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	Raleigh Development
Laundry	CoinMach
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol	None
Landscaping	Arbor Lawn
Pagers	Telcon
Voice mail	Telcon
On hold music	Muzak
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	None
Copier
HOA (if applicable)	None

Type of service	Service Provider
Fitness service	Fitness Concepts Inc
Snow removal	None
Fire alarm monitoring	None
other
other
Pool	None
21000 Turtle Creek

Type of service	Service Provider
Termite bonds	yes
Termite Company	Delta
Pest Control
Monitored Alarms	Network Multifamily
Cable	Apt. Mediaworks
Laundry
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol
Landscaping	Horticare
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Mynewplace.com
Rent.com
Print publications	Apt. Guide
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Trash	Waste Remedies
other
Pool
17106 Vinyards, The

Type of service	Service Provider
Termite bonds	yes
Termite Company	Elite
Pest Control
Monitored Alarms

Type of service	Service Provider
Cable	Time Warner
Laundry	Coinmach/Mac-Gray
Gas
Energy Advisory Services
Phone / Telecommunications	Sprint
Security Patrol
Landscaping
Pagers
Voice mail
On hold music
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications
Copier
HOA (if applicable)
Fitness service
Snow removal
Fire alarm monitoring
Trash	Waste Remedies
other
Pool
13900 Washington Park

Type of service	Service Provider
Termite bonds	yes
Termite Company	Orkin
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	MediaOne
Laundry	Coinmach
Gas
Energy Advisory Services
Phone / Telecommunications	ATT Smartmoves
Security Patrol	None
Landscaping	A to Z Lawn Landscaping
Pagers	Telcon
Voice mail	Telcon
On hold music	None
Internet Publications	For Rent
Apartments.com
Mynewplace.com
Rent.com
Print publications	None

Type of service	Service Provider
Copier
HOA (if applicable)	Rose Valley Lake LLC
Fitness service	Fitness Concepts Inc
Snow removal	A to Z Lawn Landscaping
Fire alarm monitoring	None
Trash	Waste Remedies
other
Pool	None
15008 Waterford

Type of service	Service Provider
Termite bonds	yes
Termite Company	Midland
Pest Control	Pest Bureau
Monitored Alarms	Network Multifamily
Cable	Time Warner
Laundry	Coinmach
Gas	none
Energy Advisory Services	none
Phone / Telecommunications	BellSouth
Security Patrol	none
Landscaping	US Lawns
Pagers	ARC USA Mobility
Voice mail	Person to Person
On hold music	Muzak
Internet Publications	Bulk internet agreements
move.com
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apt Guide
Copier	Ricoh
HOA (if applicable)	none
Fitness service	Brelin
Snow removal	none
Fire alarm monitoring	none
Trash	Waste Remedies
other	Macke Water Systems
Pool	none

18109 Williamsburg

Type of service	Service Provider
Termite bonds	yes
Termite Company	Steve-n-sons
Pest Control	Bugbuster
Monitored Alarms	Network Multifamily
Cable	Comcast/gloval Interactive
Laundry	Mac Gray
Gas
Energy Advisory Services
Phone / Telecommunications	BellSouth
Security Patrol
Landscaping	Quality Landscape Mgmnt
Pagers
Voice mail	Voice Com
On hold music
Internet Publications
Mynewplace.com
Rent.com
Print publications	Apartment Guide
Copier	Ricoh
HOA (if applicable)
Fitness service	Treadmill Doctor
Snow removal
Fire alarm monitoring
Vending	U.S. Vending
Postage Meter	Pitney Bowes
Trash	Waste Remedies
Pool
20200 Woodtrail

Type of service	Service Provider
Termite bonds	yes
Termite Company	Terminix
Pest Control	Orkin
Monitored Alarms	Network Multifamily
Cable	TV Max/Optel
Laundry	Coinmach
Gas	n/a
Energy Advisory Services	yes
Phone / Telecommunications	ATT Smartmoves
Security Patrol	n/a
Landscaping	Enviroteam

Type of service	Service Provider
Pagers	TelCon
Voice mail	TelCon
On hold music
Internet Publications
Apartments.com
Move.com
Mynewplace.com
Rent.com
Print publications	Apt. Data Services
Copier	Ricoh
HOA (if applicable)	Westchase
Fitness service	n/a
Snow removal	n/a
Fire alarm monitoring	n/a
Trash	Waste Remedies
other	n/a
Pool	n/a

Exhibit C-1
Form of Deed — Ohio
LIMITED WARRANTY DEED
[NAME OF GRANTOR, a                                         ] authorized to do business in the State of Ohio, whose tax mailing address is [                                                            ], for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, and pursuant to authority given by the General Partner of said partnership, by these presents does GRANT, BARGAIN, SELL, REMISE, RELEASE, ALIEN AND CONVEY to [NAME OF GRANTEE, a                                         , whose tax-mailing address is                                                                                  ], and to its successors and assigns FOREVER, all the following real property situated in the County of [                    ], in the State of Ohio, to wit:
     SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF, subject to those permitted encumbrances set forth in Exhibit B attached hereto and made a part of
Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, together with the improvements thereon and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title and interest of Grantor, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto Grantee, its heirs, successors and assigns forever.
And Grantor, for itself, and its successors, does covenant, promise and agree, to and with Grantee, its successors and assigns, that Grantor has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and Grantor WILL WARRANT AND DEFEND the said premises unto Grantee, its successors and assigns, against all persons lawfully claiming, or to claim the same, by, through or under Grantor, subject to matters set forth in Exhibit B attached hereto and made a apart hereof.

Permanent Parcel Number(s):	[

]
Address of Real Estate: [                                         $                    ]
Prior Instrument Reference

C-1-1

     In Witness Whereof, Grantor has caused its name to be signed to these presents by its [                                                               ], this                       day of [                                          ,                      .]

[ ]

By:

Name:

Its:

STATE OF COLORADO	)
) ss.
COUNTY OF DOUGLAS	)
On                     , 2008, before me, [                    ], a Notary Public in and for said County and State, personally appeared [                                                            ], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the within instrument.
WITNESS my hand and official seal.

Official Signature of Notary

[ ]
Printed Name of Notary Public

My Commission Expires: [ ]
This document was prepared by
and after recording, mail to:

C-1-2

Exhibit A
Legal Description

Exhibit A to C-1

Exhibit B
Exceptions

Exhibit B to C-1

Exhibit C-2
Form of Deed — Texas
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
WARRANTY DEED WITH VENDOR’S LIEN

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§
     That                                                              (“Grantor”) for and in consideration of the sum of Ten and No/l00 Dollars ($10.00) and other valuable cash consideration to Grantor paid by the Grantees herein named, the receipt of which is hereby acknowledged, and for the further consideration of the execution and delivery by Grantees of their one certain promissory note (“Note”) of even date herewith in the original principal amount of                                          No/100 Dollars ($                    ,000.00), which amount represents a portion of the purchase price of the Property, payable to the order of Bank, as therein provided and bearing interest at the rates therein specified and providing for acceleration of maturity in event of default and for attorney’s fees, the payment of which Note is secured by the vendor’s lien herein retained, and are additionally secured by a deed of trust of even date herewith to Trustee on Deed of Trust, Trustee, for the benefit of Bank, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto                      (“Grantee”) all of the following real property in                      County, Texas:

C-2-1

     TO HAVE AND TO HOLD the above described Property, together with all and singular the rights and appurtenances thereto in any wise belonging, unto the said Grantees and their heirs and assigns forever; and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the said Property unto the said Grantees and their heirs and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.
     But it is expressly agreed that the VENDOR’S LIEN, as well as the Superior Title in and to the Property, is retained against the Property, premises and improvements until the Note and all interest thereon are fully paid according to the face, tenor, effect and reading thereof, when this Deed shall become absolute.
     Bank at the instance and request of the Grantees herein, having advanced and paid in cash to Grantor herein that portion of the purchase price of the herein described Property, as is evidenced by the above described Note, the Vendor’s Lien, together with the Superior Title to said Property, is retained herein for the benefit of Bank, and the same are hereby TRANSFERRED and ASSIGNED to Bank,.
     This conveyance is made and accepted subject to any and all conditions, covenants, easements and restrictions, if any, relating to the Property, to the extent that such are still in force and effect as shown of record in the Official Public Records of Real Property of                      County, Texas,.
     Current ad valorem taxes on the Property, having been prorated to the date hereof, the payment thereof is hereby assumed by Grantees.
     Executed this                      day of                                          , 2006.

By
Name:

Its:

C-2-2

STATE OF TEXAS	§
§
COUNTY OF BEXAR	§
This instrument was acknowledged before me on the                       day of                                           , 2006, by                                           , the                                  of                                       ., a Texas, on behalf of said                                    .

Notary Public, State of Texas

C-2-3

GRANTEE’S ADDRESS FOR TAX NOTICES:
WHEN RECORDED, RETURN TO:

Attn:

C-2-4

Exhibit A
Legal Description

Exhibit A to C-2

Exhibit B
Exceptions

Exhibit B to C-2

Exhibit C-3
Form of Deed — virginia

Tax Parcel Nos.

SPECIAL WARRANTY DEED
     THIS SPECIAL WARRANTY DEED is made this                       day of                                           ,                       by and between [NAME OF GRANTOR, a                                                                ], grantor for indexing purposes (the “Grantor”) and [NAME OF GRANTEE, a                                                             ], grantee for indexing purposes (the “Grantee”), having an address of [ADDRESS].
WITNESSETH:
THAT, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant, bargain, sell and convey, with Special Warranty of Title, unto the Grantee, all that certain parcel of land situate in the County of                     , Commonwealth of Virginia (the “Real Property”), and being more particularly described as follows:
SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF
This conveyance is made subject to all matters set out in EXHIBIT B attached hereto and made a part hereof.
TO HAVE AND TO HOLD the Real Property, together with all improvements thereupon, and all rights, privileges, and advantages thereunto belonging or appertaining to the Grantee, its successors and assigns, forever.

C-3-1

IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed as of the date first above written.
GRANTOR:

By:

Name:

Title:

THE STATE OF COLORADO	§
§
COUNTY OF DOUGLAS	§
I, the undersigned Notary Public, certify that [                                                            ] personally came before me this day and acknowledged that he is [                                                            ], being authorized to do so, executing the foregoing instrument on behalf of the foregoing entities.
Witness my hand and official seal, this                      day of                                           ,                     .

Notary Public in and for the State of Colorado Commission expires

NOTARIAL SEAL

C-3-2

Exhibit A
Legal Description

Exhibit A to C-3

Exhibit B
Exceptions

Exhibit B to C-3

Exhibit C-4
Form of Deed — Florida
For the Clerk of Court:
Parcel Identifier (Tax Account) No.:
PREPARED BY, FILED FOR RECORD AT REQUEST OF
AND WHEN RECORDED RETURN TO:

Attn:

Mail Tax Statements to:
[

                                                                                    ]
SPECIAL WARRANTY DEED
THIS INDENTURE made this                      day of                      , 2008, between [NAME OF GRANTOR, a                                          ] (“Grantor”), whose mailing address is                                                              and [NAME OF GRANTEE, a                                         ] (“Grantee”), whose mailing address is [                                                                                                        ].
W I T N E S S E T H:
Grantor, for and in consideration of the sum of Ten and No/100ths dollars ($10.00), and other good and valuable consideration, to it in hand paid by Grantee, the receipt of which is hereby acknowledged, has granted, bargained, sold and transferred, and by these presents does grant, bargain, sell and transfer unto Grantee, and Grantee’s successors and assigns forever, that certain real property in the County of [                    ] and State of Florida (the “Property”), more particularly described on Exhibit “A”, attached hereto and made a part hereof.
Grantor will, subject to the matters set forth on Exhibit “B”, warrant and defend the title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

C-4-1

IN WITNESS WHEREOF, Grantor has executed this deed on the day and year above set forth.

WITNESSES:	GRANTOR:

[ ,
a

Print Name:

By:

Print Name:	Name:

	Title:	]

C-4-2

STATE OF COLORADO
COUNTY OF DOUGLAS
I,                      , a Notary Public of the County and State aforesaid, certify that [                    ,                     of                     , a                     ], personally appeared before me this day and acknowledged the execution of the foregoing instrument on behalf of and as the act of said company. He is known to me or produced                      as identification.
Witness my hand and official stamp or seal, this                      day of                     , 2008.

[ , Notary Public]
My Commission Expires:
[                                                              ]
[STAMP/SEAL]
C-4-3

Exhibit A
Legal Description
Exhibit A to C-4

Exhibit B
Exceptions
Exhibit B to C-4

Exhibit C-5
Form of Deed —oregon
SPECIAL WARRANTY DEED
[NAME OF GRANTOR, a                    ], Grantor, conveys and specially warrants to [NAME OF GRANTEE                    , a                     ], Grantee, the real property described on Exhibit A
Free from all encumbrances created or suffered by Grantor except: as provided in ORS 93.855 (2) and as set forth on Exhibit B
BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 105.301 AND 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007.
No warranties express or implied are given by the Deed from Grantor to Grantee, except those provided by ORS 93.855. Any and all other warranties which may be given by Grantor to Grantee shall be pursuant to a separate instrument and shall be limited to the extent set forth in such instrument.

Until a change is requested,	After recording, return to:

Please forward tax statements to:

C-5-1

The true and actual consideration paid for this transfer, stated in terms of dollars is [$                      ]
C-5-2

, 2008

[

By: ]

By:

Name:

Title:

STATE OF COLORADO
COUNTY OF DOUGLAS
On this                      day of                     , 2008, personally appears                     , as [                    ] and acknowledged the foregoing instrument to be his voluntary act and deed.

Notary Public for Colorado
My Commission Expires:
C-5-3

Exhibit A
Legal Description
Exhibit A to C-5

Exhibit B
Exceptions
Exhibit B to C-5

Exhibit C-6
Form of Deed —South Carolina
Prepared by:
                                        , Esq.
Morrison & Foerster L.L.P.
370 17th Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500

STATE OF SOUTH CAROLINA	)
)
COUNTY OF ANDERSON	)
LIMITED WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS that [                                        ], a                      with offices at                                          (the “Grantor”), in consideration of the sum of Five Dollars ($5.00), in hand paid by                                          , a                      with offices at                                          (the “Grantee”), the receipt of which is hereby acknowledged, has granted, bargained, sold and released and by these presents does grant, bargain, sell and release unto the said Grantee all that real property described in Exhibit A attached hereto and incorporated herein, together with all and singular the rights, members, hereditaments and appurtenances to said premises belonging or in any wise incident or appertaining; to have and to hold all and singular the premises before mentioned unto said Grantee, its heirs and assigns, forever.
DERIVATION: Being the same property conveyed to the Grantor herein by deed of                                         , dated                      ,                     , recorded                      ,                     , in                                         .
TMS:

GRANTEES’ ADDRESS:

C-6-1

TOGETHER with all and singular the rights, members, hereditaments, appurtenances to the said premises belonging or in anywise incident or appertaining.
TO HAVE AND TO HOLD, all and singular the premises before mentioned unto the said Grantee, its successors and assigns, forever.
AND THE SAID GRANTOR does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the premises unto the said Grantee, its successors and assigns, against the lawful claims of all persons claiming by, through or under Grantor.
This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B, attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).
[Signature Page Follows]

C-6-2

IN WITNESS WHEREOF, the said Grantor,                                           , a                                           , by                                           , its                                           , has hereunto set its hand and seal this                      day of                     ,                     .

,
a

By:

(Witness No. 1)	Name:

Title:

(Witness No. 2)
ACKNOWLEDGEMENT
STATE OF COLORADO
COUNTY OF DOUGLAS
I,                                           , Notary Public for the State of                                           , do hereby certify that the above named                                           , the                                            of                                           , a                                          , personally appeared before me this day and acknowledged the due execution of the foregoing instrument.
Witness my hand and official seal this                      day of                                           ,                     .

Notary Public for the State of

My Commission Expires:

C-6-3

Exhibit A
Legal Description

Exhibit A to C-6

Exhibit B
Exceptions

Exhibit B to C-6

Exhibit C-7
Form of Deed —Washington
FILED FOR RECORD AT REQUEST OF

AND WHEN RECORDED RETURN TO:

Attn:

SPECIAL WARRANTY DEED

Grantor:		, a

Grantee:		, a

Abbreviated Legal Description:

Complete legal description on Exhibit A
Assessor’s Tax
Parcel Nos.:

Reference No. (If applicable):	N/A
The Grantor,                                           , a                                            ,for good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, grants, bargains, sells, conveys, and confirms to                                           , a                                           (the “Grantee”), the following described real property, situated in the County of                                          , State of Washington:
The real property described on the attached Exhibit A, subject to permitted exceptions described on Exhibit B attached hereto, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

C-7-1

Grantor for itself and its successors-in-interest does by these presents expressly limit the covenants of the deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that Grantor will forever warrant and defend the said described real estate against all persons whomsoever claiming or to claim by, through, or under said Grantor and not otherwise.
This Deed may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.
[The remainder of this page is intentionally blank.]

C-7-2

Dated as of this                      day of                                         ,                      .

GRANTOR:

, a

By:

Name:

Title:

ACKNOWLEDGMENT

STATE OF COLORADO	)
	)	ss
COUNTY OF DOUGLAS	)
On                                                              , 2007 the undersigned Notary Public, personally appeared [                                          ], the                       of                                          , a                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person (s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Signature

C-7-3

Exhibit A
Legal Description

Exhibit A to C-7

Exhibit B
Exceptions

Exhibit B to C-7

EXHIBIT C-8
FORM OF DEED —TENNESSEE

Address New Owner:	Map-Parcel Numbers:	Send Tax Bills To:

This instrument prepared by:
Property Address:
SPECIAL WARRANTY DEED
THIS INDENTURE, made as of the       day of           ,       by [NAME OF GRANTOR, a
                                          ], (“Grantor”), in favor of [NAME OF GRANTEE, a                                           _],
having an address of                                                             (“Grantee”);
WITNESSETH, that Grantor, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, transfer, convey and confirm to Grantee and its successors and assigns, forever, all that certain plot, piece or parcel of land lying and being in the County of                     , State of Tennessee, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”) and all buildings, structures and other improvements located on the Land (collectively with the Land, the “Property”);
SUBJECT TO all liens, leases, agreements, covenants, easements, rights of way, taxes, assessments, restrictions, consents and other matters affecting the Property, including without limitation all matters of record and all matters that an inspection of the Property or an accurate survey of the Property would disclose; and
This is improved property, known as                     .
     TO HAVE AND TO HOLD the Property, with all appurtenances, estate, title, and interest thereto belonging to the Grantee, Grantee’s successors and assigns, forever.
AND Grantor hereby binds itself and its successors to warrant and defend the title to the Property as against all acts of the Grantor herein and no other, subject to the matters above set forth.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-8-1

IN WITNESS WHEREOF, the Grantor has executed this Deed this       day of                     ,      .

Seller:	, a

By:

Name:

Title:

STATE OF COLORADO
COUNTY OF DOUGLAS
     Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appears                     , with whom I am personally acquainted or proved to me on the basis of satisfactory evidence, and who upon oath acknowledged himself to be the                                          of UDR, Inc., a Maryland corporation and the                      of                     , the within named bargainor, a                     , and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the                                         by himself as                                          of its general partner.
     WITNESS my hand and seal this                       day of                                           , 2008.

Notary Public
My Commission Expires:
STATE OF COLORADO
COUNTY OF DOUGLAS
The actual consideration or value, whichever is greater, for this matter is $                    .

By:

Name:

Title:

C-8-2

STATE OF COLORADO
COUNTY OF DOUGLAS
     Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appears                     , with whom I am personally acquainted or proved to me no the basis of satisfactory evidence, and who upon oath acknowledged himself to be the                                          of UDR, Inc., a Maryland corporation and the                      of                     , the within named bargainor, a                     , and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the                                          by himself as                                          of its general partner.
     WITNESS my hand and seal this       day of                     , 2008.

Notary Public
My Commission Expires:

C-8-3

Exhibit A
Legal Description
Exhibit A to C-8

Exhibit C-9
Form of Deed —Maryland
For the Clerk of Court:
Parcel Identifier (Tax Account) No.:
Title Insurer:
SPECIAL WARRANTY DEED
THIS DEED is made this       day of           , 2008, by and between [NAME OF GRANTOR, a
                                          ] (“Grantor”), and [NAME OF GRANTEE, a                                           ] (“Grantee”).
     WITNESSETH, that for $10.00 and other good and valuable consideration in hand paid, and for no assumption of mortgage liability, but acknowledging that property being transferred has an assessed value of [$0.00], Grantor does hereby grant and convey in fee simple unto Grantee, its successors and assigns, all that piece of land situate, lying, and being in [                     County, Maryland], and being more particularly described on Exhibit A
     BEING part of the land conveyed to Grantor by deed recorded in [                    ].
     TOGETHER WITH all the buildings and improvements on the such land, erected, made or being; and all and every rights-of-way, alleys, ways, waters, easements, privileges, appurtenances, and advantages, to the same belonging or in anywise appertaining and all the estate, title, right, interest and claim, either at law or in equity, or otherwise, however, of the Grantor of, in, to or out of the said land and premises, and all right, title and interest of the Grantor in and to the land lying in the bed of any street, road or highway (open or proposed) in front of, adjoining or servicing the above-described real property, including condemnation awards or payments in lieu thereof as a result of a change of grade, alignment or access rights.
     TO HAVE AND TO HOLD the land and premises above described and hereby intended to be conveyed, together with the building and improvements erected thereon and all rights, privileges, appurtenances, easements and advantages belonging and pertaining to the use and benefit of the Grantee, in fee simple, forever.
     AND the Grantor covenants and warrants specially the property hereby conveyed and covenants to execute such further assurances as may be requisite.
[SIGNATURE PAGE FOLLOWS]

C-9-1

IN WITNESS WHEREOF, Grantor has duly executed this Deed under seal as of the date set forth above.

ATTEST/WITNESS:	GRANTOR:

	By:		(SEAL)

Its:

* * *

STATE OF COLORADO	*
	*	to wit:
COUNTY OF DOUGLAS	*
     I HEREBY CERTIFY that on this       day of                     , 2008, before me, a Notary Public in and for the State and County aforesaid, personally appeared [                                         ], know to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted executed the instrument..
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:
[NOTARIAL SEAL]
ATTORNEY’S CERTIFICATION
This is to certify that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

C-9-2

Exhibit A
Legal Description

Exhibit A to C-9

Exhibit B
Exceptions

Exhibit B to C-9

Exhibit C-10
Form of Deed — North Carolina
[Note: Top margin 3 inches]
Verified by Mecklenburg County on the                      day of                      , 2008
Mail after recording to:                                                              ,
Attn:
This instrument was prepared by:                                                              ,
Attn:

Brief description for the Index

NORTH CAROLINA SPECIAL WARRANTY DEED
Excise Tax: $
THIS DEED made this                      day of                      ,                      , by and between:

GRANTOR	GRANTEE

Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g. partnership
The designation Grantor and Grantee as used herein shall include said parties, their successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.
WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all other interest in that certain lot or parcel of land situated in the City of                      ,                      County, North Carolina and more particularly described in Exhibit A attached hereto and made a part hereof.
The property hereinabove described was acquired by Grantor by instrument recorded in                                                                                         .

C-10-1

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.
And the Grantor covenants with the Grantee, that Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor. The property hereinabove described is being conveyed subject only to those matters described on Exhibit B.
[Signature Page Follows]

C-10-2

IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal, or if corporate, has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.

, a

By:

Name:

Title:

STATE OF COLORADO
COUNTY OF DOUGLAS
I,                                          , a Notary Public of the County and State aforesaid, certify that,                                          personally appeared before me this day and acknowledged that he is the                      of                                          , a                      corporation, and that he as                      , being authorized to do so, executed the foregoing on behalf of the corporation.
Witness my hand and official seal, this the                      day of                      , 2008.
My Commission Expires                                                                                     Notary Public

C-10-3

Exhibit A
Legal Description
Exhibit A to C-10

Exhibit B
Exceptions
Exhibit B to C-10

Exhibit C-11
Form of Deed — Arkansas
[Note: Top Margin 2 1/2 inches]
PREPARED BY:

Attn:

Space Above Line for Recorder’s Use Only
SPECIAL WARRANTY DEED
     THIS SPECIAL WARRANTY DEED, effective as of the                      day of                     , 2008 (the “Effective Date”), by [NAME OF GRANTOR, a                      ], whose address is                                          (hereinafter referred to as “Grantor”), to [NAME OF GRANTEE, a                      ], whose address is                                          (hereinafter referred to as “Grantee”).
W I T N E S S E T H:
     That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Grantor, does hereby grant, bargain, sell, transfer, convey and deliver to Grantee, its successors and assigns forever, the following described parcel of real property located in the City of                     , County of                      , State of Arkansas, to-wit:
SEE EXHIBIT “A” ATTACHED HERETO AND INCORPORATED
HEREIN BY REFERENCE (the “Real Property”).
     TOGETHER WITH the all tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.
     TO HAVE AND TO HOLD the same in fee simple forever.
     GRANTOR hereby covenants with the said Grantee that it will forever warrant and defend the title to the Real Property, subject only to the items enumerated and described on Exhibit “B” attached hereto and incorporated herein (the “Permitted Exceptions”), and except

C-11-1

for the Permitted Exceptions, will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but against none other.
[Remainder of Page Intentionally Left Blank]

C-11-2

IN TESTIMONY WHEREOF, Grantor has caused this Special Warranty Deed to be executed and delivered effective as of the Effective Date stated above.
SIGNED, SEALED AND DELIVERED
          [GRANTOR]

By:

Name:

Title:

Print Name:

Print Name:

STATE OF COLORADO
COUNTY OF DOUGLAS
     On this the                      day of                      , 200                     , before me,                                           the undersigned officer, personally appeared                                          who acknowledged himself to be the                      of                                          , a                     , and that he, as such                     , being authorized so to do, executed the foregoing instrument for the purposes herein contained, by signing the name of the corporation by himself as                                          .
     IN WITNESS WHEREOF I hereunto set my hand and official seal.

NOTARY PUBLIC
My Commission Expires:

C-11-3

Exhibit A
Legal Description
Exhibit A to C-11

Exhibit B
Exceptions
Exhibit B to C-11

Exhibit C-12
Form of Deed — Delaware
FILED FOR RECORD AT REQUEST OF
AND WHEN RECORDED RETURN TO:

Attn:

SPECIAL WARRANTY DEED
     THIS SPECIAL WARRANTY DEED, effective as of the                      day of                     , 2008 (the “Effective Date”), by [NAME OF GRANTOR, a                     ], whose address is                                          (hereinafter referred to as “Grantor”), to [NAME OF GRANTEE, a                      ], whose address is                                          (hereinafter referred to as “Grantee”).
W I T N E S S E T H:
     That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Grantor, does hereby grant and convey to Grantee, its successors and assigns forever, the following described parcel of real property located in the County of                     , State of Delaware, to-wit:
SEE EXHIBIT “A” ATTACHED HERETO AND INCORPORATED
HEREIN BY REFERENCE (the “Real Property”).
     TOGETHER WITH the all tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.
     TO HAVE AND TO HOLD the same in fee simple forever.
     SUBJECT TO the items enumerated and described on Exhibit “B” attached hereto and incorporated herein, this reference to which shall not be construed to reimpose the same (the "Permitted Exceptions”).
     BEING the same land and premises that                      , by Deed dated                      , and recorded in the Office of the Recorder of Deeds in and for                      County, State of Delaware, in Deed Book                      , Page                      , did grant and convey onto Grantor herein, in fee.
[Remainder of Page Intentionally Left Blank]

C-12-1

IN TESTIMONY WHEREOF, Grantor has caused this Special Warranty Deed to be executed and delivered and has caused its [corporate] seal to be affixed hereto, effective as of the Effective Date stated above.
SIGNED, SEALED AND DELIVERED

IN THE PRESENCE OF:	[GRANTOR]

By:

Name:

Title:

Print Name:

[Corporate Seal]
Print Name:

STATE OF COLORADO
COUNTY OF DOUGLAS
     BE IT REMEMBERED, that on this                      day of                      , 2008, came before me, the Subscriber, a Notary Public in and for the State and County aforesaid,                      ,                      of                      , a                     , party to this Indenture, known to me personally to be such, and acknowledged this Indenture to be his act and deed on behalf of the                                         .
     GIVEN under my Hand and Seal of office, the day and year aforesaid.

(Seal)	Notary Public or Notaries Officer
Print Name:

My Commission Expires:

C-12-2

Exhibit A
Legal Description
Exhibit A to C-12

Exhibit B
Exceptions
Exhibit B to C-12

Exhibit D
Bill of Sale and Assignment
Bill of Sale and Assignment
                         , a                      (“Grantor”), for good and valuable consideration to Grantor in hand paid by                             (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell and deliver to Grantee all of Grantor’s right, title and interest, if any, in and to the Personal Property and Intangible Property (as defined in that certain Agreement of Purchase and Sale dated as of                     , 2008 between Grantor, and the other Seller party thereto, and Grantee (the “Purchase Agreement”)) and hereby assigns to Grantee the Service Contracts and the Leases each as defined in the Purchase Agreement. Grantee hereby agrees to assume and perform or discharge as appropriate all obligations of Grantor under the Leases and the Service Contracts arising from and after the date hereof.
          The Personal Property is in a used condition, and Grantor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Personal Property. Grantor makes no representations, express or implied, as to the condition or state of repair of the Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Personal Property is being sold to Grantee in its present “as-is, where-is” condition and with all faults. By acceptance of delivery of the Personal Property, Grantee affirms that it has not relied on Grantor’s skill or judgment to select or furnish said Personal Property for any particular purpose, and that Grantor makes no warranty that said Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory other than Seller has good and marketable title to the Personal Property and that all Personal Property is transferred free and clear of all liens, claims and encumbrances.

D-1

In Witness Whereof, Seller has executed this Bill of Sale as of the                      day of                     , 200                    .
Grantor:
Grantee:

D-2

Exhibit E
Tenant Notice Letter
NOTICE TO RESIDENTS
[CLIENT]
[Date]
Dear Resident:
     Notice is hereby given to the tenants of                     ,                     ,                      (the “Property”) that                     , the current owner of the Property, has sold the Property to                     , [address] (“Purchaser”) effective as of this date. Purchaser has assumed all of the obligations of the landlord under your lease, including any obligations with respect to your security deposit in the amount of $                     , which has been transferred to Purchaser. Future payments under your lease should be made to                      at                     .

Sincerely,

[Name]
[Title]

E-1

Exhibit F
Form of Promissory Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF SUCH LAWS. THIS NOTE IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN THIS NOTE.
PROMISSORY NOTE

U.S. $200,000,000	Dated: , 2008
          FOR VALUE RECEIVED, the undersigned,                     , a                      having an address at                      (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of                     , a                     , at its principal place of business at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129 (the “Lender”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of TWO HUNDRED MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $200,000,00), on                                          , 200___ (the “Maturity Date”) [Maturity date will be the same date as the maturity date of the Borrower’s senior loan].
     1. Interest Payments. The Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note (this “Note”) from the date hereof until maturity, in arrears, on                     , commencing on                     ,                    , 200___ (each, an “Interest Payment Date”), and at maturity, at the rate of 7.5% per annum. Upon the occurrence and during the continuance of an Event of Default hereunder, interest hereon shall accrue at a rate per annum which is 6% higher than the rate of interest set forth above; and, additionally, in the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum which is 6% higher than the rate of interest set forth above; provided, however, that payment of any such interest at such rate shall not constitute a waiver of any Event of Default and shall be without prejudice to the right of the Lender to exercise any of its rights and remedies hereunder. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. In no event shall the Borrower be obligated to pay the Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law.

     2. Other Payment Terms. All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, prior to 12:00 noon (local time in New York, New York), to the Lender, in accordance with the Lender’s payment wire instructions. Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day other than a Saturday or a Sunday on which banks are open for business in New York, New York.
     3. No Setoff. The Borrower agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense, including, without limitation, any deduction or setoff arising out of or in connection with the Agreement of Purchase and Sale, dated as of January ___, 2008, between the [Borrower] and the Lender (the “Purchase Agreement”); provided, however, that no payment hereunder shall be deemed to be a waiver of any right or claim that the Borrower may have under the Purchase Agreement. The Borrower represents and warrants to the Lender that, to the best of the Borrower’s knowledge, there is no claim, defense, counterclaim or set-off which could be asserted by or is available to the Borrower against the Lender under this Note.
     4. Prepayment. The Borrower may not voluntarily prepay this Note, in whole or in part, during the fourteen (14) months immediately following the date hereof, provided that Borrower may prepay this Note at any time following such notice if Lender gives Borrower notice pursuant to Section 17 of its intent to transfer its interest in this Note to a transferee that is not an affiliate of Lender. At any time subsequent to the fourteen (14) month anniversary of the date hereof, the Borrower shall have the right to prepay the outstanding amount hereof in whole (but not in part), without premium or penalty, provided that the Borrower gives the Lender at least ten (10) days prior written notice thereof. Together with any prepayment hereunder, the Borrower shall pay accrued interest to the date of such prepayment on the principal amount prepaid.
     5. Call. At any time from and after January 1, 2010, upon six (6) months’ prior written notice, the Lender shall have the right to declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.
     6. Affirmative Covenants. So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower agrees that it shall:
          (a) provide to the Lender: (i) as soon as available but no later than fifteen (15) days after the end of each month, monthly operating statements, certified by a responsible financial officer of the Borrower as being complete and correct; (ii) as soon as available but no later than thirty (30) days after the end of each fiscal quarter, quarterly unaudited balance sheets and income statements, certified by a responsible financial officer of the Borrower as being complete and correct; (iii) as soon as available but no later than ninety (90) days after and as of the end of each fiscal year, the Borrower’s annual audited financial statements, accompanied by an unqualified report thereon of M.R. Weiser or another firm of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender; and (iv) within thirty (30) days of the Borrower’s receipt of the Lender’s written request therefor, such other information with respect to the assets, liabilities and financial position of the Borrower and such statements, lists of property and assets of the Borrower (including with respect to the Collateral) as the Lender may from time to time reasonably request;
          (b) provide to lender copies of any material information provided to [Senior Lender] promptly following the Borrower’s provision of such information to [Senior Lender];
          (c) make all payments of principal and interest under the [Senior Loan] when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and perform and observe in all material respects all terms, covenants and conditions on its part to be performed and observed under the [Senior Loan Agreement], when required to be performed and observed;
          (d) provide to Lender prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a material adverse change in the business, results of operations or condition (financial or otherwise) of the Borrower or a material adverse effect on the Collateral; and
          (e) Lender, by its acceptance of this Note, hereby agrees not to disclose, other than to its attorneys and accountants, to any third party any information provided to Lender pursuant to this Section 6 or the Collateral Documents provided that Lender may disclose such information as is required to be disclosed by applicable law, including the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange.
     7. Negative Covenants. So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower agrees that it shall not:
          (a) own any property of any kind (other than cash) that was not acquired by the Borrower from the Lender; and
               (i) without the prior written consent of the Lender, sell, transfer, convey or otherwise dispose of more than 20% (by value) of the assets acquired from the Lender.
     8. Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:
          (a) the Borrower shall fail to pay within three (3) days of the date due (other than the Maturity Date to which such period shall not apply) any amount of principal or interest hereunder or other amount payable hereunder;

          (b) any representation or warranty by the Borrower under or in connection with this Note or in any related document or agreement (including the Purchase Agreement) shall prove to have been incorrect in any material respect when made or deemed made;
          (c) the Borrower shall fail to perform or observe any of the covenants contained in paragraphs 6 and 7 above;
          (d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Note on its part to be performed or observed and any such failure shall remain unremedied for a period of fifteen (15) days from the occurrence thereof (unless the Lender determines that such failure is not capable of cure);
          (e) the Borrower shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or the Borrower shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower pursuant to the Bankruptcy Code or any such other state or federal law; or the Borrower shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Borrower’s property, or shall take any action to authorize any of the actions or events set forth above in this paragraph 8(e); or an involuntary petition seeking any of the relief specified in this paragraph 8(e) shall be filed against the Borrower and shall not be dismissed within sixty (60) days; or any order for relief shall be entered against the Borrower in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this paragraph 8(e);
          (f) the Borrower shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by this Note, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this paragraph 8(f);
          (g) the Borrower shall fail (i) to make any payment of any principal of, or interest or premium on, the [Senior Loan] when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable cure period, if any, specified in the [Senior Loan Agreement], or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under the [Senior Loan Agreement], when required to be performed or observed, and such failure shall continue after the applicable cure period, if any, specified in the [Senior Loan Agreement], if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of the [Senior Loan]; or the [Senior Loan] shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (h) a final judgment or order for the payment of money in excess of $10,000,000.00 which is not fully covered by third-party insurance shall be rendered against the Borrower; or any non-monetary judgment or order shall be rendered against the Borrower which has or would reasonably be expected to have a material adverse effect upon the operations, properties, business or condition (financial or otherwise) of the Borrower; and in each case there shall be any period of thirty (30) consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (i) any Guarantor shall fail to perform or observe any term, covenant or agreement contained in its Guaranty on its part to be performed or observed and any such failure shall remain unremedied beyond the cure period, if any, in such Guaranty (unless the Lender determines that such failure is not capable of remedy) or any “Event of Default” as defined in any Guaranty shall have occurred; or any Guaranty or any other document or instrument relating thereto shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder (“Person,” as used herein, shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature, including any governmental agency or authority); or
          (j) the Borrower or any other Person shall fail to perform or observe any term, covenant or agreement contained in the Collateral Documents on its part to be performed or observed and any such failure shall remain unremedied beyond the cure period, if any, therein (unless the Lender determines that such failure is not capable of cure), or any of the Collateral Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority lien in any of the Collateral purported to be covered thereby; or any “Event of Default” as defined in any Collateral Document shall have occurred.
     9. Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) by notice to the Borrower, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender’s rights and remedies under the Collateral Documents and proceed to enforce all other rights and remedies available to the Lender under applicable law.

     10. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     11. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to the following addresses or facsimile numbers (or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto):

If to Pledgor:	c/o DRA Advisors LLC
220 East 2nd Street
New York, New York 10017
Attn: Brian Summers and Adam Breen
Fax No: (212) 697-7403 Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Fax No. (917) 332-3714
With a concurrent copy to
Attn: Samantha Wallack, Esq.
Fax No. (917) 332-3804

If to Secured Party:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Treasurer
Fax No.: (720) 283-2454

and to:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Treasurer
Fax No.: (720) 283-2454

with a copy to:	Morrison & Foerster llp
370 17th Street
Suite 5200
Denver, Colorado 80202
Attn: Warren L. Troupe
David G. Thatcher
Fax No.: (303) 592-1510
Phone: (303) 592-1500
     All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission, when sent.
     12. Entire Agreement. This Note, the Purchase Agreement and the Collateral Documents reflect the entire agreement between the Borrower and the Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.
     13. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.
     14. Time of the Essence. Time is of the essence for the performance of each and every obligation under this Note.
     15. Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.
     16. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Lender, and the fees and disbursements of counsel, in connection with (i) any amendments, modifications or waivers of the terms hereof requested by Borrower, (ii) any Event of Default, (iii) the enforcement or attempted enforcement of, and preservation of any rights under, this Note, and (iv) any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, including, without limitation, any and all losses, costs and expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein.

     17. Assignment; Successors and Assigns. The Borrower shall not have the right to assign its rights and obligations hereunder or any interest herein or therein without the prior written consent of the Lender. The Lender may, at any time on notice to Borrower if to an affiliate of Lender and upon ninety (90) days prior notice thereof to the Borrower if other than to an affiliate of Lender, sell, assign, transfer or grant participations in all or any portion of the Lender’s rights and obligations hereunder. In the event of any such assignment, the assignee shall be deemed the “the Lender” for all purposes of this Note and any other documents and instruments relating hereto with respect to the rights and obligations assigned to it. The Borrower agrees that in connection with any such grant or assignment, the Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower. This Note shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and assigns. The Borrower will maintain a register in which it will record the initial ownership of this Note and any changes in ownership of this Note which occur as permitted by and in compliance with the terms hereof.
     18. Collateral. This Note is secured by certain collateral (the “Collateral”) more specifically described in the Pledge and Security Agreement between the Borrower and the Lender of even date herewith, any other agreement pursuant to which the Borrower or any other Person provides a lien on its assets in favor of the Lender and all filings, documents and agreements made or delivered pursuant thereto (the “Collateral Documents”).
     19. Governing Law and Exclusive Jurisdiction. It is the intention of the Borrower and the Lender that all questions with respect to the construction of this Note and the rights and liabilities of the Borrower shall be determined in accordance with the laws of the State of New York. Any legal action or proceeding with respect to this Note may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Note, the Borrower consents to the non-exclusive jurisdiction of such court. Each of the Borrower, and Lender by its acceptance of this Note, hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Note. The Borrower waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of the State of New York.
     20. Jury Trial Waiver. The Borrower and, by its acceptance hereof, the Lender, hereby agree to waive any right to trial by jury with respect to any action or proceeding brought by the Borrower, the Lender or any other party, relating to this Note and/or any understandings or prior dealings between the Borrower and the Lender related to this Note. The Borrower and, by its acceptance hereof, the Lender, hereby acknowledge and agree that this Note constitutes a written consent to waiver of trial by jury pursuant to any applicable state statutes.

THE BORROWER:

a

By:

Name:
Title

Exhibit G
Form of Pledge and Security Agreement
          THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of                      ___, 2008, is made between                     , a                      (“Pledgor”) and                     , a                      (“Secured Party”).
          Pledgor and Secured Party hereby agree as follows:
          SECTION 1.  Definitions; Interpretation.
          (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note.
          (b) As used in this Agreement, the following terms shall have the following meanings:
          “Additional Pledged Collateral” means any and all interest in (a)  any and all additional membership interests in the Company hereafter acquired by Pledgor, any and all of Pledgor’s other additional rights and interests in and to the Company and any and all of Pledgor’s rights to and interests in any proceeds and distributions under or pursuant to any operating agreements of or with respect to the Company or otherwise, including (i) all rights of Pledgor to receive moneys in repayment of loans made to the Company pursuant to any operating agreements or otherwise, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Membership Interest, (iii) all claims of Pledgor for damages arising out of or for breach of or default or misrepresentation under any operating agreements or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of Pledgor to terminate any operating agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) all rights of Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of the Company, and (b) to the extent not included in the foregoing, all proceeds and supporting obligations of or with respect to the Pledged Membership Interest and any such Additional Pledged Collateral.
          “Company” means                     , a                      limited liability company [all title holding entities].
          “Documents” means this Agreement, the Note, and all other certificates, documents, agreements and instruments delivered to Secured Party under or in connection with the Note.
          “Event of Default” has the meaning set forth in Section 6.
          “Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

          “Note” means that certain Promissory Note, dated as of                      ___, 2008, made by Company in favor of Secured Party.
          “Obligations” means all indebtedness, liabilities and other obligations of Company to Secured Party, whether under or in connection with this Agreement, the Note or the other Documents or otherwise, including all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Company to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Company of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.
          “Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.
          “Pledged Collateral” has the meaning set forth in Section 2.
          “Pledged Membership Interest” means the 100% membership interests of the Company owned by Pledgor, as more specifically described in Schedule 1.
          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware.
          (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.
          (d) In this Agreement, except to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section hereof, or a schedule or an exhibit hereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; and (viii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

          SECTION 2.  Security Interest.
          (a) As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Membership Interest and the Additional Pledged Collateral and any certificates and instruments now or hereafter representing the Pledged Membership Interest and the Additional Pledged Collateral, (ii) all rights, interests and claims with respect to the Pledged Membership Interest and Additional Pledged Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Membership Interest and Additional Pledged Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).
          (b) Pledgor hereby agrees to deliver to or for the account of Secured Party, at the address and to the Person or Persons to be designated by Secured Party, any certificates representing the Pledged Membership Interest, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.
          (c) If Pledgor shall become entitled to receive or shall receive any Additional Pledged Collateral, Pledgor shall accept any such Additional Pledged Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Pledged Collateral and any certificates, instruments and other writings representing such Additional Pledged Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Pledged Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Pledged Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.
          (d) Pledgor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Pledged Collateral, and Pledgor shall execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Pledgor will take all actions necessary to cause each operating agreement relating to Pledged Collateral to provide specifically at all times that: (i) no Pledged Membership Interest is a security governed by Article 8 of the applicable Uniform Commercial Code; and (ii) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member of the Company of any transferee (including the Secured Party) that acquires ownership of the Pledged Membership Interest as a result of the exercise by the Secured Party of any remedy hereunder or under applicable law. Additionally, Pledgor agrees that no Pledged Membership Interest (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by Pledgor in a securities account. Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that is holding the Collateral for the benefit of Secured Party. Pledgor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.
          (e) This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until terminated in accordance with Section 16 hereof.
          SECTION 3.  Administration of the Pledged Collateral.
          (a) Unless an Event of Default shall have occurred and is continuing: (i) Pledgor shall be entitled to receive and retain for its own account any cash dividend or other distributions in respect of the Pledged Collateral; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Company to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Secured Party shall receive, and Pledgor shall not be entitled to receive, in each case to the extent of the Obligations outstanding at such time (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Company; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the Company or be inconsistent with or violate any provision of this Agreement or any other Documents. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).
          (b) Upon and after the occurrence of, and during the continuance of, any Event of Default: (i) Secured Party shall be entitled to receive, to the extent of the Obligations then outstanding, all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii)  Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii)  Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.
          (c) Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.
          (d) At any time and from time to time, in connection with an assignment of the Note pursuant to the terms thereof or on and after an Event of Default, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.
          (e) For the purpose of enabling Secured Party to exercise its rights under this Section 3 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and, subject to Section 3(a)(ii) appoints Secured Party as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the members of the Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.
          (f) Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder,

Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.
          (g) Anything herein to the contrary notwithstanding, (i) Pledgor shall remain liable under any operating agreement with respect to the Pledged Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Pledgor from any of its duties and obligations thereunder and (iii) Secured Party shall not have any obligation or liability thereunder by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          SECTION 4.  Representations and Warranties. Pledgor represents and warrants to Secured Party that:
          (a) Pledgor is a                      duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.
          (b) The execution, delivery and performance by Pledgor of this Agreement have been duly authorized by all necessary action of Pledgor, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to laws of general applicability relating to bankruptcy and creditors’ rights generally.
          (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement, except for authorizations, consents, approvals, licenses, exemptions or filings or registrations that have been obtained or made as applicable.
          (d) The Pledged Membership Interest has been, and upon issuance any Additional Pledged Collateral will be, duly and validly issued, and is and will be fully paid and non-assessable.
          (e) With respect to the Pledged Membership Interest Pledgor is, and with respect to any Additional Pledged Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.
          (f) Except as previously disclosed in writing to Secured Party, (i) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party; and (ii) there are no member agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

          (g) Pledgor’s chief executive office and principal place of business (as of the date of this Agreement), and all books and records concerning the Pledged Collateral (as of the date of this Agreement), are located at its address set forth in Section 8; Pledgor’s jurisdiction of organization and Pledgor’s exact legal name each is as set forth in the first paragraph of this Agreement; and Pledgor’s organizational identification number is                     .
          (h) Other than financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.
          (i) The operating agreement(s) with respect to any Pledged Collateral provided to Secured Party contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of Pledgor, there exists no material violation or material default thereunder by Pledgor or the other parties thereto. Pledgor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions thereof.
          (j) Pledgor has rights in or the power to transfer the Pledged Collateral.
          (k) No control agreements exist with respect to any Pledged Collateral.
          (l) The Pledged Membership Interest constitutes all of the issued and outstanding membership interests of the Company.
          Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.
          SECTION 5.  Covenants. So long as any of the Obligations remain unsatisfied, Pledgor agrees that:
          (a) Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.
          (b) Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Pledgor’s chief executive office or principal place of business; (ii) any change in the location of books and records pertaining to Pledged Collateral; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its jurisdiction of organization; and (vi) any change in its registration as an organization (or any new such registration).
          (c) Pledgor will not surrender or lose possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary),

exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.
          (d) Pledgor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.
          (e) Pledgor will not enter into any member agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.
          (f) Pledgor will deliver promptly to Secured Party all reports and notices received by Pledgor from the Company in respect of any of the Pledged Collateral, and make such demands and requests for information and reports as Pledgor is entitled to make in respect of the Pledged Collateral, in each case as Secured Party shall reasonably request.
          (g) Pledgor shall give Secured Party immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.
          SECTION 6.  Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:
          (a) Company shall fail to pay when due any amount of principal or interest under the Note within three (3) days of the date due other than final maturity, to which such period shall not apply, or (ii) Company or Pledgor shall fail to pay when due any other amount payable hereunder or under any other Document, or any other Obligations.
          (b) Any representation or warranty by Pledgor under or in connection with this Agreement or any other Document shall prove to have been incorrect in any material respect when made or deemed made.
          (c) Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of thirty (30) days from the occurrence thereof (unless Secured Party reasonably determines that such failure is not capable of remedy), or any “Event of Default” as defined in any Document shall have occurred.
          (d) Any impairment in the priority of Secured Party’s Lien hereunder.
          (e) Any levy upon, seizure or attachment of any of the Pledged Collateral.
          SECTION 7.  Remedies.
          (a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.

Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.
          (b) The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law. Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.
          (c) Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.
          (d) Pledgor’s obligations hereunder shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Pledgor be exonerated or discharged by, (A) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Company, Pledgor, any guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Company, any guarantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Company, Pledgor or any guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets of or ownership interest in the Company, Pledgor, any guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Secured Party’s interests in and rights under the Documents; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Company, Pledgor, any guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute or deliver any Document or this Agreement or any other document related thereto; (F) any direction of application of payment to Company, Pledgor, any guarantor or other Person; and (G) Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.
          (e) Pledgor hereby consents and agrees that, without notice to or further assent from Pledgor: (A) the time, manner, place or terms of any payment under any Document may be extended or changed, by a modification or renewal of any Document or otherwise; (B) the time for Company’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Secured Party may deem proper; (C) Secured Party may discharge or release, in whole or in part, any guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and Secured Party shall not be liable to Pledgor for any failure to collect or enforce payment of the Obligations; (D) Secured Party may take and hold security of any kind, at any time, as collateral for the Obligations, may request and accept guaranties and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security or guaranties; and (E) Secured Party may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any Document, or otherwise available to Secured Party, with respect to the Obligations and any collateral therefore, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Pledgor against Company; all as Secured Party may deem advisable, and all without impairing, abridging, releasing or affecting this Agreement.
          (f) Pledgor waives and agrees not to assert: (A) any right to require Secured Party to proceed against Company, any guarantor or any other Person, to proceed against or exhaust any collateral or other security held for the Obligations (except to the extent required by applicable law), to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including to comply with applicable provisions of the UCC or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Secured Party whatsoever, or give Pledgor any other notice with respect to the foregoing; (B) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations; and (C) to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Agreement.
          (g) Pledgor waives any and all notice of the creation, renewal, modification, extension or accrual of the Obligations. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. Pledgor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Company, Pledgor or any other Person with respect to the Obligations.
          (h) The obligations of Pledgor hereunder are independent of and separate from the obligations of Company and any guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against Pledgor, whether or not Company or any such guarantor is joined therein or a separate action or actions are brought against Company or any such guarantor.
          (i) Pledgor shall not have any right to require Secured Party to obtain or disclose any information with respect to the Obligations, the financial condition or character of Company or the ability of Company to pay and perform the Obligations, any collateral or other security for any or all of the Obligations, the existence or non-existence of any other guarantees of all or any part of the Obligations, any action or inaction on the part of Secured Party or any other Person, or any other matter, fact or occurrence whatsoever.
          (j) Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.
          SECTION 8.  Notices. Any notice, consent, approval or other communication required or permitted to be given under this Agreement or required by law shall be in writing and shall be deemed to have been given upon (a) hand delivery, (b) one (1) business day after being deposited with a reliable overnight courier service, with receipt acknowledgment requested, (c) upon receipt if transmitted by confirmed facsimile, or (d) three (3) business days after deposit if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Pledgor:	c/o DRA Advisors LLC
220 East 2nd Street
New York, New York 10017
Attn: Brian Summers and Adam Breen
Fax No: (212) 697-7403

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Fax No. (917) 332-3714
With a concurrent copy to
Attn: Samantha Wallack, Esq.
Fax No. (917) 332-3804

and to:	c/o DRA Advisors LLC
220 East 2nd Street
New York, New York 10017
Attn: Brian Summers and Adam Breen
Fax No: (212) 697-7403

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Fax No. (917) 332-3714
With a concurrent copy to
Attn: Samantha Wallack, Esq.
Fax No. (917) 332-3804

If to Secured Party:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Treasurer
Fax No.: (720) 283-2454

and to:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Mary Ellen Norwood
Fax No.: (720) 283-2454

with a copy to:	Morrison & Foerster llp
370 17th Street
Suite 5200
Denver, Colorado 80202
Attn: Warren L. Troupe
David G. Thatcher
Fax No.: (303) 592-1510
Phone: (303) 592-1500
or such other address as either party may from time to time specify in writing to the other. Notice given by counsel for any party shall be deemed to be valid notice if addressed and sent in accordance with the provisions of this Section 8.
          SECTION 9.  No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.
          SECTION 10.  Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void. Pledgor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder, including the benefit of Section 17, in accordance with the terms of the Note or upon an Event of Default. Upon any such assignment of Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder and may in turn assign such rights, in accordance with the terms of the Note. Pledgor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were an original party hereto.
          SECTION 11.  Governing Law and Exclusive Jurisdiction. It is the intention of the parties that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of New York other than to the extent the UCC applies. Any legal action or proceeding with respect to this Agreement may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties consent to the non-exclusive jurisdiction of such court. Each party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of the State of New York.
          SECTION 12.  Jury Trial Waiver. The parties hereby agree to waive any right to trial by jury with respect to any action or proceeding brought by either party or any other party, relating to this Agreement and/or any understandings or prior dealings between the parties hereto related to this Agreement. The parties hereby acknowledge and agree that this Agreement constitutes a written consent to waiver of trial by jury pursuant to any applicable state statutes.
          SECTION 13.  Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Pledgor shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 14.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
          SECTION 15.  Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
          SECTION 16.  Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security interests given by Pledgor to Secured Party hereunder and return to Pledgor any Pledged Collateral held by or for the benefit of Secured Party.
          SECTION 17.  Costs and Expenses.
          (a) Pledgor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Pledged Collateral.
          (b) Any amounts payable to Secured Party under this Section 17 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the highest default rate of interest set forth in the Note.
          SECTION 18.  Joint and Several Liability. If Pledgor consists of more than one Person, the liability of each Person comprising Pledgor shall be joint and several, and each reference herein to “Pledgor” shall mean and be a reference to each such Person comprising Pledgor. The Pledgors agree that any and all of their obligations hereunder shall be the joint and several responsibility of each of them notwithstanding any absence herein of a reference such as “jointly and severally” with respect to any such obligation. The compromise of any claim with, or the release of, any Pledgor shall not constitute a compromise with, or a release of, any other Pledgor.
[remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PLEDGOR:
,

a
By:
Name:
Title:

SECURED PARTY:
,
,
a
By:
Name:
Title:

SCHEDULE 1
to Pledge and Security Agreement
PLEDGED MEMBERSHIP INTEREST
Pledgor’s Membership Interest in Company, as detailed immediately below:

Number of Membership Units	Date of Issuance of Units

Exhibit H
Notices of Violations

Property Name	Violation Details
Club at Hickory Hollow, Nashville TN	A. Verbally required to replace the tile at the main pool and re-surface the main pool before opening the pool in Spring of 2008.

B. The fire department noted the lack of mandatory fire pull stations that are required. No written violation. So far, no reinspection has occurred.

Britton Woods, Columbus OH	Franklin County Board of Health mold violation notice dated August 2, 2007, which has been corrected as per the notice.

Andover Place, Orlando FL	On January 22, 2008, the State Department of Business and Professional Regulation completed a routine inspection and issued an inspection report. According to the inspection report, Seller is required to inspect all balconies to ensure that there are no defects, and provide evidence that the all balconies have been are inspected. The violation is that “no current balcony inspection certificate is available.” Seller to perform inspections immediately.

Williamsburg, Nashville TN	Recent fire inspection and certain restoration items are being addressed.

Crosswinds, Wilmington NC	January 15, 2008, City of Wilmington Civil Citation regarding landscape code violation for removal of trees without a permit and improper maintenenace of trees. Seller penalized $46,200.

Hickory Creek, Columbus OH	Final stage of City’s furnace inspections.

Governors Square, Columbus OH	Final stage of City’s furnace inspections.

Greens at Cedar Chase, Dover DE	January 10, 2008 Notice of Gas Leak.

Green Oaks, Houston TX	Condemnation lien from the 2/26/06 fire at building 15 that was subsequently rebuilt.

Norcroft, Raleigh NC	Code violation from the City of Charlotte. The City discovered that the water heater was replaced without having pulled a permit from the City.

Dominion Harris Pond, Charlotte NC	On January 16, 2008, received notice from the North Carolina Department of Environment and Natural Resources requiring the removal of all trees and bushes from the dam and the establishment of certain grass cover and the repair the eroded soil areas and establishment of certain grass cover.

Laurel Oaks, Tampa FL	Hillsborough County Health Dept. required the pool be closed until the marcite work is completed.

H-1

Property Name	Violation Details
Oak Park, Dallas TX	City inspection occurred on January 15, 2008. All items other than the following, have been addressed after such inspection:

(a) Bldg 18, 25, 35 repair/secure exterior electrical meters at those buildings (seeking additional details from city inspector);

(b) Repair/replace damaged wood rails at retaining walls, north of unit 217 and west of unit 512.

(c) Repair/level cracks on sidewalks/walkways.

(d) Remove/trim trees away from the buildings, walkways and sidewalks.

(e) Remove dirt/debris from the sidewalk/walkways.

(f) Repair/replace/paint damaged/rotten wood trim/siding.

Forest Hills, Wilmington NC	Current Condemnation matter regarding conservation easement.

Lancaster Commons, Portland OR	December 31, 2007, City of Salem Notice of Health Hazard and/or Public Nusiance alleging unsanitary conditions and potential health hazard with respect to unit 2415D.

Evergreen Park, Portland OR	A. January 11, 2008, Clark County Health Department notice requiring Seller to bring the pool fences and gates up to height code by June 1, 2008. Seller is also required to add an additional main drain to each pool with shut off switch and audible alarms.

B. Certain units damaged by fire will be 95% completed by January 31, 2008. Seller expects certificates of occupancy by February 8, 2008.

H-2

Exhibit I
Pending Litigation

Property Name	Litigation Details
Remington on the Green, Raleigh NC	A. Complaint filed in the matter of Stock Building Supply, Inc. vs. UDRT of North Carolina, LLC — default entered on Nov. 2, 2007 (07-CVD-14815). This has been settled. Awaiting the final order.

B. Claim of lien on real property filed by R.D. Construction, Inc. — filed November 15, 2007 (07-M-6277). This is part of the Stock Building Supply settlement.

C. Mechanics Lien filed by HD Supply Facilities Maintenance, Ltd. — filed August 22, 2007 (07-M-3063). This is a part of the matter that includes Stock Building Supply.

D. Claim of Lien filed by Stock Building Supply, Inc. on July 23, 2007 (07-M-3914) This has been settled. Awaiting the final order.

Providence Court Apartments, Charlotte, NC	Alexis St. Laurent vs. Daryl Lamonte Cathcart and UDRT of North Carolina, L.L.C.

Forest Hills, Wilmington NC	A. Fair Housing lawsuit.

B. Former residents lawsuit pertaining to flood units.

Trinity Park, Raleigh NC	The matter of Carolina Power & Light vs. UDR of NC, Limited Partnership (06-SP-4815). This litigation is in the process of going to trial.

I-1

Exhibit J
Form of Guaranty
     THIS GUARANTY (“Guaranty”), dated as of dated as of                      ___, 2008, is made by DRA Growth & Income Fund VI LLC, a Delaware limited liability company (“Guarantor”), in favor of                     , a                      (“Lender”).
                         , a                      (“Company”), is indebted to Lender pursuant to that certain Promissory Note, dated as of                      ___, 2008, made by Company in favor of Lender (as amended, modified, renewed or extended from time to time, the “Note”). Guarantor has agreed to guarantee the indebtedness and other obligations of Company to Lender under or in connection with the Note as set forth herein. By virtue of [describe ownership structure], Guarantor will derive substantial direct and indirect benefits from the extension of credit to Company (which benefits are hereby acknowledged by the Guarantor).
     Accordingly, to induce Lender to extend credit to Company, and in consideration thereof, Guarantor hereby agrees as follows:
     1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lender the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Company to Lender under or in connection with Note and any and all other documents and instruments executed or delivered in connection therewith (each a “Document” and, collectively, the “Documents”), including all unpaid principal, all interest accrued thereon, all fees due to Lender and all other amounts payable by Company to Lender thereunder or in connection therewith, and including interest that accrues after the commencement by or against Company of any action, case or proceeding involving insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution under any applicable laws with respect thereto (an “Insolvency Proceeding”). The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising in connection with the Documents and the transactions contemplated thereby, regardless of whether evidenced by any instrument, agreement, contract or entry in Lender’s accounts, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable under the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or other applicable law. The foregoing indebtedness, liabilities and other obligations of Company, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 11 hereof), shall hereinafter be collectively referred to as the “Obligations.”
     2. Liability of Guarantor. The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows: (i) Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon Lender’s exercise or enforcement of any remedy it may have against Company or any other person or entity (“Person”), or against any collateral for any Obligations; (ii) this Guaranty is a guaranty of payment when due and not of collectibility; (iii) Lender may enforce this Guaranty upon the occurrence of a default notwithstanding any dispute between Lender and Company with respect to the existence of such default; (iv) Guarantor’s payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Obligations remaining unsatisfied; and (v) Guarantor’s liability with respect to the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, (A) any Insolvency Proceeding with respect to Company, Guarantor, any other guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Company, any other guarantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Company, Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Company, Guarantor, any other guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Lender’s interests in and rights under this Guaranty, including Lender’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of Lender’s interests in and to any collateral securing the Obligations; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Company, Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute or deliver any Document or this Guaranty or any other document related thereto; (F) any direction of application of payment to Company, Guarantor, any other guarantor or other Person; and (G) Lender’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.
     3. Consents. Guarantor hereby consents and agrees that, without notice to or further assent from Guarantor: (i) the time, manner, place or terms of any payment under any Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Document, by a modification or renewal of any Document or otherwise; (ii) the time for Company’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lender may deem proper; (iii) Lender may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and Lender shall not be liable to Guarantor for any failure to collect or enforce payment of the Obligations; (iv) Lender may take and hold security of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (v) Lender may request and accept other guaranties of the Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vi) Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any Document, or otherwise available to Lender, with respect to the Obligations and any collateral therefor, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Company; all as Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
     4. Waivers.
          (a) Guarantor waives and agrees not to assert: (i) any right to require Lender to proceed against Company, any other guarantor or any other Person, to proceed against or exhaust any collateral or other security held for the Obligations to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the New York Uniform Commercial Code (“UCC”) or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Lender whatsoever, in each case, except to the extent required by applicable law; (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations; (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Company, Guarantor or any other Person; (iv) any defense based upon Lender’s errors or omissions in the administration of the Obligations; (v) any rights to set-offs and counterclaims; and (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.
          (b) Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Obligations, or the reliance by Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Company, Guarantor or any other Person with respect to the Obligations.
          (c) The obligations of Guarantor hereunder are independent of and separate from the obligations of Company and any other guarantor and upon the occurrence and during the continuance of any default, a separate action or actions may be brought against Guarantor, whether or not Company or any such other guarantor is joined therein or a separate action or actions are brought against Company or any such other guarantor.
          (d) Guarantor shall not have any right to require Lender to obtain or disclose any information with respect to (i) the financial condition or character of Company or the ability of Company to pay and perform the Obligations; (ii) the Obligations; (iii) any collateral or other security for any or all of the Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations; (v) any action or inaction on the part of Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.
     5. Subrogation. Until the Obligations shall be satisfied in full, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Lender as against Company or other guarantors, whether in connection with this Guaranty or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when any Obligations are outstanding, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations.
     6. Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty relating to any Obligations. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Obligations by or on behalf of Company shall be rescinded or must otherwise be restored by Lender, whether as a result of any Insolvency Proceeding or otherwise. To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for such payment.
     7. Payments. Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Lender or any other Person may have against Guarantor by virtue hereof, upon the failure of Company to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Lender an amount equal to the amount of the Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to Company, would have accrued on such Obligations, whether or not a claim is allowed against Company for such interest in any such Insolvency Proceeding). All payments made by Guarantor hereunder may be applied in such order as Lender shall elect. Guarantor shall make each payment hereunder, without deduction (whether for taxes or otherwise), set-off or counterclaim, on the day when due in same day or immediately available funds, and in U.S. dollars.
     8. Representations; Covenants.
          (a) Guarantor represents and warrants to Lender that (i) Guarantor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization or formation, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Guaranty; (ii) the execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary action of Guarantor, and do not and will not result in a breach of or constitute a default under its articles or certificate of incorporation or bylaws, or other applicable organizational documents, or under any material agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or violate any provision of any material law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Guarantor; (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to laws of general applicability with respect to bankruptcy and creditors rights generally; (iv) no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental agency or authority is required for the due execution, delivery or performance by Guarantor of this Guaranty; and (v) as of the date hereof, Guarantor has received capital commitments from investors equal to or in excess of $1,000,000 and, pursuant to the terms of such commitments, Guarantor is permitted to draw any amount at any time in its sole discretion.
          (b) So long as this Guaranty shall be in effect, Guarantor (i) will not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), merge with or consolidate into, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets; (ii) provide to Lender: (A) as soon as available but no later than thirty (30) days after the end of each fiscal quarter, quarterly unaudited balance sheets and income statements, certified by a responsible financial officer of the Guarantor as being complete and correct; (B) as soon as available but no later than ninety (90) days after and as of the end of each fiscal year, Guarantor’s annual audited financial statements, accompanied by an unqualified report thereon of independent certified public accountants selected by the Guarantor and reasonably satisfactory to the Lender; and (C) from time to time such other information respecting Guarantor’s financial condition as Lender may from time to time reasonably request; (iii) will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of this Guaranty and shall reasonably request; and (iv) will maintain capital commitments from investors which are available to be drawn upon by Guarantor at any time in its sole discretion and which are equal to or in excess of the amount that would be required to pay the entire amount of the Obligations at any time from time to time during the term of this Guaranty. By its acceptance of this Guaranty, Lender agrees not to disclose any information regarding Guarantor that it receives from Guarantor pursuant to this Section 8(b) to any third party, other than its attorneys or accountants, except to the extent Lender is required to disclose such information by applicable law, including the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange.
     9. Notices. Any notice, consent, approval or other communication required or permitted to be given under this Guaranty or required by law shall be in writing and shall be deemed to have been given upon (a) hand delivery, (b) one (1) business day after being deposited with a reliable overnight courier service, with receipt acknowledgment requested, (c) upon receipt if transmitted by confirmed facsimile, or (d) three (3) business days after deposit if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Guarantor:	c/o DRA Advisors LLC
220 East 2nd Street
New York, New York 10017
Attn: Brian Summers and Adam Breen
Fax No: (212) 697-7403

and to:	Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Fax No. (917) 332-3714

With a concurrent copy to:

Attn: Samantha Wallack, Esq.
Fax No. (917) 332-3804

If to Lender:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Treasurer
Fax No.: (720) 283-2454

and to:	c/o UDR, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129
Attn: Mary Ellen Norwood
Fax No.: (720) 283-2454

with a copy to:	Morrison & Foerster llp
370 17th Street
Suite 5200
Denver, Colorado 80202
Attn: Warren L. Troupe
David G. Thatcher
Fax No.: (303) 592-1510
Phone: (303) 592-1500
or such other address as either party may from time to time specify in writing to the other. Notice given by counsel for any party shall be deemed to be valid notice if addressed and sent in accordance with the provisions of this Section 9.
     10. No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.
     11. Costs and Expenses. Guarantor agrees to pay on demand all reasonable costs and expenses of Lender and reasonable fees and disbursements of counsel in connection with the enforcement, or preservation of any rights under, this Guaranty.
     12. Binding Effect; Entire Agreement; Amendments. This Guaranty shall be binding upon Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by Lender and its successors, endorsees, transferees and assigns; provided that Guarantor shall not have the right to assign or transfer its rights and obligations hereunder without the prior written consent of Lender. This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty. This Guaranty may not be amended except by a writing signed by Guarantor and Lender. No waiver of any rights of Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     13. Knowing and Explicit Waivers. Guarantor acknowledges that it has either obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Guaranty. Guarantor acknowledges and agrees that each of the waivers and consents set forth herein, including, without limitation, those contained in Sections 2 through 4, are made with full knowledge of their significance and consequences. Additionally, Guarantor acknowledges and agrees that by executing this Guaranty, it is waiving certain rights, benefits, protections and defenses to which it may otherwise be entitled under applicable law, and that all such waivers herein are explicit, knowing waivers. Guarantor further acknowledges and agrees that Lender is relying on such waivers in creating the Obligations, and that such waivers are a material part of the consideration which Lender is receiving for creating the Obligations.
     14. Severability. Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty.

     15. Governing Law; Exclusive Jurisdiction; Jury Trial Waiver.
          (a) It is the intention of the parties that all questions with respect to the construction of this Guaranty and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of New York.
          (b) Any legal action or proceeding with respect to this Guaranty may be brought in the United States District Court for the Southern District of New York, and by execution and delivery, or acceptance, as applicable of this Guaranty, the parties consent to the non-exclusive jurisdiction of such court. Guarantor, and by its acceptance of this Guaranty, Lender, each irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty. Guarantor, and by its acceptance of this Guaranty, Lender, each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of the State of New York.
          (c) Guarantor, and by its acceptance of this Guaranty, Lender, each hereby agree to waive any right to trial by jury with respect to any action or proceeding brought by either party or any other party, relating to this Guaranty and/or any understandings or prior dealings between the parties hereto related to this Guaranty and hereby acknowledge and agree that this Guaranty constitutes a written consent to waiver of trial by jury pursuant to any applicable state statutes.
     16. Multiple Guarantors; Joint and Several Liability. If this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all and any one or more of them, and the obligations of all such Guarantors shall be joint and several.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty, as of the date first above written.

GUARANTOR:

DRA GROWTH & INCOME FUND VI LLC, a Delaware limited liability company

By:

Name:

Title:

Exhibit K
Form of Bring Down Certificate
Officer’s Certificate
All representations and warranties of the Seller named below (“Seller”) set forth in Section 3.01 of the Agreement of Purchase and Sale dated as of January ___, 2008 between Seller, the other Sellers named therein and DRA Fund VI LLC (the “Agreement”), are true and accurate in all material respects at and as of Settlement (as defined in the Agreement) with the same effect as if made at and as of Settlement except as set forth below:

Seller has executed and delivered this Officer’s Certificate as of March ___, 2008.

[SELLER]

By:

Name:

Title:

K-1

Exhibit L
Missing and/or Illegible Title Documents
Lake Pointe, Melbourne, FL

Exception # 10 — Easement references Exhibit A and Exhibit B, but Exhibit A (Page 2643) is missing
Jamestown of Toledo, OH

Exception No. 5 (Easement to Columbia Gas of Ohio, of record in Deed Vol. 1869, Page 358)
St Andrews Commons, Colombia, SC

Book 311, Page 162
Dominion Norcroft, Charlotte, NC

Exception 12 is illegible
Cobblestone Apartments, Arlington, TX

Plat recorded in Volume 388-158, page 34
Club at Hickory Hollow, Antioch, TN

Exception #11 — Plat illegible
Schedule B-1- #6 — Lease and License — need underlying documents not memoranda
Hampton Greene, Columbia, SC

Exception #11 illegible
Oak Forest, Lewisville, TX

Exception No. 12: Plat recorded in Cabinet K page 244 — illegible
Andover Place, Orlando, FL

Requirement #4 — OR Book 4596, page 3680, Exhibit A to Satisfaction
Title Commitment Missing for Andover II. Title Company must provide Commitment for Andover II and all referenced exception documents
Gatewater Landing, Glen Burnie, MD

Vesting Deed
Plat referenced in Exception #5
Britton Woods, Dublin, OH

BII#7 — Missing a copy of the Right of Entry Agreement (Memorandum of Right of Entry Agreement is recorded.)
Surveyor plots a 30’ easement along the northern boundary of Parcel 2 — recorded in Volume 17778, C14 — there is no reference in the title commitment to this document. BII#21 — Missing Volume 14232, Page F11

Heritage Green, Hilliard, OH:
Exception # 15 is missing all but the first page.
Legal Description references Instrument No. 199807020166445
Exception #1, #13A (same document) is illegible.
Arbor Ridge, Houston, TX
Plats in 309/123 and 318/85 are illegible
Dominion Walnut Creek, Raleigh, NC

Exception No. 11: Easement, Rights of ways, Boundary lines and Improvements as appearing on plats recorded in Map Book 1985, page 775; Book 1994, page 1134 and Book 1994, page 1135, Wake County, North Carolina Records. These plats are not legible.
Forest Hill Apartments, Wilmington, NC
Exception 11: Plat Book 32, Page 250, New Hanover, North Carolina Records is illegible
Trinity Park, Raleigh, NC
Exception # 14- Book 4925, Page 892
Remington on the Green, Raleigh, NC
Exception # 13 is missing.
Liberty Crossing, Jacksonville, NC

Exception #16 — Easement in Book 983, page 836 — first 3 pages are missing
Documents listed in Legal Description in the “Together with” -Book 426, Page 677, Book 434, page 576, Book 528, Page 399 and Book 528, Page 414.
Meadows at Kildaire, Cary, NC
Exception #19 — Easement recorded in Deed Book 3892, Page 853
Towne Lake, Houston, TX
Volume 6618, Page 99
South Grand at Pecan Grove, Richmond, TX
Exception #14 & 16 — Plat recorded in Slide 559/A
The Multi-Family Deed of Trust, Assignment of Rents and Security Agreement dated February 26, 2002 in the original principal amount of $70,669,000 and recorded immediately prior to that certain Assignment of Deed of Trust from GMAC Commercial Mortgage Corporation to Federal Home Loan Mortgage Corporation (Fort Bend County Clerk’s File No. 2002019915).
Assignment of Deed of Trust to GMAC Commercial Mortgage Corporation.
Green Oaks, Webster, TX

Plat Plans in Volume 320, Page 113 and Volume 329, Page 104 are illegible.
All of the exception documents for Phase II. The title commitment for this parcel was just provided, but none of the exception documents.

Country Club Place, Richmond, TX
Volume 1098, Page 343

London Park, Houston, TX
G695060, H174846, J715946, L071498 and L463629.
Chelsea Park, Houston, TX
H121796
H790555

The Creek, Wilmington, NC
Plat recorded in Plat Book 32, page 251 is illegible.
Governour’s Square, OH
Exception No. 8: Volume 3276, Page 653 missing all exhibits.
Exception No. 3: Missing document recorded in Volume 3276, Page 649 (listed in the margins of exception No. 3).
Washington Park, Centerville, OH

Exception No. 7: Book 163 Pages 2 and 2a.
Shadow Lake, Little Rock, AR
“Exhibit A” to the Title Commitment (which contains the legal description)
Exception No. 18: Plat No. B-065 — illegible

Alexander Court, Reynoldsburg, OH
Surveyor notes that there is an additional Easement of record in Instrument Number 199804070082457 burdening the Property.
Colony Village, New Bern, NC
missing vesting deed
BII#12 — drainage easement in Map Book 13, Page 57- best available copy is still illegible.
Dominion Harris Pond, Charlotte, NC
BII#14 — there is no Book 178, Page 179
BII#16 — map referenced is illegible
BII#18 — Missing Deed Book 5434, Page 340
Williamsburg, Hendersonville, TN
BII#12 — illegible anchor easement.

Patriot Place, Florence, SC
Agreement between Burnt Branch Properties, inc. of Turnbeville, South Carolina and United Dominion Realty Trust, Inc. of Richmond Virginia, recorded June 11, 1987 in Book A306, Page 1559—last page, plat is illegible

Anderson Mill, Austin, TX
Easement recorded at Volume 943, Page 178 — document illegible
Derby Park, Grand Prairie, TX
Exception No. 16: Easement for right of way granted to Texas Electric Service Company, by Louise Stubbs Irvin, et al, by instrument dated February 24, 1969, filed April 9, 1969, recorded in Volume 69070, Page 208 of the Deed Records of Dallas County, Texas.
Dominion Mallard Creek, Charlotte, NC
Vesting Deed
Book 5895, Page 671
Evergreen Park, Vancouver, WA
BII#7 — a copy of the underlying agreement by and between Castle Cable and AAC Funding
BII#8 — missing a copy of the Private Telecommunications Agreement.
BII#18 — missing Easement filed in Auditor File no 8607250015
All the following are referenced in the legal description:
Deed to City of Vancouver recorded August 28, 2006 in File No. 4214482
Deed recorded in File No. 8307210120
Deed Recorded in File No. 8812150109
Rivergate, Columbia, SC
Plat Book Z, Page 9746 (referenced in document included in title commitment)
Plat Book 50, page 3531 (referenced in document included in title commitment)
Summit Ridge, Arlington, TX
Vesting Deed (in addition to vesting deed in Instrument No. 207412033)
Courthouse Green, Chesterfield, VA
Missing vesting deed
First page of Lease Agreement between Realty Industries, Inc and the Laundry Room, Inc. is illegible.
Fountainhead, Dayton, OH
Exception No. 4: Easement to the State of Ohio, Deed Book 845, Page 197, Montgomery County, Ohio. Illegible.
Exception No. 5: Easement to the State of Ohio, Deed Book 845, Page 195, Montgomery County, Ohio. Illegible.
Dover Country Club, Dover, DE
Exception No. 8: Plat Book 8, Page 36 and 37.

Dominion Courtney Place, Raleigh, NC

Exception No. 10 — Encroachment Agreement recorded in Book 5015, Page 841 references attached map entitled “Easement Encroachments, Courtney Square Apartments, Raleigh, Wake County, N. Carolina” but map was not included in document.
Exception No. 18 — Consent Judgment between Department of Transportation and URDT of North Carolina, L.L.C. recorded in Book 8126, Page 2531 references a map entitled “Property Described in Civil Action Entitled State of North Carolina Department of Transportation vs. UDRT of North Carolina, L.L.C.”, but map was not provided by title company.
Exception No. 19 — Matters appearing in Map Book 1992, Page 399; Map Book 1982, Page 1063; Map Book 1984, Page 832; Map Book 1979, Page 27; Map Book 1984, Page 29; Map Book 1972, Page 447. Text is illegible on all Plats.
Clear Run, Wilmington, NC

Commitment with respect to Phase III and all exception documents referenced therein.

Exhibit M
Certain Non-Permitted Title Objections

Property	Property
Name	Address	Non Permitted Title Objection
Lancaster Commons	2489 Coral Avenue NE Salem OR	• Existing Survey shows and notes “The possibilities of a property line gap and two overlaps shown on sheets 1 and 2 depend on the interpretation of the adjoining deeds.”

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these matters in form reasonably acceptable to Purchaser and its lender.

• Survey shows a “Road and Roadway Easement” recorded in Vol. 745, Page 490 running the entire width of the property from the Western property line adjacent to Fisher Road to the Eastern property line adjacent to Coral Avenue. This easement runs through three apartment buildings.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Fountainhead	5610 North Main Street Dayton OH	• Building 5600 encroaches over and violates gas line easement to Dayton Power and Light Company set forth in Exception 6.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Property	Property
Name	Address	Non Permitted Title Objection
Governours Square	4695 Braddock Court Columbus OH	There are major discrepancies with the legal description for the three parcels that comprise this Property. Title commitment contains a note that approval of the legal description from the Franklin County Engineer’s Office prior to recording the deed is required.

Seller shall provide to the Title Company, Purchaser and its lender evidence satisfactory to each that (i) the legal description in the Deed for the Governours Square Property to be conveyed to Purchaser by Seller shall, when plotted on an accurate survey, be substantially similar to the corresponding site plan boundary lines for the Governours Square Property, delivered or made available to Purchaser by Seller and (ii) Seller holds good and marketable title to all of the Governours Square Property (as shown on said site plan) and that Seller has the right to convey all of the Governours Square Property (as shown on said site plan) to Purchaser.

The vesting deed for Parcel 3 of this Property provides that the deed is only intended to transfer the land itself and NOT the buildings or improvements on the land.

Seller shall provide to the Title Company, Purchaser and its lender evidence satisfactory to each that Purchaser holds good and marketable title to all of the buildings and improvements located on the Governours Square Property and that Seller has the right to convey said buildings and improvements to Purchaser.

Property	Property
Name	Address	Non Permitted Title Objection
Colony Village	3301 Brunswick Ave. New Bern NC	Restrictive Covenants in Deed dated May , 1972 and recorded in Book 798, Page 314, as affected by an Agreement dated August 14, 1972 and recorded in Book 803, Page 641. The Property shall not be used for any purposes whatsoever other than residential apartment houses, plans and specifications of which must be approved by Grantor prior to construction. Grantee covenants that it will not for a period of [THIS WAS LEFT BLANK] years after the date of the Deed make any use of the premises not in conformity with the covenant. Grantee must commence construction of the apartments within 3 months after the transfer or the property shall revert back to the Grantor. Confirmation of commencement of construction necessary.

Seller shall cause Title Company to specifically omit this reverter from Purchaser’s (and its lender’s) title policy in form reasonably acceptable to Purchaser and its lender.

Dominion On Lake Lynn	650 Lake Front Drive Raleigh NC	• Exception # 13: 100-ft wide electrical easement appears to run through/beneath building near south boundary of Property. No coverage is available.

Dominion On Spring Forest	5014 Sedgewick Drive Raleigh NC	• Option Agreement dated August 1, 1972 and recorded in Book 2093, Page 602. This Option Agreement appears to have been granted to a predecessor-in-title of the subject property who exercised the option under this Option Agreement to purchase the Property.

Seller shall cause Title Company to omit this Option Agreement from Purchaser’s (and its lender’s) title policy in form reasonably acceptable to Purchaser and its lender.

Dominion Walnut Creek	3201 Walnut Creek Road Raleigh NC	A portion of Buildings C16, C12, the Tennis Courts, and Walnut Creek Parkway encroach onto the sanitary sewer easement granted to the City of Raleigh set forth in Exception 11.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Property	Property
Name	Address	Non Permitted Title Objection
Oaks at Weston	1000 Henrico Lane Morrisville NC	• The document entitled “Declaration of Master Protective Covenants” dated April 2, 1986 recorded in Book 3693, Page 456 (and various supplements thereto the last of which was dated November 30, 1995) establishes certain time periods for the submittal of development plans, approval and completion of construction (appears to be 2 years) and the Declarant reserved an Option to Repurchase which could be exercised at any time within five years after the expiration of the two year period. This period appears to have expired. This Declaration of Mater Protective Covenants also provides that, “If owner has satisfied the provisions of Section 4.04(b) hereof with respect to the designation of multi-phase construction on a single Building Site, has prepared its phase submittals, and preformed in good faith substantial construction of the first phase of improvements thereon as and when required under Section 10.01 hereof so as to have satisfied its obligations under Section 10.01 but does not construct all of the subsequent phases of the Improvements thereon, then Declarant shall have the preferential right of first refusal to purchase the remaining portion of the Building Site (which shall be that portion referred to in Section 5.03 (j) (ii) (B) hereof)...”

Seller shall cause Title Company to specifically omit the option to purchase and right of first refusal contained in this document from Purchaser’s (and its lender’s) title policy in form reasonably acceptable to Purchaser and its lender.

Remington on the Green	2904 Calvary Drive Raleigh NC	• Apartment building near intersection of Hargrove Road and Green Road encroaches over building setback line.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Dominion at Sharon	2123 El Verano Ct. Charlotte NC	• Use Agreement incorporated to that Deed dated January 30, 1995 and recorded the same in Book 8043, Page 225 in Mecklenburg County records.

Prior to Settlement, Seller shall obtain from the US Department of Housing and Urban Development (i) approval to transfer Dominion at Sharon to Purchaser or its assignee and (ii) such other approvals and shall deliver such items that may be required of Seller pursuant to the Use Agreement and HUD regulations in connection with the transfer of Dominion at Sharon to Purchaser.

Property	Property
Name	Address	Non Permitted Title Objection
Dominion Crossing	8850 Park Road Charlotte NC	• One Apartment building encroaches into setback area.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following have been terminated:

(i) Agreement of Deed Restrictions by and among the North Carolina Housing Finance Agency, First Union National Bank and Westbury Park Associates dated May 1, 1984 and recorded November 14, 1985 in Book 5125, Page 593.

(ii) Amendment to Agreement of Deed Restrictions dated May 27, 1993 and recorded the same in Book 7315, Page 826.

(iii) Second Amendment of Agreement of Deed Restrictions, dated November 25, 2002 and recorded February 19, 2003 in Book 14850, Page 56.

Dominion Norcroft	8215 Crescent Ridge Drive Charlotte NC	• The Existing Survey depicts the following: On the north side of the property, there is a building that appears to just touch the setback line and another building and additional structure located in the parking lot that appear to cross the setback line. On the west side of the property, the parking lot crosses the setback line and three buildings appear to either just touch or cross the setback line. On the southwest, a building crosses the setback line. On the northeast side of the property, the parking lot crosses the setback line.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Property	Property
Name	Address	Non Permitted Title Objection
Dominion Mallard Creek	420 Michelle Linnea Drive Charlotte NC	Building #3876 encroaches four feet into 15 foot sanitary sewer in O.R Book 2321, Page 517 (Exception No. 12)

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Building #3936 encroaches onto golf cart path easement in O.R 2520, Page 1339 (Exception No. 13)

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Forestbrook	2805 Shadblow Lane West Columbia SC	Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following has been terminated:

Agreement as to Restrictive Covenants between Union Dominion Realty Trust, Inc. and the South Carolina State Housing Finance and Development Authority dated May 1, 1994 and recorded June 7, 1994 in Book 3037, Page 202.

Patriot Place	4711 Patriot Lane Florence SC	Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy, and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following has been terminated:

Exception No. 12: Agreement as to Restrictive Covenants recorded December 30, 1985 in Book A239, Page 1831, as amended by First Amendment to Agreement as to Restrictive Covenants recorded on July 17, 1989, in Book A306, Page 1559 with the South Carolina State Housing Authority.

Property	Property
Name	Address	Non Permitted Title Objection
Autumnwood	2409 Fallwood Drive Arlington TX	• Unable to confirm whether the height of the buildings located on the subject property conforms to the restrictions set forth in Volume 9513, Page 1805, Deed Records, Tarrant County, Texas, because the existing survey does not note building height.

Seller will cause the Title Company to provide a T.19.1. endorsement

• Unable to confirm whether the aggregate square footage of living space of the buildings located on the subject property conforms to the restrictions set forth in Volume 9513, Page 1805, Deed Records, Tarrant County, Texas, because the existing survey does not note square footage of living space. Note: It appears as though Autumnwood has a total square footage of 237,322 feet, while the restrictive covenants limit the aggregate living space area to 235,712 feet and thus a violation exists.

Seller will cause the Title Company to provide a T.19.1. endorsement

Summit Ridge	1604 Ridge Haven Dr. Arlington TX	• Vesting Deed legal description is for only 1,606 square feet of land, and insured legal description is for 9.732 acres of land (423,935.48 square feet).

Seller shall provide to the Title Company, Purchaser and its lender evidence satisfactory to each that (i) the legal description in the Deed for the Summit Ridge Property to be conveyed to Purchaser by Seller shall, when plotted on an accurate survey, be substantially similar to the corresponding site plan boundary lines for the Summit Ridge Property, delivered or made available to Purchaser by Seller and (ii) Purchaser holds good and marketable title to all of the Summit Ridge Property (as shown on said site plan) and that Seller has the right to convey all of the Summit Ridge Property (as shown on said site plan) to Purchaser.

Skylar Pointe	1200 Camino Village Drive Houston TX	• On Tract II, there is an encroachment onto the 20 foot building line.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Property	Property
Name	Address	Non Permitted Title Objection
South Grand at Pecan Grove	2400 Old South Drive Richmond TX	Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following has been terminated:

• Regulatory Agreement and Declaration of Restrictive Covenants by and among The Southeast Texas Housing Finance Corporation, Interfirst Bank Houston, N.A., as Trustee, and Stanford Capital Realty Fund, Ltd., as amended.

Woodtrail	9900 Richmond Houston TX	• Existing survey depicts a 39.5’ Landscape setback and the document creating this setback provides for a 50 foot setback (possible violation/encroachment); Existing survey depicts a 10.5’ setback and the document creating this setback provides for a 20 foot setback (possible violation/encroachment).

Seller will cause the Title Company to provide a T.19.1. endorsement

Dover Country Club	70 Greenway Square Dover DE	• Many encroachments are identified on the survey including the encroachment of the entrance way of Building B onto the adjacent landowner’s property and the encroachment of numerous building over building setback lines.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Heron Lake	801 Green Heron Court Kissimmee FL	Exception # 10: 10-ft wide sanitary sewer easement appears to run through/beneath two buildings on Property. Seller shall cause Title Company to provide an ALTA 9.2 endorsement.

Property	Property
Name	Address	Non Permitted Title Objection
The Vineyards	1901 Vinyard Boulevard Kissimmee FL	Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following has been terminated:

(i) Land Use Restriction Agreement between The Vinyard Associates, Ltd., First Housing Development Corp. of Florida, and Florida Housing Finance Agency, dated June 13, 1983, filed June 17, 19893 in O.R. Book 655, Page 44 (ii) Certificate of Concerning Commencement and Termination of Qualified Project Period, dated June 13, 1986, filed July 2, 1986 in O.R. Book 808, Page 2570.

(iii) Land Use Restriction Agreement, dated June 13, 1883, recorded July 18, 1983 in O.R Book 662, Page 172 by and between The Vinyard Associates, Ltd., First Housing Development Corporation of Florida, and Florida Housing Finance Agency

(iv) Assumption Agreement dated October 31, 1994, filed November 1, 1994 in O.R Book 1220, Page 2131, by and between the Florida Housing Finance Agency, Sun Bank National Association, United Dominion Realty Trust, Inc., and The Vinyard II Associates, Ltd. Amended and Restated Land Use Restriction Agreement, dated November 27, 1995, filed November 30, 1995, in O.R. Book 1294, Page 1471, by and between United Dominion Realty Trust, Inc., and The Bank of New York Trust Company of Florida, N.A.

Property	Property
Name	Address	Non Permitted Title Objection
Andover Place	1968 Lake Heritage Circle Orlando FL	Seller shall (i) cause Title Company to omit the following from Purchaser’s (and its lender’s) title policy and (ii) provide Purchaser with evidence reasonably satisfactory to Purchaser and its lender that the following has been terminated:

(i) Land Use Restriction Agreement dated July 1, 1985, recorded July 23, 1985, in O.R. 3667, Page 181, by and between Orange County Housing Finance Authority, Heritage Place Associates, Ltd. and Barnett Banks Trust Company, N.A (“Trustee”)

(ii) Assumption of Developer’s Obligations Under Mortgage and Security Agreement and Land Use Restriction Agreement and Consent to Transfer of Development, dated June 1, 1995, recorded July 18, 1995, in O.R 4918, Page 20, by and between Heritage Place Associates, LTD, TE-TWO Real Estate Limited Partnership, Orange County Housing Finance Authority, and First Bank National Association

(iii) Assumption Agreement dated September 30, 1996, recorded in O.R 5132, Page 1444 by and between Orange County Housing Finance Authority, First Bank National Association, United Dominion Realty Trust, Inc. and TE-TWO Real Estate Limited Partnership

(iv) Amended and Restated Land Use Restriction Agreement, dated June 1, 1998, recorded June 25, 1998, in O.R. 5511, Page 2188, by and between Orange County Housing Finance Authority, United Dominion Realty Trust, Inc., and Crestar Bank

Greens at Hilton Run	46860 Hilton Drive, #502 Lexington Park MD	• Surveyor notes the following possible encroachments:

a. Rip Rap over southern property line by 9.5’
b. Building 17 violates building restriction line by .9’
c. Building 21 lies within Joint use Easement by 9’
d. Building 21 lies within Drainage Easement by 17’
e. Building 14 violates building restriction line by .5’

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Property	Property
Name	Address	Non Permitted Title Objection
Gatewater Landing	7357 Apt. 204 Ridgewater Ct. Glen Burnie MD	One building appears to violate the 15’ setback along the southern property border.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

• One building encroaches into the easement area created by that certain Easement Agreement (access) dated February 14, 1973 recorded in Liber 2562, Folio 239 set forth in Exception #3. This encroachment is located on the eastern portion of the Property.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to this encroachment in form reasonably acceptable to Purchaser and its lender.

Washington Park	7605 Washington Village Dr. Centerville OH	• Several easements (Exceptions 3, 4 and 5) run through buildings on the Property, violating the provisions of these easement documents.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Courthouse Green	6417 Statute Street Chesterfield VA	• Survey provides a list of potential encroachments—buildings labeled ‘A’ through ‘I’ extend into 30 ft setbackline n Statute Street, building labeled ‘J’ extends into 15 ft vepco easement, building labeled ‘K’ extends into 16 ft drainage easement and building labeled ‘L’ extends into 15 ft vepco easement.

Seller shall cause Title Company to provide coverage in Purchaser’s (and its lender’s) title policy with respect to these encroachments in form reasonably acceptable to Purchaser and its lender.

Exhibit N
Missing and/or Illegible Existing Surveys
Missing Surveys:
Brynn Marr Village, Jacksonville, NC
Colony Village, New Bern, NC
Dominion Harris Pond, Charlotte, NC
Jamestown of Toledo, OH
Oak Park, Euless, TX – page 2 only
Illegible Surveys:
Club at Hickory Hollow, Antioch, TN
Aspen Court, Arlington, TX
Evergreen Park, Vancouver, Washington
Turtle Creek, Little Rock, AR
Shadow Lake, Little Rock, AR
Fishermans Village, FL
The Vineyards, Kissimmee, FL
Andover Place, Orlando, FL
Bay Cove, Clearwater, FL
Greens at Hilton Run, Lexington Park, MD
Hampton Greene, Columbia, SC
St. Andrews Commons, Colombia, SC
Trinity Park, Raleigh, NC
Providence Court, Charlotte, NC
Greens at Hollymead, Charlottesville, VA
Patriot Place, Florence, SC
Chelsea Park, Houston, TX
Dominion Norcroft, Charlotte, NC
Governour’s Square, Columbus, Ohio
Dominion Courtney Place, Raleigh, NC
Dominion Lake Lynn, Raleigh, NC
Copper Mill, Durham, NC
Courthouse Green, Chesterfield, VA
Gatewater Landing, Glen Burnie, MD

N-1

Exhibit O
Assignee Ownership Structure
Project Wrangler Proposed Structure
Monday, January 21, 2008

DRA G&I Fund VI
100% Common Stock
DRA G&I VI
REIT
Possible
JV Partner
85% - 90%
10% - 15%
Joint Venture
LLC
100%
LLC
Note
UDR
100% Sole Member
L.P. or LLC
Property Holding
Company

O-1

Exhibit P
Amortization Schedule for Note

Principal	$200,000,000.00
Interest rate	7.5%
Term	5 Years
Number of payments	60
Date of loan	3/3/2008
Monthly Payment	Interest Only

Payment #	Due Date	Interest	Principal	Principal Balance
				$200,000,000.00
1	4/1/2008	($1,191,780.82)		200,000,000.00
2	5/1/2008	($1,232,876.71)		200,000,000.00
3	6/1/2008	($1,273,972.60)		200,000,000.00
4	7/1/2008	($1,232,876.71)		200,000,000.00
5	8/1/2008	($1,273,972.60)		200,000,000.00
6	9/1/2008	($1,273,972.60)		200,000,000.00
7	10/1/2008	($1,232,876.71)		200,000,000.00
8	11/1/2008	($1,273,972.60)		200,000,000.00
9	12/1/2008	($1,232,876.71)		200,000,000.00
10	1/1/2009	($1,273,972.60)		200,000,000.00
11	2/1/2009	($1,273,972.60)		200,000,000.00
12	3/1/2009	($1,150,684.93)		200,000,000.00
13	4/1/2009	($1,273,972.60)		200,000,000.00
14	5/1/2009	($1,232,876.71)		200,000,000.00
15	6/1/2009	($1,273,972.60)		200,000,000.00
16	7/1/2009	($1,232,876.71)		200,000,000.00
17	8/1/2009	($1,273,972.60)		200,000,000.00
18	9/1/2009	($1,273,972.60)		200,000,000.00
19	10/1/2009	($1,232,876.71)		200,000,000.00
20	11/1/2009	($1,273,972.60)		200,000,000.00
21	12/1/2009	($1,232,876.71)		200,000,000.00
22	1/1/2010	($1,273,972.60)		200,000,000.00
23	2/1/2010	($1,273,972.60)		200,000,000.00
24	3/1/2010	($1,150,684.93)		200,000,000.00
25	4/1/2010	($1,273,972.60)		200,000,000.00
26	5/1/2010	($1,232,876.71)		200,000,000.00
27	6/1/2010	($1,273,972.60)		200,000,000.00
28	7/1/2010	($1,232,876.71)		200,000,000.00
29	8/1/2010	($1,273,972.60)		200,000,000.00
30	9/1/2010	($1,273,972.60)		200,000,000.00
31	10/1/2010	($1,232,876.71)		200,000,000.00
32	11/1/2010	($1,273,972.60)		200,000,000.00
33	12/1/2010	($1,232,876.71)		200,000,000.00
34	1/1/2011	($1,273,972.60)		200,000,000.00
35	2/1/2011	($1,273,972.60)		200,000,000.00

P-1

Payment #	Due Date	Interest	Principal	Principal Balance
36	3/1/2011	($1,150,684.93)		200,000,000.00
37	4/1/2011	($1,273,972.60)		200,000,000.00
38	5/1/2011	($1,232,876.71)		200,000,000.00
39	6/1/2011	($1,273,972.60)		200,000,000.00
40	7/1/2011	($1,232,876.71)		200,000,000.00
41	8/1/2011	($1,273,972.60)		200,000,000.00
42	9/1/2011	($1,273,972.60)		200,000,000.00
43	10/1/2011	($1,232,876.71)		200,000,000.00
44	11/1/2011	($1,273,972.60)		200,000,000.00
45	12/1/2011	($1,232,876.71)		200,000,000.00
46	1/1/2012	($1,273,972.60)		200,000,000.00
47	2/1/2012	($1,273,972.60)		200,000,000.00
48	3/1/2012	($1,191,780.82)		200,000,000.00
49	4/1/2012	($1,273,972.60)		200,000,000.00
50	5/1/2012	($1,232,876.71)		200,000,000.00
51	6/1/2012	($1,273,972.60)		200,000,000.00
52	7/1/2012	($1,232,876.71)		200,000,000.00
53	8/1/2012	($1,273,972.60)		200,000,000.00
54	9/1/2012	($1,273,972.60)		200,000,000.00
55	10/1/2012	($1,232,876.71)		200,000,000.00
56	11/1/2012	($1,273,972.60)		200,000,000.00
57	12/1/2012	($1,232,876.71)		200,000,000.00
58	1/1/2013	($1,273,972.60)		200,000,000.00
59	2/1/2013	($1,273,972.60)		200,000,000.00
60	3/1/2013	($1,150,684.93)	$(200,000,000.00)	—

P-2

Exhibit Q
Title Issues

Property	Property
Name	Address	Title Matter Conditions
Green Oaks	695 Pineloch Drive Webster TX	· With respect to the portion of Green Oaks located to the North of Pineloch Drive, the surveyor notes that the City of Houston requires 390 standard parking spaces. The property as-built contains 335 standard parking spaces, including 3 handicapped parking spaces.

Seller shall provide to the Purchaser and its lender evidence satisfactory to both that the Green Oaks Property is either legal conforming or legally non-conforming with respect to parking count.

Gatewater Landing	7357 Apt. 204 Ridgewater Ct. Glen Burnie MD	· Existing Survey notes a zoning violation in the southwest portion of the property.
Seller shall provide to Purchaser and its lender evidence satisfactory to both that either (i) no such zoning violation exists at the Gatewater Property or (ii) a valid and existing variance has been granted by the appropriate governmental authority with respect to such zoning violation.

Q-1

INDEX OF DEFINED TERMS

Term	Section

Access Agreement	Section 2.02
Additional Deposit	Section 1.02(a)(ii)
Agreement	Preamble
Allocation Notice	Section 1.02(d)
Bill of Sale	Section 7.03(c)
CCR	Section 3.01(s)
Commitment	Section 2.03(a)
Deed	Section 4.01(a)
Deeds	Section 4.01(a)
Defects	Section 2.03(b)
Delaware Code Requirement	Section 11.17(b)
Deposit	Section 1.02(a)(ii)
Designated Employees	Section 3.01
Due Diligence Period	Section 2.01
Effective Date	Preamble
Escrow Agent	Section 1.02(a)(i)
Existing Survey	Section 2.03(b)
Hazardous Materials	Section 5.01(b)
Hazardous Materials Law	Section 5.01(b)
Improvements	Section 1.01(b)
Independent Consideration	Section 1.02(a)(i)
Initial Deposit	Section 1.02(a)(i)
Intangible Property	Section 1.01(d)
Land	Section 1.01(a)
Leases	Section 1.01(e)
Non-Permitted Title Objections	Section 2.03(a)
Note	Section 1.02(b)
Note Holding Entity	Section 1.02(b)
Permitted Exceptions	Section 2.03(a)
Personal Property	Section 1.01(c)
Portfolio Properties	Section 1.01(b)
Portfolio Property	Section 1.01(b)
Property	Section 1.01
Purchase Price	Section 1.02
Purchaser	Preamble
Purchaser Related Parties	Section 6.01(c)
Rent Roll	Section 3.01(m)
Seller	Preamble
Seller-Related Parties	Section 6.01(a)
Sellers	Preamble
Seller’s Closing Certification	Section 3.06(k)

i

Term	Section

Seller’s Cure Notice	Section 2.03(c)
Seller’s Response Period	Section 2.03(c)
Service Contracts	Section 1.01(e)
Settlement	Section 7.01
Survey	Section 2.03(b)
Survival Period	Section 3.02
Termination Trigger Amount	Section 8.04
Title Company	Section 1.02(a)(i)
Title Documents	Section 2.03(a)
Title Holding Entities	Section 1.02(b)
Title Objections	Section 2.03(c)
Utility Biller	Section 7.02(d)

ii